As filed with the Securities and Exchange Commission on April 1, 1998
                                                     Registration No. 333-24111



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-11
                         POST-EFFECTIVE AMENDMENT NO. 2
                                       TO
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933



                 WNC HOUSING TAX CREDIT FUND VI, L.P., SERIES 5
                 WNC HOUSING TAX CREDIT FUND VI, L.P., SERIES 6
       (Exact names of registrants as specified in governing instruments)

                         3158 Redhill Avenue, Suite 120
                        Costa Mesa, California 92626-3416
                                 (714) 662-5565
                    (Address of principal executive offices)

                              DAVID N. SHAFER, ESQ.
                             WNC & ASSOCIATES, INC.
                         3158 Redhill Avenue, Suite 120
                        Costa Mesa, California 92626-3416
                                 (714) 662-5565
                     (Name and address of agent for service)


                                    Copy to:
                            PAUL G. DANNHAUSER, ESQ.
                             Derenthal & Dannhauser
                          455 Market Street, Suite 1600
                         San Francisco, California 94105
                                 (415) 243-8070

         Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. x




wncnat6-9/24.rs

                        WNC HOUSING TAX CREDIT FUND VI, L.P.,
                                SERIES 5 and SERIES 6
     A Minimum of $1,400,000 in Units of Limited Partnership Interest ("Units")
                                (Issuable in Series)
               $1,000 Per Unit; Minimum Investment - 5 Units ($5,000)

    WNC Housing Tax Credit Fund VI, L.P., Series 5 and Series 6 ("Fund") will use the proceeds from this offering to invest in other limited partnerships or in limited liability companies ("Local Limited Partnerships") which own apartment complexes built or rehabilitated for persons with low incomes ("Apartment Complexes"). Federal tax law encourages investments in qualifying low-income properties by providing tax credits to investors in Apartment Complexes ("Low Income Housing Credits"). The Fund will pass through to its investors 99% of the Low Income Housing Credits to which it is entitled, and the investors can apply them to reduce their own Federal income tax liabilities. Investors may also receive tax losses that they can use to offset certain types of taxable income which they may have from other sources. When the Apartment Complexes are sold, the Fund will distribute any net proceeds which it receives. Approximately 75.5% of the Fund's capital will be invested in Local Limited Partnerships, and approximately 14.5% will be used to pay fees to, or expenses of, WNC & Associates, Inc. ("Fund Manager") and its affiliated companies ("Affiliates").


    An investment in the Fund will involve significant risks (see "Risk Factors" on page 23), including the following:

- The rules relating to Low Income Housing Credits are complicated and the usage of Low Income Housing Credits can be limited.
- The only material benefit from the investment may be Low Income Housing Credits which may mean that a material portion of each Low Income Housing Credit may represent a return of the money originally invested in the Fund if there are insufficient funds from the sale of the Apartment Complexes to return investor capital.
- There are limits on the transferability of the Units, and it is unlikely that a market for Units will develop. (See "Transferability of Units.")
-   All management decisions will be made solely by the Fund Manager.
- The Apartment Complexes will be subject to mortgage indebtedness. If a Local Limited Partnership does not make its mortgage payments, the lender could foreclose on the Apartment Complex, which would result in a loss of the Apartment Complex, a portion of the Low Income Housing Credits, and a portion of the investor's investment.
- To the extent the Fund does not raise much capital, there will be limited diversity of Apartment Complexes.
- The Fund Manager will receive significant benefits regardless of how well the Fund performs.



                    Price to       Selling Commissions and
                    Public (1)     Dealer-Manager Fee (2)   Proceeds to Fund (3)
--------------------------------------------------------------------------------
Per Unit (4).....$        1,000       $          90           $          910
Total Minimum (5).....1,400,000             126,000                1,274,000
Total Maximum (5)....50,000,000           4,500,000               45,500,000



(1) The  Units are being  offered,  in two  series  ("Series"),  by WNC  Capital
Corporation ("Dealer- Manager"), which in turn is offering the Units through other broker-dealers who are members of the National Association of Securities Dealers, Inc. ("Soliciting Dealers"). The Units are being offered on a "best efforts" basis, which means that no one is guaranteeing that any specified amount of capital will be raised. (Footnotes continued on page 2)


                   The date of this Prospectus is June 23, 1997


    WNC Housing Tax Credit Fund VI, L.P., Series 5 and Series 6 are not mutual funds or any other type of investment companies within the meaning of the Investment Company Act of 1940 and are not subject to regulation thereunder.

wncnat6-7/01.pro

(Footnotes from cover page)

(2) The Dealer-Manager will receive up to 9% of the purchase price of each Unit sold and may then reallow to Soliciting Dealers as retail selling commissions up to 7% of the purchase price of each Unit sold. For information concerning compensation payable by the Fund for sales of Units and indemnification arrangements, see "Terms of the Offering and Plan of Distribution." As is also discussed in that section of this Prospectus, selling commissions may be reduced for purchases of 100 Units ($100,000) or more by any "Purchaser" and "Designated Investors" may purchase Units with a reduced or no selling commission. For the purposes of this table, it has been assumed that the maximum selling commissions will be paid.

(3) Before deducting expenses of the offering of Units ("Offering") in addition to the retail selling commissions and Dealer-Manager Fee. As discussed below under "Estimated Use of Proceeds," "Management Compensation" and "Terms of the Offering and Plan of Distribution," these additional expenses, in an amount which is estimated to range between $56,000 if only $1,400,000 is raised and $2,000,000 if all of the Units are sold, will include accountable and nonaccountable expense reimbursements.

(4) Regardless of the Series in which Units are purchased the purchase price is payable in cash at the time of subscription except in the case of subscriptions for 10 Units ($10,000) or more in any one Series, which may be paid 50% in cash upon subscription and 50% by a promissory note payable, together with interest, in a single installment on (i) January 31, 1999, if the investor subscribes between the date hereof and June 30, 1998, (ii) June 30, 1999, if the investor subscribes between July 1, 1998 and December 31, 1998, or (iii) the later of the date of subscription or January 31, 2000, if the investor subscribes after December 31, 1998.

(5) The Fund has registered with the Securities and Exchange Commission a total of 50,000 Units for sale to the public. Units will be offered in two Series; each Series will consist of 25,000 Units. The Offering of Series 5 commenced on the date of this Prospectus; the Offering of Series 6 will commence on a date to be identified in a supplement hereto. Unless a minimum of $1,400,000 in cash is received by the Fund with respect to a Series within one year from the commencement of such Series, no Units in such Series will be sold. Money received from investors will be deposited in an escrow account with National Bank of Southern California, and, if the required minimum amount of cash is not received, will be returned within 30 days, together with interest. See "Terms of the Offering and Plan of Distribution."

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

    THE USE OF FORECASTS IN THIS OFFERING IS PROHIBITED. ANY REPRESENTATIONS TO THE CONTRARY AND ANY PREDICTIONS, WRITTEN OR ORAL, AS TO THE AMOUNT OR CERTAINTY OF ANY PRESENT OR FUTURE CASH BENEFIT OR TAX CONSEQUENCE WHICH MAY FLOW FROM AN INVESTMENT IN THIS PROGRAM IS NOT PERMITTED.

     Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                                 TABLE OF CONTENTS


SUMMARY OF THE OFFERING..................................................... 10
    Risk Factors............................................................ 10
    Who Should Invest; Limitations on Use of Credits and Losses............. 11
    Estimated Use of Proceeds............................................... 12
    Management Compensation................................................. 12
    Conflicts of Interest................................................... 14
    Fiduciary Responsibility................................................ 15
    Investment Objectives and Policies...................................... 15
    Investment Protection Policies.......................................... 16
    The Low Income Housing Tax Credit....................................... 17
    Management.............................................................. 18
    Prior Performance Summary............................................... 19
    Federal Income Tax Considerations....................................... 19
    Profits and Losses for Tax Purposes, Tax Credits and Cash Distributions. 19
    Summary of Certain Provisions of the Partnership Agreement.............. 20
    Transferability of Units................................................ 21
    Terms of the Offering and Plan of Distribution.......................... 21
    Glossary................................................................ 22
    Financial Statements.................................................... 23

RISK FACTORS................................................................ 23
    Risks Related to Tax Credits............................................ 23
     Uncertainties as to Availability of Low Income Housing Credits......... 23
     Possible Recapture of Low Income Housing Credits....................... 24
     Limitations on Sales of Apartment Complexes............................ 24
     Limitations on Use of Tax Credits...................................... 24
     Availability and Recapture of Historic Tax Credits..................... 25
    Investment Risks........................................................ 25
     Risks of Government-Subsidized Housing Projects........................ 25
     Keen Competition for Investments....................................... 27
     Risks of Apartment Complexes Without Financing or Operating
         Subsidies.......................................................... 27
     Risks of Low-Income Housing............................................ 28
     Risk of Unspecified Investments........................................ 28
     Risks Associated with Use of Leverage.................................. 28
     Risks of Limited Diversification....................................... 29
     Lack of Fund Control; Reliance on Local General Partners............... 30
     Net Worth of Local General Partners.................................... 30
     Risks of Real Estate Ownership......................................... 30
     Risks of Purchase of Properties Under Construction..................... 30
     Risks of "Two-Tier" Investment Structure............................... 31

     Risks of Investments Prior to the Sale of Units........................ 31
     Risks of Loss of Loans Made to Local Limited Partnerships.............. 31
     Risks of Joint Investments............................................. 32
     Possibility of Uninsured Losses........................................ 32
     Possible Loss on Dissolution and Termination........................... 32
     Other Tax Risks........................................................ 33
     No Opinion of Counsel as to Certain Matters............................ 33
     No Ruling as to Tax Status of the Local Limited Partnerships........... 34
     Limitation on Losses from Passive Activities........................... 34
     Applicability of At Risk Rules......................................... 35
     Tax Liability on Sale of Apartment Complex............................. 35
     Alternative Minimum Tax Liability...................................... 35
     Possibility of Audit................................................... 36
     Possibility of Challenge to Tax Allocations of the Series and the Local
         Limited Partnerships............................................... 36
     Possible Tax Liabilities in Later Years................................ 36
     Possibility of Challenge to Tax Treatment of Certain Expenditures...... 37
     Changes in Tax Law Which Might Affect the Value of Tax Credits......... 37
     Possible Administrative or Judicial Interpretations of the Law......... 37
     State Income Tax Risks................................................. 38
     Fund-Related Risks..................................................... 38
     Lack of Liquidity of Investment........................................ 38
     Lack of Unitholder Control; Reliance on Fund Manager................... 38
     Risks Related to Exercise of Unitholder Voting Rights...................38
     Limitations on Fund Manager's Liability.................................39
     Issuance of Units in Series.............................................39
     Obligations for Capital Contributions...................................39
     Risks of Unitholder Liability...........................................40
     Absence of Regulation...................................................40
     Possible Delays in Obtaining Financial Data.............................40
     Lack of Operating History...............................................40



WHO SHOULD INVEST;
LIMITATIONS ON USE OF CREDITS AND LOSSES.....................................41
    All Investors............................................................41
    Individual Investors.....................................................42
    Corporate and Other Entity Investors.....................................43
    Minimum State Suitability Requirements...................................45
     Alabama, Arizona, Arkansas, Indiana, Kansas, Kentucky, Michigan,
         Mississippi, Missouri, Nebraska, New Hampshire, New Mexico, North Carolina, North Dakota, Oklahoma, Oregon, Tennessee, Texas,
         Vermont, Virginia and Wisconsin Requirements........................45
     Alaska, Colorado, Connecticut, Delaware, District of Columbia, Florida,
         Georgia, Hawaii, Idaho, Illinois, Louisiana, Maryland, Montana,

         Nevada, New Jersey, Rhode Island, South Carolina, Utah, West
         Virginia and Wyoming................................................46
     California and Washington Requirements..................................46
     Iowa, Massachusetts, Minnesota and South Dakota Requirements............46
     Maine Requirements......................................................46
     Ohio Requirements.......................................................46
     Pennsylvania Requirements...............................................46


ESTIMATED USE OF PROCEEDS....................................................47
    Deferred Installments....................................................49
     Business Development Plan...............................................50
     Prepayments and Temporary Investments...................................51
     Policies as to Pledges of Promissory Notes..............................52

MANAGEMENT COMPENSATION..................................................... 52

CONFLICTS OF INTEREST....................................................... 59
    Receipt of Fees and Other Compensation by the Fund Manager and its
     Affiliates............................................................. 59
    Other Business Activities of the Fund Manager and its Affiliates........ 60
    Competition with the Fund Manager and its Affiliates with Respect to the
     Purchase or Ownership of Properties.................................... 60
    Other Transactions with Developers, Local General Partners, Lenders and
     Joint Venturers........................................................ 61
    Representation in Tax Audit Proceedings................................. 62
    Distribution of Units................................................... 62
    Joint Investments....................................................... 62
    Resolution of Conflicts of Interest..................................... 62
    Lack of Separate Representation......................................... 63
    Organizational Diagram.................................................. 63

FIDUCIARY RESPONSIBILITY.................................................... 64

INVESTMENT OBJECTIVES AND POLICIES.......................................... 66
    Principal Investment Objectives......................................... 66
    Investment Policies..................................................... 69
     Investment Criteria.................................................... 69
     Eligibility for Low Income Housing Credits............................. 71
     Historic Tax Credits................................................... 71
     Types of Properties.................................................... 72
     Location of Properties................................................. 72
     Number of Investments.................................................. 72
     Timing of Investments.................................................. 73
     Payment for Investments................................................ 74

    The Local General Partners.............................................. 75
     Financial Condition and Experience of Local General Partners........... 75
     Compensation of Local General Partners................................. 76
     Withdrawal of Local General Partners................................... 76
    Terms of the Local Limited Partnership Agreements....................... 76
     Development Obligation................................................. 76
     Operating Guarantees................................................... 77
     Protection Against Reduction or Loss of Tax Credits.................... 77
     Rights of Limited Partner.............................................. 78
     Role of SLP Affiliate.................................................. 78
     Interests in Profits, Losses and Distributions......................... 79
    Joint Investments....................................................... 79
    Use of Leverage......................................................... 80
    Sale or Other Disposition of Investments................................ 81
    Reserves................................................................ 83
    Other Policies.......................................................... 83

THE LOW INCOME HOUSING CREDIT............................................... 84
    Summary................................................................. 84
    Maximum Amount of Credit................................................ 88
    Qualified Properties.................................................... 90
    Credits Subject to State Allocation..................................... 93
    Utilization of the Low Income Housing Credit............................ 96
    Recapture of Low Income Housing Credits................................. 97
    State Low Income Housing Credits........................................100

OTHER GOVERNMENT ASSISTANCE PROGRAMS........................................100
    RD Financing and Rural Rental Assistance Programs.......................100
    HOME Program............................................................102
    State and Local Bond Programs...........................................103
    HUD Section 8 Rental Assistance Programs................................105

MANAGEMENT..................................................................106
    The Fund Manager........................................................106
     Statement of Purpose...................................................110
     Syndicated Partnerships................................................111
    Change in Management....................................................112
    WNC Capital Corporation.................................................113

PRIOR PERFORMANCE SUMMARY...................................................114
    Public Programs Sponsored...............................................115
    Private Programs Sponsored..............................................118
    Additional Information..................................................121

FEDERAL INCOME TAX CONSIDERATIONS...........................................121
    Introduction............................................................121
    Summary.................................................................122
     Opinion of Counsel.....................................................122
     Classification as a Partnership........................................122
     Tax Treatment of Unitholders...........................................122
     Historic Tax Credits and Recapture.....................................123
     Fund Allocations.......................................................123
     Fund Deductions........................................................123
     Sale of Apartment Complexes............................................124
     Treatment of Debt......................................................124
     Transfers of Units.....................................................124
     Liquidation............................................................124
     Section 754 Election...................................................124
     Other Considerations...................................................124
    Opinion of Counsel......................................................125
    Classification as a Partnership.........................................127
    Investment in Local Limited Partnerships................................129
    Tax Treatment of Unitholders............................................130
    Limitations on Losses and Credits from Passive Activities...............132
     A.  General Limitations................................................132
     B.  Exception for Low Income Housing Credits and Historic Tax Credits..134
         1.       Individuals...............................................134
         2.       Other Investors...........................................137
    Historic Tax Credit.....................................................138
    Historic Tax Credit Recapture...........................................139
    General Business Tax Credit Limitations.................................140
    Tax Basis for the Units.................................................141
    Application of At Risk Limitations......................................142
    Fund Allocations........................................................143
    Allocations Prior to Admission..........................................146
    Basis of Local Limited Partnerships in Their Apartment Complexes........147
    Depreciation............................................................148
    Deductibility of Fees...................................................149
     A.  Development Fees and Acquisition Fees..............................149
     B.  Management Fees....................................................149
    Organization and Offering Expenses......................................150
    Start-Up Expenditures...................................................150
    Sales or Exchanges of Local Limited Partnership Property; Depreciation
     Recapture..............................................................151
    Tax Liabilities in Later Years..........................................152
    Treatment of Mortgage Loans.............................................152
    Sales or Exchanges of Units and Local Limited Partnership Interests;
     Transfers by Gift or at Death..........................................154

    Dissolution and Liquidation of a Series or Local Limited Partnership....155
    Elections...............................................................155
    Transferability - Termination of a Series...............................155
    Profit Motive...........................................................156
    Other Important Tax Considerations......................................156
     A.  Tax Rates..........................................................157
     B.  Alternative Minimum Tax............................................159
     C.  Deduction of Investment Interest...................................160
    Tax Returns and Tax Information.........................................161
     A.  Audit and Assessment Procedure.....................................161
     B.  Imposition of Penalties............................................162
         Document and Information Return Penalties..........................162
         Accuracy-Related and Fraud Penalties...............................162
    Tax Shelter Registration................................................163
    Changes in Tax Law......................................................164

STATE AND LOCAL TAX CONSIDERATIONS..........................................164

PROFITS AND LOSSES FOR TAX PURPOSES,
TAX CREDITS AND CASH DISTRIBUTIONS..........................................165
    Cash Available for Distribution.........................................165
    Sale or Refinancing Proceeds............................................166
    Allocations of Profits and Losses for Tax Purposes and Tax Credits......167
    Determination of Distributions and Allocations Among Unitholders........169

SUMMARY OF CERTAIN PROVISIONS OF THE
PARTNERSHIP AGREEMENT.......................................................170
    Default by Unitholder in Payment of the Deferred Capital Contribution...170
    Liability of Unitholders to Third Parties...............................171
    Dissolution and Liquidation.............................................171
    Removal of Fund Manager.................................................172
    Voting Rights...........................................................172
    Meetings................................................................173
    Books and Records.......................................................173

TRANSFERABILITY OF UNITS....................................................174
    Transfer of Units by or to California Residents.........................176

REPORTS.....................................................................176

TERMS OF THE OFFERING AND PLAN OF DISTRIBUTION..............................177
    Issuance of Units in Series.............................................177
    Underwriting Arrangements...............................................178
    Volume Discounts........................................................179

    Purchases by Affiliates and Designated Investors........................180
    How To Subscribe........................................................182
    Escrow Arrangements.....................................................183

SALES MATERIAL..............................................................184

MANAGEMENT'S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION......................................................184

LEGAL MATTERS...............................................................186

EXPERTS.....................................................................186

FURTHER INFORMATION.........................................................186

GLOSSARY....................................................................187


Financial Statements.......................................................FS-i
Exhibit A - Prior Performance Tables....................................... A-1
Exhibit B - Partnership Agreement.......................................... B-1
Exhibit C - Investor Form.................................................. C-1

                              SUMMARY OF THE OFFERING

THIS SUMMARY OUTLINES THE MAIN POINTS OF THE OFFERING BUT DOES NOT REPLACE A FULL AND CAREFUL READING OF THIS PROSPECTUS AND IS QUALIFIED BY THE REMAINDER OF THE PROSPECTUS. ALL PROSPECTIVE INVESTORS SHOULD READ THIS PROSPECTUS IN ITS ENTIRETY. REFERENCE IS MADE TO THE "GLOSSARY" APPEARING AT THE END OF THE PROSPECTUS FOR A DEFINITION OF TERMS.

Risk Factors

    An investment in the Fund will involve certain risks. The "Risk Factors" section of this Prospectus contains a detailed discussion of the most important risks, organized into "Risks Related to Tax Credits" (the risks arising from the laws applicable to Tax Credits as they apply to each Series' investments), "Investment Risks" (the risks of the types of investments in real estate which each Series will make), "Other Tax Risks" (the risks relating to tax laws other than those applicable to Tax Credits as they apply to each Series and its investments) and "Fund-Related Risks" (the risks related to investment in a limited partnership and to the provisions of the agreement of limited partnership ("Partnership Agreement") of the Fund). Please refer to those sections of the Prospectus for a discussion of:

    - Risks Related to Tax Credits:

    * The laws and rules authorizing and administering the Low Income Housing Credits are extremely complicated. The failure to comply with these rules for the 15-year period after Low Income Housing Credits are first taken would result in the loss of future Low Income Housing Credits and the fractional recapture of Low Income Housing Credits already taken.

    * Generally, individual investors are limited in their ability to use Tax Credits. (See "Who Should Invest; Limitations on Use of Credits and Losses" below.)

    * The Local Limited Partnerships may be unable to sell the Apartment Complexes; accordingly, there may be no cash to distribute and the only benefit from the investment may be Tax Credits. If so, a material portion of the Tax Credits may represent a return of the money originally invested in the Fund.

    - Investment Risks:

    * Except as set forth in a supplement to this Prospectus, Apartment Complexes suitable for investment have not yet been located and each Series will be competing with other prospective purchasers for such properties. Unless more than the minimum proceeds for a Series are raised, the Series' portfolio may be subject to limited diversification.

    * Each Apartment Complex will be subject to substantial mortgage indebtedness. If a Local Limited Partnership failed to timely pay its mortgage it could lose its Apartment Complex in foreclosure; foreclosure would result in a loss of future Low Income Housing Credits (if the foreclosure occurred during the first 10 years) and the Series' investment in the Apartment Complex, and in a fractional recapture of previously taken Tax Credits (if the foreclosure occurred during the first 15 years).

    * As a limited partner or non-managing member of the Local Limited Partnerships, each Series will have very limited rights with respect to management of the Local Limited Partnerships, and will rely totally on the general partners or managing members of the Local Limited Partnerships for management of the Local Limited Partnerships.

    - Other Tax Risks:

    * The Internal Revenue Service ("IRS") may audit a Series or a Local Limited Partnership and challenge the tax treatment of various tax items; if the IRS challenge is successful, the amount of Tax Credits allocated to the investors could be reduced.

    - Fund-Related Risks:

    * There is no trading market for the Units and it is unlikely that any market will develop. Accordingly, investors may not be able to sell their Units promptly and should consider their Units to be a long-term investment.

    * Risks of reliance on the Fund Manager, which will exercise all management rights of each Series without the participation or control of the investors.

Who Should Invest; Limitations on Use of Credits and Losses

    Individuals should only invest in the Fund if they expect to have Federal income tax liabilities against which the Tax Credits can be applied. In most cases, the amount of Tax Credits that can be used by an individual in any one year is limited to the tax liability due on the investor's last $25,000 of taxable income. For example, an investor in the 36% Federal tax bracket may be able to use up to a maximum annual amount of $9,000 in Tax Credits ($25,000 x 36% = $9,000). Individuals should also recognize the following:

   - Tax Credits cannot be used to reduce the Federal alternative minimum tax.

   - Generally, the ability to use the passive tax losses that the Fund will generate is limited to reducing passive taxable income (not wages, salaries, dividends and interest).

    An investment in Units cannot be made by an IRA, Keogh or other retirement plan.

    Closely held and personal service corporations are subject to other limits on the use of Tax Credits. With regard to other corporations, generally there are no special limitations on the ability to utilize Tax Credits or passive tax losses, except that Tax Credits cannot be used to reduce corporate alternative minimum tax and the general limitations on business tax credits are applicable.

    The section of the Prospectus entitled "Who Should Invest; Limitations on Use of Credits and Losses" contains a detailed explanation of these limitations for each category of investor, including the rules applicable to investors other than individuals (including closely-held and widely-held corporations and other entities). Prospective investors are urged to read the portions of that section applicable to them very carefully, together with the sections of the Prospectus entitled "Federal Income Tax Considerations - Limitations on Losses and Credits from Passive Activities," "- General Business Tax Credit Limitations," and "- Other Important Tax Considerations - Alternative Minimum Tax."

Estimated Use of Proceeds

    Of the capital raised by the Fund, approximately 75.5% will actually be invested in Local Limited Partnerships, 3% will be held in working capital Reserves (i.e., amounts set aside for contingencies related to the investments in Apartment Complexes and to pay administrative expenses, to the extent other funds are not available to do so), and the rest will go to pay fees and expenses to the Fund Manager, its Affiliates and others. See "Estimated Use of Proceeds" for a precise breakdown of the Fund's estimate as to the use of the capital it raises.

Management Compensation

    The Fund Manager will manage the business of each Series, and the Fund will pay the Fund Manager and its Affiliates compensation for various management services. The section of this Prospectus entitled "Management Compensation" details the exact terms of each item of compensation payable to these companies by the Fund, of which the following are the most significant:

   - The Dealer-Manager will receive a Dealer-Manager Fee of up to 2% of the capital raised by the Fund and selling commissions of up to 7% of the capital raised, substantially all of which is expected to be reallowed to non-affiliated Soliciting Dealers.

   - Of the capital raised by the Fund, up to 7% will be paid to the Fund Manager as Acquisition Fees. The Dealer-Manager will receive a 1% Nonaccountable Expense Reimbursement and the Fund Manager and its Affiliates will be reimbursed for the actual amount of other "Organizational and Offering Expenses" (i.e., expenses in connection with the formation of each Series and the sale of the Units) and any "Acquisition Expenses" (i.e., expenses related to the selection and acquisition of Local Limited Partnership Interests) incurred by them on behalf of the Fund.

   - The Fund Manager will be entitled to receive from each Series an Asset Management Fee each year in an amount not to exceed 0.2% of the "Invested Assets" of the Fund in government-subsidized Local Limited Partnerships (i.e., the sum of the equity invested by the Series in such Local Limited Partnerships plus its pro rata share of the mortgage debt encumbering their Apartment Complexes).

   - The Fund Manager will receive from each Series 1% of the Tax Credits and of any cash distributions from on-going operations made by the Series. After the investors in the Series have received distributions of "Sale or Refinancing Proceeds" (i.e., generally, the net proceeds that the Series receives from the liquidation of its investments, after payment of related expenses) equal to the purchase price of their Units and an amount equal to the portion of the "Return on Investment" not previously received, the Fund Manager may receive a Subordinated Disposition Fee equal to 1% of the sales price of Apartment Complexes and the Fund Manager will receive 10% of any additional Sale or Refinancing Proceeds. The Return on Investment (any cash portion of which is payable only after all current and accrued Series' fees and expenses) is paid from both cash distributions and Tax Credits and is equal to 12% of "unreturned capital" (i.e., the capital contribution originally paid for a Unit, less distributions of Sale or Refinancing Proceeds) each year through 2008 and 6% of unreturned capital each year thereafter. The amount of the Return on Investment for Series 6 may be different and, if so, will be identified in a supplement to this Prospectus prior to commencement of the offering of Units in such Series.

    There are a number of other, smaller items of compensation and expense reimbursement that the Fund Manager and its Affiliates may receive during the operations of the Fund. See "Management Compensation."

Conflicts of Interest

    The Fund Manager and its Affiliates will have conflicts of interest in the organization and management of the Fund. The "Conflicts of Interest" section of the Prospectus contains a discussion of the most important conflicts. Please refer to that section of the Prospectus for a discussion of:

    * The compensation to be paid to the Fund Manager and its Affiliates is not the result of arm's-length negotiations, and will be determined by the manner in which Series' investments are purchased, managed and sold. The result of this conflict could be that a Series may make investments which are less desirable to the investors but more desirable to the Fund Manager and its Affiliates, or that a Series may retain an investment, thereby incurring management fees to the Fund Manager at a time when a sale of the investment could generate distributions to its investors.

    * Conflicts may arise in that the Fund Manager and its Affiliates must allocate their time and energies between the activities of each Series and the other activities of the Fund Manager and its Affiliates. Although not anticipated, this could result in the inability of the Fund Manager and its Affiliates to fully discharge their duties to each Series.

    * The Fund Manager and its Affiliates have interests that are inconsistent with those of the investors in the Fund ("Unitholders") in some respects and are permitted to engage in activities that may be in conflict with those of the Fund, without providing the benefits of such activities to the Fund. This could result in the purchase by an Affiliate of an investment which is otherwise suitable for purchase by a Series.

Fiduciary Responsibility

    The Fund Manager will act as a fiduciary to each Series. However, as discussed in the section of this Prospectus entitled "Fiduciary Responsibility," each Series will be obligated to provide certain indemnities to the Fund Manager and certain Affiliates thereof, provided the actions of the person to be indemnified did not constitute negligence or misconduct and were the result of a course of conduct which the Fund Manager, in good faith, determined was in the best interests of the Series. As a result of these and other provisions in the Partnership Agreement, a Unitholder may have a more limited right of action than he would otherwise have had in the absence of such provisions.

Investment Objectives and Policies

    The Fund's principal investment objective is to acquire interests in Apartment Complexes which will entitle investors to Low Income Housing Credits over a period of 10 to 12 years. All of the Apartment Complexes will be expected to qualify for Low Income Housing Credits. In certain instances, some Apartment Complexes may qualify for Historic Tax Credits in addition to, or instead of, Low Income Housing Credits. See "Federal Income Tax Considerations - Historic Tax Credit" for a discussion of Historic Tax Credits. The Fund will also try to invest in Apartment Complexes that will maintain their value, so as to permit the return of the Fund's invested capital at the end of the Fund.

    Each Series will invest in Local Limited Partnerships owning Apartment Complexes that have been, or are to be, built or rehabilitated by developers that have no affiliation with the Fund Manager or its Affiliates. Generally, the developer of the Apartment Complex or an affiliated company will be the general partner (the "Local General Partner") of the Local Limited Partnership. A Series will make its investment by contributing capital to the Local Limited Partnership and becoming the majority (usually 99%) limited partner or non-managing member in the Local Limited Partnership. An Affiliate of the Fund Manager (the "SLP Affiliate") may also become a limited partner or non-managing member in the Local Limited Partnership. Each Series will seek to invest in a geographically-diversified portfolio of properties located in small cities and suburban communities or in some cases in larger urban areas with a demonstrated demand for affordable rental housing. The Fund Manager anticipates that certain of the properties will be rented to senior citizens only, and the balance of the properties will be rented to senior citizens, families and others, in all instances only to those satisfying the income limitations. None of the Apartment Complexes have been selected yet.

    Usually a Local Limited Partnership will borrow between 60% and 90% of the acquisition and development cost of the Apartment Complex. Most of the Local Limited Partnership's funds will go to pay construction or rehabilitation costs, part will be used to establish working capital reserves and part will go to pay development fees (that is, profits) to the Local General Partner, unless the Local General Partner is the Fund Manager or one of its Affiliates, in which event no such development fees will be paid. Many of the Local Limited Partnerships will benefit from traditional government subsidy programs such as mortgage financing or rental assistance, but some may not. Those that do not will depend entirely on their rental income to cover their expenses of operation, including their mortgage payments. If a Local Limited Partnership cannot make its mortgage payments, the lender may foreclose, which would cause a "recapture" of a portion of the Tax Credits generated by its Apartment Complex.

    It is hard to tell now exactly when or whether a Series will be able to realize any sale proceeds from an Apartment Complex. The "recapture" rules for Low Income Housing Credits effectively prohibit the sale of an Apartment Complex before the end of the fifteenth year after Low Income Housing Credits begin to be taken (even though Low Income Housing Credits only last for 10 years). Government subsidy programs also limit sale or refinancing opportunities, and sometimes buildings like the Apartment Complexes are hard to sell. The Fund Manager will try to liquidate each Series' investments after the fifteenth year of the Series' term, but when that liquidation will take place (and for how much) is impossible to predict.

    See "Investment Objectives and Policies."

Investment Protection Policies

    Each Series will try to protect its and its Unitholders' investments in a number of ways. See "Investment Objectives and Policies" for a further discussion of these policies.

    Staged Pay-In. Each Series will invest its capital in each Local Limited Partnership in stages over a period of from one to two years, with each capital payment due when certain conditions regarding construction or rental of apartments to qualified tenants are satisfied. In this way the Series will try to put as little capital at risk as possible in the stages of an Apartment Complex's life cycle that are most uncertain.

    Development Obligations. In the case of a new construction or rehabilitation property, the Local General Partners will agree to complete the Apartment Complex in a timely manner, and to provide all funds needed through completion of construction or rehabilitation, after applying mortgage loan proceeds and the Series' capital contribution.

     Tax Credit "Adjuster". In the event the Tax Credits actually allocated to a Series are less than the agreed to amount, the Local Limited Partnership

Agreement will provide for a reduction in the Series' capital contribution to the Local Limited Partnership (to the extent the entire contribution has not been paid) or a payment by the Local General Partner to the Series.

    Operating Deficit Guarantees. Each Local Limited Partnership typically will impose obligations on the Local General Partners to provide funds to defray any operating deficits for a minimum of four years following completion of construction or rehabilitation.

    Voting Rights. The Series, as the sole or principal limited partner or non-managing member of each Local Limited Partnership, will have the right to approve or disapprove the sale of the Apartment Complexes.

    Repurchase of Local Limited Partnership Interest. Generally, the Local General Partners will be obligated to repurchase the Series' Local Limited Partnership Interest if the Local Limited Partnership fails to: (i) receive an allocation of Tax Credits in the year in which the Apartment Complex is placed in service; (ii) cause the Apartment Complex to be placed in service in a timely manner; (iii) obtain permanent mortgage loan financing; or (iv) remain eligible for Tax Credits during the period when the Series is required to make its capital contributions.

    Notwithstanding the preceding there can be no guarantee that these policies will protect the investment of a Series or its Unitholders. Most of these policies are dependent on the financial strength of the Local General Partners and the liquidity of their net worth. See "Risk Factors - Investment Risks - Net Worth of Local General Partners." If any Local General Partner fails to meet his obligations, the remedy of a Series might be limited to removing the Local General Partner as general partner of the Local Limited Partnership.

The Low Income Housing Tax Credit

    When the United States Congress passed the Tax Reform Act of 1986, it created Section 42 of the Federal tax code. Section 42 awards valuable Low Income Housing Credits to investors in low-income housing. Congress mandated the use of such Tax Credits to attract private capital to help build and preserve the United States' supply of privately-owned, affordable rental housing.

    Low Income Housing Credits represent the continuation of the Federal policy of legislating tax benefits for investors in affordable housing that spans more than two decades. Under Code Section 42, Congress has given taxpayers an alternative to paying Federal income taxes: taxpayers can invest in low-income housing to receive Tax Credits which will reduce their taxes each year for 10 to 12 years. These Tax Credits have become an integral element of the nation's affordable housing programs.

    The Federal tax code authorizes investors in partnerships such as the Series to receive the benefit of Low Income Housing Credits when they invest in low-income housing in order to encourage investments of the type the Series will make. The laws authorizing Low Income Housing Credits and the rules the IRS has adopted to administer these Tax Credits are extremely complicated.

    The most important of the rules define the types of Apartment Complexes that qualify for Low Income Housing Credits, the manner in which the Low Income Housing Credits are to be allocated among Apartment Complexes whose owners apply for them, the kinds of tenants that must live in the Apartment Complexes, the rents that can be charged to those tenants and the costs of construction or rehabilitation of the Apartment Complexes that can generate Low Income Housing Credits. These rules are described in the section of this Prospectus entitled "The Low Income Housing Credit." Each Series will have to follow all of these rules for its investors to get the Low Income Housing Credits. Management of the Fund is experienced in working with these rules, and will do their best to follow them. However, no one is guaranteeing that it will be possible to comply with all of the rules.

    Other rules govern the ability of taxpayers to claim Tax Credits. For example, individuals who have no net passive income can only use Tax Credits to shelter up to the equivalent of $25,000 of active or portfolio income with deductions from rental real estate activities in which they actively participate and with Tax Credits. See "Summary of the Offering - Who Should Invest; Limitations on Use of Credits and Losses" above and "Federal Income Tax Considerations" below. The rules for the Low Income Housing Credits include a concept called "recapture" that applies when the rules are not adhered to during the entire 15-year period after such tax credits start to be taken. "Recapture" means that an investor who previously took Low Income Housing Credits has to pay additional taxes equal to a portion of the Low Income Housing Credits generated by the non-complying Apartment Complex. Therefore the failure of the owner of an Apartment Complex to follow the rules (which may be beyond the control of the Fund Manager) could result both in a loss of future Low Income Housing Credits and in a "recapture" of some of the Low Income Housing Credits already taken.

    See "The Low Income Housing Credit."

Management

    The Fund Manager is WNC & Associates, Inc. The Fund Manager's address is 3158 Redhill Avenue, Suite 120, Costa Mesa, California 92626 (telephone: (714) 662-5565). See "Management" for a description of the people associated with the Fund Manager who will be responsible for the management of the business of each

Series. The financial statements of the Fund Manager are contained in this Prospectus or in a supplement hereto under "Financial Statements."

Prior Performance Summary


    Since its formation, the Fund Manager and its Affiliates have raised equity from more than 11,800 investors to acquire interests in more than 500 properties consisting of more than 19,000 apartment units located in 37 states and one territory, and representing more than $826,000,000 in aggregate acquisition costs. The sections of this Prospectus entitled "Prior Performance Summary" and "Management" contain discussions as of December 31, 1996 of all of the prior real estate investment programs in which the Fund Manager and its Affiliates have been involved. The Prior Performance Tables included as Exhibit A to this Prospectus contain certain statistical data regarding the performance of the more recent of these prior investment programs.


Federal Income Tax Considerations

    The section of this Prospectus entitled "Federal Income Tax Considerations" contains a discussion of numerous Federal income tax issues pertinent to the Fund. It also contains a description of the legal opinions as to Federal income tax matters that the Fund will receive.

Profits and Losses for Tax Purposes, Tax Credits and Cash Distributions

    Under the Partnership Agreement, 99% of a Series' Tax Credits will be allocated to its Unitholders and 1% to the Fund Manager. A Series' Cash Available for Distribution (which generally means the difference between the Series' cash receipts from the on-going operations of its investments and the related expenses), if any, will be distributable 99% to its Unitholders and 1% to the Fund Manager. A Series' Sale or Refinancing Proceeds (which generally means the net proceeds that the Series receives from the liquidation of its investments, after the payment of the related expenses) will be distributable entirely to its Unitholders until they have received a return of their investment in the Series and their Return on Investment, to the extent not already provided by Tax Credits and any distributions of Cash Available for Distribution; the balance will be used to return to the Fund Manager its investment in the Series and to pay the Subordinated Disposition Fees to the Fund Manager or its Affiliate, and then distributed 90% to the Unitholders and 10% to the Fund Manager.

    Investors should note that the use of the term "Return on Investment" is not intended to suggest that there is any guarantee or assurance that this return will be provided to investors. It means only that if proceeds are available after payment of all current and accrued fees and expenses, they will be distributed to Unitholders before distributions to the Fund Manager. All distributions from operations or Sale or Refinancing Proceeds are contingent upon the results of a Series' investments and cannot be assured.

    The section of this Prospectus entitled "Profits and Losses for Tax Purposes, Tax Credits and Cash Distributions" contains further detail regarding the provisions of the Partnership Agreement relating to tax allocation and distribution policies. For a description of the expected allocation and distribution policies of the Local Limited Partnerships, see "Investment Objectives and Policies - Terms of the Local Limited Partnership Agreements."

Summary of Certain Provisions of the Partnership Agreement

    The Partnership Agreement that will govern the relationship between the Unitholders and the Fund Manager in a Series is a complex legal document, the full text of which is included as Exhibit B to this Prospectus. Portions of the Partnership Agreement are summarized in the section of this Prospectus entitled "Summary of Certain Provisions of the Partnership Agreement." Certain other portions of the Partnership Agreement are also summarized under "Transferability of Units" and "Reports."

    Investors should particularly be aware of the following terms of the Partnership Agreement:

    - The Partnership Agreement gives investors owning more than 50% of the Units in a Series the right to take the following actions with respect to the
Series:

       * amend the Partnership Agreement

       * remove the Fund Manager with or without cause and elect its replacement,

       * approve or disapprove the sale of all or substantially all of the assets of the Series other than in connection with a dissolution of the Series, and

       * approve the dissolution of the Series.

In order to bring a matter to a vote of investors in a Series, investors in the Series owning at least 10% of the Units issued by the Series must request it. Investors who vote against any such actions will nonetheless be bound by decisions made by the majority-in-interest of their fellow investors.

    - Each Series will be organized and treated as a separate California limited partnership.

    - The Fund Manager believes that a "Roll-Up" of a Series would be inappropriate due to adverse tax consequences which could result therefrom. Accordingly, and as required by the law of certain states, the Partnership Agreement imposes strict limitations on the ability of a Series to participate in a "Roll-Up." A "Roll-Up" is a transaction involving the acquisition, merger, conversion or consolidation of a Series and the issuance of securities of another entity (the "Roll-Up Entity"). Section 10.3 of the Partnership Agreement, among other things, provides that a Series may not participate in a Roll-Up if the Unitholders' voting rights or access to records with respect to the Roll-Up Entity would be less than their voting rights or access to records with respect to the Series. Section 10.3 also provides that Unitholders who dissent with respect to the Roll-Up must have the choice of (i) accepting the securities of the Roll-Up Entity, or (ii) either remaining as Unitholders, or receiving cash in an amount equal to their pro rata share of the appraised value of the net assets of the Series.

    - No investor will have any control over the business of his Series or any right to act therefor. The rights of the investors to affect the policies or conduct of business of their Series will be limited to the right to vote on the matters described above in this "Summary of Certain Provisions of the Partnership Agreement."

    - The books and records of each Series must be kept at the principal office of each Series (3158 Redhill Avenue, Suite 120, Costa Mesa, California) and be available for examination by any investor or his representative at any and all reasonable times. Any investor in a Series or his representative is entitled to receive a copy of the list of names and addresses of all investors in the Series.

Transferability of Units


    The Units in a Series will be transferable, provided that the transfer would not result in adverse tax consequences to the Series. In no event may a transfer be made to a foreign person or a tax-exempt entity. There will be no market for the Units, and no one can say whether an investor who wishes to sell his Units will be able to find someone to purchase them or whether the price will be acceptable to the seller.


Terms of the Offering and Plan of Distribution

    The Fund is offering its Units in two Series on an all-or-none minimum, best-efforts maximum basis, which means that no one is guaranteeing that any specified amount of capital will be raised, but that no Units in a Series will be sold unless at least $1,400,000 in such Series is raised from the sale of Units. As much as $25,000,000 in Units may be sold by each Series. Each Series will consist of a maximum of 25,000 Units. The Fund Manager will decide in its discretion when Series 5 will be terminated and Series 6 will begin. See "Terms of the Offering and

Plan of Distribution." The Capital Contributions from the different Series will be invested in different Local Limited Partnership Interests and, therefore, Unitholders in different Series might receive different yields on their investments and be subject to different investment risks.

    When an investor subscribes to buy Units in a Series, his money will be placed in an escrow account until $1,400,000 in cash from such Series is raised by the Series (which could take up to one year). During that time, interest will be earned at savings account rates. The interest will be paid to the investor when the closing which admits him to the Series as a Unitholder takes place.

    After $1,400,000 in cash is raised in a Series, the Series will hold closings and admit subscribers to such Series as Unitholders every month or so until the Fund Manager decides to conclude the Series. The last Series will terminate not later than two years from the date of this Prospectus (subject to requalification of the Units after one year in certain states).

    The minimum purchase in a Series is five Units ($5,000), except that employees of the Fund Manager and its Affiliates, and/or investors in real estate syndications previously sponsored by the Fund Manager may purchase a minimum of two Units ($2,000). After an investor has purchased the required minimum number of Units in either Series, he may make investments in increments of $1,000 in the same or subsequent Series. Although the purchase price of $1,000 per Unit must generally be paid in full in cash at the time an investor subscribes for his Units, an investor who purchases 10 Units ($10,000) or more in any one Series may elect to use an installment payment method whereunder his subscription need be accompanied by a check for only $500 per Unit, with the $500 balance of the purchase price of each Unit payable in accordance with the terms of a Promissory Note in a single installment on (i) January 31, 1999, if the investor subscribes between the date hereof and June 30, 1998, (ii) June 30, 1999, if the investor subscribes between July 1, 1998 and December 31, 1998, or
(iii) the later of the date of subscription or January 31, 2000, if the investor subscribes after December 31, 1998. Each Promissory Note will be a full recourse obligation of the investor and will bear interest at a fixed rate equal to the one-year Treasury Bill rate, such rate to be determined quarterly.

    See "Terms of the Offering and Plan of Distribution."

Glossary

    See the section of this Prospectus entitled "Glossary" and Article 1 of the Partnership Agreement for definitions of capitalized terms used in this Prospectus.

Financial Statements

    The financial statements of the Fund Manager and the balance sheet of Series 5 are included herein under "Financial Statements." Inasmuch as Series 6 currently has no assets or liabilities and has had no operations, the Fund Manager is of the opinion that the balance sheet of Series 6 is not material to investors in Series 5. Accordingly, that balance sheet is not included in this Prospectus. The balance sheet of Series 6 will be included in the supplement to this Prospectus which discloses the commencement of the offering of Series 6.

                                   RISK FACTORS

    The purchase of the Units offered hereby involves a number of significant risk factors. Some of the factors that prospective purchasers should consider are:

Risks Related to Tax Credits

     THIS SECTION AND THE SECTION ENTITLED "THE LOW INCOME HOUSING CREDIT" SHOULD BE READ CAREFULLY AND UNDERSTOOD BY EACH INVESTOR TO DETERMINE WHETHER AN INVESTMENT IN THE FUND IS SUITABLE FOR HIM.

    Uncertainties as to Availability of Low Income Housing Credits. Each Series intends to claim Low Income Housing Credits for the Low Income Units (those residential units intended for rental to low-income tenants) in each Apartment Complex in which it acquires an interest. The Apartment Complex, however, may not be eligible for such credits, or the available credits may be substantially reduced with respect to the Apartment Complex, if any of a number of requirements set forth in Code Section 42 is not met. See "The Low Income Housing Credit."

    At the time a Series acquires a Local Limited Partnership Interest, it is possible that the Apartment Complex will not yet have received an allocation of Credit Authority (the amount of Low Income Housing Credits which a state may allocate in a given year) from the state in which the Apartment Complex is located or have rented its residential units so as to ascertain whether it will meet the other requirements of Code Section 42, in which case the Series will be relying only upon guarantees and representations of the Local General Partners and opinions of counsel in these respects.

    Even if an Apartment Complex is eligible for Low Income Housing Credits, there are certain factual determinations to be made in connection with the calculation of the amount of credits which are not and will not be the subject of an opinion of counsel and which could be challenged by the IRS. See "The Low Income Housing Credit." Any such challenge, if successful, could result in a decrease in the amount and/or a delay in the timing of the Low Income Housing Credits from those which would otherwise be anticipated. Further, a delay in the completion of an Apartment Complex may deprive the Unitholders of anticipated Low Income Housing Credits.

    Possible Recapture of Low Income Housing Credits. Any Low Income Housing Credits allocated to a Unitholder with respect to an Apartment Complex are subject to recapture (with interest) to the extent that the Low Income Units therein or any portion thereof cease to satisfy the requirements of Code Section 42 and to otherwise qualify for Low Income Housing Credits at any time during the 15-year Initial Compliance Period. Recapture (with interest) of Low Income Housing Credits may also occur if a Local Limited Partnership disposes of its interest in an Apartment Complex (including a disposition as a result of foreclosure of a mortgage loan encumbering the Apartment Complex), or if the Series disposes of its interest in a Local Limited Partnership.

    See "The Low Income Housing Credit - Recapture of Low Income Housing Credits." As discussed therein, there can be no assurance that events will not occur resulting in the recapture of all or a portion of a Series' Low Income Housing Credits.

    Limitations on Sales of Apartment Complexes. Any Apartment Complex receiving an allocation of Credit Authority must execute an Extended Low Income Housing Commitment with the state allocating the Credit Authority. The Extended Low Income Housing Commitment will require that the Low Income Units within the Apartment Complex be rented as low-income housing for the Low Income Use Period. Accordingly, on any sale of an Apartment Complex during the Low Income Use Period, the purchaser would have to agree to continue to the low-income use of the Apartment Complex, thereby reducing the potential market, and possibly the sales price, for the property. Furthermore, the sale of an Apartment Complex may be subject to other restrictions. See "Risks of Government- Subsidized Housing Projects" below in this section and "Investment Objectives and Policies." Accordingly, there can be no assurance that a Local Limited Partnership will be able to sell its Apartment Complex, or, if it does so, that any significant amount of Sale or Refinancing Proceeds will be distributed to the Unitholders. As a result, a material portion of the Low Income Housing Credits may represent a return of the money originally invested in the Series.

    Limitations on Use of Tax Credits. The ability of an individual or other non-corporate Unitholder to reduce his tax liability attributable to income from nonpassive sources is subject to certain ordering rules and overall limitations on the amount of Tax Credits which may be utilized in any year. Certain corporate Unitholders are subject to similar and other limitations. See the material under the captions "The Low Income Housing Credit" and "Federal Income Tax Considerations - Limitations on Losses and Credits from Passive Activities."

Further, any portion of a Tax Credit which is allowed to a Unitholder pursuant to the passive activity rules is aggregated with all of his other business credits and is then subject to the general limitation on all business credits. Such limitation provides that credits can be used to offset a taxpayer's tax liability in any year only to the extent of $25,000 plus 75% of his tax liability in excess of $25,000, except that business credits may not be used to offset any alternative minimum tax. See "Federal Income Tax Considerations - General Business Tax Credit Limitations" and "- Other Important Tax Considerations - Alternative Minimum Tax."

    Availability and Recapture of Historic Tax Credits. In order for an Apartment Complex to be eligible for Historic Tax Credits, it must meet certain statutory requirements and be certified by the Department of the Interior. There can be no assurance that certification will be forthcoming. Even if an Apartment Complex receives certification, the IRS may challenge the inclusion of certain amounts in the calculation of qualified expenditures, thereby reducing the amount of the available Historic Tax Credits. See "Federal Income Tax Considerations - Historic Tax Credit."

    If Historic Tax Credits have been claimed with respect to an Apartment Complex, the sale of the Apartment Complex by the Local Limited Partnership during the first five years of operation (or the sale by the Series of the Local Limited Partnership Interest or the sale by a Unitholder of his Units) will result in recapture of the previously claimed Historic Tax Credits. See "Federal Income Tax Considerations - Historic Tax Credit Recapture."

Investment Risks

    Risks of Government-Subsidized Housing Projects. The Fund Manager expects that each Series will invest a substantial portion of its Net Proceeds in Local Limited Partnerships which own Apartment Complexes which, in addition to Tax Credits, receive other government financing or operating subsidies. See "Investment Objectives and Policies - Investment Policies." The following are risks associated with various programs that provide some such subsidies:

   - Difficulties in Obtaining Tenants for the Apartment Complexes. Governmental regulations with regard to the eligibility of tenants for such Apartment Complexes may make it more difficult to rent the apartments in the Apartment Complexes.

   - Difficulties in Obtaining Rent Increases. In many cases rents in such Apartment Complexes can only be increased with the prior approval of the governmental agency which is providing the subsidies.

   - Limitations on Cash Distributions. Applicable statutes and regulations generally would limit the amount of cash that may be distributed to owners of such Apartment Complexes to amounts that are less than the amounts that could be earned by the owners of conventional apartment properties that receive no government subsidies, and thus limit the ability of the Local Limited Partnerships to make cash distributions.

   - Limitations on Sale or Refinancing of the Apartment Complexes. Regulations of applicable governmental agencies and the terms of the agreements between the agencies and the Local Limited Partnerships may limit the ability of a Local Limited Partnership to sell its Apartment Complex or refinance its mortgage loan without the prior approval of the agencies, which approval may be withheld in the discretion of the agency. These approvals, even if given, may be subject to various conditions. In addition, any sale, refinancing or prepayment may result in the assessment of a prepayment penalty.

   - Limitations on Transfers of Interests in Local Limited Partnerships. Regulations relating to apartment complexes receiving some types of government subsidies require that the governmental agency approve the sale of more than 50% of the interests in any limited partnership or limited liability company owning such a project, which approval may be withheld in the discretion of the agency. Accordingly, the transfer of a Local Limited Partnership Interest by a Series should be subject to prior governmental approval.

   - Limitations on Removal of Local General Partners. Regulations relating to apartment complexes receiving some types of government subsidies may prohibit the removal of a Local General Partner except "for cause," such as the violation of the rules of the government agency. In addition, government approval may be required in connection with the admission of a successor local general partner or manager in such a limited partnership or limited liability company if and when required upon the death or other disability of a Local General Partner.

   - Limitations on Subsidy Payments. Certain government subsidy payments may be fixed and subject to annual appropriations. Should the rental revenues of the apartment complex, when combined with the maximum committed subsidy, be insufficient to meet property obligations, including debt service, or should Congress or the state legislature, as the case may be, fail to appropriate the necessary subsidy, unless a "workout" arrangement could be negotiated with the mortgage lender, the mortgage loan on the property could be foreclosed.

   - Possible Changes in Applicable Regulations. There can be no assurance that legislation may not be enacted in the future, as it has been in the past, which purports to substantially and adversely revise provisions of outstanding mortgage loans made or insured by RD, HUD or other government agencies, including mortgage loans to the Local Limited Partnerships.

    See "Other Government Assistance Programs."

    Keen Competition for Investments. Each Series will compete with many other real estate investment partnerships, limited liability companies and other entities engaged in real estate investment activities, possibly including the other Series and other Affiliates of the Fund Manager (see "Conflicts of Interest"), for Apartment Complexes which are expected to generate for their owners Tax Credits.

    The availability of such investments is limited in that there is a maximum Credit Authority for each state (see "The Low Income Housing Credit - Credits Subject to State Allocation") and as a result of other factors, and competition for desirable investments of such type may be particularly keen, with resulting increases in the purchase prices paid for such investments. In this connection, it should be noted that a state must allocate its Credit Authority by giving preference to applicants with the lowest percentage of costs attributable to intermediaries, such as syndicators, and must also give preference to applicants serving the lowest income tenants and applicants obligated to serve qualified tenants for the longest periods. Further, an allocating agency must use good faith efforts to allocate no more Credit Authority to an applicant than is necessary for its project's financial feasibility and viability, and may reduce the applicable percentage and/or the qualified basis (and thus the amount of the Low Income Housing Credits) below the amounts for which the applicant would otherwise be eligible, if the agency believes that the full amounts are not necessary in light of other sources of assistance that are available to the applicant.

    In the recent past, heightened demand for a smaller supply of Local Limited Partnership Interests has increased the purchase prices thereof. Further increases in the purchase prices of Local Limited Partnership Interests would reduce the return to investors and hamper the Fund's ability to satisfy its principal investment objective.

    Risks of Apartment Complexes Without Financing or Operating Subsidies. A Series may invest a portion of its Net Proceeds in Local Limited Partnerships which own Apartment Complexes which do not receive government financing or operating subsidies. Those Apartment Complexes will not have the benefit of below-market- interest-rate financing or operating subsidies which often are important to the feasibility of low-income housing projects, and will have to rely solely on rents to pay expenses. However, in order for an Apartment Complex to be eligible for Low Income Housing Credits, the Low Income Units in the Apartment Complex must meet the requirements of Code Section 42, which include a restriction on the rent which may be charged to tenants. See "The Low Income Housing Credit."

Accordingly, if operating expenses of a Local Limited Partnership increase (which is likely to occur, especially if the Apartment Complex is financed at a variable interest rate), there can be no assurance that the Local Limited Partnership would be able to increase rents in an amount sufficient to offset such increased operating expenses without jeopardizing its eligibility for Low Income Housing Credits, or otherwise.

    Risks of Low-Income Housing. There are factors particular to low-income housing affecting the need for repairs and improvements, and the Local Limited Partnerships in which a Series invests may have to expend more funds to protect and repair the Apartment Complexes than would be the case if they were operated as market-rate rather than low-income housing. In addition, most of the Apartment Complexes will be located in rural areas or small towns or (in certain instances) in areas of low-income where, even in the absence of governmental restrictions on cash distributions, the rents that may be charged to prospective tenants are lower than those that might be obtained in more affluent urban areas. These factors, and the additional factor that at the time of a sale the Apartment Complex will have a history of having been operated as a low-income property, will affect the time and price at which an Apartment Complex can be sold.

    Risk of Unspecified Investments. As of the date of this Prospectus, except as otherwise set forth in a supplement hereto, none of the Apartment Complexes in which the Series will invest have been identified. Accordingly, investors will not have the opportunity to evaluate for themselves the Apartment Complexes or the terms of the Series' investments therein except as such information may be included in a supplement to this Prospectus. See "Investment Objectives and Policies Investment Policies - Timing of Investments." There can be no assurance that any Apartment Complexes in which a Series may invest will actually meet the Fund's investment objectives or that an investor who acquires his Units later in the Offering period at the same price as one who purchased earlier may not have more information available concerning specific Apartment Complexes than the earlier purchaser.

    Risks Associated with Use of Leverage. Each Local Limited Partnership will leverage a Series' investment therein by incurring mortgage debt. See "Investment Objectives and Policies - Use of Leverage." Such borrowing may have either fixed or variable interest rates and may be repayable in a self-amortizing series of substantially equal installments or in a series of installments with a "balloon" final payment before or after the expiration of the Initial Compliance Period or the Extended Use Period. As a result of the use of leverage, a relatively slight decrease in the rental revenues of an Apartment Complex may materially and adversely affect the cash flow from that property and the Local Limited Partnership's ability to meet its debt service requirements. In addition, the use of variable rate loans to finance Apartment Complexes would create the risk that debt service could rise substantially during periods of high interest rates. Should any Local Limited Partnership's revenues be insufficient to service its debt and pay taxes and other operating costs, and/or should government subsidies which had been relied upon for the payment thereof cease to be available (see "Risks of Government - Subsidized Housing Projects" above in this section), such Local Limited Partnership and the Series would be required to utilize working capital, seek additional funds, or suffer a foreclosure of the subject property. There can be no assurance that additional funds will be available to any Local Limited Partnership or the Series, if needed, or, if available, will be on terms acceptable to the Series.

    As indicated below under "Investment Objectives and Policies," a portion of the Net Proceeds may be invested in Local Limited Partnerships owning Apartment Complexes which have in place "conventional" financing, i.e., financing not provided with government subsidy. Recently, lenders that have traditionally provided conventional financing for real estate construction and acquisition have reportedly decreased their exposure to such loans. To the extent that such a situation exists, there may be fewer conventionally-financed investments that are suitable for the Series. In addition, it is possible that such a situation would adversely affect a Local Limited Partnership in which a Series had made an investment, for instance if the Local Limited Partnership found that it was unable to obtain permanent financing to refinance a short-term construction loan. High interest rates or other factors related to its Apartment Complex or the national and local economies may also affect the availability and desirability of financing or refinancing which may be sought by a Local Limited Partnership. Shortages of mortgage funds may adversely affect the ability of a Local Limited Partnership to sell its Apartment Complex or require a Local Limited Partnership to incur credit risks in connection with purchase money mortgages accepted by such partnership from purchasers.

    Risks of Limited Diversification. The ability of a Series to obtain geographic and other diversification of its investments will be dependent upon the number of Units sold in such Series. To the extent that less than all of the Units in any Series are sold, and especially if only the minimum number of Units in any Series is sold, the Series will invest in fewer Local Limited Partnerships than would otherwise be the case. Limited diversification means that any single Apartment Complex experiencing poor operating performance, impairment of value or recapture of Tax Credits would have an increased impact upon the Series as a whole. The risks of limited diversification will also exist to the extent that any Series (i) invests in a few Local Limited Partnerships owning large Apartment Complexes rather than a greater number of Local Limited Partnerships owning smaller Apartment Complexes, or (ii) invests in Local Limited Partnerships which have the same or affiliated Local General Partner, or which own Apartment Complexes located in the same area.

    Lack of Fund Control; Reliance on Local General Partners. The success of each Series will, to a large extent, depend on the quality of the management of the Local Limited Partnerships by the Local General Partners, who will have the authority to make all management decisions relating to the operation of the Apartment Complexes by the management organizations they may employ. As a limited partner or non-managing member in a Local Limited Partnership, each Series will have very limited rights with respect to management of the Local Limited Partnership and, accordingly, will not be able to exercise any control with respect to its business decisions and operations.

    Net Worth of Local General Partners. Each Local General Partner will be required to demonstrate a net worth which is in an amount deemed appropriate by the Fund Manager. However, there is no minimum standard which all Local General Partners will be required to satisfy. Further, the assets of the Local General Partners are likely to consist primarily of real estate holdings and other assets the fair market values of which would be difficult to estimate and which could not be readily liquidated to satisfy the financial guarantees and commitments which they are expected to make to a Series. See "Investment Objectives and Policies Investment Policies." Moreover, these assets may also be subject to the claims of other creditors, including other partnerships with which the Local General Partners are involved. Thus, there is a risk that the Local General Partners would be unable to perform their obligations to the Series. It is not anticipated that any escrow accounts or other security arrangements will be established to ensure performance of their obligations. If any of the Local General Partners fail to meet their obligations, the cost of litigation to enforce these obligations may be high, and the remedy of the Series may be limited to removing the Local General Partner as general partner of the Local Limited Partnership.

    Risks of Real Estate Ownership. Any investment in real estate is subject to risks inherent in fluctuating general and local economic conditions which can adversely affect the investor's ability to realize a profit or even to recover his invested capital. Among these are the job market, the availability and cost of mortgage financing, monetary inflation, government tax, environmental, land use and zoning policies, the supply of and demand for similar properties, neighborhood conditions, the availability and cost of energy and water and other such factors over which the investor will have no control and which can lead to significant declines in real estate values of the type recently experienced with respect to certain types of properties in many areas of the United States.

    Risks of Purchase of Properties Under Construction. Some or all of the Apartment Complexes may be under construction at the time a Series makes its investment therein. In general, investment in Apartment Complexes under construction will involve more risk than the purchase of completed properties because of dependency upon the Local General Partners to fulfill more extensive obligations, including completion of construction. The Local General Partners' ability to carry out such obligations may be affected by conditions beyond their control. Furthermore, the investment decision in respect of an Apartment Complex upon which improvements are to be constructed or completed will be made with reference to projections of rental income and expenses of the property upon completion of construction. Whether the property will operate at such projected income and expense levels cannot be known in most cases until after completion and at least a year of actual operation after sustaining occupancy is achieved.

    Risks of "Two-Tier" Investment Structure. As is the case for most real estate partnerships designed to provide investors with Tax Credits, each Series will invest in Apartment Complexes through the Local Limited Partnerships. See "Investment Objectives and Policies." This "two-tier" structure may result in higher expenses than is the case for "single-tier" partnerships, such as those which are not formed to generate Tax Credits. These expenses may include costs for professional services, such as attorneys and accountants who provide advice and consultation to the Local Limited Partnerships.

    Risks of Investments Prior to the Sale of Units. As noted in "Investment Objectives and Policies - Investment Policies," a Series may make or commit to investments in Apartment Complexes at a time prior to the commencement or completion of its Offering, and may borrow funds from the Fund Manager or its Affiliates, or others, for such purposes. Such investments or commitments would be made in anticipation of the receipt of the proceeds of the Series. It is possible that the Series ultimately will not receive sufficient proceeds to meet all of its obligations with respect to such investments or commitments. Failure to satisfy such obligations may result in the dilution or termination of a Local Limited Partnership Interest without return of the amounts theretofore paid or a suit by the Local General Partners to require performance of such obligations. To the extent Tax Credits had been claimed prior to the termination of a Local Limited Partnership Interest, such termination could result in recapture of all or a portion of such Tax Credits. See "The Low Income Housing Credit - Recapture of Low Income Housing Credits."

    Risks of Loss of Loans Made to Local Limited Partnerships. In connection with a Series' determination to invest in a Local Limited Partnership, the Series may make a loan to the Local Limited Partnership prior to the acquisition by the Series of an interest therein. See "Investment Objectives and Policies - Investment Policies." If the Series is unable or chooses not to invest in the Local Limited Partnership, the Local Limited Partnership might not repay the loan, in which event the amount of Net Proceeds available for investment in Local Limited Partnership Interests would be reduced.

    Risks of Joint Investments. A Series may invest in Local Limited Partnerships jointly with the other Series or other limited partnerships if the conditions set forth under "Investment Objectives and Policies - Joint Investments" are met. There is a potential risk that a Series may not acquire a controlling interest in a joint investment or that, if an equal interest is acquired by the Series and another partnership, there may be an impasse on decisions.


    Possibility of Uninsured Losses. There are certain types of losses (generally either of a catastrophic nature, such as earthquakes, floods and wars or relating to hazardous materials or environmental matters), which are either uninsurable or not economically insurable. Should such a loss be experienced by an Apartment Complex in which a Series has invested, the Series could lose both its invested capital and anticipated profits in such property. Moreover, a portion of previously generated Tax Credits could be recaptured and future Tax Credits lost if the Apartment Complex is not restored by reconstruction or replacement within a reasonable period of time; and, even if the casualty is an insured loss, it may be impossible or impractical to rebuild a destroyed property. See "The Low Income Housing Credit - Recapture of Low Income Housing Credits." Liability claims could also materially and adversely affect a Local Limited Partnership such that resulting judgments exceed available insurance proceeds. The cost of liability and casualty insurance has substantially increased in recent years and certain types of insurance have become more difficult to obtain or require substantial deductible amounts.

    Possible Loss on Dissolution and Termination. Upon the dissolution or termination of a Series, the proceeds realized from the liquidation of assets, the amount, if any, of which would be subject to the foregoing investment risks, will be distributed to the Unitholders only after the satisfaction of claims of the Series' creditors. Accordingly, the ability of an investor to recover all or any portion of his investment under such circumstances will depend on the amount of funds so realized and claims to be satisfied therefrom.

Other Tax Risks

    In addition to those pertaining specifically to Tax Credits, there are numerous Federal income tax aspects and certain Federal income tax risks associated with the ownership of Units and the operations of the Fund and the Local Limited Partnerships. The Fund does not intend to request rulings on any income tax matters from the IRS. Rather, the Partnership will rely on certain opinions of Derenthal & Dannhauser, counsel to the Fund, the Fund Manager and their Affiliates ("Counsel"), and of counsel to the Local Limited Partnerships. Unlike a ruling from the IRS, an opinion of counsel has no binding effect or official status of any kind, and no assurance can be given that the conclusions reached in any such opinion will not be contested by the IRS or, if contested, will not be sustained by a court. The income tax issues as to which counsel has rendered or will render opinions, and the issues as to which counsel has not rendered and will not render opinions, are discussed in "Federal Income Tax Considerations" and "The Low Income Housing Credit."

    These additional Federal income tax aspects and risks associated with the ownership of Units and the operations of the Fund and the Local Limited Partnerships include, but are not limited to, the following:

    No Opinion of Counsel as to Certain Matters. Prospective investors should note that no legal opinion has been obtained, and it is not anticipated that an opinion will be obtained, regarding determinations, the correctness of which depends in significant part on future factual circumstances, regarding matters peculiar to certain investors or regarding matters in which opinions are not customarily obtained. The more significant of such determinations and matters include:

- the allocation of basis among various components of a property, particularly as between buildings, the cost of which is depreciable, and the underlying land, the cost of which is not depreciable; a successful challenge by the IRS to the amount of basis allocated to buildings would decrease depreciation attributable to the property;

- the characterization of various expenses and payments made to or by a Series or a Local Limited Partnership (for example, the extent to which such payments represent deductible fees or interest); a successful challenge by the IRS to the characterization of an expense as deductible would require that such expense be capitalized and recovered, if at all, upon liquidation;

- the portion of the cost of any Apartment Complex that qualifies for Tax Credits (but see the discussion of so-called "adjuster" provisions in

    "Investment Objectives and Policies - Investment Policies"); a successful challenge by the IRS would reduce the amount of such credits;

- the application to any specific Unitholder of the limitation on the availability of passive activity losses and credits; Unitholders must determine for themselves the extent to which their passive income and the "$25,000 deduction equivalent" are available to them to claim Tax Credits and Losses for Tax Purposes;

-   the classification of a Series or any Local Limited  Partnership as a dealer
    in  interests  in  Local  Limited   Partnerships  or  Apartment   Complexes,
    respectively; a dealer generally may not claim depreciation deductions; and

- the application of the alternative minimum tax to, or the calculation thereof by, any Unitholder; if a Unitholder is subject to the alternative minimum tax, tax benefits from an investment in the Fund could be reduced.

    There can be no assurance, therefore, that some of the deductions to be claimed by a Series, or the allocation of its items of Profits and Losses for Tax Purposes and Tax Credits, will not be challenged by the IRS and that such challenge will not be sustained by the courts. Such challenge, if successful, could have a detrimental effect on the ability of the Series to realize its investment objectives.


    No Ruling as to Tax Status of the Local Limited Partnerships. Counsel has rendered its opinion that each Series will be classified as a partnership and not as an association taxable as a corporation for Federal income tax purposes. The Fund Manager intends to secure an opinion of Counsel or counsel to each Local Limited Partnership in which each Series invests that such Local Limited Partnership will be classified as a partnership for Federal income tax purposes. For Local Limited Partnerships formed prior to January 1, 1997, such opinions are likely to be subject to various conditions. See "Federal Income Tax
Considerations - Classification as a Partnership." Material adverse tax consequences to the Unitholders, particularly an inability of a Series to pass through to its investors all or part of the anticipated Tax Credits, would result from the classification of a Local Limited Partnership as an association taxable as a corporation. See "Federal Income Tax Considerations Classification as a Partnership."


    Limitation on Losses from Passive Activities. The Tax Reform Act of 1986 ("1986 Act") imposed substantial restrictions on the ability of investors in real estate to offset losses or deductions from such investments against income from other sources. It is anticipated that these "passive activity" rules generally will restrict the ability of an individual or other non-corporate Unitholder to shelter his income from other sources with any Losses for Tax Purposes allocated to him with respect to his Units.

    Prior to investment in Apartment Complexes, a Series will not be entitled to Tax Credits. In addition, any income from interim investments generally would be treated as portfolio income that cannot be sheltered with losses from passive sources. See "Investment Objectives and Policies" and "Federal Income Tax Considerations."

    Applicability of At Risk Rules. The "at risk" rules of the Code generally limit the deduction by a partner of partnership losses incurred with respect to real property to the amount of cash the partner has invested in the partnership. Under special rules which apply to an activity involving the holding of real estate, a taxpayer also will be considered "at risk" with respect to "qualified nonrecourse financing," and a significant portion of the financing to be utilized to purchase the Apartment Complexes is expected to consist of such "qualified nonrecourse financing." However, there can be no assurance that the "at risk" rules will not have a material impact on the Unitholders until all of the Local Limited Partnerships are identified and the financing for the Apartment Complexes is in place. See "Federal Income Tax Considerations - Application of At Risk Limitations" and "The Low Income Housing Credit."

    Tax Liability on Sale of Apartment Complex. If a Local Limited Partnership sells an Apartment Complex, or if a Series sells a Local Limited Partnership Interest, the Unitholders of the Series will be required to recognize their allocable share of taxable gain therefrom, measured by the difference between the sale proceeds (including the amount of indebtedness to which the Apartment Complex was subject, or the Series' allocable share of such indebtedness, as the case may be) and the adjusted basis in the Apartment Complex. In some cases the amount of tax payable by a Unitholder may exceed cash distributions from his Series. See "Federal Income Tax Considerations - Sales or Exchanges of Local Limited Partnership Property; Depreciation Recapture" and " - Treatment of Mortgage Loans."

    Alternative Minimum Tax Liability. The 1986 Act reduced the regular tax rates and substantially broadened the application of the alternative minimum tax, and the Omnibus Budget Reconciliation Act of 1993 ("1993 Act") increased the alternative minimum tax rate for individuals to 26% and 28%, depending on the level of alternative minimum taxable income. As a result, it is possible that a significant number of potential investors will be subject to the alternative minimum tax. Accordingly, each investor should consult his own tax adviser as to the effect an investment in the Fund will have on his alternative minimum tax liability. The Tax Credits expected to be derived from an investment in the Fund may not be utilized to reduce alternative minimum tax liability. See "Federal Income Tax Considerations - Other Important Tax Considerations - Alternative Minimum Tax."

    Possibility of Audit. The IRS has the ability to audit limited partnerships and limited liability companies at the entity level with regard to issues affecting such an entity. Prospective investors should note that an audit of the tax information returns of a Series also could result in an audit of the returns of the Unitholders of the Series, and that such an examination could result in adjustments both to items that are related to the Local Limited Partnership and the Series and to unrelated items. Unitholders could then be required to file amended tax returns and pay additional tax plus interest and penalties. A contest by the Series of any material adverse determination by the IRS relating to the tax aspects of the Series might result in the incurrence of substantial legal fees by the Series. See "Federal Income Tax Considerations - Tax Returns and Tax Information."

    Each Series must register under the tax shelter registration provisions. Under those provisions, the IRS will assign a registration number to each Series, which number must be recorded on the tax return of a Unitholder in such Series. Failure to include the registration number on a Unitholder's tax return will subject the Unitholder to a penalty unless that failure is due to reasonable cause. Similarly, the Local Limited Partnerships may be required to register as tax shelters. It is uncertain whether registration as a tax shelter increases materially the risk of IRS audit. Registration does not imply that the IRS has reviewed, examined or approved the investment or the claimed benefits of the investment. See "Federal Income Tax Considerations - Tax Shelter Registration."

    Possibility of Challenge to Tax Allocations of the Series and the Local Limited Partnerships. The IRS might challenge the allocations made by a Series
(i) between its Unitholders and the Fund Manager, (ii) among its Unitholders, or
(iii) between the Series and a Local General Partner, of income, gains, deductions, losses and Tax Credits as not having substantial economic effect and not being in accordance with each partner's interest in a Series or in the Local Limited Partnership, as the case may be. If any allocations were challenged, a greater share of the income or gain or a lesser share of the losses or Tax Credits might be allocated to the Unitholders, which would increase the tax liability or reduce the tax benefits to them associated with an investment in the Series. See "Profits and Losses for Tax Purposes, Tax Credits and Cash Distributions" and "Federal Income Tax Considerations - Fund Allocations."

    Possible Tax Liabilities in Later Years. After a period of years following commencement of operations by a Local Limited Partnership, the Local Limited Partnership may generate Profits for Tax Purposes rather than Losses for Tax Purposes. A Unitholder's share of such Profits for Tax Purposes generally would constitute passive income and would be taxable at regular rates unless the Unitholder had unused "suspended" passive losses from his Series or other investments or current passive losses from other investments. See "Federal Income Tax Considerations - Limitations on Losses and Credits from Passive Activities."

In such circumstances it would be unlikely that the Unitholder would receive a cash distribution from his Series with which to pay any tax liability resulting from the allocation of Profits for Tax Purposes.

    Possibility of Challenge to Tax Treatment of Certain Expenditures. The IRS may contend that certain fees and payments which a Series or a Local Limited Partnership expects to capitalize or deduct should in fact be deductible over a longer period of time or in a later year, are excessive and may not be capitalized or deducted in full, should be capitalized and not deducted, or should be treated as nondeductible and noncapitalizable distributions or syndication fees and thus not as part of basis for computing Tax Credits. If the IRS were successful in any such contention, the anticipated Tax Credits and Losses for Tax Purposes would be reduced, perhaps substantially. See "Federal Income Tax Considerations - Basis of Local Limited Partnerships in Their Apartment Complexes," " - Depreciation," "- Deductibility of Fees," "- Organization and Offering Expenses" and "- Start-Up Expenditures."

    Changes in Tax Law Which Might Affect the Value of Tax Credits. Although all Low Income Housing Credits are allocated to an Apartment Complex at commencement of the 10-year credit period, there can be no assurance that future legislation may not adversely affect an investment in the Fund. For example, legislation affecting tax liability of an investor could reduce or eliminate the value of his Tax Credits. In this regard, prior to enactment of the 1986 Act, the principal tax benefit of an investment in a limited partnership developing, owning and/or operating low income housing was the losses generated thereby, which generally could be used to reduce an investor's income from all sources on a dollar-for-dollar basis, and such investments were made in reliance on the availability of such tax benefits. Because deduction of such losses was severely curtailed by the 1986 Act, it is unlikely that the "pre-enactment" limited partnerships (including certain partnerships sponsored by WNC & Associates, Inc.) will provide their investors with all of the tax benefits expected at the commencement of their respective syndications.

    Possible Administrative or Judicial Interpretations of the Law. Many of the provisions of the 1986 Act and subsequent tax legislation related to investments in real estate have not been interpreted by the IRS in regulations, rulings or public announcements, or by the courts. These provisions may be interpreted or clarified by the IRS or the courts so as to have an adverse effect on the Fund or the Local Limited Partnerships. The rules dealing with Federal income taxation are constantly under review by the IRS, resulting in revisions of its regulations and revised interpretations of established concepts. Revisions in Federal tax regulations and interpretations could reduce or eliminate tax benefits associated with an investment in the Fund.

    State Income Tax Risks. A Unitholder may be required to file income tax returns and be subject to tax in each state or local taxing jurisdiction in which his Series or any Local Limited Partnership invested in by such Series owns an Apartment Complex or has business activities, or in which the Unitholder is resident. Corporate Unitholders may be required to pay state franchise taxes. The tax treatment of particular items under state or local income tax laws may vary materially from the Federal income tax treatment of such items. Nonetheless, many of the risks to which an investment in the Fund is subject under Federal income tax law may also obtain under state or local income tax law. A Series may be required to withhold state taxes from distributions to Unitholders in some instances. The additional cost incurred in having to prepare various state and local tax returns, as well as the additional state and local taxes which may be payable, should be considered by prospective investors in deciding whether to make an investment in the Fund. This Prospectus makes no attempt to summarize the state and local tax consequences to an investor in any state or locality. Accordingly, prospective investors are urged to consult their tax advisers in this regard.

Fund-Related Risks

    Lack of Liquidity of Investment. It is not intended nor anticipated that a public market will develop for the purchase and sale of Units because of substantial restrictions on transferability imposed in the Partnership Agreement and as a result of tax and securities laws. See "Transferability of Units." Accordingly, Unitholders may not be able to liquidate their investments promptly or at a reasonable price prior to the end of their Series' term, and Units should be considered as a long-term investment.

    Lack of Unitholder Control; Reliance on Fund Manager. All decisions concerning the management of a Series, including selection of the Apartment Complexes in which the Series will invest and whether or when to terminate its Offering, will be made by the Fund Manager. Unitholders have no right or power to take part in the management of the Series. Accordingly, no person should purchase Units unless he is willing to entrust all aspects of the management of the Series to the Fund Manager.

    Risks  Related to Exercise of  Unitholder  Voting  Rights.  The  Partnership
Agreement grants the Unitholders owning more than 50% of the Units in a Series the right to remove the Fund Manager of the Series and elect a replacement, to amend the Series' Partnership Agreement and to terminate the Series. Such voting rights will make it possible for a majority-in-interest of the Unitholders to cause any such changes to their Series, even if Unitholders owning 49% of the Units oppose such action. See "Summary of Certain Provisions of the Partnership Agreement Voting Rights."

    Limitations on Fund Manager's Liability. Under California law, the Fund Manager is accountable to the Unitholders of each Series as a fiduciary and, consequently, is required to exercise good faith and loyalty in handling the affairs of each Series. However, the Partnership Agreement provides that the Fund Manager and its Affiliates will not be liable to a Series or its Unitholders for its acts and omissions performed or omitted in good faith and in a manner which the Fund Manager reasonably believes to be within the scope of its authority and in the best interest of the Series, provided such conduct did not constitute negligence or misconduct. Therefore, Unitholders may have a more limited right of action against the Fund Manager and its Affiliates than would otherwise be the case absent such provisions in the Partnership Agreement. See "Fiduciary Responsibility."

    Issuance of Units in Series. The Partnership Agreement provides that each Series will be a separate partnership under California law investing in its own Local Limited Partnership Interests. Therefore, Unitholders in one Series may receive different yields on their investments and may be subject to different risks with respect to their Series' Local Limited Partnership Interests than Unitholders in the other Series. The Fund Manager will decide in its discretion when Series 5 will be terminated and Series 6 will begin.

    Obligations for Capital Contributions. Each investor who subscribes for 10 or more Units may elect to pay one-half of the purchase price of his Units upon subscription and the balance pursuant to a Promissory Note. See "Estimated Use of Proceeds - Deferred Installments." In the event that a Unitholder who has elected to utilize such installment payment arrangement defaults on his obligation to pay the deferred installment and interest thereon when due, or any other Event of Default, as defined in the Promissory Note, occurs he will face serious consequences, which may include acceleration of his Promissory Note, loss of right to Tax Credits and recapture of previously utilized Tax Credits and foreclosure and sale of his Units. Late payments will also be subject to the payment of late charges. See "Summary of Certain Provisions of the Partnership Agreement." In addition to such Unitholder's liability for the balance due under the Promissory Note, he may also be liable to his Series or other holder of his Promissory Note, as applicable, for any expenses incurred in enforcing the Series' or other holder's rights.

    If any Unitholder should fail to make any payment required under his Promissory Note when due and if his Units cannot be promptly resold pursuant to the provisions of the Partnership Agreement, the Series may be without sufficient funds to meet its obligations with respect to its Local Limited Partnership Interests. This could result in the dilution or termination of a Local Limited Partnership Interest with resulting recapture of previously-claimed Tax Credits and loss of expected future Tax Credits pertaining to such Local Limited Partnership Interests or legal actions by the Local General Partners to require performance of such obligations and/or to recover their damages and costs, thereby adversely affecting the Series and the non-defaulting Unitholders.

    Risks of Unitholder Liability. If a Unitholder is deemed to be taking part in the control of the business of his Series, he would lose his limited liability, which would mean that the debts and other obligations of the Series could be satisfied out of his personal assets to the extent that assets of the Series were inadequate to discharge its obligations. The California Revised Limited Partnership Act under which each Series is organized differs from the Uniform Limited Partnership Act as in effect in many states in that it specifically permits Unitholders to exercise the voting rights provided in the Partnership Agreement without being deemed to be taking part in the control of the business of their Series. With respect to operations of the Series in states other than California, however, there is uncertainty as to whether the exercise of these rights (and possibly their mere existence) could be deemed to be taking part in the control of the Series' business and, as a result, cause the Unitholders' loss of limited liability.

    In addition, even if the Unitholders retain their limited liability, it is possible that a Series itself could be deemed to be taking part in control of the business of one or more Local Limited Partnerships because of the voting rights which it will have under the Local Limited Partnership Agreements, and as a result, obligations of such Local Limited Partnership could be satisfied out of the assets of the Series to the extent that assets of such Local Limited Partnership were inadequate to discharge its obligations.

    Absence of Regulation. Neither Series is a real estate investment trust nor an investment company, and the management and investment practices of the Series will not be supervised or regulated by any Federal or state authority.

    Possible Delays in Obtaining Financial Data. There cannot be any assurance that the Local General Partners will comply with provisions in the respective Local Limited Partnership Agreements requiring the Local Limited Partnerships to retain independent public accountants and to report tax data and financial information in a timely manner. Should the Local General Partners fail to so comply a Series might be unable to provide in a timely manner to its Unitholders its Federal income tax information, financial statements and other reports as described herein (see "Reports").

    Lack of Operating History. The Fund has no operating history. No assurance can be given that the Fund's operations will be successful or that the Fund will meet its stated investment objectives.

                                WHO SHOULD INVEST;
                     LIMITATIONS ON USE OF CREDITS AND LOSSES

All Investors

    Each investor in the Fund must be of sufficient financial means to apprise himself of, and assume the risks inherent in, the purchase of Units, including the illiquidity of the investment, and must evaluate whether such investment is suitable for him based upon his investment objectives, financial situation and needs. An investor should only invest in the Fund if he (i) reasonably expects to have Federal tax liabilities which can be offset by Tax Credits, and (ii) has adequate financial means to bear the lack of liquidity and the economic risks associated with long-term investments in real estate.

    The Code imposes an alternative minimum tax on all taxpayers to the extent the alternative minimum tax exceeds their regularly-computed tax. Tax Credits cannot be used to reduce alternative minimum tax liability. Further, even in a situation where a taxpayer does not have alternative minimum tax liability (because his regularly-computed tax exceeds his alternative minimum tax), Tax Credits cannot be used to reduce his tax liability to an amount less than his alternative minimum tax liability. See "Federal Income Tax Considerations - Other Important Tax Considerations - Alternative Minimum Tax." Accordingly, investors are urged to consult their tax advisers to determine whether the alternative minimum tax may limit their ability to benefit from the use of Tax Credits.

    An investment in Units is not suitable for tax-exempt entities, including pension or profit-sharing plans, Keogh plans and Individual Retirement Accounts. Accordingly, SUCH ENTITIES WILL NOT BE PERMITTED TO INVEST IN THE FUND.

    A transferee of Units will be required to meet the same suitability standards as had been imposed upon the transferror Unitholder, or such more restrictive standards, if any, as may arise under applicable state securities laws.

    In the agreement to be executed by each Soliciting Dealer, the Soliciting Dealer will agree to make reasonable inquiry of prospective investors concerning the suitability of such an investment for such persons and to maintain records of such suitability determinations. Each Soliciting Dealer is required to make every reasonable effort to assure that an investment in Units is suitable and appropriate for a potential investor, based on information provided by the potential investor as to his financial situation and investment objectives.

    In order to purchase Units, an investor must, at a minimum, satisfy the suitability standards applicable to residents of the jurisdiction in which the investor is resident. See "Who Should Invest; Limitations on Use of Credits and Losses Minimum State Suitability Requirements" below. In the case of sales to fiduciary accounts, the minimum suitability standards must be met by the beneficiary, the fiduciary account, or by the donor or grantor who directly or indirectly supplies the funds to purchase the Units if the donor or grantor is one of the fiduciaries.

Individual Investors

    The principal benefits to be derived from an investment in the Fund are Low Income Housing Credits and, possibly, Historic Tax Credits. The extent to which a prospective investor can utilize these tax benefits will determine whether or not he is a suitable investor.

    With respect to natural persons, Federal tax law imposes limitations on the utilization of "passive activity" credits and "general business" credits, each of which category generally includes Tax Credits. The Fund is expected to generate Tax Credits over a period of 10 to 12 years. Accordingly, as more fully discussed elsewhere in this Prospectus, an investment in the Fund will not be suitable for a prospective investor unless he expects that, for the next 12 years, he will be able to utilize the Tax Credits under the passive activity rules and the general business credits rules, and the alternative minimum tax rules referred to above.

    The passive activity rules do not impose an adjusted gross income limitation on taxpayers seeking to utilize Low Income Housing Credits, provided such credits are derived from properties (such as those in which the Fund will invest) that are placed in service after December 31, 1989. Nonetheless, prospective investors who do not otherwise materially participate in rental real estate activities should note that Low Income Housing Credits generally may only be used to offset income tax liability on a maximum of $25,000 of a non-corporate taxpayer's active or portfolio income for each taxable year. Additionally, there are further limits on the ability of natural persons to utilize Historic Tax Credits. Specifically, a natural person may utilize Historic Tax Credits in the manner described above but only to the extent his adjusted gross income does not exceed $200,000; the ability of a natural person to utilize Historic Tax Credits is phased out if his adjusted gross is between $200,000 and $250,000, and is eliminated if his adjusted gross income exceeds $250,000. Further, a prospective investor who is a natural person and who does not otherwise materially participate in rental real estate activities should note that Losses for Tax Purposes will be allowable only to the extent that such an investor has sufficient passive income to offset such Losses. For further information regarding the principal limitations that will apply to the utilization for Federal income tax purposes of the Tax Credits and Losses for Tax Purposes anticipated to be generated by an investment in the Units, see the entire discussion under "Federal Income Tax Considerations - Limitations on Losses and Credits from Passive Activities" and "- General Business Tax Credit Limitations."

Corporate and Other Entity Investors


    A trust other than a grantor trust should consider an investment only if it expects to have during the next 12 years sufficient unsheltered passive income to utilize the Tax Credits and Losses for Tax Purposes anticipated from its investment in the Units. A grantor trust should consider an investment only if each of its grantors meets the investment criteria applicable to it.


    Prospective corporate investors should note that special rules apply to determine whether a corporation will be able to utilize the tax benefits anticipated from an investment in the Units. Accordingly, investment in the Fund is suitable for a corporation if, at a minimum, it meets the following requirements: (a) in the case of a corporation other than a corporation subject to Subchapter S of the Code (a "C Corporation") that is neither closely-held nor a personal service corporation, such corporation expects to have during the next 12 years sufficient taxable income from all sources to utilize the Tax Credits and Losses for Tax Purposes anticipated from its investment in the Units; (b) in the case of a C Corporation that is closely-held, but is not a personal service corporation, such corporation expects to have during the next 12 years sufficient unsheltered passive income and/or to have sufficient other taxable income, determined without regard to portfolio income and any passive income or loss, to utilize the Tax Credits and Losses for Tax Purposes anticipated from its investment in the Units; and (c) in the case of a C Corporation that is a personal service corporation, such corporation expects to have during the next 12 years sufficient unsheltered passive income to utilize the Tax Credits and Losses for Tax Purposes anticipated from its investment in the Units. For this purpose, the term "personal service corporation" includes corporations the principal activity of which is the performance of services in the fields of health, law, engineering, architecture, accounting, actuarial science, performing arts or consulting. A closely-held corporation is a corporation that at any time during the last half of its relevant taxable year is more than 50% owned, by value, directly or indirectly by five or fewer shareholders. See "Federal Income Tax Considerations - Limitations on Losses and Credits from Passive Activities."

    A corporation that is subject to Subchapter S of the Code (an "S Corporation") should consider an investment only if each of its shareholders holding a material interest therein meets the criteria applicable to non-corporate investors. A partnership should consider an investment only if each of its partners holding a material interest therein meets the investment criteria applicable to it.

    In determining the suitability of an investment in the Fund, an entity investor should also consider the effect of such an investment on its financial reports.

    The actual effect on an entity investor's net income for financial reporting purposes will depend upon the results of Series' operations and the method of accounting adopted by the investor respecting its investment in the Series. The Emerging Issues Task Force ("EITF") of the Financial Accounting Standards Board has been examining the methods of accounting used by entities investing in low-income housing through limited partnerships. In general, as of the date hereof, the EITF has determined that the permissible methods used to account for such investments include the modified cost method, the equity method, the effective yield method and the full consolidation method.

    Under the modified cost method, an entity investor initially capitalizes the cost of its investment in the limited partnership, and subsequently amortizes the difference between the carrying cost and the aggregate estimated residual value of the limited partnership's property portfolio over the Tax Credit period of such portfolio. The estimated residual value of a property is its estimated residual value at the end of the last period in which Tax Credits are allocated to the investor and will not reflect anticipated inflation.

    Under the equity method, an entity investor initially capitalizes the cost of its investment in the limited partnership, and subsequently reduces (but not below zero) or increases the carrying value by the investor's allocable share of losses or income, respectively, from the limited partnership.

    Under the effective yield method, an entity investor initially capitalizes the cost of its investment in the limited partnership, and subsequently amortizes the cost to provide a constant effective yield over the period that the Tax Credits are allocated to the investor. The effective yield is the internal rate of return on the investment, based on the cost of the investment and the Tax Credits allocated to the investor. Any expected residual value of the investment is to be excluded from the effective yield calculation.

    Under the full consolidation method, the low-income housing properties themselves, and the results of operations therefrom (rather than the investment in the limited partnership) are included in the entity investor's financial statements.

    Regardless of the method selected, the EITF has not changed the requirement that an investment be reviewed periodically to determine impairment of value.

    With the exception of the effective yield method, the method of accounting to be used by an entity investor in a low-income housing program generally is not elective but rather is determined by the level of the entity's investment in the limited partnership and/or the ability of the investor to control the limited partnership. The effective yield method may be elected if (a) the tax credits allocable to the investor are guaranteed by a creditworthy entity, (b) the investor's yield based solely on the cash flows from the guaranteed tax credits is positive, and (c) the investor is a limited partner for legal and tax purposes and the investor's liability is limited to its capital investment.

    If the investor is unable to or does not elect to use the effective yield method, the appropriate method will be (i) the modified cost method, if the investor's interest in the limited partnership is so minor as to give the investor virtually no influence over partnership operating and financial policies; (ii) the equity method, if the investor owns less than 50% of the limited partnership and has no significant control over partnership policies; or
(iii) the full consolidation method, if the investor owns 50% or more of the limited partnership unless the investor has no significant control over partnership policies, in which event the equity method is to be used. To date, the EITF has provided no "bright-line" ownership test for use in determining when an investor's interest is so minor as to give the investor "virtually no influence over partnership operating and financial policies." The staff of the Securities and Exchange Commission, however, understands that accounting practice generally has viewed investments of more than 3% to 5% to be more than minor.

    It is anticipated that entity investors in a Series will use either the modified cost method or the equity method. As indicated above, under the equity method (but not under the modified cost method) an investor will actually report its share of Series' losses or income. In this regard, for financial reporting purposes each Series is expected to use the equity method, which will result in recognition by the Series of its share of losses or income from the limited partnerships in which it invests.

Minimum State Suitability Requirements

    The Units may be offered and sold only in those jurisdictions in which they have been registered or qualified for sale or are exempt from the registration or qualification requirement.

    Set forth below are the minimum suitability standards for residents of the District of Columbia and of each state in which the Fund has applied to have the Units registered or qualified for sale. For these purposes, net worth is exclusive of home, furnishings and automobiles.


    Alabama, Arizona, Arkansas, Indiana, Kansas, Kentucky, Michigan, Mississippi, Missouri, Nebraska, New Hampshire, New Mexico, North Carolina, North Dakota, Oklahoma, Oregon, Tennessee, Texas, Vermont, Virginia and Wisconsin Requirements. Each investor in Alabama, Arizona, Arkansas, Indiana, Kansas, Kentucky, Michigan, Mississippi, Missouri, Nebraska, New Hampshire, New Mexico, North Carolina, North Dakota, Oklahoma, Oregon, Tennessee, Texas, Vermont, Virginia or Wisconsin must have (i) an annual gross income of at least $45,000 and a net worth of at least $45,000 or (ii) a net worth of at least $150,000.

    Alaska, Colorado, Connecticut, Delaware, District of Columbia, Florida, Georgia, Hawaii, Idaho, Illinois, Louisiana, Maryland, Montana, Nevada, New Jersey, Rhode Island, South Carolina, Utah, West Virginia and Wyoming. Each investor in Alaska, Colorado, Connecticut, Delaware, District of Columbia, Florida, Georgia, Hawaii, Idaho, Illinois, Louisiana, Maryland, Montana, Nevada, New Jersey, Rhode Island, South Carolina, Utah, West Virginia or Wyoming must have (i) an annual gross income of at least $35,000 and a net worth of at least $35,000 or (ii) a net worth of at least $75,000.


    California and Washington Requirements. Each investor in California or Washington must have (i) an annual gross income of at least $50,000 and a net worth of at least $65,000 or (ii) a net worth of at least $200,000.


    Iowa, Massachusetts, Minnesota and South Dakota Requirements. Each investor in Iowa, Massachusetts, Minnesota or South Dakota who purchases his Units entirely with cash must have (i) an annual gross income of at least $45,000 and a net worth of at least $45,000 or (ii) a net worth of at least $150,000. Each investor in Iowa, Massachusetts, Minnesota or South Dakota who purchases his Units with a Promissory Note must have (i) an annual gross income of at least $60,000 and a net worth of at least $60,000 or (ii) a net worth of at least $225,000.


    Maine Requirements. Each investor in Maine must have (i) an annual gross income of at least $50,000 and a net worth of at least $50,000 or (ii) a net worth of at least $200,000. No investor in Maine may purchase Units with a Promissory Note; each investor in Maine must purchase his Units on an all-cash basis.

    Ohio Requirements. Each investor in Ohio must have (i) an annual gross income of at least $45,000 and a net worth of at least $45,000 or (ii) a net worth of at least $150,000. No investor in Ohio may invest more than 10% of his net worth in a Series.

    Pennsylvania Requirements. Each investor in Pennsylvania must have (i) an annual gross income of at least $45,000 and a net worth of at least $45,000 or
(ii) a net worth of at least $150,000. No investor in Pennsylvania may invest more than 10% of his net worth in a Series. Because the minimum closing amount for each Series is less than $2,500,000, the amount suggested by Pennsylvania regulations, prospective investors who are Pennsylvania residents are cautioned to carefully evaluate the ability of the Fund to accomplish its stated
objectives   and  to  inquire  as  to  the  current   dollar  volume  of  Series
subscriptions.

                             ESTIMATED USE OF PROCEEDS

    The following table sets forth information concerning the estimated use of proceeds from the sale of the Units. As indicated therein, approximately 75.5% of the total proceeds will be invested in Local Limited Partnerships. The amounts in the table represent the Fund Manager's present estimates and the actual amounts may be different.

                                            Percentage                Percentage
                                   Minimum    of Gross       Maximum    of Gross
                                  Proceeds Proceeds(1)      Proceeds Proceeds(1)

Gross Offering Proceeds (2)...  $1,400,000     100.00%   $50,000,000     100.00%

Less Public Offering Expenses:

Selling Commissions (3).......      98,000       7.00%     3,500,000       7.00%
Dealer-Manager Fee (4)........      28,000       2.00%     1,000,000       2.00%
Other Organizational and
  Offering Expenses (4).......      56,000       4.00%     2,000,00        4.00%
                                   -------------------       -------------------

Public Offering Expenses (5)..     182,000      13.00%     6,500,000      13.00%

Amount Available for Investment $1,218,000      87.00%   $43,500,000      87.00%
                                ==========      ======   ===========      ======

Acquisition Expenses (6)......      21,000       1.50%       750,000       1.50%

Acquisition Fees (5)(6).......      98,000       7.00%     3,500,000       7.00%

Working Capital Reserves (7)..      42,000       3.00%     1,500,000       3.00%
                                    -------------------    -------------------

Proceeds Invested (8)(9)......  $1,057,000      75.50%   $37,750,000      75.50%
                                ==========      ======   ===========      ======



(1) It is expected that all Capital Contributions as received, whether at the time of subscription or as a result of payments of installments due under the Promissory Notes, will be applied substantially in the percentages indicated herein.

(2) Excludes one Unit purchased by the Initial Unitholder. Also excludes interest on the unpaid principal balance of each Promissory Note which shall be payable along with principal. See "Terms of the Offering and Plan of Distribution." The amount of interest actually to be received by a Series pursuant to Promissory Notes cannot be estimated, as it will depend on the dates of receipt of the respective subscriptions and the amounts and dates of payment of the Promissory Notes. Any such interest will constitute Cash Flow, and as such may be used, in the discretion of the Fund Manager, to defray administrative costs, or to increase reserves or the amount available for distribution to the Unitholders as Cash Available for Distribution.

(3) For information concerning additional underwriting compensation payable by the Fund, see "Terms of the Offering and Plan of Distribution." As is also discussed in that section of this Prospectus, selling commissions may be reduced for purchases of $100,000 or more by any "Purchaser" and Designated Investors may purchase Units with a reduced sales commission. For the purposes of this table, it has been assumed that the maximum selling commissions will be paid.

(4) See "Management Compensation" and "Terms of the Offering and Plan of Distribution."

(5) The portion of Public Offering Expenses and Acquisition Fees payable from payments to be received on the Promissory Notes may only be paid as the payments are actually received on the Promissory Notes.

(6) See "Management Compensation."

(7) See "Investment Objectives and Policies - Reserves."

(8) Proceeds Invested represents amounts payable for the acquisition of Local Limited Partnership Interests. Portions of Proceeds Invested may be used to repay the Fund Manager or its Affiliates amounts advanced by them (including interest and carrying costs) to enable a Series to make initial investments in Local Limited Partnership Interests prior to the sale of Units. See "Investment Objectives and Policies - Investment Policies." The Local General Partner of each Local Limited Partnership and/or his Affiliates may retain as compensation, after deduction of amounts provided by the Local General Partner or the Local Limited Partnership for the development of the Apartment Complex, a portion of the Proceeds Invested, which will be negotiated in each case and is anticipated to be equal to approximately 10% to 30% (although in some cases it may be as much as 40%) of the cost of the Apartment Complex. See "Investment Objectives and Policies - Investment Policies." For each Apartment Complex being constructed or rehabilitated, these costs will consist of the cost of the land (and building shell in the case of a rehabilitation), construction costs, construction interest and taxes, financing fees and developmental and organizational expenses.

(9) The Partnership Agreement requires that each Series commit, at a minimum, a percentage of Capital Contributions to Investment in Local

    Limited Partnership Interests (defined in the Partnership Agreement to include Reserves of up to 5% of Gross Proceeds as well as amounts used to acquire interests in Apartment Complexes) which is equal to the greater of
    (i) 80% of the Capital Contributions reduced by 0.1625% for each 1% of the Series' allocable share of the mortgage financing encumbering the Apartment Complexes or (ii) 70% of the Capital Contributions. For example, at a leverage rate of 60%, the minimum Investment in Local Limited Partnership Interests would be 70.25% of Capital Contributions ($983,500 of the minimum Gross Offering Proceeds of $1,400,000), decreasing to a minimum of 70% of Capital Contributions ($980,000) at a leverage rate of 62.15% and above.

Deferred Installments

    Units are being offered at a price of $1,000 per Unit, with a minimum investment of five Units ($5,000), except that employees of the Fund Manager and its Affiliates, and/or investors in limited partnerships previously sponsored by the Fund Manager may purchase a minimum of two Units ($2,000). Investors who subscribe for fewer than 10 Units ($10,000) must pay the full amount of such purchase price in cash upon subscription. However, investors who subscribe for 10 Units or more in any one Series may elect to pay only 50% of such purchase price in cash upon subscription and the remaining 50% by the delivery of a promissory note (the "Promissory Note") payable, together with interest, in a single installment on (i) January 31, 1999, if the investor subscribes between the date hereof and June 30, 1998, (ii) June 30, 1999, if the investor subscribes between July 1, 1998 and December 31, 1998, or (iii) the later of the date of subscription or January 31, 2000, if the investor subscribes after December 31, 1998.

    Promissory Notes will be (i) prepayable at any time in full (but not in partial prepayments), without penalty or premium, (ii) secured by the respective Unitholder's interest in the Series, and (iii) a full recourse obligation of the respective Unitholder. If a Unitholder should fail to make the full amount of the required payments on a Promissory Note, the Series would have the right to recover by legal proceedings the amount of the Promissory Note remaining unpaid from such Unitholder. In addition, the Series would have the right to foreclose on the Units of such Unitholder under its security interest or to cause a resale of one or more of such Unitholder's Units or to offset Series distributions allocable to such Units under the provisions of Section 3.4.1 of the Partnership Agreement. See "Summary of Certain Provisions of the Partnership Agreement." The obligation of each Unitholder to pay his Promissory Note to the Series is unconditional and involves certain risks. See "Risk Factors - Fund-Related Risks
- Obligations for Capital Contributions."

    The Fund Manager and its Affiliates have substantial experience with respect to the collection and application of deferred investor payments in their prior limited partnerships. See "Management" and "Prior Performance Summary." Based on this experience, the Fund Manager believes that deferred payment arrangements can offer significant benefits to investors in direct participation programs such as the Fund, notwithstanding the risks referred to above. A deferred payment arrangement permits a more effective utilization of offering proceeds by a partnership by minimizing the time during which unneeded investor funds are held by the partnership. Rather than holding investor funds idle, or investing them in low- yielding short-term government securities, it is more efficient to match payments from investors with the partnership's actual needs for capital. This allows investors to retain the use of their funds until needed by the Series. Also based on this experience, however, the Fund Manager has concluded that the administrative costs involved in processing and collecting promissory notes make it advisable that such installment payment arrangements only be available to purchasers of a significant amount of limited partnership interests, and has determined that amount should be 10 Units ($10,000) or more in the case of the Fund.

    Business Development Plan. The Fund has adopted a business development plan for the utilization of initial and deferred investor payments which takes into account the historical patterns of deferred installment payments in connection with investments in Local Limited Partnerships, such as those in which each Series will invest, formed primarily to develop or substantially rehabilitate Apartment Complexes which benefit from Government Assistance. No Series will have a policy of deferring commitments for investments until receipt of principal payments on the Promissory Notes; rather, each Series will seek to make its investment commitments at the earliest possible date. However, as discussed below under "Investment Objectives and Policies - Investment Policies," each Series will normally make its capital contributions to each Local Limited Partnership in stages over a period of one to two years, with each contribution due when certain conditions regarding construction or leasing of the Apartment Complex have been fulfilled.

    For example (and solely for illustrative purposes), a Series' contribution could be made over a one- to two-year period subject to satisfaction of some or all of the following requirements: (1) reservation of Low Income Housing Credits and receipt of Form 8609 (Low-Income Housing Credit Allocation Certification) with respect thereto; (2) admission of the Series as a limited partner to the Local Limited Partnership; (3) substantial completion of the Apartment Complex;
(4) receipt of a commitment for or closing of the construction loan; (5) receipt of a commitment for or closing of the permanent loan; and/or (6) occupancy of the Low Income Units by qualified tenants.

    There cannot be any assurance that payments required under the Promissory Notes will be made when due, in which event the Fund Manager may attempt to renegotiate the obligations of the Series or to obtain additional financing from institutional or other lenders. The inability of a Series to perform its obligations to a Local Limited Partnership could result in the dilution or termination of a Local Limited Partnership Interest with resultant recapture of previously-claimed Tax Credits and loss of expected future Tax Credits pertaining to its Apartment Complex or legal actions by the Local General Partners to require performance of such obligations and/or to recover their damages and costs. The Fund Manager will seek to mitigate these risks by attempting to negotiate certain protective provisions in the Local Limited Partnership purchase agreements or commitments. Such provisions may include extensions of the due dates for payment, releases from such commitments if proceeds are not available, or dilution of a Local Limited Partnership Interest to permit a reduced investment in an Apartment Complex. However, there is no assurance that any of these mitigation measures could be successfully implemented.

    In the event that a Unitholder defaults on his obligation to pay the deferred installments and interest when due, or any other Event of Default, as defined in the Promissory Note, occurs he will face serious consequences, including acceleration of his Promissory Note, loss of right to Tax Credits and foreclosure and sale of his Units. Late installments will also be subject to the payment of late charges. See "Summary of Certain Provisions of the Partnership Agreement." In addition to a Unitholder's liability under his Promissory Note, the Unitholder may also be liable to his Series or other holder of the Promissory Note, as applicable, for any expenses incurred in enforcing their respective rights.

    The Partnership Agreement requires that the portion of Front-End Fees (e.g., selling commissions, Organizational and Offering Expenses and Acquisition Fees) payable from payments to be received on the Promissory Notes may only be paid as the payments are actually received on the Promissory Notes.

    Prepayments and Temporary Investments. The Fund Manager anticipates that some investors will not subscribe for a sufficient number of Units to qualify for the use of the installment payment arrangement described above and that some investors who do qualify will desire to pay for their Units in full upon subscription or to later prepay their Promissory Notes to avoid or reduce interest costs or otherwise in connection with their own financial planning. The Fund Manager cannot predict the percentage of Fund equity which may be so paid. The business development plan of the Fund contemplates that any such payments, whether at the inception of the program or thereafter, will be applied in the following order of priority: (i) to fund related amounts of Front-End Fees which have been deferred as described in the preceding paragraph, and (ii) to make Temporary Investments and applied as soon as practicable to Local Limited Partnership investments and other deferred costs.

    Policies as to Pledges of Promissory Notes. The Partnership Agreement precludes each Series from selling Promissory Notes prior to maturity, but permits a Series to pledge and grant security interests in Promissory Notes as security for any Series obligation. Such security interests in Promissory Notes may be granted by a Series to secure its obligations to pay the deferred portions of its capital contribution to the Local Limited Partnerships.

                              MANAGEMENT COMPENSATION

    The following table summarizes the types, estimated amounts and recipients of compensation to be paid to the Fund Manager and its Affiliates. Such compensation was not determined by arm's-length negotiations. Further, investment and management decisions which such persons make for the Series will affect the amount of the compensation actually to be received. For example, one of the limits on the Asset Management Fee payable by a Series to the Fund Manager is based on the number of Apartment Complexes invested in which could cause a conflict of interest because it could encourage the Fund Manager to maximize the number of Apartment Complexes acquired. See "Conflicts of Interest." Other than as set forth herein, no compensation is to be paid to the Fund Manager or its Affiliates, and such compensation cannot be increased by reclassifying into different categories fees or reimbursements which are in excess of the limitations set forth herein.


Type of Compensation                      Estimated Maximum Amount
and Recipient                             of Compensation

                         Organizational and Offering Stage


Selling   commissions  payable  to        Up to 7% of the Capital Contribution
Dealer-Manager                            in the discretion of the Dealer-
                                          Manager ($98,000 if 1,400 Units
                                          are sold; $3,500,000 if all of the
                                          Units are sold). (1)


Dealer-Manager Fee payable to             Up to 2% of the Capital Contributions
Dealer-Manager                            ($28,000 if 1,400 Units are sold;
                                          $1,000,000 if all of the Units are
                                          sold).  (1)

Nonaccountable Expense Reimbursement      1% of the Capital Contributions
payable to Dealer-Manager                 ($14,000 if 1,400 Units are sold;
                                          $500,000 if all of the Units are
                                          sold).  (1)

Accountable reimbursement of certain      The Fund Manager and its Affiliates
Organizational and Offering Expenses      will be reimbursed by each Series from
paid by the Fund Manager or its           the Gross Proceeds for the actual
Affiliates                                amount of Organizational and Offering
                                          Expenses advanced by them on behalf
                                          of such Series and for salaries and
                                          direct expenses of certain of their
                                          employees in connection with the
                                          organization and registration of such
                                          Series. Such expenses may include
                                          printing, legal, accounting,  Escrow
                                          Agent and depository fees, due
                                          diligence expenses and other
                                          accountable Organizational and
                                          Offering   Expenses. Notwithstanding,
                                          the  Fund  Manager  has  agreed  that
                                          it will  pay all  other Organizational
                                          and  Offering  Expenses  (with  the
                                          exception  of the 7% retail selling
                                          commissions,  the  Dealer-Manager Fee
                                          and the  Nonaccountable  Expense
                                          Reimbursement) to the extent such
                                          other expenses exceed an  aggregate
                                          amount equal  to 3% of the  Capital
                                          Contributions.  However,  if  and  to
                                          the  extent Acquisition  Expenses are
                                          less than the maximum  permitted
                                          amount, as set forth below in this
                                          table, the difference between the
                                          actual Acquisition  Expenses and
                                          the maximum permitted amount of
                                          Acquisition Expenses will reduce the
                                          Fund Manager's  obligation to pay such
                                          Organizational and Offering Expenses,
                                          but in any event the Fund  Manager has
                                          agreed to pay the amount of such
                                          expenses in excess of 4.5% of the
                                          Capital Contributions.  In addition,
                                          the Fund Manager has agreed to pay all
                                          Organizational and Offering Expenses
                                          (including the 7% retail selling
                                          commissions, the Dealer-Manager Fee
                                          and the  Nonaccountable  Expense
                                          Reimbursement) in excess of 14.5% of
                                          the Capital Contributions.  Each such
                                          guaranty is without recourse to or
                                          reimbursement by the Fund.  ($42,000
                                          if 1,400 Units are sold and the
                                          maximum Acquisition Expenses are
                                          reimbursed;  $63,000 if 1,400 Units
                                          are sold and no Acquisition  Expenses
                                          are reimbursed;  $1,500,000 if
                                          all of the Units are sold and the
                                          maximum  Acquisition  Expenses are
                                          reimbursed; $2,250,000  if all of the
                                          Units are sold and no Acquisition
                                          Expenses  are reimbursed).

                               Acquisition Stage (2)

Acquisition  Fee payable to the            Up to 7% of the Capital Contribution
Fund Manager or its  Affiliates            (up to $98,000 if 1,400 Units are
                                           sold; up to $3,500,000 if all of the
                                           Units are sold). (3)



Reimbursement of Acquisition               The Fund Manager and its Affiliates
Expenses paid by the Fund                  will be reimbursed by each Series
Manager or its Affiliates                  from the Gross Proceeds for the
                                           actual amount of any of the
                                           Acquisition Expenses (i.e., legal,
                                           accounting and other expenses
                                           pertaining to the  negotiation  and
                                           acquisition of Local Limited
                                           Partnership Interests)  advanced by
                                           them. These reimbursements  plus all
                                           other  Acquisition Expenses will not
                                           exceed 1.5% of Capital Contributions
                                           ($21,000 if 1,400 Units are sold;
                                           $750,000 if all of the Units are
                                           sold).

                                  Operating Stage


Asset  Management Fees payable to          An annual fee in an amount not to
the Fund Manager or its  Affiliates        exceed 0.2% of Invested Assets in
                                           government-subsidized Local Limited
                                           Partnerships which are subsidized
                                           under one or more Federal, state
                                           or local government programs.  Actual
                                           amounts will depend on the amount of
                                           Invested  Assets and are not
                                           determinable at this time;  however,
                                           assuming the Apartment Complexes are
                                           80% leveraged and all the Units
                                           offered hereby are sold,
                                           Invested Assets would be
                                           approximately  $195,000,000  and the
                                           annual Asset Management Fee would be
                                           approximately $390,000.


Property  Management Fees payable          Although not anticipated, the Fund
to the Fund Manager or its Affiliates      Manager or its Affiliates may act as
                                           the management and leasing  agents
                                           for some of the Local Limited
                                           Partnerships.  Actual amounts
                                           are not determinable  at this time,
                                           but in any event  would be at
                                           Competitive rates for comparable
                                           services, not to exceed 5% of gross
                                           property revenues.

Reimbursement  of Fund expenses            The Fund Manager and its Affiliates
paid by the Fund Manager or its Affiliates will be reimbursed for the actual amount of any of the Operating Cash
                                           Expenses advanced by them. In no
                                           event will reimbursements be
                                           permitted for (i) services for which
                                           the Fund Manager is entitled  to
                                           compensation  by way of a separate
                                           fee, (ii) rent,  depreciation  or
                                           other such administrative items, or
                                           (iii) salaries, fringe benefits or
                                           travel expenses of a controlling
                                           person of the Fund Manager.  Actual
                                           amounts are not determinable at
                                           this time.

Fund Manager's share of Cash              1% of Cash Available for Distribution
Available for Distribution                Actual amounts will depend upon
                                          results of operations of the Series
                                          and are not determinable at this time.

SLP Affiliate's  share of allocations     Up to 0.1% of all allocations by Local
and operating cash  distributions of      Limited Partnerships of profits,
Local Limited Partnerships                losses and Tax Credits and up to 1% of
                                          distributions from operating cash
                                          flow.  Actual amounts will depend
                                          upon the terms of the Local  Limited
                                          Partnership Agreement and the results
                                          of the Local  Limited  Partnership's
                                          operations and are not determinable
                                          at this time. (4)

Local General Partner's share of          In the event that the SLP Affiliate or
allocations and operating cash            another Affiliate of the Fund Manager
distributions of any Local Limited        becomes the Local General Partner of
Partnership in the event that an          a Local Limited Partnership, such
Affiliate of the Fund Manager             Affiliate may receive allocations by
(which may be the SLP Affiliate)          the Local Limited Partnership of
becomes the Local General Partner         profits, losses and Tax Credits and
of such Local Limited  Partnership        distributions from operating cash
                                          flow.  Actual  amounts  will  depend
                                          upon the terms of the Local  Limited
                                          Partnership  Agreement  and  the
                                          results of the Local Limited
                                          Partnership's operations and are not
                                          determinable at this time. (4)

                               Liquidation Stage (5)

Fund Manager's Subordinated               Subject to the prior return of Capital
Disposition Fee                           Contributions to its Unitholders and
                                          Fund Manager, and payment of the
                                          Return on Investment, which includes
                                          Tax Credits, to the  Unitholders,  a
                                          Series may pay the Fund  Manager from
                                          the  proceeds  of Apartment Complexes
                                          sold  by  Local Limited Partnerships,
                                          a  Subordinated Disposition Fee equal
                                          to 1% of the  sales  price of the
                                          Apartment  Complexes.  Actual amounts
                                          will depend upon results of the sale
                                          and are not determinable at
                                          this time. (6)

Fund Manager's share of Sale or           After its Unitholders have received
Refinancing  Proceeds                     Sale or  Refinancing  Proceeds  equal
                                          to the amounts of their  Capital
                                          Contributions and their Return on
                                          Investment, which includes Tax
                                          Credits, and the Fund  Manager has
                                          received (i) Sale or Refinancing
                                          Proceeds equal to the amount of its
                                          Capital Contributions,  and (ii) any
                                          Subordinated Disposition Fee,
                                          a Series will distribute any
                                          additional Sale or Refinancing
                                          Proceeds 90% to its Unitholders and
                                          10% to the Fund Manager.  Actual
                                          amounts will depend upon the
                                          amount of Sale or Refinancing
                                          Proceeds received from Local Limited
                                          Partnerships and are not determinable
                                          at this time.

Local  General  Partner's  share  of      In the event that the SLP Affiliate or
distributions  from a Sale or             another Affiliate of the Fund Manager
Refinancing transaction  by any Local     becomes the Local General Partner of
Limited  Partnership in the event that    a Local Limited Partnership, such
an Affiliate of the Fund  Manager         Affiliate may receive distributions
(which may be the SLP  Affiliate)         from the Sale or Refinancing of the
becomes the Local General Partner of      Local Limited Partnership's Apartment
such Local Limited Partnership            Complex. Actual amounts will depend
                                          upon the terms of the Local  Limited
                                          Partnership Agreement and the results
                                          of Local Limited Partnership
                                          operations and are not determinable
                                          at this time. (4)

                               Interest in Fund (7)

Fund Manager's allocations of             Generally, 1% of Profits and Losses
Profits and Losses for Tax                for Tax Purposes and of Tax Credits,
Purposes and Tax Credits                  except that in the case of Profits for
                                          Tax Purposes  arising  from a Sale or
                                          Refinancing,  the percentage  may be
                                          increased to as much as 10%,
                                          calculated in accordance with the
                                          Partnership Agreement. Actual amounts
                                          allocable to the Fund Manager  will
                                          depend upon results of operations of
                                          the Series and the Local  Limited
                                          Partnerships and are not determinable
                                          at this time.

(1) All or a portion of these amounts will be reallowed to participating Soliciting Dealers.

(2) In addition, the Fund Manager or its Affiliates may receive interest on short-term loans to a Series to facilitate investments in Apartment Complexes prior to the sale by the Series of that number of Units sufficient to fund such purchases, or for other Series' purposes, subject to the restrictions set forth in Section 5.3.1(ii) of the Partnership Agreement, which provides that the maximum amount of interest charged on such loans shall in no event exceed by more than 2% per annum the Prime Rate.

(3) Acquisition Fees to the Fund Manager and its Affiliates are subject to reduction in the case of Unit purchases by Discount Investors, as discussed under "Terms of the Offering and Plan of Distribution." Acquisition Fees may also be reduced from time to time as deemed appropriate by the Fund Manager in its sole discretion.

(4) Notwithstanding, the interest of the Fund Manager and each of its Affiliates in cash to be distributed by the Partnership or by any Local Limited Partnership from Cash Available for Distribution, from Sale or Refinancing Proceeds, or from similar sources in the case of a Local Limited
    Partnership, will not exceed, in the case of Cash Available for Distribution, 10% of total Cash Available for Distribution and, in the case of Sale or Refinancing Proceeds, after payment to the Limited Partners of an amount equal to 100% of their Capital Contributions and their Return on Investment, 15% of remaining Sale or Refinancing Proceeds.

(5) Liquidation Stage includes liquidations of investments in Apartment
    Complexes.

(6) In compliance with the "blue sky" laws of certain states in which the Units will be offered, a Subordinated Disposition Fee will be paid by a Series with respect to the sale of an Apartment Complex only if the Fund Manager or an Affiliate provides a substantial amount of services in the sales effort. The Partnership Agreement does not specify the extent of the services which will be required to satisfy this requirement, and the Fund Manager will cause such a fee to be paid when it believes that it is appropriate to do so.

(7) See "Profits and Losses for Tax Purposes, Tax Credits and Cash
    Distributions."

                               CONFLICTS OF INTEREST

    The interests of the Fund Manager and its Affiliates may conflict with the interests of the Unitholders in various ways. These conflicts include:

Receipt of Fees and Other Compensation by the Fund Manager and its Affiliates

    The Fund Manager has absolute discretion with respect to transactions involving the purchase, sale and management of the Series' investments in Apartment Complexes which will result in the realization by the Fund Manager and its Affiliates of fees, compensation and other income. See "Investment
Objectives and Policies," "Management Compensation" and "Summary of Certain Provisions of the Partnership Agreement." Such compensation arrangements were not negotiated at arm's length and may create conflicts between the interests of the Fund Manager and its Affiliates and those of the Series and the Unitholders.

    For example, in connection with the sale of an Apartment Complex by a Local Limited Partnership the consent of the SLP Affiliate and/or a Series may be necessary. The Fund Manager and the SLP Affiliate may face a conflict in these circumstances inasmuch as their share of Sale or Refinancing Proceeds and Subordinated Disposition Fees from the transaction may be more or less than the Fund Manager's expected share of Asset Management Fees which would be paid absent the sale of the Apartment Complex. And by negotiating with Local General Partners of partnerships in which the Series might invest for the Fund Manager or its Affiliates to provide property management or leasing services to those Local Limited Partnerships, the Fund Manager may cause it or its Affiliates to earn property management or leasing fees from the Local Limited Partnerships, as is permitted under the Partnership Agreement. The result of these conflicts could be that a Series may make investments which are less desirable, or on terms which are less favorable, to the Series than might otherwise be the case.

Other Business Activities of the Fund Manager and its Affiliates

    The Fund Manager and its Affiliates have formed and are serving as general partners of other public and private real estate limited partnerships and are providing administrative and consulting services for other real estate limited partnerships of which they were not the original managing general partners. See "Management" and "Prior Performance Summary." In addition, the Fund Manager and its Affiliates may in the future become general partners of other public or private real estate limited partnerships and may become involved in other business activities unrelated to the business of the Fund.

    Under the Partnership Agreement, the Fund Manager is required to devote to the affairs of each Series only such time as is necessary for the proper performance of its duties under the Partnership Agreement. The duties of the Fund Manager will be performed by its officers, directors and employees. None of such persons are expected to devote their full time to the performance of such duties. Therefore, conflicts may arise in the allocation of the time of the officers, directors and employees of the Fund Manager among the activities of each Series and the other activities of the Fund Manager. However, the Fund Manager believes that it has sufficient personnel to fully discharge its duties to the Series and to all other entities to which they are responsible. See "Management."

Competition with the Fund Manager and its Affiliates with Respect to the Purchase or Ownership of Properties

    As noted above, the Fund Manager and its Affiliates are also general partners of a substantial number of other real estate limited partnerships and in the future may form and manage additional real estate entities. The other existing partnerships have, and it is expected that any entities to be organized in the future will have, the same or similar investment objectives as the Fund.


    The Fund Manager might be presented with an investment opportunity which might be availed of by a Series and one or more other entities (including the other Series) which the Fund Manager or one of its Affiliates manages, in which event the Series may be unable to consummate the investment. The decision as to the particular entity which will make the investment will be based upon such factors as the effect of the acquisition on diversification of each entity's portfolio, the estimated income tax effects of the purchase on each entity, the amount of funds of each entity available for investment and the length of time such funds have been available for investment. If a particular investment is determined to be suitable for more than one entity, priority generally will be given to the entity having uninvested funds for the longest period of time; except that an entity which was formed to invest primarily in apartment complexes eligible for California or other state low income housing credits as well as the Federal Low Income Housing Credit will be given priority over each Series and other entities which are not seeking to provide such state tax credits with respect to any investment which is eligible for such state tax credits.


    The Local General Partners and their Affiliates and the Fund Manager and its Affiliates may presently own or may acquire interests in properties near or adjacent to the Apartment Complexes in which a Series may invest. It is possible that the value of properties in which such persons have interests may be enhanced by their proximity to the Series' Apartment Complexes or that such properties may be in competition with the Series' Apartment Complexes for prospective tenants or purchasers. As a result, the interests of the Fund Manager, the Local General Partners and their respective Affiliates may conflict with those of a Series with respect to the acquisition of a Local Limited Partnership Interest.

Other Transactions with Developers, Local General Partners, Lenders and Joint Venturers

    The Fund Manager anticipates that certain persons controlling or having business dealings with the Local Limited Partnerships in which a Series invests, such as general partners, developers and lenders, will be persons with whom the Fund Manager and its Affiliates have entered into previous real estate transactions and may enter into additional real estate transactions in the future. The Fund Manager and its Affiliates may receive substantial compensation, profits or other benefits in connection with such other transactions, and, as a result, conflicts may arise between their interests and the interests of the Fund. In this regard, the Fund Manager generally is entitled to remove a Local General Partner without the consent of the Unitholders. If the Fund Manager has other business dealings with the Local

General   Partner,   the  Fund  Manager  might  be  reluctant  to  do  so  under circumstances which otherwise would warrant removal.

Representation in Tax Audit Proceedings

    The Fund Manager has been designated the "Tax Matters Partner" of each Series and is authorized and directed by the Partnership Agreement to represent each Series and its Unitholders at the expense of the Series in connection with all examinations of the Series' affairs by tax authorities, including any resulting administrative or judicial proceedings. Such proceedings may involve or affect the other Series and other partnerships and limited liability companies for which the Fund Manager or an Affiliate acts as general partner or manager. In such situations, the positions taken by the Fund Manager with respect to the Series may have differing effects on the Series and the other Series and such other entities.

Distribution of Units

    No independent managing underwriter has been engaged for the distribution of the Units. Furthermore, WNC Capital Corporation (the "Dealer-Manager"), an Affiliate of the Fund Manager, may sell Units and will perform wholesaling services for the Fund, and may not be expected to perform due diligence in the same manner as an independent broker-dealer.

Joint Investments

    A Series may invest in Local Limited Partnerships jointly with the other Series or with other limited partnerships (including other limited partnerships sponsored by the Fund Manager or its Affiliates) if the conditions set forth under "Investment Objectives and Policies - Joint Investments" are met. There is always a risk that joint venture partners will reach an impasse respecting the activities of the joint venture. For example, because of the differing financial positions of the co- venturers, it may be in the best interest of a Series to sell a jointly-held Local Limited Partnership Interest at a time when it is in the best interest of its co-venturer to retain such investment. In such event, the Series may be unable to timely sell the Local Limited Partnership Interest.

Resolution of Conflicts of Interest

    Other than the process described above relating to the acquisition of an interest in a Local Limited Partnership when funds are available both from a Series and another entity (including the other Series) sponsored by the Fund Manager or its Affiliates, the Fund has not developed any formal process for resolving conflicts of interest. However, the Fund Manager is subject to a fiduciary duty to exercise good faith and integrity in handling the affairs of each Series, which duty will govern its actions in all such matters (see "Fiduciary Responsibility"), and is subject to restrictions contained in the Partnership Agreement concerning the manner in which investments may be made in Apartment Complexes and the manner in which the Series will be operated (see "Investment Objectives and Policies").

    While the foregoing conflicts could result in materially adverse effects on the Unitholders, the Fund Manager, in its discretion, will attempt to mitigate such potential adversity by the exercise of its business judgment in an attempt to fulfill its fiduciary obligations. There can be no assurance that such an attempt will prevent adverse consequences resulting from the numerous conflicts of interest.

Lack of Separate Representation

    The Fund, the Fund Manager and its Affiliates, and the Unitholders are not represented by separate counsel. See "Legal Matters." All of the attorneys, accountants and other experts performing services for the Fund also perform services for the Fund Manager and its Affiliates. Following the termination of the Offering, if any controversy arises in which the interests of a Series appear to be in conflict with those of the other Series, or the Fund Manager or its Affiliates, or in which the interests of a Series appear to be in conflict with those of a Local Limited Partnership, other counsel would be retained for one or more of the parties.

Organizational Diagram

    The following diagram illustrates the relationships among the Fund, the Fund Manager, certain other Affiliates and certain other parties:

               Owner of                            WNC & Associates, Inc.

      WNC Capital Corporation                            Fund Manager
                                                       (General Partner)
                                                              of

                                                    WNC Housing Tax Credit
                                                         Fund VI, L.P.,
                                                     Series 5 and Series 6


                                                       Limited Partners
                                                             of

                                                         Local Limited
                                                          Partnerships


     In addition to the foregoing relationships, the Fund Manager and its Affiliates have sponsored and are serving as general partners of other real estate limited partnerships. See "Management" and "Prior Performance Summary."

                             FIDUCIARY RESPONSIBILITY

    The Fund Manager is accountable to the Fund as a fiduciary. The Fund has been advised by Counsel that the laws of the State of California govern the fiduciary obligations of the Fund Manager to each Series and its Unitholders. Under such laws, a general partner owes his partners the utmost good faith and loyalty. The Partnership Agreement does not modify these fiduciary obligations provided under California law. Rather, the Partnership Agreement expressly provides that the Fund Manager (i) has fiduciary responsibility for the safekeeping and use of all funds and assets of each Series, whether or not in its immediate possession or control, and may not employ or permit another to employ such funds or assets in any manner except for the exclusive benefit of the Series; (ii) may not contract away its fiduciary duty under common law; and
(iii) may engage in other business activities independent of the Series provided that the right to engage in such activities does not relieve it of its general fiduciary obligation to the Series.

    Under California law and subject to certain conditions, a limited partner may institute legal action on behalf of a partnership (a partnership derivative action) to recover damages from third parties or to recover damages for a breach by a general partner of its fiduciary duty. In addition, a limited partner may institute a legal action on behalf of himself and all other similarly situated limited partners (a class action) to recover damages for a breach by a general partner of its fiduciary duties, subject to California rules of general applicability with respect to class actions. In any such action, the Fund Manager may assert defenses based on the exculpation provisions in the Partnership Agreement described in the following paragraph. If the Fund Manager demonstrates that it satisfied such exculpation standards, it would be deemed not to have breached its fiduciary obligation. This area of the law is changing and developing and investors who have questions concerning the duties of the Fund Manager to the Series should consult with their counsel.

    The Partnership Agreement exculpates each Person who is a Sponsor from liability for acts or omissions that any of them performs in good faith and in a manner the Sponsor reasonably believes to be within the scope of authority granted to it and in the best interest of the Series, provided such conduct did not constitute negligence or misconduct of such Sponsor. The Partnership Agreement also indemnifies such Sponsor against liabilities for losses to a Series resulting from errors in judgment or other acts or omissions, whether or not disclosed, provided such conduct did not constitute negligence or misconduct of such Sponsor and were the result of a course of conduct which such Sponsor, in good faith, determined was in the best interests of the Series. See Section
5.8 of the Partnership Agreement. As a result of the exculpation and indemnification provisions in the Partnership Agreement, a Unitholder may have a more limited right of action than he would otherwise have had in the absence of such provisions. In the opinion of the Securities and Exchange Commission, indemnification for liabilities arising under the Securities Act of 1933 is against public policy and therefore unenforceable.

                        INVESTMENT OBJECTIVES AND POLICIES

Principal Investment Objectives

    The Fund's principal investment objective is to provide tax benefits in the form of:

         (a) A predictable stream of Tax Credits which Unitholders may use to offset their Federal income tax liabilities, subject to certain specific limitations. The Fund intends to invest in Local Limited Partnerships with a view to realizing Tax Credits of from $1,100 to $1,300 per Unit.

         (b) Losses for Tax Purposes which (i) individuals, S Corporations and personal service C Corporations may use to offset passive income, (ii) closely-held C Corporations may use to offset income other than portfolio income and (iii) all other C Corporations may use to offset any type of income.

    In addition the Fund will seek, to the extent feasible, to preserve and protect the Fund's invested capital and to return such capital through cash distributions resulting from Sale or Refinancing transactions. See "Sale or Other Disposition of Investments" below.

    If the Fund satisfies its investment objective, for example, by providing tax credits equal to 12% of a Unit's purchase price each year for 10 years, an investor would have to receive a return of from 16.5% to 20% (depending on the investor's marginal tax bracket) from an investment in a taxable investment vehicle to have the same after-tax results.

     THERE CAN BE NO ASSURANCE THAT THESE INVESTMENT OBJECTIVES WILL BE ACHIEVED. IN ADDITION, THE DEGREE OF ACHIEVEMENT OF THE FUND'S OBJECTIVES MAY VARY BETWEEN THE SERIES.

     NOT TO BE USED IN ARIZONA, MAINE, MASSACHUSETTS, MINNESOTA, MISSOURI, NEBRASKA, PENNSYLVANIA, TENNESSEE OR TEXAS

                                        66a

                        INVESTMENT OBJECTIVES AND POLICIES

Principal Investment Objectives

    The Fund's principal investment objective is to provide tax benefits in the form of:

         (a) A predictable stream of Tax Credits which Unitholders may use to offset their Federal income tax liabilities, subject to certain specific limitations.

         (b) Losses for Tax Purposes which (i) individuals, S Corporations and personal service C Corporations may use to offset passive income, (ii) closely-held C Corporations may use to offset income other than portfolio income and (iii) all other C Corporations may use to offset any type of income.

    In addition the Fund will seek, to the extent feasible, to preserve and protect the Fund's invested capital and to return such capital through cash distributions resulting from Sale or Refinancing transactions. See "Sale or Other Disposition of Investments" below.

    It is not an investment objective of the Fund to provide significant amounts of cash distributions from operations, and any such distributions can be anticipated only where a particular Apartment Complex is subject to relatively lower mortgage financing or includes units which are not intended to be eligible for Tax Credits.

     THERE CAN BE NO ASSURANCE THAT THESE INVESTMENT OBJECTIVES WILL BE ACHIEVED. IN ADDITION, THE DEGREE OF ACHIEVEMENT OF THE FUND'S OBJECTIVES MAY VARY BETWEEN THE SERIES.

     TO BE USED ONLY IN ARIZONA, MAINE, MASSACHUSETTS, MINNESOTA, MISSOURI, NEBRASKA, PENNSYLVANIA, TENNESSEE OR TEXAS

                                      66b

    At such times during the negotiations for a specific investment as the Fund Manager believes a reasonable probability exists that the investment will be acquired by a Series, this Prospectus will be supplemented to disclose the negotiations and pending investment. Any such supplement will set forth available data with respect to the investment, including the proposed terms of purchase, a description of the Apartment Complex and other information considered appropriate for an understanding of the transaction.

    The consummation of any acquisition that is not covered by binding agreements will be subject to further negotiation with the developer and execution of a final agreement. Such final agreement may differ in material respects from prior understandings or agreements between the developer and the Series. The acquisition or retention of each investment will also be subject to various terms and conditions of closing, including the receipt of satisfactory closing documentation, and to the receipt of sufficient Net Proceeds of the Series which is to make the investment. Accordingly, there can be no assurance that any potential Apartment Complex investment initially disclosed in a supplement to this Prospectus will ultimately be acquired, nor that the terms of any acquisition will not differ substantially from those which were initially disclosed.

    Low Income Housing Credits will be available for an Apartment Complex over a 10-year period commencing with the date that the Property is placed in service and otherwise meets the requirements for the credit. Although Unitholders are expected to be allocated Low Income Housing Credits beginning in the year they are admitted to a Series, it is also expected that the amount of Low Income Housing Credits available to Unitholders will be higher in subsequent years because of the time that is necessary for the Fund Manager to identify the Local Limited Partnerships in which a Series will invest and for such Local Limited Partnerships to complete construction of their respective Apartment Complexes. However, any reduction in Low Income Housing Credits in the first and second years of a Series is expected to result in additional Low Income Housing Credits in the tenth and eleventh years of a Series.

    The Fund Manager believes that each Series will be able to acquire a sufficient number of Local Limited Partnership Interests at a purchase price which will enable the Series to provide the amounts of Tax Credits anticipated at commencement of the Series Offering. This belief is based upon the general knowledge that the management personnel of the Fund Manager have with respect to the current and past purchase prices for properties that are eligible for Tax Credits. In negotiating the purchase price to be paid by a Series for its interest in a Local Limited Partnership, the Fund Manager will determine the portion of the Net Proceeds that can be paid for such interest which will enable the Unitholders to receive the anticipated amount of Tax Credits. The Fund Manager will take into consideration the possibility that a Local Limited Partnership will not provide all of the Tax

Credits that are expected, and the purchase price paid by the Series for that interest will be reduced to take into account the possibility that the full amount of the Tax Credits will not be delivered. Prospective investors should note that, to the extent a Series does not make Distributions of Sale or Refinancing Proceeds and Cash Available for Distribution in respect of a Unit equal to the $1,000 purchase price of the Unit, the Tax Credits generated by the Series would in effect represent a return of (and not a return on) the investor's investment in the Series.

    Among other things, the Fund Manager's estimate of the amount of Tax Credits that will be provided by each Series is based upon the assumption that investment demand for Apartment Complexes receiving Tax Credits does not increase the price for Local Limited Partnership Interests. In the recent past, heightened demand for, and a reduced supply of, Local Limited Partnership Interests has increased the purchase price thereof. Further increases could impair the ability of the Fund to provide investors with the anticipated amount of Tax Credits. See "Risk Factors Investment Risks - Keen Competition for Investments."

     The Fund Manager's estimate of the amount of the Tax Credits that will be provided by each Series is based upon additional assumptions, including, that
(a) no tax laws or regulations (and court interpretations thereof) will be enacted or adopted in the future which would adversely affect the tax positions of the Series; (b) the Apartment Complexes will qualify for the anticipated Tax Credits at the appropriate times; (c) 100% of the cost of the Low Income Units in each Apartment Complex will qualify for the low-income housing credit base;
(d) the Low Income Units in each Apartment Complex will be rented to eligible tenants; (e) the "qualified basis" of each Apartment Complex for purposes of calculating the Tax Credits will not decrease during the 15-year Initial Compliance Period and each Local Limited Partnership will continually meet the rental and occupancy tests for the Low Income Units during the Initial Compliance Period; (f) payments to Local General Partners or their Affiliates for their services to the Local Limited Partnerships in connection with the development of the Low Income Units will be included in the eligible tax credit base; and (g) in the case of an existing Apartment Complex, the acquisition thereof will constitute a "purchase" for purposes of Code Section 42. See "The Low Income Housing Credit."

    Events subsequent to the acquisition of Local Limited Partnership Interests could materially affect a Series' ability to provide all of the anticipated Tax Credits. For example, Tax Credits will be less than anticipated if there is a change in the present value calculation (which is based, pursuant to IRS regulations, on current interest rates) at the time the Apartment Complex is placed in service or if the expenditures by the Local General Partners to develop the Low Income Units, or other factors, cause the "qualified basis" to be less than anticipated. The amount of Tax Credits achieved could also be materially and adversely affected by the failure of any other of the assumptions mentioned in the preceding paragraphs. See "Risk Factors -

Risks Related to Tax Credits." However, as discussed below in this section under "Terms of the Local Limited Partnership Agreements," the Local Limited Partnership Agreements will include various "adjuster" provisions intended to reduce the adverse consequences to a Series if such subsequent events occur by reducing the Series' required capital contribution to the affected Local Limited Partnership.

    The foregoing investment objectives are set forth in the Partnership Agreement and can only be changed by an amendment to the Partnership Agreement. An amendment to a Series' investment objectives may be made with the approval of Unitholders owning more than 50% of the Units in the Series unless the amendment would adversely affect the limited liability of a Unitholder of the Series or the rights, powers, duties or compensation of the Fund Manager or any of its Affiliates, in any of which events it will also require the consent of such persons. See "Risk Factors - Fund-Related Risks - Risks Related to Exercise of Unitholder Voting Rights." Further, in the event that recent changes in the Federal income tax laws are not interpreted in the way in which the Fund Manager has interpreted such provisions or in the event other changes occur which would materially and adversely affect the ability of a Series to attain its investment objectives by pursuing the investment policies described below, the Fund Manager may be required to make certain modifications to such investment policies, subject to the restrictions set forth in the Partnership Agreement, so as to afford the Series a better opportunity to achieve its investment objectives.

Investment Policies

    Investment Criteria. In selecting Apartment Complexes the Fund Manager will evaluate, among other factors: the amount of Tax Credits which are anticipated; the amount of cash flow from operations, if any, which is anticipated; the location of the Apartment Complex; general rental market conditions in the area of the Apartment Complex (including vacancy rates and information as to the numbers of people who meet the income standards required to be met by tenants in the area so that the Apartment Complex would be able to qualify for the Low Income Housing Credits); the expenses, rental rates and costs of construction of the Apartment Complex and comparable apartment complexes; the data supplied to the agency providing government financing subsidies or other lender; the financial strength of the Local General Partners; the prior performance of the Local General Partners; the experience and prior performance of the property manager for the Apartment Complex; the types of guarantees which can be obtained from Local General Partners or other sellers or developers; and the prior experience and reputation of the builder and architect of the Apartment Complex. In the event that the potential investment is in an older Apartment Complex, the Fund Manager will investigate the physical condition of such Property, including obtaining an engineering report if it determines that it is in the best interest of the Series to do so, and will review the current rent roll of the Apartment Complex.

    The criteria for selecting a particular investment of a Series will include the following:

    (1) The Apartment Complex must be completed, under development or in the process of being rehabilitated.

    (2) The Apartment Complex must not have been placed in service prior to January 1, 1990 so that the limitations on utilization of the Low Income Housing Credits determined with regard to a taxpayer's adjusted gross income (see "Federal Income Tax Considerations - Limitations on Losses and Credits from Passive Activities") will not apply to Unitholders.

    (3) In the case of a new construction or rehabilitation Apartment Complex, no substantial part of the Series' investment shall be made prior to receipt of a commitment for the construction loan and no more than 75% of the Series' investment shall be made prior to receipt of a commitment for the permanent loan for the Apartment Complex.

    (4) With respect to a Local Limited Partnership owning an Apartment Complex which is to qualify for Low Income Housing Credits, the Local Limited Partnership must represent that at least 40% of the residential units comprising the Apartment Complex will be Low Income Units and, with respect to each Local Limited Partnership, the Local Limited Partnership must agree to provide the Series with the amount of Tax Credits anticipated to be received as a result of the ownership of the Apartment Complex.

    (5) In no case shall the Series invest in any Local Limited Partnership of which, at the date of initial investment, the Fund Manager or any Affiliate of the Fund Manager is a Local General Partner or an Affiliate of a Local General Partner, or otherwise has an interest therein, except as provided in Sections 5.2.2(vii), 5.3.2(i) and/or Section 5.3.1(viii) of the Partnership Agreement.

    As a condition to the Partnership's becoming a limited partner or member of a Local Limited Partnership, the Fund Manager will seek to ascertain the status of certain matters with respect to such Local Limited Partnership. These matters are expected to include (i) assurance that the Local Limited Partnership has title to its Apartment Complex, (ii) assurance that the Local Limited Partnership is duly formed as a limited partnership or limited liability company under the laws of its state of origin and (iii) receipt of an opinion of counsel for the Local Limited Partnership as to the limited liability of the Series as a limited partner or member thereof. Such counsel's opinion will also include, or permit the Fund's counsel to deliver to the Series, an opinion that the Local Limited Partnership is a partnership for Federal income tax purposes, that the allocation provisions of the Local Limited Partnership Agreement will not be significantly modified by the IRS and, based on the assumption that the Local Limited Partnership will operate as represented by the Local General Partners, that the Apartment Complex will qualify for the anticipated Tax Credits.

    A Series will not acquire any Local Limited Partnership Interest unless the Series has received, with respect to the Apartment Complex of such Local Limited Partnership, either (i) an appraisal prepared by a competent, independent appraiser or (ii) RD Forms 1924-13 (estimate and certificate of actual cost) and 1930-7 (statement of budget, income and expense) or HUD project cost and budget analysis on Form 2264, or a comparable form of any successor of RD or HUD or of a state or other governmental agency, including any applicable Tax Credit allocation agency, setting forth estimates with respect to construction and mortgage financing costs and initial rental income and operating expenses, which in either case will be maintained in the Series' records for at least five years, and shall be available for inspection and duplication by any Unitholder.

    Each Series intends to invest only in Local Limited Partnerships which will arrange for comprehensive insurance coverage for their Apartment Complexes, including liability, fire and extended coverage, of the type which is customarily obtained for similar properties. See, however, "Risk Factors - Investment Risks Possibility of Uninsured Losses."


    Eligibility for Low Income Housing Credits. Each Series will invest in Local Limited Partnerships which own and operate Apartment Complexes which are expected to be eligible for the Low Income Housing Credits and/or Historic Credits. With respect to Apartment Complexes which will generate Low Income Housing Credits, at a minimum, at least (i) 40% of the residential units in each Apartment Complex, and (ii) 70% of the total number of residential units in all of the Apartment Complexes, in which a Series invests shall be expected to be Low Income Units.


    Historic Tax Credits. Certain of the Local Limited Partnerships in which a Series invests may own Apartment Complexes which qualify for Historic Tax Credits in addition to, or instead of, Low Income Housing Credits. Historic Tax Credits are available for certain rehabilitation expenditures incurred in improving certified historic structures. If an expenditure is a qualified rehabilitation expenditure, the Historic Tax Credit is generally equal to 20% of such expenditure. Unlike Low Income Housing Credits, the full amount of the Historic Tax Credit is claimed in the year in which the rehabilitated structure is placed in service. The Historic Tax Credit is more fully discussed in "Federal Income Tax Considerations Historic Tax Credit" and "- Historic Tax Credit Recapture."

    Types of Properties. Each Series might invest in two basic types of Apartment Complexes. The first type consists of newly-constructed or substantially rehabilitated Apartment Complexes which generally will be comprised of a number of buildings containing a total of from 15 to 200 apartment units. These projects will be financed either by the U.S. Department of Agriculture, Rural Development ("RD") (formerly, the Farmers Home Administration of the U.S. Department of Agriculture), under the Home Investment Partnership program ("HOME"), or with the proceeds of tax-exempt bonds or of state and local bonds which are not tax-exempt, or with other below-market-interest-rate indebtedness, and may also receive rental assistance. The second type consists of newly-constructed or substantially rehabilitated Apartment Complexes without Federal or state government subsidies, but which otherwise qualify for Tax Credits, including single-room occupancy complexes.


    Location of Properties. The Apartment Complexes may be located in any of the United States, territories, or islands which are possessions of the United States. Apartment Complexes financed or assisted by RD will be located in towns of under 50,000 population. HUD-assisted Apartment Complexes will be located in cities with medium to large populations. Other Apartment Complexes may be located in urban, suburban or rural areas. It is the Fund Manager's intention to seek as much diversity as reasonably possible in the locations of the Apartment Complexes; however, a Series' ability to provide such diversification will be substantially influenced by the amount of the Net Proceeds of its Offering and the purchase prices of Local Limited Partnership Interests. See "Number of Investments" below and "Risk Factors - Investment Risks - Risks of Limited Diversification" and "Keen Competition for Investments." The Fund does not intend to invest in any distressed low-income areas with a high risk of property deterioration and neighborhood instability, but may invest in renewal areas where the Fund Manager believes there to be a strong probability of economic success.

    Number of Investments. The number of different Apartment Complexes in which a Series will be able to invest will depend on the amount of the Net Proceeds from the sale of Units and the purchase prices of Local Limited Partnership Interests. If only the minimum $1,400,000 of Capital Contributions for a Series is received, it is expected that the Series would invest in three to five Apartment Complexes. If the maximum Capital Contributions for a Series is received, the number of Apartment Complexes in which the Series would invest would be substantially greater. In each instance the actual number of Apartment Complexes will vary depending on the purchase price of interests in the Local Limited Partnerships. The Fund does not have a policy, and there is no limitation, as to the amount or percentage of a Series' assets which may be invested in any one Local Limited Partnership or group of Local Limited Partnerships or Local Limited Partnerships with which any person or group of persons is affiliated.

    Timing of Investments. Subject to the limitations below, a Series may make or commit to investments in Apartment Complexes at any time, including a time prior to the commencement or completion of its Offering. See "Risk Factors - Investment Risks - Risks of Investments Prior to the Sale of Units." The Fund Manager will attempt to mitigate the risks accompanying investments or commitments made in anticipation of the receipt of Offering proceeds by appropriately limiting such investments and commitments and by attempting to negotiate certain protective provisions in the related agreements or commitments. Such provisions may include extensions of the due dates for payment, releases from such commitments if proceeds are not available, or dilution of a Local Limited Partnership Interest to permit a reduced investment in an Apartment Complex.

    Any of the Capital Contributions of the Offering of a Series which the Series has not invested or committed to investment in Apartment Complexes within the later of (i) 24 months from the date of commencement of the Series' Offering or (ii) 12 months after termination of the Offering, except for amounts set aside for Reserves, will be returned by the Series to its Unitholders without reduction for Front-End Fees; and Capital Contributions so returned to Unitholders will constitute a return of capital and will not reduce the aggregate interest in the Series allocated to the Unitholders. Any funds with respect to the investment of which a Series has executed a written agreement in principle, commitment letter, letter of intent or understanding, option agreement or other similar understanding or contract or which the Series has set aside as a reserve for contingent payments as of the later of (i) the date 24 months after the date of the commencement of the Series' Offering or (ii) the date twelve months after the termination of the Offering, will be deemed committed to investment on that date and will not subsequently be returned to the Unitholders even if the investment of such funds is not consummated or the contingent payments are not made.

    Until required by a Series for use in connection with its business and operations as described in this Prospectus, all funds received out of the escrow account described under "Terms of the Offering and Plan of Distribution" or in payment of the Promissory Notes will be held by the Series in United States government securities, securities issued or fully guaranteed by United States government agencies, certificates of deposit and time or demand deposits in, or repurchase agreements constituting obligations of, commercial banks with deposits insured by the Federal Deposit Insurance Corporation or other short-term, highly-liquid investments ("Temporary Investments"). The rate of return on such types of investments has fluctuated widely in recent years and may be significantly more or less than that obtainable from investments in Apartment Complexes. The Net Proceeds will not be segregated or held separate from other funds of the Series pending investment, and no interest will be payable to the Unitholders if uninvested funds are returned to them upon the expiration of the 24-month period described above.

    Payment for Investments. A Series will normally make its capital contributions to a Local Limited Partnership in stages over a period of from one to two years, with each contribution due when certain conditions regarding construction or operation of the Apartment Complex have been fulfilled. For example (and solely for illustrative purposes), the Series' contribution could be made over a one- to two-year period subject to satisfaction of some or all of the following requirements: (1) reservation of Low Income Housing Credits and receipt of Form 8609 (Low Income Credit Allocation Certification); (2) admission of the Series as a limited partner or member in the Local Limited Partnership;
(3) receipt of a commitment for or closing of the construction loan for its Apartment Complex; (4) substantial completion of the Apartment Complex; (5) receipt of a commitment for or closing of the permanent loan; or (6) occupancy of the Low Income Units by qualified tenants. In connection with the acquisition of an interest in a Local Limited Partnership owning a completed project, a Series may make its capital contribution in stages, as described above, or in full at the time of its acquisition of such interest. Payments made by a Series or released from escrow to a Local Limited Partnership will generally be made subject to receipt of representations and warranties of the Local General Partners to the effect that there is no material default by the Local Limited Partnership under any mortgage loan or under any other material agreements in respect of the Apartment Complex. See "Terms of the Local Limited Partnership Agreements" below in this section.

    Once an investment has been selected, the Fund Manager's asset management personnel will monitor the Apartment Complex monthly to determine compliance with construction and rent-up schedules. After stabilized occupancy has been achieved, quarterly reviews and annual on-site visits will be conducted to monitor building maintenance, occupancy and other operations and maintenance of reserves.

    In determining whether or not to acquire an interest in a Local Limited Partnership, a Series may make a loan to the Local Limited Partnership prior to acquiring the interest. Any such loan must be on a short-term basis (not to exceed one year) and must, unless earlier repaid, be repaid from the Series' initial capital contribution to the Local Limited Partnership. The amount of any such loan may not exceed 50% of the total capital contribution to be made to the Local Limited Partnership.

    In the event a Local Limited Partnership as to which no investment is made fails to repay a loan to a Series, the amount of the Net Proceeds of a Series available for investment in other Local Limited Partnerships would be reduced. See "Risk Factors - Investment Risks - Risks of Loss of Loans Made to Local Limited Partnerships."

The Local General Partners

    Under the terms of the respective Local Limited Partnership Agreements, the Local General Partners will operate and control the business of the Local Limited Partnerships, and the role of a Series will be limited to that of a limited partner or non-managing member. Hence, the experience and the financial condition of the Local General Partners will be crucial to the success of any investment by a Series in a Local Limited Partnership.


    Financial Condition and Experience of Local General Partners. Prior to any investment in a Local Limited Partnership, the Fund Manager will obtain from the Local General Partners financial statements (which may be unaudited) and information and representations with respect to the prior experience of the Local General Partners in connection with real estate development. Except in the case of non-profit organizations, the Local General Partners and any Affiliate guaranteeing the obligations of any Local General Partner generally will be required to demonstrate to the reasonable satisfaction of the Fund Manager an aggregate net worth which is in an amount deemed appropriate by the Fund Manager and which is sufficiently liquid or otherwise readily available to be able to protect the Local Limited Partnership in view of the size and scope of its Apartment Complex, the obligations of the Local General Partners and their Affiliates to the Local Limited Partnership, any security or other assurances or measures taken to perform such obligations and the material contingent liabilities of the Local General Partners. A Series may invest in a Local Limited Partnership whose Local General Partner does not satisfy the foregoing standard if the Fund Manager determines that there are adequate alternative forms of assurance protecting the Local Limited Partnership. Notwithstanding the preceding, there cannot be any assurance that full disclosure in this regard will be made by Local General Partners, or that their financial condition will not adversely change during the course of a Series' investment in such Local Limited Partnership.


    Real estate development organizations which specialize in construction and ownership of apartment complexes of the type in which the Fund expects to invest are typically closely-held entities which depend, for their successful management and operation, on one or a very limited number of principal owners. In a typical Apartment Complex the principal owners of the development organization will, directly or through various entities controlled by them, provide rent-up, property management and other services involved in the development and ownership of such Apartment Complex, and possibly will also, through a separate entity, construct the Apartment Complex. Except in the case of non-profit organizations, the principal owners of the development organization will usually be the Local General Partners; in cases acceptable to the Fund Manager an Affiliate of the principal owners will be the Local General Partner, and all or some portion of its obligations under the Local Limited Partnership Agreement may be guaranteed by the principal owners or by one or more of their Affiliates. For purposes of this Prospectus, the term "Local General Partners" may include the various individuals and entities comprising the development organization which has organized and is operating the respective Local Limited Partnership.

    Compensation of Local General Partners. The Local General Partners will receive fees from the Local Limited Partnership in consideration of the construction and development of the Apartment Complex, management of such partnership and the Apartment Complex, their agreement to fund certain deficits discussed below, the initial rent-up of the Apartment Complex, and for other services rendered to such partnership, which may include a sales preparation fee and/or real estate commission for services rendered with respect to sale of the Apartment Complex. For a discussion of certain of these fees, see "Estimated Use of Proceeds."

    Withdrawal of Local General Partners. Each Series intends to invest only in Local Limited Partnerships in which an experienced real estate developer will agree to supervise management of the Apartment Complex or to serve as the managing general partner for a period of time acceptable to the Fund Manager. Under the terms of each Local Limited Partnership Agreement, the Local General Partner will not be permitted to withdraw from the Local Limited Partnership without the consent of the Series, unless a designated successor acceptable to the Series is admitted in its place, or unless a successor meeting certain specified criteria established in the Local Limited Partnership Agreement is admitted in its place.

Terms of the Local Limited Partnership Agreements

    It is anticipated that in each instance the Local Limited Partnership Agreement will be negotiated by the Fund Manager in such a manner as to impose on the Local General Partners significant responsibilities with respect to the Apartment Complex. The precise terms of such responsibilities, and the limitations thereon, will be subject to negotiation. However it is anticipated that the terms of each Local Limited Partnership Agreement may include the provisions described below.

    Development Obligation. In the case of a new construction or rehabilitation property, the Local General Partners will agree to provide all funds needed through the completion of the construction or rehabilitation of the Apartment Complex and the closing of its long-term mortgage financing, after applying mortgage loan proceeds and the Series' capital contribution (net of fees payable to the Local General Partners and their Affiliates). Funds so provided may or may not be reimbursable by the Local Limited Partnership. In the event of the failure of the Local General Partners to perform those obligations, the Local General Partners or their Affiliates will be in default pursuant to the terms of the Local Limited Partnership Agreement, and may be removed from the Local Limited Partnership by the Series.

    Operating Guarantees. The Local Limited Partnership Agreement will typically impose obligations on the Local General Partners to provide funds to the Local Limited Partnership to defray any operating deficits for a minimum of four years following the completion of the construction or rehabilitation of the Apartment Complex or to create a reserve to provide a source of payment of such deficits. The Local General Partners may or may not be entitled to reimbursement of such funds by the Local Limited Partnership. A Series may invest in Local Limited Partnerships for which such operating guarantees are not required if the Fund Manager determines that there are adequate alternative forms of assurance protecting the Series' investment in the Local Limited Partnership.

    Protection Against Reduction or Loss of Tax Credits. To reduce the adverse consequences which a Series would experience in the event that the amount of the Tax Credits actually allocated to the Series should be less than the amount represented when the investment was made, the Local Limited Partnership Agreement will include so-called "adjuster" provisions designed to provide the Series with a substantially similar aggregate return on investment as would have been received had the Tax Credits been as originally anticipated. Such provisions may adjust any one or more of the following: the required capital contribution by the Series, the Local General Partners' share of the cash available for distribution of such Local Limited Partnership, the development fee, the property management fee or partnership administration fee payable to the Local General Partners or their Affiliates, or the Series' share of Sale or Refinancing proceeds of such Local Limited Partnership. While the intention is to require the adjuster provisions described in this paragraph, such provisions may not be included in each Local Limited Partnership Agreement if the Fund Manager considers one or more of such provisions to be unnecessary for the protection of the Series or if the Fund Manager determines that it is otherwise in the interest of the Series to modify or eliminate such provisions. For example, such adjuster provisions may be modified or eliminated in connection with the acquisition of an interest in a Local Limited Partnership which owns a completed Apartment Complex.

    Each Local General Partner will covenant to take no action which would cause a termination or discontinuance of the qualification of an Apartment Complex as a "qualified low-income housing project" under Code Section 42(g)(1) or which would cause the recapture of any Tax Credit under the Code without the consent of the Series. In addition, the Local General Partner of a Local Limited Partnership which owns a Property which is not receiving government financing or operating subsidies will be obligated to pay to the Series an amount equal to any Low Income Housing Credit which is recaptured as a result of any Low Income Unit ceasing to qualify for Low Income Housing Credits (see "The Low Income
Housing Credit") or to furnish such other safeguards as the Fund Manager determines are appropriate to protect the Series and the Unitholders against the consequences of recapture.

    Prospective investors should note that, to the extent the Fund Manager is successful in negotiating guarantees, undertakings and assurances from the Local General Partners of the nature described in this Prospectus or otherwise, the prices paid by a Series for its Local Limited Partnership investments may be marginally higher than would otherwise be the case.

    Rights of Limited Partner. As a limited partner or non-managing member of a Local Limited Partnership, a Series will have no right to manage the operations of such partnership. However, each Local Limited Partnership Agreement will provide the Series with certain voting rights, including the right, in each case without the concurrence of the Local General Partners, to replace the Local General Partner on the basis of the performance and discharge of the Local General Partner's obligations, to approve or disapprove a sale or refinancing of the Apartment Complex owned by such Local Limited Partnership, to approve or disapprove the dissolution of the Local Limited Partnership and to approve or disapprove amendments to the Local Limited Partnership Agreement materially and adversely affecting the Series' investment in the Local Limited Partnership. Nonetheless, in the case of Apartment Complexes which are government assisted, the ability of the Series to take such actions may be subject to the prior approval of the government agency providing such assistance (see "Other Government Assistance Programs" below and "Risk Factors - Investment Risks - Risks of Government-Subsidized Housing Projects"). Similarly, each Local Limited Partnership Agreement will provide the Series with certain other rights, including rights relating to the calling of meetings, reports to holders of limited partnership interests and access to records comparable to those which the Partnership Agreement provides to the Unitholders. See "Summary of Certain Provisions of the Partnership Agreement." No assurance can be given that the exercise of such rights (and possibly their mere existence) will not cause the Series to be deemed a general partner of any such Local Limited Partnership which is a limited partnership. See "Risk Factors - Fund-Related Risks - Risks of Unitholder Liability." Except where the Fund Manager or its Affiliates serve as a Local General Partner of a Local Limited Partnership, each of the foregoing voting and other rights of the Series as a limited partner or non-managing member in the Local Limited Partnership will be exercised by the Fund Manager on behalf of the Series, and Unitholders will not have any right to participate therein. See "Conflicts of Interest."

    Role of SLP Affiliate. It is anticipated that the SLP Affiliate will be a special limited partner of certain Local Limited Partnerships and will have one or more of the following: the right to assume the duties and receive the benefits of the Local General Partner upon the removal or withdrawal of the Local General Partner; the right to approve the selection of, and/or dismiss, any manager of the Apartment Complex; the right to approve the selection of, and/or dismiss, the accountants for the Local Limited Partnership; the right to direct the decisions of the "tax matters partner" of the Local Limited Partnership, including the right to bring and defend administrative and judicial actions and make tax elections; the right to compel the Local General Partner to locate a buyer for the Apartment Complex or the Series' Local Limited Partnership Interest; and the right to approve or disapprove certain transactions outside of the ordinary course of business proposed to be taken by the Local Limited Partnership. It should be noted that in the case of Apartment Complexes which are government assisted, the ability of the SLP Affiliate to take such actions may be subject to the prior approval of the government agency providing such assistance (see "Other Government Assistance Programs" below and "Risk Factors - Investment Risks - Risks of Government-Subsidized Housing Projects").

    Interests in Profits, Losses and Distributions. Each Series will normally acquire at least a 90% interest in the profits, losses and Tax Credits of each Local Limited Partnership, with the balance remaining with the Local General Partners and the SLP Affiliate. However, in certain cases, at the discretion of the Fund Manager, a Series may acquire a lesser interest (but normally at least a 50% interest) in the profits, losses and Tax Credits of a Local Limited Partnership. See "Joint Investments" below in this section. The Local General
Partners will generally receive as management fees and/or participations a portion of the cash flow from operations of an Apartment Complex and reimbursements payable from cash flow. The Local Limited Partnership Agreement will normally provide that distributions of proceeds from a Sale or Refinancing of the Apartment Complex will be paid in the range of from 95% to 100% to the Series until it has received a full return of that portion of the Net Proceeds invested in the Local Limited Partnership (which may be reduced by any cash flow distributions previously received) as well as providing the Series with a share of any remaining Sale or Refinancing proceeds, which share may range from 10% to 90%. The sharing arrangements for cash distributions from operations and Sale or Refinancing proceeds will depend upon the competition for interests in Apartment Complexes which are suitable for investment and will also depend upon the particular circumstances of each Apartment Complex, including the proportion of residential units in the Apartment Complex eligible for Low Income Housing Credits, the amount invested by the Series in the Apartment Complex relative to the other sources of financing for the Apartment Complex, the percentage interest in the profits and losses of the Local Limited Partnership which is acquired by the Series relative to the interests held by other parties, and the amounts of cash flow and appreciation anticipated or realized.

Joint Investments

    Local Limited Partnerships may be invested in jointly by a Series and the other Series or other limited partnership (including another limited partnership sponsored by the Fund Manager or any of its Affiliates), provided that: (1) the two partnerships have similar investment objectives, (2) there are no duplicate property management or other fees, (3) the compensation to the sponsors of each partnership is substantially similar, (4) each partnership will have a right of first refusal if the other partnership wishes to sell its interest in the Local Limited Partnership (although there is a risk that a partnership may not have sufficient resources to accomplish such purchase), (5) the investment of each partnership is on substantially the same terms and conditions, and (6) if the other limited partnership is (a) controlled by the Fund Manager, the other limited partnership must be publicly registered under the Securities Act of 1933, or (b) is not controlled by the Fund Manager, the Series must acquire a controlling interest in the joint venture. See "Risk Factors - Investment Risks
- Risks of Joint Investments" and "Conflicts of Interest." A Series cannot engage in activities through a joint venture that it could not otherwise undertake.

Use of Leverage

    Except as may be necessary to make initial investments in Local Limited Partnerships prior to the sale of Units, the Fund does not anticipate borrowing funds, although the Fund Manager has full authority to cause a Series to borrow money as deemed necessary or appropriate to the achievement of the Series' investment objectives.

    The Fund Manager or its Affiliates may advance funds from time to time to a Series in order that the Series may make initial investments (including loans and deposits) in Local Limited Partnerships prior to the sale of its Units. Such advances, together with interest thereon, will be repaid from the proceeds of the Offering. See "Estimated Use of Proceeds." All borrowings by a Series from the Fund Manager or an Affiliate must (i) be on a short-term basis; (ii) not bear any interest, charges or fees in excess of the amounts which would be charged by unrelated lending institutions on comparable loans for the same purpose in the same locality (and in no event may such interest exceed by more than 2% per annum the Prime Rate); and (iii) not be subject to any prepayment charge or penalty.

    The ability of a Series to generate Tax Credits in the amounts anticipated will depend in part on the use of leverage by the Local Limited Partnerships. Accordingly, the Fund Manager expects that the Local Limited Partnerships will use debt to finance, on a combined basis, approximately 60% to 90% of the acquisition and development costs of their Apartment Complexes. Such financing may include loans made, guaranteed or subsidized by agencies of Federal, state or local governments, including state or local government bond financing, balloon payment mortgages, loans providing for variable interest rates, renegotiable interest rates or deferral of principal payments, wrap-around loans and loans from non-profit organizations one of the tax-exempt purposes of which includes the financing of low-income housing. See "Other Government Assistance Programs" below and "Risk Factors - Investment Risks - Risks Associated With Use of Leverage." No Series will impose any limitation on the indebtedness which may be incurred by any

Local Limited Partnership and, consistent with the investment objectives of the Fund, the Fund Manager has discretion to select Local Limited Partnerships which have structured the financing of their Apartment Complexes in any way and from any source that the Local General Partners believe is feasible for the properties, and that the Fund Manager believes is both (i) feasible for the particular property and (ii) beneficial for the investors. Notwithstanding the preceding, following the termination of the Offering of Units a Series' share of such indebtedness may not exceed (i) with respect to conventionally-financed Apartment Complexes, the sum of 85% of the aggregate purchase price of all Apartment Complexes which have not been refinanced, and 85% of the aggregate fair market value of all Apartment Complexes which have been refinanced and (ii) with respect to subsidized Apartment Complexes, the sum of 100% of the aggregate purchase price of all Apartment Complexes which have not been refinanced, and 100% of the aggregate fair market value of all Apartment Complexes which have been refinanced.

Sale or Other Disposition of Investments

    In general, sale or refinancing of an Apartment Complex or a Series' interest in a Local Limited Partnership will be subject to various restrictions which will require that investments be held for substantial periods. The present expectation of the Fund Manager is that a Series will hold its investments for at least 15 years after the Series acquires them in order to avoid recapture of Tax Credits (see "The Low Income Housing Credit"), and will thereafter, subject to the restrictions discussed below, attempt to sell or refinance the investments with the objective of returning to the Unitholders of the Series, at a minimum, their invested capital. However, when it determines that it is in the best interests of the Series to do so under all of the then applicable circumstances, the Fund Manager may cause the Series to sell or refinance any investments at an earlier or later time.

    The Low Income Units in an Apartment Complex generally must be rented as low-income housing for the Low Income Use Period (i.e., a period of at least 30 years and, possibly, of up to 55 years), so that any sale of such an Apartment Complex during that period must be to a purchaser who agrees to maintain the Low Income Units as low-income housing for the duration of such period. However, except where more stringent requirements are imposed under state law, the Low Income Use Period can be terminated as to an Apartment Complex after the 15-year Initial Compliance Period if the housing agency of the state in which the Apartment Complex is located is unable to find a purchaser at a price that will return the owner's adjusted equity investment in the Apartment Complex, although existing tenant leases cannot be terminated by the owner during the three years thereafter. See "The Low Income Housing Credit - Credits Subject to State Allocation."

    Any Apartment Complexes receiving government financing or operating subsidies will generally be subject to substantial additional restrictions on sale or refinancing. For example, currently applicable RD regulations do not permit the sale of a property which is financed by such agency except with the specific approval of RD, and mortgage loans which are funded after December 14, 1989 cannot be prepaid at any time during their terms of up to 50 years. Similarly, current HUD regulations require that HUD must approve the sale of more than 50% of the interests in any limited partnership or limited liability company which owns a property which is receiving some form of HUD subsidies.

    However, consistent with the foregoing and other applicable regulatory restrictions, the Fund Manager believes that the Local Limited Partnerships should be able to sell or refinance the Apartment Complexes after a 15 to 20-year holding period under one or a combination of the following circumstances:

         (1) After the expiration of the Initial Compliance Period with respect to its Apartment Complex, a Local Limited Partnership could seek to sell the Apartment Complex to:

                  (a) another entity similar to the Fund or the Local Limited Partnership which would agree to continue to operate the Low Income Units as housing for low-income tenants for the balance of the Low Income Use Period and otherwise in compliance with restrictions imposed under the regulations applicable to Low Income Housing Credits and the requirements of existing mortgage indebtedness. Such a sale would likely be feasible only if at that time the Code includes provisions extending significant tax benefits to purchasers of existing low-income housing; or

                  (b) certain other types of purchasers who, irrespective of then-existing Code provisions, may have incentives to acquire and operate the Low Income Units as housing for low-income tenants, such as the tenants of the Low Income Units (or a cooperative or other organization formed on their behalf) or a state agency or non-profit organization.

         (2) With respect to Apartment Complexes which are subject to the RD prepayment prohibition discussed above, RD will, under certain circumstances, guarantee an equity loan to the Local Limited Partnership owner 20 years after the original loan was made. The equity loan would be in an amount of up to 30% of the amount of the original loan and would be funded from monthly payments to a special RD national pool. See "Other Government Assistance Programs - RD Financing and Rural Rental Assistance Programs."

    In connection with any disposition of an Apartment Complex (or Local Limited Partnership Interest), the Local Limited Partnership (or the Series) will have the right to engage in seller financing of the disposition of such Apartment Complex (or Local Limited Partnership Interest) by accepting a promissory note in partial payment of the sales price. However, it is anticipated that a Series as a limited partner or non-managing member of the Local Limited Partnership will have the right to approve or disapprove any such proposed sale. A Series will thus be in a position to weigh the higher sales price that such seller financing will generally provide against the credit risk that the obligor on such promissory note would default in its payment obligations, and the fact that distribution by a Series of Sale or Refinancing Proceeds, if any, would be further delayed to the extent of the principal amount of such promissory note.

Reserves

    Each Series initially will set aside at least 3% of the Capital Contributions as a Reserve for contingencies. The Fund Manager will increase or decrease such Reserve from time to time as it deems appropriate. The Reserve may be used to cure any problems arising from the Apartment Complexes, although most Apartment Complexes will have their own reserve requirements. Reserves of a Series may also be utilized to pay expenses of the Series, including the annual Asset Management Fee, to the extent other funds of the Series are not so available.

Other Policies

    No Series will lend funds (other than in the form of Temporary Investments as described above) to any person or entity, including the Fund Manager and its Affiliates, except that it may make loans to, or post letters of credit for, a Local Limited Partnership in which the Series is expected to acquire an interest, subject to certain limitations specified in the Partnership Agreement.


    No Series will underwrite securities of other issuers, offer securities in exchange for property or, except in connection with the investments of funds in Local Limited Partnerships, invest in securities of other issuers, other than in Temporary Investments as described above.


    No Series will (i) utilize Cash Available for Distribution to acquire Local Limited Partnership Interests; or (ii) reinvest Sale or Refinancing Proceeds unless a sufficient portion thereof is distributed to the Series' Unitholders to enable each such Unitholder (assuming that he is in a combined Federal, state and local marginal income tax bracket of 30%) to pay the Federal, state and local income tax liability arising from the Sale or Refinancing which generated such proceeds, and in any event Sale or Refinancing Proceeds will not be reinvested following the second anniversary of the first day of the calendar quarter in which the Investment Date occurs, except to the extent of any Reserves retained therefrom.

    A Series may, in the absolute discretion of the Fund Manager and once the Series' offering has concluded, repurchase Units upon the written request of a Unitholder. No Series has any obligation to repurchase any Units at any time, and there is no assurance that any Units will in fact ever be repurchased by a Series. No Units will be repurchased from the Fund Manager or any of its Affiliates.

    Neither of the Series is a real estate investment trust and, therefore, neither is subject to the restrictions imposed on such entities by the Code. Each Series will use its best efforts to conduct its operations so as not to be required to register as an investment company under the 1940 Act.

    No Series will engage in any transaction which would result in the receipt by the Fund Manager or an Affiliate of the Fund Manager of any undisclosed "rebate" or "give-up" or in any reciprocal business arrangement which results in the circumvention of the restrictions contained in the Partnership Agreement.

                           THE LOW INCOME HOUSING CREDIT

Summary

    Section 42 of the Internal Revenue Code of 1986 ("Code"), as amended by the Technical and Miscellaneous Revenue Act of 1988 ("1988 Act"), the Omnibus Budget Reconciliation Act of 1989 ("1989 Act"), the Omnibus Budget Reconciliation Act of 1990 ("1990 Act") and the Omnibus Budget Reconciliation Act of 1993 (the "1993 Act"), provides tax credits (the "Low Income Housing Credits") to investors in certain low-income housing. Following is a summary of the more salient provisions of Code Section 42 and its interrelation with other Code provisions. Each of these provisions is discussed in greater detail in the subsections below and under "Federal Income Tax Considerations."


    Low Income Housing Credits are indirect Federal subsidies of low-income housing and are being claimed by individuals, small businesses and large corporations. Low Income Housing Credits offset tax liability dollar-for-dollar regardless of a taxpayer's tax bracket because they are tax credits and not tax deductions; thus, tax credits are more valuable than tax deductions or tax deferrals. Taxes are one of the largest expenses faced by taxpayers throughout their lifetimes, and therefore represent one of the greatest barriers to retaining earned income. According to a report issued by the Tax Foundation, in 1997 the average American will have to work two hours and 49 minutes of each eight-hour workday to pay all taxes. Federal taxes will exhaust one hour and 53 minutes of earnings, and state and local taxes will exhaust 56 minutes of earnings. The report states that American workers utilized a greater portion of the workday to pay taxes than to pay for food and tobacco, clothing, and housing and household operations. An investment in Low Income Housing Credits reduces Federal tax liability and thereby can increase after-tax spendable income.


    It is important to note that Low Income Housing Credits are tax credits rather than the more familiar tax deductions. For example, a married couple filing jointly with taxable income of $125,000 in 1997 would be subject to Federal income tax liability before Tax Credits in the amount of approximately $30,000, or approximately 24% of taxable income. (The tax liability for later years could be different due to changes in the tax rates resulting from inflation adjustments or amendments to the tax laws. See "Federal Income Tax Considerations - Other Important Tax Considerations - Tax Rates" and "- Changes in Tax Law.")

If the couple had $7,750 in Low Income Housing Credits (the maximum permissible amount pursuant to the $25,000 deduction equivalent, as discussed under "Federal Income Tax Considerations - Limitations on Losses and Credits from Passive
Activities - Exception for Low Income Housing Credits and Historic Tax Credits"), their Federal tax liability of $31,000 would be reduced by $7,750 to $23,250.















These pie charts are intended to graphically display that Tax Credits reduce income taxes dollar-for-dollar, and are not intended to be, nor should they be interpreted as, predictions of Tax Credits to be allocated to an investor. The absolute and/or relative percentage reduction in Federal income taxes to be realized by any investor will depend on his actual tax liabilities and his actual Tax Credits.

    Low Income Housing Credits account for the construction of approximately 120,000 housing units annually. Nonetheless, the availability of quality low-income housing has declined. According to the Joint Center of Housing Studies of Harvard University, "[t]he national goal of decent and affordable housing for all Americans remains out of reach because of two broad trends: the persistence of poverty and the loss of low-cost rental units from the housing inventory." According to another study (A Place To Call Home, Center On Budget and Policy Priorities, based on information from the American Housing Survey through 1993), the shortage of affordable rental housing is not a new problem, but one that dates back to the early 1970's. Since 1970, the number of low rent or affordable units has continued to fall in relation to the number of those in need of these units. This persistent decline has created a shortage of 4.7 million affordable rental units nationwide. Among the problems the nation faces is the loss of low-cost rental units that provide shelter for families, the elderly and other citizens of modest means.





















    Low Income Housing Credits are designed to subsidize either 70% or 30% of the costs of the low-income units in an apartment complex. Accordingly, the amount of Low Income Housing Credits is based on the cost of a property, rather than the operations of the property, and thus are pre-determined in amount. The subsidies are realized by claiming Federal Tax Credits every year for 10 years, with the entire amount of the subsidies allocated at the beginning of the 10-year period, resulting in a steady and predictable stream of Tax Credits. Unlike other investments, once determined, the amount of Tax Credits does not fluctuate.

    In exchange for the right to claim Low Income Housing Credits, the owner of the apartment complex must agree to rent the low-income units to low-income individuals at reduced rental rates for a period of at least 15 years. Failure to do so will result in ineligibility for any portion of the Low Income Housing Credits not yet claimed and, possibly, the recapture of such credits previously claimed.

    Code Section 42 authorizes a fixed amount of Low Income Housing Credits which any state may allocate in any year. Generally, an apartment complex owner must receive an allocation of Low Income Housing Credits from an agency of the state in which the apartment complex is located.

    Most taxpayers are not able to claim Low Income Housing Credits in unlimited amounts. Rather, such ability is limited by the provisions of the Code known as the "passive activity" rules, the "at risk" rules, the overall limitation on "general business" credits, and the alternative minimum tax rules.

    Prospective investors should note that the Low Income Housing Credit program is extremely technical in nature. Few Treasury Regulations have been issued interpreting Code Section 42, and there can be no assurance that the provisions of that Section will be interpreted in a manner consistent with the description set forth below. Furthermore, the discussion that follows is general in nature. Because the Fund has not yet identified any of the Local Limited Partnerships in which it will invest, it is impossible to predict how certain specific provisions of the Low Income Housing Credit program will apply to the Apartment Complexes.

Maximum Amount of Credit

    Under Code Section 42, for a 10-year period an owner (which may include a limited partner in a limited partnership owner or member of a limited liability company owner) of an apartment building receives tax credits equal to the "applicable percentage" (as explained in the next paragraph) times that portion of the basis of the building qualified for the credit (the "qualified basis"). For a discussion of qualified basis, see "Qualified Properties" below. Such Low Income Housing Credits may be used by the owner, subject to various limitations, to reduce his Federal income tax liabilities over a 10-year period.

    The "applicable percentage" is a percentage prescribed by the Secretary of the Treasury for the earlier of (i) the month in which the building is placed in service, or (ii) at the election of the owner, the month in which the owner and the housing credit agency enter into an agreement as to the amount of Credit Authority to be allocated to the building. The applicable percentage varies essentially according to two major factors: (i) whether a property is newly constructed or substantially rehabilitated or is an existing property and (ii) whether or not a property is Federally subsidized. There are two basic credit categories:

    1. Non-Federally subsidized new construction or substantial rehabilitation properties receive a maximum credit which will yield a present value of 70% of the qualified basis of the property. This is the applicable percentage expressed in present value terms for recognition of credits over 10 years. Accordingly, the applicable percentage is determined primarily by long-term interest rates, and does not fluctuate with stock or bond prices. Congress determined that for 1987 a 9% credit would have a present value of 70%; thus 9% was the applicable credit percentage for 1987. For years subsequent to 1987, each month the Treasury Department redetermines the appropriate yearly percentage that will yield a 70% present value over 10 years utilizing a prescribed discounting methodology.  For  properties  placed  in  service  in  June  1997,  the  yearly percentage is 8.64%. "Substantial rehabilitation" is defined as capital expenditures (other than acquisition costs) incurred in connection with rehabilitation of a building aggregated over a 24-month period in an amount equal to at least the greater of 10% of adjusted basis or $3,000 per Low Income Unit.

    2. Federally subsidized new construction or substantial rehabilitation properties receive a maximum credit which will yield a present value of 30% of the qualified basis of the property. Congress determined that for 1987 a 4% credit would have a present value of 30%; thus 4% was the applicable credit percentage for 1987. For years subsequent to 1987, the Treasury Department makes monthly redeterminations in a manner corresponding to that described in the preceding paragraph for the 70% present value credit. For properties placed in service in June 1997, the yearly percentage for this 30% present value credit is 3.70%. For purposes of the Low Income Housing Credit program, Federal subsidies include only tax-exempt financing and below-market-interest-rate Federal loans the proceeds of which are used directly or indirectly with respect to the property. See the material below under the caption "Other Government Assistance Programs" for a discussion as to whether certain programs which may be utilized for the Apartment Complexes are considered "Federally subsidized" within the meaning of the 1986 Act, which used this term in a manner which is not co-extensive with its customary definition. An owner has the option of excluding Federally subsidized loans from qualified basis and then using the 70% present value credit against the remaining qualified basis.


    The acquisition costs of existing buildings will only be eligible for a credit if the buildings are subject to substantial rehabilitation (as defined above). (If the acquisition is from a government agency, the rehabilitation expenditures must average at least $3,000 per low-income residential unit, without regard to the 10% of adjusted basis rule.) If the substantial rehabilitation test is satisfied the acquisition costs are eligible for the 30% present value credit. However, acquisition costs are not available for the 30% present value credit if the property was last transferred, or if it underwent certain rehabilitation work, during the prior 10 years, although the Secretary of the Treasury may waive this rule with respect to any

Federally-assisted building in order to avert certain mortgage assignments or claims against Federal mortgage insurance funds, or to preserve as low-income housing properties which are acquired from failed thrift institutions or properties as to which certain mortgages may be prepaid.

    The qualified basis of a low-income housing property is determined at the end of the first taxable year of the credit period. However, an owner may elect to make more of a property eligible for Low Income Housing Credits after the ten-year credit period has already begun. The so-called "addition to qualified basis" provides a credit equal to two-thirds of the applicable percentage noted above, and such credits are claimed over the remainder of the Initial Compliance Period. Additional credits must be allocated from the state's Credit Authority described below under "Credits Subject to State Allocation," but are not subject to recapture. See "Recapture of Low Income Housing Credits" below in this section.

Qualified Properties

    Pursuant to Code Section 42(g), Low Income Housing Credits are available only with respect to "qualified low-income housing projects." "Qualified low-income housing projects" are generally residential rental projects in which
(a) 20% or more of the aggregate residential rental units are occupied by individuals with incomes of 50% or less of area median income, as adjusted for family size (the "20-50 set-aside test") or (b) 40% or more of the aggregate residential rental units are occupied by individuals with incomes of 60% or less of area median income, as adjusted for family size (the "40-60 set-aside test"). This requirement, referred to as the minimum set-aside, must be met in order for any portion of an apartment development to be eligible for Low Income Housing Credits. Additional residential rental units in an apartment development, beyond the minimum set-aside, also will qualify for Low Income Housing Credits if such residential rental units meet the income standards selected for the minimum number of residential rental units.

    Additionally, in order to qualify for Low Income Housing Credits, the gross rent charged to tenants who meet the applicable income limitation cannot exceed 30% of the applicable set-aside income (i.e., 50% or 60% of area median income), assuming that, in the case of a unit which does not have a separate bedroom, the unit is occupied by one individual, and, in all other cases, that the unit is occupied by one and one-half individuals per separate bedroom (the "rent restriction test"). Gross rent for this purpose includes the cost of any utilities, other than telephone, and any mandatory costs for services such as meals and social services. Federal, state and local rental assistance payments are not included in gross rent and thus an owner may receive a rental subsidy payment under the RD Rental Assistance Program or similar programs of other agencies in addition to the amount paid by the tenant.

    Units which are both rent-restricted and occupied by individuals who meet the applicable income limitation are referred to herein as "Low Income Units." Low Income Units must be suitable for occupancy, and used, on a non-transient basis.

    Pursuant to Code Section 42(g)(3) an apartment development must, in general, meet the minimum set-aside requirements as well as the rent restriction test not later than the close of the first year of the 10-year credit period for the development. The owner may elect which of the minimum set-aside tests (i.e., the 20-50 set-aside test or the 40-60 set-aside test) it proposes to meet but, once made, the election is irrevocable. In order to avoid credit recapture, the apartment development must remain in compliance with the rules governing the Low Income Housing Credit program for the 15-year Initial Compliance Period. However, a separate 15-year compliance period commences in the year that substantial rehabilitation is completed. Thus, with respect to a building undergoing substantial rehabilitation, the effective compliance period will be extended by the time period between acquisition and the completion of such substantial rehabilitation.

    The "qualified basis" of an apartment development with respect to which Low Income Housing Credits are computed is generally the portion of the "eligible basis" in a building attributable to the Low Income Units. This proportion is the lesser of (1) the proportion of occupied low-income units to all residential rental units (whether or not occupied), or (2) the proportion of floor space in the occupied low-income units to the total floor space of all residential rental units (whether or not occupied) in the building.

    In general, the "eligible basis" of a building is its adjusted basis for Federal income tax purposes, determined as of the close of the first taxable year of the Initial Compliance Period. For a newly-constructed building, eligible basis will be the cost of construction, including all direct costs and various related "soft" costs, such as construction period interest, developer's and architects' fees, other compensation, insurance and general and administrative expenses related to construction. For a substantially-rehabilitated building eligible basis would be comprised of rehabilitation costs aggregated over a 24-month period, provided that such costs are in an amount equal to at least the greater of 10% of adjusted basis or $3,000 per Low Income Unit. Acquisition costs may only be included in eligible basis to the extent they satisfy the principles for inclusion discussed above under "Maximum Amount of Credit." Land costs may not be included in eligible basis. Because only the adjusted basis of a building may be included in eligible basis, one must take into account the adjustments to basis described in Section 1016 of the Code, except for depreciation. For example, a reduction in basis equal to any Historic Tax Credit allowed with respect to a property would be taken into account. As indicated in "Federal Income Tax Considerations - Basis of Local Limited Partnerships in Their Apartment Complexes" and " - Depreciation," no opinion of Counsel or of counsel to a Local Limited Partnership will be rendered with respect to the calculation of an Apartment Complex's adjusted basis. It should be noted that the eligible basis for any building is reduced by an amount equal to the portion of the adjusted basis of the building which is attributable to residential rental units in the building which are not Low Income Units and which are above the average quality standard of the Low Income Units in the building. However, at the election of the taxpayer, the cost of a unit that would otherwise be so excluded from eligible basis may be included in eligible basis if (1) the excess cost of such unit over the average cost of the Low Income Units does not exceed 15% of the average cost of the Low Income Units and
(2) the excess cost is excluded from eligible basis.

    For all types of buildings, the eligible basis includes not only the adjusted basis of the residential rental units (subject to the limitations discussed above) but also the adjusted basis of facilities and certain personal property (such as major appliances) for use by the tenants and other facilities reasonably required for use in the common areas of the building. The costs of amenities in non-Low Income Units may only be included if the amenities are comparable  to the  costs  of  amenities  in the Low  Income  Units.  Also,  the allocable costs of tenant facilities such as swimming pools or other recreational facilities and parking areas may be included provided there is not a separate fee for use of these facilities and they are available on a comparable basis to all tenants.

    Residential rental property may qualify for Low Income Housing Credits even though a portion of the building in which residential units are located is available for commercial use. However, no portion of the cost of such nonresidential property may be included in the eligible basis. The legislative history of the 1986 Act suggests that it was the Congressional intention that the costs of such mixed-use facilities would be allocated according to a reasonable method that properly reflects proportionate benefits to be derived directly or indirectly by the nonresidential rental property and the residential units. The portion of the cost of each Apartment Complex owned by Local Limited Partnerships allocable to commercial space will be determined on a pro rata basis using a ratio of the area of commercial space to the total area of such Apartment Complex.

    Eligible basis may not include in any taxable year the amount of any Federal grant, whether or not such grant is includable in gross income. A Federal grant for such purpose (as opposed to a Federal loan or rental subsidy) includes any grant to the extent it is Federally funded.

    The eligible basis of a building located in an area designated by HUD as a "qualified census tract" or as "difficult to develop" will be deemed to be 130% of the eligible basis determined under the principles outlined above. For this purpose, a "qualified census tract" means a census tract designated by the Secretary of HUD (or, if census tract information is unavailable, an enumeration district) in which 50% or more of the households have an income which is less than 60% of the area median gross income. An area is treated as "difficult to develop" if it has high construction, land and utility costs relative to area median gross income. No more than 20% of the population of a metropolitan statistical area may be designated as within a qualified census tract or as difficult to develop, and no more than 20% of nonmetropolitan areas may be designated as difficult to develop.

Credits Subject to State Allocation

    All buildings, except those financed through proceeds of tax-exempt bonds subject to the tax-exempt bond ceiling included in the Code, must be allocated Credit Authority by the state or local credit agency for the jurisdiction in which the buildings are located. The aggregate annual Credit Authority is $1.25 per resident of the jurisdiction. In the event that a state fails to allocate its entire Credit Authority in a given year, the Code permits a one-year carry forward of the unused amount; to the extent the unused amount is not utilized during the carryforward period, it will be reallocated to other states through a national pool.

    Once Credit Authority is allocated by the credit agency to a particular housing development, the development does not have to reapply for Credit Authority in later years nor does the aggregate amount of the Credit Authority allocated to a housing development reduce the amount of Credit Authority available to other buildings in later years, if any. Accordingly, it is the case that all Low Income Housing Credits to be claimed by investors over a 10-year period are allocated at the outset of the 10-year period. However, in some circumstances it may be necessary to seek additional allocations of Credit Authority, if available, with respect to increases in qualified basis.

    Generally, a building must be placed in service during the calendar year for which the Credit Authority is allocated by the housing credit agency. The exceptions to this general rule are as follows: (i) allocations pursuant to a binding commitment made by a housing credit agency (not later than the close of the calendar year in which the building is placed in service) to allocate a specified dollar amount of Credit Authority to the building beginning in a specified later year; (ii) allocations attributable to an increase in qualified basis made not later than the close of the calendar year in which ends the taxable year to which the allocation will first apply; and (iii) allocations respecting a building which is placed in service not later than the close of the second calendar year following the calendar year in which the allocation is made, provided that the taxpayer's basis in the building as of the close of the calendar year in which the allocation is made is more than 10% of the taxpayer's reasonably expected basis in such building as of the close of such second calendar year. An additional exception to the general rule exists in the case of a development which includes (or will include) more than one building. Under this exception, the state agency has authority to allocate Credit Authority on a development rather than on a building-by-building basis, and the allocation to the development generally will be valid if (a) it is made to the development at any time during the period beginning with the first calendar year for which an allocation may be made for the first building placed in service as part of the development and ending with the calendar year the last building is placed in service as part of such development, and (b) the portion of such allocation which is allocated to any building in the development is specified not later than the close of the calendar year in which the building is placed in service. An allocation of Credit Authority to a development only applies to buildings in the development which are placed in service during or after the calendar year for which the allocation is made.

    Low Income Housing Credits are not permitted for any building unless an Extended Low Income Housing Commitment is executed between the owner of the building and the state which allocates the Credit Authority. In general, an Extended Low Income Housing Commitment requires that the building qualify as low-income housing for a Low Income Use Period equal to the longer of (a) 30 years, beginning with the commencement of the Initial Compliance Period, or (b) the period specified by the state in the Extended Low Income Housing Commitment. The Extended Low Income Housing Commitment does not prevent the sale of the building to a new owner; rather, it only requires that the new owner continue to rent the building as low-income housing. Further, after a period of 14 years the owner may make a written request to the state to find a person to acquire the Low Income Units within the building. The state will have one year to locate a buyer at a price no less than (i) with respect to the portion of the building which does not constitute Low Income Units, the fair market value thereof, and
(ii) with respect to the Low Income Units, the applicable fraction (specified in the Extended Low Income Housing Commitment and determined by the extent to which units within the building constitute Low Income Units) of the excess of (1) the sum of (A) the outstanding indebtedness secured by the building and (B) the adjusted investor equity in the building (i.e., the aggregate amount of cash invested in the building increased by a cost of living adjustment), over (2) cash distributions (or available distributions) from the building. If no buyer is located the building may be converted to market-rate use with the qualification that existing low-income tenants may not be evicted within three years. The "one-year notice" provision will not apply to the extent more stringent requirements are imposed under the commitment or state law. The Extended Low Income Housing Commitment must be binding on all successors of the owner, grant all individuals meeting the income limitation applicable to the building the right to enforce its terms in state court, be recorded as a restrictive covenant, prohibit the eviction or other termination of tenancy (other than for good cause) of an existing tenant of a Low Income Unit before the close of the three-year period following the Low Income Use Period, prohibit any increase in the gross rent for a Low Income Unit not otherwise permitted by Code Section 42, prohibit the refusal to lease to a holder of a Section 8 voucher or certificate of eligibility (see "Government Assistance Programs" below) because of the status of the prospective tenant as such a holder, and prohibit the disposition to any person of any portion of the building to which the Extended Low Income Housing Commitment applies unless all of the building to which the Extended Low Income Housing Commitment applies is disposed of to such person.

    Code Section 42(m) imposes requirements on the state agencies which allocate Credit Authority. In general, an allocating agency must develop and follow a qualified allocation plan which includes pre-established criteria for ranking the various developments applying for Credit Authority. The selection criteria must include development location factors (e.g., broad geographic distribution, designated target areas such as inner cities, Community Development Block Grant neighborhoods, distressed communities, pockets of poverty and rural areas), housing needs characteristics (e.g., low vacancy rate, income mix of tenants within the development and meeting state, regional or local housing needs and priorities), development characteristics (e.g., whether the development increases the stock of low-income housing, whether substantial rehabilitation expenditures are needed by the development, energy conservation, quality of units and type of financing), sponsor characteristics (e.g., nonprofit sponsorship and minority participation in development and management), tenant populations with special housing needs (e.g., elderly, handicapped, disabled, homeless, large families and the displaced) and public housing waiting lists.

    Once the agency has selected its developments, it must allocate the Credit Authority by giving preference to developments serving the lowest income tenants and developments obligated to serve tenants for the longest periods. Further, an allocating agency must use good faith efforts to allocate no more Credit Authority to a development than is necessary for its financial feasibility and viability as low-income housing through the 10-year credit period. In making this determination the agency must consider the sources and uses of funds, the available Federal, state and local subsidies committed to the development, the total financing planned for the development, the proceeds or receipts expected to be generated by reason of tax benefits, the percentage of the Credit Authority to be used for project costs other than the cost of intermediaries and the reasonableness of the developmental and operational costs of the development. In this regard the allocating state agency may reduce the applicable percentage and/or the qualified basis from the amounts for which the development would otherwise be eligible if the agency believes that the full amounts are not necessary in light of other sources of assistance that are available to the development. The allocation plan must also include a procedure whereby the agency will monitor the development for non-compliance with the provisions of the Code respecting Low Income Housing Credits and will notify the IRS of any noncompliance of which the agency becomes aware.

    At least 10% of a state's annual Credit Authority must be allocated to buildings as to which a qualified nonprofit organization has an ownership interest and materially participates in the development and operation thereof.

    The Series will only purchase interests in Apartment Complexes which have been allocated Credit Authority by the appropriate credit agency or as to which there appears a reasonable probability that such Credit Authority will be allocated. However, there can be no assurance that delay in the completion of an Apartment Complex will not deprive the Unitholders of anticipated Low Income Housing Credits.

Utilization of the Low Income Housing Credit

    Low Income Housing Credits are claimed by taxpayers owning an interest in a "qualified low-income project" over a 10-year period. In the first year the credit is claimed the allowable credit amount is determined using an average convention to reflect the number of months Low Income Units were occupied by low-income individuals during the year. For example, if half of the Low Income Units included in qualified basis were first occupied in October and the remaining half were first occupied in December, a calendar year taxpayer would adjust the amount of Low Income Housing Credits claimed in the first year to reflect that these units were occupied on average only 2 months or 1/6 of the year. To the extent that there is such a reduction of the credit amount in the first year, an additional credit in the amount of such reduction is available in the 11th taxable year.

    In order to fully utilize Low Income Housing Credits, a taxpayer who is an individual, an S Corporation or a "closely-held corporation" (i.e, one in which five or fewer shareholders directly or indirectly owned, by value, more than 50% of the stock at any time during the last half of its relevant fiscal year), must be "at risk" with respect to his investment in the low-income housing. Generally, the qualified basis of any low-income housing property is reduced for "at risk" purposes by the amount of any non-qualified nonrecourse financing with respect to such property.

    However, "qualified commercial financing" is not considered non-qualified nonrecourse financing and therefore a taxpayer will be considered to be "at risk" for purposes of Low Income Housing Credits with respect to such financing. For purposes of Low Income Housing Credits, qualified commercial financing is defined as financing with respect to any property if (a) such property is acquired by the taxpayer from a person who is not a related person, and (b) such financing is borrowed from a qualified person or represents a loan from any Federal, state or local government instrumentality. A "qualified person" for such purposes is a person who is actively and regularly engaged in the business of lending money and who is not (a) a person from whom the taxpayer acquired the property, or (b) a person who receives a fee with respect to the taxpayer's investment in the property. An exception is provided for financing borrowed from a nonprofit organization which is not affiliated with or controlled by a for-profit organization and whose exempt purpose includes fostering low-income housing, i.e., a "qualified nonprofit organization." Such financing is considered "qualified commercial financing" even if it is seller financing or if the lender is not regularly engaged in the business of lending money, provided such financing is (a) generally not in excess of 60% of the eligible basis of the qualified low-income building, (b) secured by the building, and (c) fully repaid on or before the earliest of (1) the date the financing matures, (2) the ninetieth day after the close of the Initial Compliance Period with respect to the building, except that, for property financed by qualified nonprofit organizations, such date is 90 days after the earlier of the date upon which the building ceases to be a qualified low-income building or the date which is 15 years after the close of the Initial Compliance Period, but only if such financing does not constitute seller financing, or (3) the date of the refinancing or sale of the building.

    It is not anticipated that the amount of Low Income Housing Credits allowable to a Series will be limited under the "at risk" rules because the Series intends to invest in Local Limited Partnerships that obtain "qualified commercial financing," as described above, which will be included in the Series' (and the Partners') amount "at risk." However, Counsel has rendered no opinion on this issue or on the qualification of any Apartment Complex for Low Income Housing Credits because these issues depend upon the specific nature of each Apartment Complex and its financing.

    Taxpayers cannot use Low Income Housing Credits in unlimited amounts. Generally, individuals who have no net passive income can only use Tax Credits (i.e., Low Income Housing Credits and Historic Tax Credits) to shelter up to the equivalent of $25,000 of active or portfolio income with deductions from rental real estate activities in which they actively participate and with Tax Credits. Further, the allowance of these deductions and Tax Credits is subject to other limitations. Corporations, other than S Corporations or personal service corporations, can generally use Tax Credits against taxes on all income and can use losses to reduce taxable income. However, closely-held corporations can only use Tax Credits against active income. Tax Credits are not a preference item for purposes of the Federal alternative minimum tax but cannot be used to offset that tax.

    For a more complete discussion of these limitations on the utilization of Tax Credits, see "Federal Income Tax Considerations - Limitations on Losses and Credits from Passive Activities," "- General Business Tax Credit Limitations" and " - Other Important Tax Considerations - Alternative Minimum Tax."

Recapture of Low Income Housing Credits

    Following the close of the first taxable year for which Low Income Housing Credits are claimed and for each taxable year thereafter during the Initial Compliance Period, the owner must certify to the Secretary of the Treasury that the development has continuously complied throughout the year with the minimum set-aside requirements and report the dollar amount of the qualified basis of the development and the maximum applicable percentage and qualified basis permitted to be taken into account by the housing credit agency.

    The owners of a "qualified low-income housing project" will lose their entitlement to Low Income Housing Credits and will be required to recapture (with interest) a portion of any credit previously taken if, in any year during the Initial Compliance Period, any of the following events occur, although certain rules, described below, provide some flexibility:

         (1) the project fails to meet the minimum set-aside or rent restriction requirements of Code Section 42(g);

         (2) there is a change of ownership (with exceptions noted below);

         (3) there is a decrease in the qualified basis of the project (even though the minimum set-aside requirements continue to be met); or

         (4) there is a failure to fully repay the principal and interest attributable to financing borrowed from a "qualified nonprofit organization" within the required time period (see "Utilization of the Low Income Housing Credit" above in this section).

    Recapture event (1) results in a recapture of a portion of Low Income Housing Credits previously claimed with respect to the qualified basis of the entire development. Recapture event (2) results in a recapture of a portion of Low Income Housing Credits previously claimed with respect to the portion of the development that has changed ownership. Recapture event (3) results in the recapture of a portion of Low Income Housing Credits previously claimed with respect to the residential units which no longer qualify as Low Income Units or to the other decreases in the qualified basis of the development. In each case, the amount of Low Income Housing Credits recaptured is the accelerated portion thereof (as discussed below) for all prior years. Recapture event (4) results in a recapture of the amount of Low Income Housing Credits previously claimed that are attributable to the financing.

    Upon the occurrence of recapture events (1), (2) or (3), the amount of recapture is the accelerated portion of Low Income Housing Credits (hereinafter described) on the project for all prior years. In addition, interest will be charged on the recapture amount calculated from the due date for filing the return for the year any recapture amount was claimed at the rate established under Code Section 6621. The accelerated portion of Low Income Housing Credits in any year is the amount of the credit determined for the year less the amount which would have been determined for the year if all Low Income Housing Credits had been allowable ratably over the Initial Compliance Period. Low Income Housing Credits are recaptured in the year of noncompliance as follows:

         Year of Event Giving
          Rise to Recapture                 Portion Recaptured

                    1-11                               5/15
                    12                                 4/15
                    13                                 3/15
                    14                                 2/15
                    15                                 1/15
            After Year 15                               0

    The Code provides certain rules for avoiding recapture penalties. No recapture applies if the failure to satisfy the minimum set-aside requirement is de minimis error and the failure is waived by the Secretary of the Treasury. No recapture occurs if noncompliance with the set-aside requirement or the reduction of qualified basis is corrected within a "reasonable period," although the term "reasonable" is not defined in the Code. A tenant's income, which must be recertified annually during the Initial Compliance Period unless the entire building is occupied by low-income tenants and recertification is waived by the Secretary of the Treasury, may rise by as much as 140% over the then-current qualifying income for that unit and the unit may still be considered a Low Income Unit if it continues to be rent-restricted. Even if the tenant's income increases by more than that 140% amount, no recapture results unless any vacant unit of comparable or smaller size in the development is rented to a non-qualifying tenant.

    Generally, any change of ownership of a development during the Initial Compliance Period is an event of recapture. Although a partner in a partnership generally will be treated as the taxpayer for purposes of recapture of Low Income Housing Credits, any partnership that has 35 or more partners will be treated as the taxpayer with respect to Low Income Housing Credits, unless the partnership otherwise elects. Because a Series will invest in Apartment Complexes only through Local Limited Partnerships, which will not have 35 or more direct partners, this exception will not permit a Local Limited Partnership to be treated as the taxpayer upon transfer of a Local Limited Partnership Interest or Apartment Complex, respectively. However, because such Series will have more than 35 partners, it appears as if this exception will permit a Unitholder to transfer his Units without recapture, unless 50% or more of the Units are transferred in a single 12- month period.

    A Local Limited Partnership may avoid recapture upon change of ownership by posting a bond with the Secretary of the Treasury in an amount satisfactory to the Secretary and provided it can reasonably be expected that the development will continue to be operated as a "qualified low-income project" for the remainder of the Initial Compliance Period.

    There is no recapture of Low Income Housing Credits if there is a reduction in qualified basis by reason of a casualty loss to the extent such loss is restored by reconstruction or replacement within a reasonable period of time as established by the Secretary of the Treasury.

State Low Income Housing Credits

    In addition to Federal Low Income Housing Credits, a few states have enacted provisions for similar credits which can be used to offset liability for income taxes otherwise payable to the respective state with respect to low income housing which is constructed, substantially rehabilitated or otherwise placed in service within the state. However, the Fund does not expect that a significant number, if any, of the Apartment Complexes in which any Series invests will qualify for a state credit.

                       OTHER GOVERNMENT ASSISTANCE PROGRAMS

     THE DISCUSSION WHICH FOLLOWS DESCRIBES VARIOUS FEDERAL AND STATE GOVERNMENT FINANCING AND OPERATING SUBSIDY PROGRAMS TO WHICH APARTMENT COMPLEXES IN WHICH THE FUND INVESTS MAY BE SUBJECT. THE DISCUSSION IS NOT INTENDED TO BE ALL INCLUSIVE. THERE CAN BE NO ASSURANCE THAT THE TERMS OF SUCH PROGRAMS, OR THE REGULATIONS GOVERNING THEM, WILL REMAIN THE SAME. The Fund is unable to predict which of the government subsidy programs described below will be utilized for the Apartment Complexes, or the percentage of Apartment Complexes which will receive government financing or operating subsidies.

    As discussed above, Low Income Housing Credits can be utilized in conjunction with projects that receive financing or operating subsidies from Federal, state or local governments as well as those that do not receive such subsidies, and the Fund expects that the Series may invest some of the Net Proceeds in such "conventional" Apartment Complexes.

RD Financing and Rural Rental Assistance Programs


    Section 515 of the Housing Act of 1949 authorizes the U.S. Department of Agriculture, Rural Development ("RD") (formerly, the Farmers Home Administration of the U.S. Department of Agriculture) to provide direct below-market-interest-rate mortgage loans for rural rental housing. Such loans are extended to qualified sponsors organized exclusively for the purpose of providing housing in amounts of up to 95% of apartment complex costs as determined pursuant to RD regulations and for terms of up to 50 years. In addition, RD may provide an owner with mortgage interest subsidies, which effectively lower the interest rate of the loan to 1% per annum after the completion of the apartment complex, the benefits of which the owner must pass on to eligible tenants in the form of lower rents. Section 515 apartment complexes may be eligible for Low Income Housing Credits. However, because such apartment complexes are the beneficiaries of Federal below-market-interest-rate loans, they would be considered to be Federally subsidized for purposes of Low Income Housing Credits and thus eligible only for the 30% present value credit. See "The Low Income Housing Credit."


    Each apartment complex receiving a permanent mortgage loan from RD is subject to various RD regulations with respect to its operation. Failure of an owner to operate its apartment complex in conformity with RD regulations could result in termination of RD assistance.

    RD regulations limit cash distributions to owners of apartment complexes which it finances with mortgage loans or interest subsidies to a maximum cumulative return of 8% per annum on their equity investments. RD also requires that monthly payments to a reserve account be made until the maximum amount of 10% of the total construction cost of the apartment complex has been set aside. Rent increases required to meet increased operating expenses for such an apartment complex must be approved by RD. The management agent and the terms of the management agreement for each such apartment complex must also be approved by RD.

    RD approval is required before an owner may sell or otherwise transfer or encumber title to its apartment complex. Furthermore, RD approval is required before a partnership owner may admit or remove a general partner thereof or permit a general partner thereof to reduce its percentage interest in that partnership. Similar restrictions may apply to limited liability company owners.

    In addition, for projects funded after December 14, 1989, prepayment of an RD mortgage loan is prohibited during its 50-year term. However, if it determines that there is a reasonable likelihood that the Apartment Complex will continue to be decent, safe and sanitary housing for the remaining term of the original loan and that neither an undue hardship on tenants or an unreasonable cost to the government would result therefrom, RD can guarantee an equity loan to the owner 20 years after the original loan was made. The equity loan would be in an amount equal to the difference between the outstanding principal balance of debt secured by the property and 90% of the appraised value of the property, but not to exceed 30% of the amount of the original loan, and would be funded from monthly payments to a special RD national pool.

    In its application for interest credit subsidies, the owner of the apartment complex must submit to RD budgets for "market rentals" (rents required to operate on a limited profit basis with mortgage payments based on the interest rate provided in the RD mortgage loan) and budgets for "basic rentals" (rents required to operate on a limited profit basis assuming a mortgage bearing interest at 1% per annum). The owner will have the option of charging basic rent or rent equal to 30% of each tenant's monthly adjusted income less a utility allowance. In neither case would the tenant be charged more than the "market rent" or less than the "basic rent." Utilities are not included in either the basic rent or market rent. The owner will receive interest subsidies so that the additional amount which it must pay for debt service is the same as if the interest rate on its RD mortgage loan were 1% per annum (rather than the actual interest rate on the RD mortgage loan), plus the amount of "overage" for the month (if any). Overage is the amount by which 30% of one-twelfth of a tenant's adjusted gross annual income exceeds the "basic rent" for his unit.

    RD also provides rent subsidies ("Rental Assistance Payments") to low-income tenants in apartment complexes receiving direct loans from RD pursuant to the
Section 515 Rural Rental Housing Program.

    Tenants with adjusted annual incomes at a level established from time to time by RD are eligible for assistance under the rental assistance program. Each eligible tenant is required to pay rent at the lesser of 30% of his adjusted gross income or the "basic rent" established for the applicable apartment complex. Funds provided by RD are applied to cover any difference between rents required to be paid by eligible tenants and basic rents. When tenants pay utility bills directly a utility allowance is established by RD. The amount of the allowance is subtracted from the rental subsidy otherwise payable to the apartment complex owner. If the monthly rent plus the utility allowance exceeds 30% of the tenant's income, the tenant will receive the difference directly from the apartment complex owner out of the rental subsidy funds paid by RD.

    In order to obtain Rental Assistance Payments for a newly-constructed or substantially-rehabilitated apartment complex, the owner executes a rental assistance agreement with RD for a term of up to 20 years. However, some contracts may have only a five-year term. Upon expiration of the term of the agreement, a new agreement may be executed for a period of up to five years. Additional units in the apartment complex may subsequently be eligible if funds are available.

HOME Program

    The Home Investment Partnership program ("HOME") was authorized under Title II of the Cranston-Gonzalez National Affordable Housing Act, enacted into law in 1990. HOME is a formula-based Federal housing program intended to support a wide variety of state and local affordable housing programs.

    HOME funds, which are allocated by HUD on a formula basis to participating state and local governments, can be used by such governments to expand the supply of affordable housing and increase the number of households who can be served by assisted housing programs. Funds can be used for acquisition, construction, moderate or substantial rehabilitation activities or for tenant-based rental assistance programs.

    State and local jurisdictions are statutorily required to meet matching requirements in order to qualify for HOME funding. This requires a 30% match for new construction and a 25% match for rehabilitation.

    Participating jurisdictions are allowed to use funds for equity investments, interest-bearing or non-interest-bearing loans, advances, interest subsidies or other forms of assistance that HUD finds to be consistent with the purpose of law. If a jurisdiction were to make a loan to an apartment complex with an interest rate below the applicable borrowing rate, the apartment complex would be eligible only for the 30% present value Low Income Housing Credits because the apartment complex would be considered to be Federally subsidized.

    Specific apartment complexes which are assisted with HOME funds must be occupied by low-income families (those whose incomes do not exceed 80% of area median income) with the further condition that at least 20% of the dwelling units are occupied by very low-income families, i.e., those whose incomes do not exceed 50% of the area median income, adjusted for family size, who pay rent equal to no more than 30% of their adjusted income or rent which does not exceed the amount permitted under the Low Income Housing Credit program. Remaining units must be rented at amounts which do not exceed the lesser of (1) the existing fair market rent under the HUD Section 8 program or (2) an amount equal to 30% of the adjusted income of a family whose income is 65% of the area median income, adjusted for family size. It should be noted that the rents allowed for such remaining units may exceed the amounts permitted for units under the Low Income Housing Credit program.

State and Local Bond Programs

    A number of states and some local governmental entities have established housing finance agencies ("HFAs") to assist in the development and financing of low- and moderate-income housing. HFAs are empowered to issue their own obligations (short-term notes and long-term revenue bonds) which, due to the status of the HFAs as governmental entities, are under certain conditions exempt from Federal income taxation and thus are sold in the tax-exempt municipal bond market at interest costs to the HFAs below conventional money market rates.
The HFAs then use the proceeds of the sale of their notes and/or bonds to make or purchase mortgage loans for low- and moderate-income apartment complexes.

    When an HFA provides direct construction and permanent mortgage loans for multi-family housing without HUD mortgage insurance, the HFA itself generally determines the economic feasibility, market need and demand for, and architectural construction characteristics of, the apartment complex. In such cases, the HFA generally also monitors the progress of construction, marketing, rent-up of dwelling units and the management of the completed apartment complex.

    Although HFAs' criteria and requirements for non-HUD-insured direct construction and permanent mortgage loans vary, generally such loans are available in an amount of up to 90% of an HFA's estimate of the total development cost of the apartment complex, for terms of up to 40 years, for newly constructed or substantially rehabilitated multi-family rental housing intended for occupancy by individuals and families, elderly individuals and handicapped individuals of low and moderate incomes, where the owner accepts a limitation on the amount of operating income from the apartment complex which may be distributed to it annually. The HFAs' direct loan programs frequently include requirements as to operating assurances, escrow, working capital and other deposits. While certain of these operating assurances may be funded from mortgage loan proceeds, most are to be provided by the developer/owner either in cash, in the form of letters of credit or through the pledge of certain equity syndication proceeds.

    Generally, in cases where the mortgage loans of HFAs are also HUD-insured, the underwriting and regulatory standards and procedures of HUD pursuant to the applicable HUD mortgage insurance program are employed without any substantial additional requirements.

    State enabling laws establishing HFA direct mortgage loan programs generally do not require the apartment complex to receive additional subsidy assistance if it otherwise can meet the housing needs of low- and moderate-income individuals and families. However, the preponderance of HFA-financed multi-family housing is also assisted (as to at least a portion of the dwelling units in each development) pursuant to the HUD Section 8 program.

    In order to maintain the tax-exempt nature of obligations issued by HFAs, 20% of the units in an apartment complex must be rented to households at 50% of the area median income (or 40% at 60% of area median income) as adjusted for family size, and tenants may not pay more than 30% of their adjusted incomes for rent. These tenant qualification requirements must be satisfied annually based on income earned each year by tenants over the term of the qualified project period. This period extends until the latest of (a) 15 years from the date 50% of the units are occupied; (b) redemption of the bonds; or (c) termination of any Section 8 Program rental assistance. Typically, a mortgage loan financed with the proceeds of tax-exempt bonds may not be prepaid during this period and, thereafter, may be prepaid only upon payment of amounts necessary to redeem the bonds, including the payment of premiums for early redemption. HFAs' direct mortgage loan programs also generally impose limitations on the sale, refinancing or change in use of the apartment complex. They may also require that a restrictive covenant be placed on record prohibiting the use of the apartment complex for anything other than rental housing. Further, they may require approval of the sale of an interest in a partnership or limited liability company owner. These requirements may make it more difficult for a Series to sell its interest in a Local Limited Partnership owning an Apartment Complex financed with the proceeds of tax-exempt bonds or to refinance the mortgage loan on such an Apartment Complex.

    Apartment complexes financed by tax-exempt bonds issued by HFAs may be eligible for Low Income Housing Credits. In such cases, Low Income Housing Credits are not allocated from Credit Authority; rather, the amount of tax-exempt bond authority available to a state or local agency is subject to a strict state bond ceiling. Apartment Complexes financed through tax-exempt financing are considered to be Federally subsidized for purposes of Low Income Housing Credits, and thus eligible only for the 30% present value credit. See "The Low Income Housing Credit."

HUD Section 8 Rental Assistance Programs

    HUD administers the Existing Housing Program under Section 8 of the National Housing Act, under which tenants whose incomes do not exceed certain specified percentages of area median incomes are given housing vouchers through a local housing authority. These vouchers can be used to pay a significant portion of the rents for housing available in the private market, but only in projects approved by HUD on the basis of housing quality and suitability standards.

    The definition of "Federally subsidized" for purposes of Low Income Housing Credits excludes all of the Section 8 programs except for the Moderate Rehabilitation Section 8 program (other than funds disbursed under the Stewart
B. McKinney Homeless Assistance Act of 1988), so that units receiving such assistance may be eligible for the 70% present value credit.

                                    MANAGEMENT
The Fund Manager

    The Fund Manager is WNC & Associates, Inc. The Fund Manager has the shareholder's equity reflected in its audited balance sheet (see "Financial Statements"). The Fund Manager will be responsible for all aspects of the operations of the Series. The Fund Manager will provide executive supervisory and certain administrative services for the operations of the Series. Property management will be provided at the expense of each Local Limited Partnership by agents, which may include Affiliates of the Fund Manager. See "Management Compensation." The services provided by the Fund Manager will include exercising all of the rights of the Series under the Local Limited Partnership Agreements. Unitholders will have no right to participate in the management of their Series.

    The Fund Manager and its Affiliates are serving as the general partners of the limited partnerships described below under "Prior Performance Summary" and may serve as general partners for other real estate limited partnerships in the future. It is anticipated that the officers of the Fund Manager will initially devote approximately 5% to 50% of their time to the Fund; however, the amount of time devoted to the Fund by all of these individuals is expected to decrease significantly after the investment of the Net Proceeds in Local Limited Partnership Interests. See "Conflicts of Interest."

    The Fund Manager is a California corporation which was organized in 1971. Its officers and significant employees are:


         Wilfred N. Cooper, Sr............. Chief Executive Officer
         John B. Lester, Jr................ President, Chief Operating
                                              Officer and Secretary
         David N. Shafer, Esq.............. Senior Vice President and
                                              General Counsel
         Wilfred N. Cooper, Jr............. Senior Vice President
         Theodore M. Paul, CPA............. Vice President - Finance
                                              and Chief Financial Officer
         Thomas J. Riha.................... Vice President - Asset Management
         Sy P. Garban...................... Vice President - National
                                              Sales
         Carl Farrington................... Director - Originations
         David Turek....................... Director - Originations
         N. Paul Buckland.................. Director - Acquisitions
         Michele M. Taylor................. Investor Services Director
         Theresa I. Champany............... Marketing Services Director

     The directors of WNC & Associates, Inc. are Wilfred N. Cooper, Sr., who serves as Chairman of the Board, John B. Lester, Jr., David N. Shafer, Wilfred
N. Cooper, Jr. and Kay L. Cooper. Substantially all of the shares of WNC & Associates, Inc. are owned by Wilfred N. Cooper, Sr., through the Cooper Revocable Trust, and John B. Lester, Jr., through the Lester Family Trust.


    Wilfred N. Cooper, Sr., age 66, has been the principal shareholder and a Director of WNC & Associates, Inc. since its organization in 1971, of Shelter Resource Corporation since its organization in 1981 and of WNC Resources, Inc. from its organization in 1988 through its acquisition by WNC & Associates, Inc. in 1991, serving as President of those companies until 1992 and as Chief Executive Officer since 1992, and has been a Director of WNC Capital Corporation since its organization. He is also a general partner with WNC & Associates, Inc. in WNC Financial Group, L.P. and WNC Tax Credit Partners, L.P. During 1970 and 1971 he was a principal of Creative Equity Development Corporation, a predecessor of WNC & Associates, Inc., and of Creative Equity Corporation, a real estate investment firm. For 12 years prior to that, Mr. Cooper was employed by Rockwell International Corporation, last serving as its manager of housing and urban developments. Previously, he had responsibility for new business development including factory-built housing evaluation and project management in urban planning and development. Mr. Cooper is a Director of the Executive Committee of the National Association of Home Builders (NAHB) and a past Chairman of the NAHB's Rural Housing Council, a Director of the National Housing Conference, a Director of the Affordable Housing Tax Credit Coalition, a past President of the Rural Builders Council of California (RBCC), and a past President of Southern California Chapter II of the Real Estate Syndication and Securities Institute (RESSI) of the National Association of Realtors (NAR). Mr. Cooper graduated from Pomona College in 1956 with a Bachelor of Arts degree.


    John B. Lester, Jr., age 63, has been a shareholder, a Director and Secretary of WNC & Associates, Inc. since 1986, Executive Vice President from 1986 to 1992, and President and Chief Operating Officer since 1992, and has been a Director of WNC Capital Corporation since its organization. He was a shareholder, Executive Vice President, Secretary and a Director of WNC Resources, Inc. from 1988 through its acquisition by WNC & Associates, Inc. in 1991. From 1973 to 1986 he was the Chairman of the Board and Vice President or President of E & L Associates, Inc., a provider of engineering and construction services to the oil refinery and petrochemical industries which he co-founded in 1973. Mr. Lester is a former Director of the Los Angeles Chapter of the Associated General Contractors of California. His responsibilities at WNC & Associates, Inc. include property acquisitions and company operations. Mr. Lester graduated from the University of Southern California in 1956 with a Bachelor of Science degree in Mechanical Engineering.

    David N. Shafer, age 45, has been a Director of WNC & Associates, Inc. since 1997, a Senior Vice President since 1992 and General Counsel since 1990, and served as Asset Management Director from 1990 to 1992. Previously he was employed as an associate attorney by the law firms of Morinello, Barone, Holden & Nardulli from 1987 until 1990, Frye, Brandt & Lyster from 1986 to 1987 and Simon and Sheridan from 1984 to 1986. Mr. Shafer is a Director and President of RBCC, a member of NAHB's Rural Housing Council, a past President of Southern California Chapter II of RESSI, a past Director of the Council of Affordable and Rural Housing and Development and a member of the State Bar of California. Mr. Shafer graduated from the University of California at Santa Barbara in 1978 with a Bachelor of Arts degree, from the New England School of Law in 1983 with a Juris Doctor degree (cum laude) and from the University of San Diego in 1986 with a Master of Law degree in Taxation.


     Wilfred N. Cooper, Jr., age 34, has been employed by WNC & Associates, Inc. since 1988 and has been a Director since 1997 and a Senior Vice President or Vice President since 1992. Mr. Cooper heads the Acquisition Originations department at WNC and has been President of, and a registered principal with, WNC Capital Corporation since its organization. Previously, he was employed as a government affairs assistant by Honda North America from 1987 to 1988, and as a legal assistant with respect to Federal legislative and regulatory matters by the law firm of Schwartz, Woods and Miller from 1986 to 1987. Mr. Cooper is an alternate director and member of NAHB's Rural Housing Council and serves as Chairman of its Membership Committee. Mr. Cooper graduated from The American University in 1985 with a Bachelor of Arts degree.



    Theodore M. Paul, age 41, has been Vice President - Finance of WNC & Associates, Inc. since 1992 and Chief Financial Officer since 1990. Previously, he was a Vice President and the Chief Financial Officer of National Partnership Investments Corp., a sponsor and general partner of syndicated partnerships investing in affordable rental housing qualified for tax credits, from 1986 until 1990, and was employed as an associate by the accounting firms of Laventhol & Horwath, during 1985, and Mann & Pollack Accountants, from 1979 to 1984. Mr. Paul is a member of the California Society of Certified Public Accountants and the American Institute of Certified Public Accountants. His responsibilities at WNC & Associates, Inc. include supervision of investor partnership accounting and tax reporting matters and monitoring the financial condition of the Local Limited Partnerships in which the Fund will invest. Mr. Paul graduated from the University of Illinois in 1978 with a Bachelor of Science degree and is a Certified Public Accountant in the State of California.

    Thomas J. Riha, age 42, has been Vice President - Asset Management of WNC
& Associates, Inc. since 1994. He has more than 18 years' experience in commercial and multi-family real estate investment and management. Previously,

Mr. Riha was employed by Trust Realty Advisor, a real estate acquisition and management company, from 1988 to 1994, last serving as Vice President Operations. His responsibilities at WNC & Associates, Inc. include monitoring the operations and financial performance of, and regulatory compliance by, properties in the WNC portfolio. Mr. Riha graduated from the California State University, Fullerton in 1977 with a Bachelor of Arts degree (cum laude) in Business Administration with a concentration in Accounting and is a Certified Public Accountant in the State of California and a member of the American Institute of Certified Public Accountants.

    Sy P. Garban, age 51, has 20 years' experience in the real estate securities and syndication industry. He has been associated with WNC & Associates, Inc. since 1989, serving as National Sales Director through 1992 and as Vice President National Sales since 1992. Previously, he was employed as Executive Vice President by MRW, Inc., Newport Beach, California from 1980 to 1989, a real estate development and management firm. Mr. Garban is a member of the International Association of Financial Planners. He graduated from Michigan State University in 1967 with a Bachelor of Science degree in Business Administration.

    Carl Farrington, age 51, has been associated with WNC & Associates, Inc. since 1993, and has served as Director-Originations since 1994. Mr. Farrington has more than 12 years' experience in finance and real estate acquisitions. Previously, he served as Acquisitions Director for The Arcand Company from 1991 to 1993, and as Treasurer and Director of Finance and Administrator for Polytron Corporation from 1988 to 1991. Mr. Farrington is a member and Director of the Council of Affordable and Rural Housing and Development. Mr. Farrington graduated from Yale University with a Bachelor of Arts degree in 1966 and from Dartmouth College with a Masters of Business Administration in 1970.


    David Turek, age 42, has been Director - Originations of WNC & Associates, Inc. since 1996. He has 23 years' experience in real estate finance and acquisitions. Previously, from 1995 to 1996 Mr. Turek served as a consultant for a national Tax Credit sponsor where he was responsible for on-site feasibility studies and due diligence analyses of Tax Credit properties, from 1992 to 1995 he served as Executive Vice President for Levcor, Inc., a multi-family development company, and from 1990 to 1992 he served as Vice President for the Paragon Group where he was responsible for Tax Credit development activities. Mr. Turek graduated from Southern Methodist University in 1976 with a Bachelor of Business Administration degree.


     N. Paul Buckland, age 34, has been employed by WNC & Associates, Inc. since 1994 and currently serves as Director - Acquisitions. He has 11 years' experience in analysis pertaining to the development of multi-family and commercial properties. Previously, from 1986 to 1994 he served on the development team of the Bixby Ranch which constructed more than 700 apartment units and more than one million square feet of "Class A" office space in California and neighboring states, and from 1984 to 1986 he served as a land acquisition coordinator with Lincoln Property Company where he identified and analyzed multi-family developments. Mr. Buckland graduated from California State University, Fullerton in 1992 with a Bachelor of Science degree in Business Finance.

    Michele M. Taylor, age 42, has been employed by WNC & Associates, Inc. since 1986, serving as a paralegal and office manager, and currently is the Investor Services Director. Previously she was self-employed between 1982 and 1985 in non-financial services activities and from 1978 to 1981 she was employed as a paralegal by a law firm which specialized in real estate limited partnership transactions. Ms. Taylor graduated from the University of California at Irvine in 1976 with a Bachelor of Arts degree.

     Theresa I. Champany, age 39, has been employed by WNC & Associates, Inc. since 1989 and currently is the Marketing Services Director and a registered principal with WNC Capital Corporation. Previously, she was employed as Manager of Marketing Services by August Financial Corporation from 1986 to 1989 and as office manager and Assistant to the Vice President of Real Estate Syndications by McCombs Securities Co., Inc. from 1979 to 1986. Ms. Champany attended Manchester (Conn.) Community College from 1976 to 1978.

     Kay L. Cooper, age 60, has been an officer and Director of WNC & Associates, Inc. since 1971 and of WNC Resources, Inc. from 1988 through its acquisition by WNC & Associates, Inc. in 1991. Mrs. Cooper has also been the sole proprietor of Agate 108, a manufacturer and retailer of home accessory products, since 1975. She is the wife of Wilfred N. Cooper, Sr., the mother of Wilfred N. Cooper, Jr. and the sister of John B. Lester, Jr. Ms. Cooper graduated from the University of Southern California in 1958 with a Bachelor of Science degree.

    Statement of Purpose. Organized in 1971, WNC & Associates, Inc. since then has specialized in providing quality investment opportunities exclusively in the field of affordable housing. WNC & Associates, Inc. has a time-honored tradition of prudent investing and is one of the nation's oldest sponsors of Tax Credit investments. Its officers believe that WNC & Associates, Inc. has developed an insight into the affordable housing business based upon the fundamental principles of diversification and market need that few other companies can match. Using a disciplined selection process it evaluates all investment properties for value and location, placing particular emphasis on long-term economic stability and rental demand.

     Prior to 1982 WNC & Associates, Inc. was in the business of structuring and sponsoring private placements of equity securities in limited partnerships organized to develop and operate residential rental properties which benefit from Government Assistance, and thereafter monitoring the investments made by such partnerships and providing certain administrative services to the investors. A discussion of these partnerships is set forth below under "Syndicated Partnerships."


     In addition to the Syndicated Partnerships, through December 31, 1996, WNC & Associates, Inc. and/or its Affiliates had sponsored 14 public and 48 non-public real estate programs as managing general partner. See "Prior Performance Summary."


    Syndicated Partnerships. WNC & Associates, Inc. structured for independent real estate developers 57 private placements of partnerships formed to own real estate projects ("Syndicated Partnerships"). In such transactions, investors paid an aggregate of approximately $15,825,000 in equity capital contributions to limited partnerships with respect to projects having an aggregate acquisition cost estimated at approximately $82,000,000. Estimates of acquisition costs of a project herein are made by adding the related limited partner and general partner capital commitments to the principal amount of its mortgage financing. These investment programs invested in 57 apartment properties, all of which benefit from Government Assistance, in the following jurisdictions:

    Arizona                (2)              Ohio                       (6)
    California             (29)             Texas                      (4)
    Colorado               (1)              Utah                       (1)
    Florida                (6)              Virginia                   (1)
    Kansas                 (1)              Washington                 (1)
    Kentucky               (1)              West Virginia              (3)
    New Mexico             (1)


    As of December 31, 1996, nine of the Syndicated Partnerships had either sold, resyndicated (to Affiliates) or refinanced their properties, returning to their investors between approximately 100% and 200% of their invested capital in addition to providing tax deductions averaging in excess of 200% of their invested capital.


    In connection with the Syndicated Partnerships, WNC & Associates, Inc., in addition to providing structuring and consulting services to developers, directly  or through  professional  consultants,  arranged  for  preparation  of partnership agreements and other requisite documents for such projects, including legal opinions as to Federal income tax and organizational matters, and arranged for the placement of such securities, typically pursuant to Regulation D under the Securities Act of 1933. It relied on independent broker-dealers to place such securities.


    WNC & Associates, Inc., as an investor service agent, typically has also provided certain on-going partnership administrative services to the Syndicated

Partnerships. In this role, it has gathered and evaluated information, handled all communications between the partnerships and investors, including the forwarding of financial statements and tax reporting forms, and served as the initial channel for investor inquiries. In cases where projects have failed to perform as expected, WNC & Associates, Inc. has intensified its monitoring operations, visited the projects, attempted to organize the interests of the investors, to provide general advice to the partners and to help seek a resolution of pending problems, and, with respect to five of the Syndicated Partnerships, each of which owned a single property, become the successor managing general partner after the original managing general partners had misappropriated partnership accounts. With respect to three of those Syndicated Partnerships (which had the same original managing general partner), WNC & Associates, Inc. became the successor managing general partner in 1986; thereafter, the three Syndicated Partnerships sold their respective properties to three other partnerships which were not Affiliates of WNC & Associates, Inc. After the general partner thereof obtained Tax Credits for such properties, a partnership sponsored by WNC & Associates, Inc. (see "Prior Performance Summary") purchased the limited partnership interests therein. With respect to the other two Syndicated Partnerships, WNC & Associates, Inc. became successor managing general partner in 1989. Thereafter, using the proceeds from RD loans, the properties were substantially rehabilitated and continue to be owned and operated by the Syndicated Partnerships.


Change in Management

    The management and control of the Fund Manager may be changed at any time in accordance with its organizational documents, without the consent or approval of the Unitholders. In addition, the Partnership Agreement provides for the admission of one or more additional or successor Fund Managers to any Series in certain circumstances.

    First, with the consent of any other Fund Managers of the Series and a majority-in-interest of the Unitholders, the Fund Manager may designate one or more persons to be successor or additional Fund Managers to the Series. In addition, the Fund Manager may, without the consent of any other Fund Manager or the Unitholders, (i) substitute in its stead as Fund Manager any entity which has, by merger, consolidation or otherwise, acquired substantially all of its assets, stock or other evidence of equity interest and continued its business, or (ii) cause to be admitted to the Series an additional Fund Manager or Fund Managers if it deems such admission to be necessary or desirable so that the Series will be classified as a partnership for Federal income tax purposes. Finally, a majority-in-interest of the Unitholders may at any time remove the Fund Manager of their Series and elect a successor Fund Manager. The Partnership Agreement provides that if at any time a Series does not have a Fund Manager which is an Affiliate of WNC & Associates,

Inc., the Series shall change its name in such a manner as not to include the initials "WNC."

WNC Capital Corporation

    WNC Capital Corporation, a California corporation which is wholly-owned by WNC & Associates, Inc., was organized in February 1994 principally to facilitate the distribution of securities of partnerships sponsored by the Fund Manager. WNC Capital Corporation is a member firm with the NASD, and is registered as a broker-dealer with the Securities and Exchange Commission, the California Department of Corporations and regulatory agencies of certain other states. The officers of WNC Capital Corporation are Wilfred N. Cooper, Jr., President and Theresa I. Champany, Vice President.

                             PRIOR PERFORMANCE SUMMARY


    WNC & Associates, Inc. directly and through its Affiliates has had significant prior experience in the syndication and management of real estate programs. From its formation through May 27, 1997 the Fund Manager and its Affiliates have raised equity from more than 11,800 investors to acquire interests in more than 500 properties located in 37 states and one territory, and representing more than $826,000 in aggregate acquisition costs. The information which follows and the section of this Prospectus entitled "Management" contain discussions as of December 31, 1996 of all of the prior real estate investment programs in which the Fund Manager and its Affiliates have been involved.























    In addition to the Syndicated Partnerships for which the Fund Manager has performed syndication and related services for third parties as discussed above under "Management," as of December 31, 1996 the Fund Manager and its Affiliates have sponsored a total of 14 public and 48 non-public real estate programs (excluding the Fund). As of December 31, 1996, two of the non-public real estate programs had not sold their limited partnership interests; the other 60 partnerships had raised an aggregate of approximately $229,719,000 from approximately 10,800 investors. These 60 programs invested in a total of 410 apartment properties at an aggregate acquisition cost of approximately $654,281,000 in the following jurisdictions:

Alabama           (15)              Mississippi               (8)
Arizona           (7)               Missouri                  (12)
Arkansas          (10)              Nebraska                  (6)
California        (95)              New Mexico                (11)
Florida           (4)               North Carolina            (26)
Georgia           (5)               Ohio                      (4)
Idaho             (1)               Oklahoma                  (9)
Illinois          (10)              Oregon                    (5)
Indiana           (4)               South Carolina            (14)
Iowa              (7)               South Dakota              (1)
Kansas            (3)               Tennessee                 (26)
Kentucky          (2)               Texas                     (85)
Louisiana         (13)              U. S. Virgin Islands      (1)
Maryland          (2)               Virginia                  (5)
Michigan          (1)               West Virginia             (1)
                                    Wisconsin                 (17)

    Of these 60 partnerships, 12 public and 32 private real estate programs commenced their offerings during the 10-year period beginning January 1, 1987 (the "Prior Programs"). See "Public Programs Sponsored" and "Private Programs Sponsored" below. The Prior Programs were organized to invest in apartment complexes (by acquiring limited partnership interests in other limited partnerships which owned the apartment complexes) benefitting from Low Income Housing Credits and, in most instances, one or more other forms of Government Assistance. See "Other Government Assistance Programs." As will be the case with respect to the Apartment Complexes in which the Fund will invest, management and operational control of the properties in which the Prior Programs have invested is exercised by the general partners of the local limited partnerships.

Public Programs Sponsored

    The 12 public Prior Programs are WNC Housing Tax Credit Fund, L.P. ("HTCF"), WNC California Housing Tax Credits, L.P. ("CHTC"), WNC Housing Tax Credit Fund II, L.P. ("HTCFII"), WNC California Housing Tax Credits II, L.P. ("CHTCII"), WNC Housing Tax Credit Fund III, L.P. ("HTCFIII"), WNC California Housing Tax Credits III, L.P. ("CHTCIII"), WNC Housing Tax Credit Fund IV, L.P., Series 1 ("HTCFIV Series 1"), WNC Housing Tax Credit Fund IV, L.P., Series 2 ("HTCFIV
Series 2"),  WNC  California  Housing Tax  Credits IV,  L.P.,  Series 4 ("CHTCIV
Series 4"), WNC California Housing Tax Credits IV, L.P., Series 5 ("CHTCIV Series 5"), WNC Housing Tax Credit Fund V, L.P., Series 3 ("HTCFV Series 3") and WNC Housing Tax Credit Fund V, L.P., Series 4 ("HTCFV Series 4"). With the exception of HTCFV Series 4, each of the public Prior Programs had completed its offering as of December 31, 1996.

    Through December 31, 1996, the 12 public Prior Programs had raised an aggregate of approximately $138,494,000 in capital contributions from an aggregate of approximately 9,000 investors and invested in a total of 206 apartment properties located in the following jurisdictions:

    Alabama                (13)             Mississippi                (6)
    Arizona                (3)              Missouri                   (3)
    Arkansas               (5)              Nebraska                   (6)
    California             (48)             New Mexico                 (4)
    Florida                (1)              North Carolina             (15)
    Georgia                (2)              Ohio                       (4)
    Idaho                  (1)              Oklahoma                   (3)
    Illinois               (8)              Oregon                     (3)
    Indiana                (4)              South Carolina             (1)
    Iowa                   (7)              South Dakota               (1)
    Kansas                 (2)              Tennessee                  (6)
    Kentucky               (1)              Texas                      (40)
    Louisiana              (3)              Virginia                   (4)
    Maryland               (1)              Wisconsin                  (11)

    The aggregate mortgage debt encumbering the properties was approximately $247,618,000 and the aggregate acquisition cost of the properties was approximately $348,261,000. At the times of the Prior Programs' investments therein 73 of the properties were existing apartment complexes and 133 were under development or construction by the local partnerships which own them.

    All of the public Prior Programs have as their principal investment objective providing Federal Low Income Housing Credits to their investors, and CHTC, CHTCII, CHTCIII, CHTCIV Series 4, and CHTCIV Series 5 have the additional objective of providing California Low Income Housing Credits.

Certain information with regard to the public Prior Programs is set forth in the tables which follow:




                              Federal Credit Programs
                                                                                                                    Federal
Offering       Partnership                             Credits Received Per $10,000 Investment                 Credit Years
Commencement   Name           Total      1996      1995     1994     1993     1992     1991     1990   1989    Remaining(1)
------------   ----           -----      ----      ----     ----     ----     ----     ----     ----   ----    ------------

1989           HTCF         $10,170    $1,410    $1,410   $1,410   $1,410   $1,410   $1,400   $1,640   $80           5
1990           HTCFII         9,010     1,450     1,450    1,460    1,380    1,210    1,300      760    --           7
1992           HTCFIII        5,000     1,570     1,520    1,190      680       40       --       --    --           9
1993           HTCFIV
                Series 1      2,690     1,360     1,010      320       --       --       --       --    --          10
1994           HTCFIV
                Series 2      1,960     1,050       700      210       --       --       --       --    --          10
1995           HTCFV
                Series 3        650       620        30       --       --       --       --       --    --          11
1996           HTCFV
                Series 4        140       140        --       --       --       --       --       --    --          12(2)


                                   Federal and California Credit Programs
                                                                                                                    Federal
Offering       Partnership                        Credits Received Per $10,000 Investment                      Credit Years
Commencement   Name           Total      1996      1995     1994     1993     1992     1991     1990   1989    Remaining(1)
------------   ----           -----      ----      ----     ----     ----     ----     ----     ----   ----    ------------

1989           CHTC         $13,660    $  990    $  990   $1,180   $1,720   $2,360   $2,590   $2,270   $1,560        5
1991           CHTCII         9,770     1,530     2,060    1,940    1,780    1,810      650       --       --        4(2)
1993           CHTCIII        4,630     1,970     1,800      800       60       --       --       --       --        10
1994           CHTCIV
                 Series 4     2,050     1,340       710       --       --       --       --       --       --        10
1995           CHTCIV
                 Series 5        --        --        --       --       --       --       --       --       --        11

(1)  As of December 31, 1996.
(2) These Prior Programs will generate a small amount of Tax Credits for four years beyond the stated number of years due to increases in qualified basis.


Private Programs Sponsored

    As of December 31, 1996, the 32 private Prior Programs involved an aggregate of approximately $75,891,000 in commitments for capital contributions payable in installments from an aggregate of approximately 1,470 investors. These private Prior Programs invested in a total of 159 apartment properties located in the following jurisdictions:

    Alabama               (2)               Missouri                    (6)
    Arizona               (3)               New Mexico                  (6)
    Arkansas              (5)               North Carolina              (9)
    California            (35)              Oklahoma                    (3)
    Florida               (3)               Oregon                      (2)
    Georgia               (2)               South Carolina              (7)
    Illinois              (1)               Tennessee                   (18)
    Kentucky              (1)               Texas                       (39)
    Louisiana             (7)               Virginia                    (1)
    Maryland              (1)               Wisconsin                   (6)
    Mississippi           (2)

    The aggregate  mortgage debt  encumbering  the properties was  approximately
$187,401,000   and  the  aggregate   acquisition  cost  of  the  properties  was
approximately $246,869,000.

    All of the 32 private Prior Programs have as their principal investment objective providing Federal Low Income Housing Credits to their investors, and 12 of the 32 programs have the additional objective of providing California Low Income Housing Credits.

    In addition to the 32 private Prior Programs discussed above (each of which had completed its offering as of December 31, 1996), the Sponsor has sponsored WNC Institutional Tax Credit Fund III, L.P. ("ITC III"), and WNC California Institutional Tax Credits, L.P. ("CTC"). ITC III sold all $20,000,000 of its units of limited partnership interest in 1997 and has invested in nine Apartment Complexes. CTC sold all $27,000,000 of its units of limited partnership interest in 1997 and has invested in four Apartment Complexes. It is expected that additional properties will be acquired by ITC III and CTC.

    Certain additional information with regard to the 32 private Prior Programs is set forth in the tables which follow:




                              Federal Credit Programs

Offering                                                                                                                   Federal
Commence- Partnership                                   Credits Received Per $10,000 Investment(1)                    Credit Years
ment      Name                   Total    1996    1995    1994    1993    1992   1991 1990(3)    1989    1988    1987 Remaining(2)
-------   ----                   -----    ----    ----    ----    ----    ----   ---- -------    ----    ----    ---- ------------

1987      Pepper Tree (4)      $13,650   1,470   1,470  $1,470  $1,470  $1,470  $1,470  $2,370  $1,530  $  900  $   30         2
1987      East Bay              13,940   1,360   1,350   1,360   1,360   1,360   1,360   1,670   1,700   1,400   1,020         1
1987      Sequoia Manor         13,440   1,370   1,370   1,370   1,370   1,350   1,380   2,220   1,460   1,340     210         2
1987      Bayou                 12,890   1,290   1,290   1,290   1,290   1,290   1,290   2,110   1,400   1,330     310         1
1987      Laurel Hill           12,770   1,320   1,320   1,320   1,320   1,320   1,300   2,090   1,320   1,230     230         2(5)
1988      Ridgetop              12,310   1,390   1,390   1,390   1,390   1,390   1,390   2,250   1,500     220      --         2(6)
1989      Alta Mesa             10,410   1,320   1,320   1,320   1,320   1,320   1,320   1,950     540      --      --         4
1990      WNC-90                 8,240     990   1,400   1,400   1,400   1,400   1,400     250      --      --      --         4
1991      Shelter Resource XIX   7,920   1,440   1,440   1,440   1,440   1,440     720      --      --      --      --         5
1991      WNC Tax Credits XX     8,240   1,460   1,460   1,460   1,460   1,460     940      --      --      --      --         5
1991      WNC Tax Credits XXI    6,520   1,360   1,360   1,360   1,360   1,030      50      --      --      --      --         6
1992      WNC Tax Credits XXII   6,730   1,410   1,410   1,410   1,410   1,090      --      --      --      --      --         6
1992      WNC Tax Credits XXIII  6,440   1,400   1,400   1,400   1,370     870      --      --      --      --      --         6
1992      WNC Tax Credits XXV    5,060   1,380   1,380   1,280     870     150      --      --      --      --      --         8
1993      WNC Tax Credits XXVI   4,820   1,330   1,330   1,320     840      --      --      --      --      --      --         7
1993      WNC Tax Credits XXVIII 3,350   1,300   1,300     640     110      --      --      --      --      --      --         8
1993      WNC Tax Credits XXIX   3,220   1,290   1,110     790      30      --      --      --      --      --      --         9
1994      WNC Tax Credits XXX    2,330   1,220   1,000     110      --      --      --      --      --      --      --         9
1994      ITC I                  2,860   1,670     780     410      --      --      --      --      --      --      --        10
1995      ITC II                   660     590      70      --      --      --      --      --      --      --      --        11



                                                           119





                                          Federal and California Credit Programs

Offering                                                                                                               Federal
Commence-  Partnership                                Credits Received Per $10,000 Investment(1)                       Credit Years
ment       Name                    Total    1996    1995    1994    1993    1992     1991 1990(3)  1989    1988  1987  Remaining(2)
--------   ----                    -----    ----    ------------    ----    ----     ---- -------  ----    ----  ----  --------

1987       Beech Villa           $17,750  $1,360  $1,360  $1,350  $1,350  $1,350   $1,350  $2,670 $3,210  $3,210  $540         1
1988       Elmwood Villa          17,030     990     990     990     990   1,330    2,610   4,010  3,460   1,660    --         3
1988       Poplar Villa           16,650     970     970     970     970     970    2,280   3,420  3,410   2,690    --         1
1988       Olive Tree             16,490     970     970     970     970     970    1,620   3,990  3,310   2,720    --         2
1988       Pine Rock              15,530     940     940     940     880   1,220    3,280   3,810  3,240     280    --         3
1988       Mesa Verde             15,030   1,020   1,030   1,030   1,030   1,870    1,690   3,610  2,760     990    --         3
1988       Sunfield               14,310   1,340   1,340   1,340   1,340   1,340    1,650   3,090  2,080     790    --         3
1988       Foxglove               11,880   1,360   1,360   1,360   1,550   2,020    2,020   1,920    290      --    --         4
1989       Elliot Place           14,160   1,200   1,200   1,200   1,200   1,670    2,460   3,200  2,030      --    --         4
1990       Wheatridge             10,880   1,120   1,120   1,120   1,480   2,240    2,230   1,570     --      --    --         5
1992       WNC Tax Credits XXIV    8,590   1,260   1,740   2,180   2,180   1,230       --      --     --      --    --         6
1993       WNC Tax Credits XXVII   6,070   1,560   1,750   1,740   1,020      --       --      --     --      --    --         8



     (1) Represents the return received by investors utilizing deferred payment purchase plans. In many instances the respective returns to cash investors were higher than those listed above inasmuch as the use of deferred payment purchase notes entailed the payment of interest.

     (2) As of December 31, 1996.

     (3) In 1990 certain partnerships were permitted to, and did, elect to utilize 150% of the Federal Low Income Housing Credit otherwise allowable for 1990.

     (4) Pepper Tree originally offered Federal Tax Credits only. After the investors were admitted to the Prior Program, the Local General Partners obtained California Low Income H using Credits as well, which are not reflected in this chart.

     (5) These Prior Programs will generate a small amount of Tax Credits for five years beyond the stated number of years due to increases in qualified basis.

     (6) These Prior Programs will generate a small amount of Tax Credits for five years beyond the stated number of years due to increases in qualified basis.



Additional Information

    In one prior private program sponsored in 1981, WNC & Associates, Inc., became successor managing general partner in 1989 after the original managing general partner had misappropriated partnership accounts. Thereafter, using the proceeds from an RD loan, the property was substantially rehabilitated and continues to be owned and operated by the prior program. In another prior private program sponsored in 1996, a Local General Partner filed a petition in bankruptcy; the Sponsor's motion to remove the Local General Partner from the Local Limited Partnership and replace him with an experienced non-profit agency was approved by the bankruptcy court in 1997. And in a public program sponsored in 1993, a Local General Partner was removed and replaced by the Sponsor in 1997 after the Local General Partner violated provisions of the Local Limited Partnership Agreement. The remaining Local General Partner, which is an agency of the county in which the property is located, is expected to be replaced by the Sponsor and/or an experienced non-profit agency.

    Additional information with regard to certain of the Prior Programs is set forth in Tables I, II and III, which comprise Exhibit A to this Prospectus, and in Table VI which appears in Part II of the Registration Statement of which this Prospectus is a part and describes in greater detail the properties in which these programs have invested. Tables IV and V have been omitted since none of the prior programs sponsored by the Fund Manager or its Affiliates have sold any of their properties or completed operations.

    There will be made available to any prospective investor, upon request and without charge, copies of Table VI and of the most recent report on Form 10-K filed by any of the public programs with the Securities and Exchange Commission, and upon request, for a reasonable fee, the exhibits to such Form 10-K will also be provided.

                         FEDERAL INCOME TAX CONSIDERATIONS

Introduction


    The following discussion summarizes the material Federal income tax aspects of the purchase, ownership and disposition of Units and the opinion of Derenthal & Dannhauser, counsel to the Fund, the Fund Manager and their Affiliates ("Counsel") with regard to such aspects, other than Low Income Housing Credits, which are discussed under "The Low Income Housing Credit." This discussion, Counsel's opinion and the discussion of Low Income Housing Credits are based on the Code, Treasury Regulations thereunder, published administrative rulings, and judicial decisions in effect on the date of this Prospectus. The 1986 Act and the 1987 Act substantially altered the Federal income tax system, particularly as it relates to the tax consequences of investments by limited partnerships in real estate, and the 1988 Act, the 1989 Act, the 1990 Act and the 1993 Act have made numerous other changes in the Code. Consequently, significant uncertainty exists regarding various aspects of the taxation of limited partnerships. Furthermore, applicable regulations and interpretations in this area have not yet been written or are under continuing review by the IRS. No assurance can be given that future legislative or administrative changes or court decisions will not significantly modify the statements and opinions expressed in this Prospectus. Any such changes may or may not be retroactive with respect to transactions completed prior to the effective dates of such changes.

Summary

    The following is a summary of, and is qualified by, the more extensive discussion of the Federal income tax consequences set forth below in this section.

    Opinion of Counsel. In connection with its preparation of the following discussion Counsel has rendered its opinion as to certain of the material Federal income tax issues. With regard to certain other matters Counsel is unable to render an opinion. See "Opinions of Counsel." The Fund has not received and will not apply for a ruling from the IRS with respect to any of these matters.

    Classification as a Partnership. As indicated throughout this Prospectus, the primary tax benefit to investors will be Low Income Housing Credits. However, Low Income Housing Credits will only be available to Unitholders in a Series if, among other things (see "The Low Income Housing Credit" as well as the discussion which follows), the Series is classified as a partnership for Federal income tax purposes. As indicated below (see "Classification as a Partnership"), Counsel has rendered its opinion that each Series will be classified as a partnership in this regard.

    Tax Treatment of Unitholders. As set forth below (see "Tax Treatment of Unitholders"), the Series themselves will not be subject to Federal income tax. Rather, each Unitholder will report on his own income tax return his share of his Series' Profits and Losses for Tax Purposes and Tax Credits, which includes his share of the Series' share of such items from the Local Limited Partnerships. See "Investment in Local Limited Partnerships."

    Because a Unitholder's share of cash distributions will not ordinarily equal his share of Taxable Income for Tax Purposes, a Unitholder may have taxable income for a year in an amount which exceeds his distributions for the year. See "Tax Treatment of Unitholders" and "Tax Liabilities in Later Years."

    A Unitholder's ability to utilize his Tax Credits and to deduct Losses for Tax Purposes is limited. For example, because the Fund's credits and losses will for most investors be classified as "passive," a Unitholder might need income from other sources to fully utilize his Tax Credits, and in most instances will need income from other sources to deduct his Losses for Tax Purposes. See
"Limitations on Losses and Credits from Passive Activities" and "General Business Tax Credit Limitations." In addition, a Unitholder may not deduct Losses for Tax Purposes in excess of his basis in his Units. See "Tax Basis for the Units." A Unitholder may not deduct Losses for Tax Purposes in excess of his amount "at risk" in his Series' activities (see "Application of At Risk Limitation"), nor may he utilize Low Income Housing Credits in excess of the amount he has "at risk" with respect to expenditures qualifying for Low Income Housing Credits. See "The Low Income Housing Credit - Utilization of the Low Income Housing Credit." Further, no deductions will be available to a Unitholder if his investment in his Series and/or the Series' activities are "not engaged in for profit." See "Profit Motive."

    Historic Tax Credits and Recapture. In addition to Low Income Housing Credits, tax credits generally are available for certain rehabilitation expenditures incurred in improving certified historic structures and certain other buildings originally placed in service before 1936 (the "Historic Tax Credit"). If an expenditure respecting such a building is a qualified expenditure, 20% of the expenditure will give rise to an Historic Tax Credit. See "Federal Income Tax Considerations - Historic Tax Credit."

     Historic Tax Credits are subject to recapture in the event of early disposition of the building. See "Federal Income Tax Considerations - Historic Tax Credit Recapture."

    Fund Allocations. The Code and Treasury Regulations include certain highly-technical provisions respecting allocations which are included in a partnership agreement. The Partnership Agreement has been drafted in an attempt to comply with such provisions. For a discussion of them, and the terms of the Partnership Agreement in this regard, see "Fund Allocations."

     The Code also prohibits the allocation to a partner of partnership items incurred prior to the admission of the partner as a partner. See "Allocations Prior to Admission."

     Fund Deductions. In general, the Code requires that the Fund use the accrual method of accounting. However, the Code provides special rules for the treatment of such items as depreciation, Acquisition Fees, management fees and organization expenses. See "Basis of Local Limited Partnerships in Their Apartment Complexes," "Depreciation," "Deductibility of Fees," "Organization and Offering Expenses" and "Start-Up Expenditures."

    Sale of Apartment Complexes. Gain or loss on the sale of an Apartment Complex will equal the amount of consideration received (including the amount of any liability to which the Apartment Complex was subject), minus the Local Limited Partnership's basis in the Apartment Complex. This rule applies to all dispositions of an Apartment Complex, including a foreclosure, so that the tax liability on a disposition may exceed the cash received therefor. The character of gain or loss as ordinary or capital, and as passive or portfolio, will depend upon, among other things, the manner in which the Local Limited Partnership held the Property. See "Sales or Exchanges of Local Limited Partnership Property; Depreciation Recapture."

     Treatment of Debt. If a promissory note issued or received by a Series or a Local Limited Partnership includes original issue discount, the original issue discount must be claimed as an expense or recognized as income annually over the term of the loan regardless of the amount of interest actually paid or received. See "Treatment of Mortgage Loans."

    Transfers of Units. On a sale of his Units, a Unitholder will recognize taxable gain in an amount equal to the excess, if any, of the consideration received for the Units (including his share of Series or Local Limited
Partnership nonrecourse liabilities), over his basis in the Units. The tax consequences of a transfer of Units as a gift or upon the death of a Unitholder will depend upon, among other things, the Unitholder's particular circumstances. See "Sales or Exchanges of Units and Local Limited Partnership Interests; Transfers by Gift or at Death."


     Liquidation. Upon liquidation of his Series, a Unitholder will recognize taxable gain if the cash received by him (including his share of Series or Local Limited Partnership nonrecourse liabilities) exceeds his basis in his Units. See "Dissolution and Liquidation of a Series or Local Limited Partnership."


     Section 754  Election.  No Series is  expected  to file an  election  under
Section 754 of the Code. The absence of an election may have an adverse effect on the marketability and sales price of Units. See "Elections."

     Other Considerations. The following discussion also includes other subsections which discuss less significant tax consequences. See "Other Important Tax Considerations," "Tax Returns and Tax Information," "Tax Shelter Registration" and "Changes in Tax Law."

    These and other material Federal income tax issues are discussed below. However, the following discussion does not purport to deal with Federal income tax consequences applicable to all categories of investors, some of which may be subject to special rules, and is not intended as a substitute for careful planning. Prospective investors are urged to consult their own tax advisers, attorneys or accountants with specific reference to their own tax situations and the effect thereon of an investment in the Fund.

Opinion of Counsel

    Counsel is of the opinion that to the extent that the summaries of Federal income tax consequences to the Unitholders set forth in this "Federal Income Tax Considerations" section and under the headings "Risk Factors - Risks Related to Tax Credits" and " - Other Tax Risks" and "The Low Income Housing Credit" involve matters of law, such statements are accurate in all material respects under the Code, Treasury Regulations and existing interpretations thereof and address fairly the principal aspects of each material Federal income tax issue relating to an investment in the Fund. Based on the assumptions and representations described herein, Counsel is of the opinion that for Federal income tax purposes (i) each Series will be classified as a partnership and not as an association taxable as a corporation; (ii) upon admission to a Series, an investor will be a limited partner of the Series; (iii) each Unitholder will be permitted to include in his tax basis of his Units his share of the bona fide nonrecourse liabilities of his Series, including his Series' share of bona fide nonrecourse liabilities of each Local Limited Partnership; (iv) the allocations of Profits and Losses for Tax Purposes and Tax Credits provided for in the Partnership Agreement will not be significantly modified; (v) Profits and Losses for Tax Purposes and Tax Credits (other than the portion thereof classified as portfolio income) will be treated as derived from a passive activity; and (vi) no Series will be considered "publicly traded" within the meaning of Section 469(k) or 7704 of the Code.

    Notwithstanding the foregoing, no Series has yet acquired any particular investment, and the tax benefits available to Unitholders necessarily will depend in large part upon the characteristics of the particular investments acquired. Due to the factual nature of the issues involved, Counsel is unable to render an opinion at this time regarding the specific application of the Federal income tax laws to such investments. As a condition to an investment by any Series in any Local Limited Partnership, the Series will obtain an opinion of counsel, which may be based on assumptions and on representations from the Fund Manager and the general partners of such Local Limited Partnership, substantially to the effect that for Federal income tax purposes (i) the Local Limited Partnership will be classified as a partnership and not as an association taxable as a corporation; (ii) the Local Limited Partnership will be the owner of the relevant Apartment Complex; (iii) upon admission, the Series will be a limited partner of the Local Limited Partnership; (iv) the allocations of profit or loss and Tax Credits under the Local Limited Partnership Agreement will not be significantly modified by the IRS; (v) for purposes of determining its tax basis and amount "at risk" (under Code Sections 42 and 465) for the Local Limited Partnership, the Series will be permitted to take into account its properly allocable share of such Local Limited Partnership's nonrecourse liabilities;

(vi) the relevant Apartment Complex will qualify for Tax Credits; and (vii) the Local Limited Partnership will not be considered "publicly traded" within the meaning of Section 469(k) or 7704 of the Code. In addition to reaching the foregoing conclusions, such opinion will conclude that substantially more than half of the material Federal income tax benefits anticipated from such investment more likely than not will be realized by the Series.

    Prospective investors should note that no legal opinion has been obtained, and it is not anticipated that an opinion will be obtained, regarding determinations, the correctness of which depends in significant part on future factual circumstances, regarding matters peculiar to certain investors or regarding matters in which opinions are not customarily obtained. Such determinations and matters may include:

- the allocation of basis among various components of a property, particularly as between buildings, the cost of which is depreciable, and the underlying land, the cost of which is not depreciable; a successful challenge by the IRS to the amount of basis allocated to buildings would decrease depreciation attributable to the property;

- the estimated useful lives for depreciation purposes of properties ineligible for depreciation under the cost recovery provisions of the Code; a successful challenge by the IRS to the useful life selected by a Local Limited Partnership would extend the period over which the cost of the property was recovered through depreciation deductions;

- the characterization of various expenses and payments made to or by a Series or a Local Limited Partnership (for example, the extent to which such payments represent deductible fees or interest); a successful challenge by the IRS to the characterization of an expense as deductible would require that such expense be capitalized and recovered, if at all, upon liquidation;

- the portion of the cost of any Apartment Complex that qualifies for Tax Credits (but see the discussion of so-called "adjuster" provisions in "Investment Objectives and Policies - Investment Policies"); a successful challenge by the IRS would reduce the amount of such credits;

- the application to any specific Unitholder of the limitation on the availability of passive activity losses and credits; Unitholders must determine for themselves the extent to which their passive income and the "$25,000 deduction equivalent" are available to them to claim Tax Credits and Losses for Tax Purposes;

- the classification of any Series or any Local Limited Partnership as a dealer in interests in Local Limited Partnerships or Apartment Complexes, respectively;

    a dealer generally may not claim depreciation deductions; and

- the application of the alternative minimum tax to, or the calculation thereof by, any Unitholder; if a Unitholder is subject to the alternative minimum tax, tax benefits from an investment in a Series could be reduced.

    There can be no assurance, therefore, that some of the deductions to be claimed by a Series, or the allocation of items of Profits and Losses for Tax Purposes and Tax Credits among its Fund Manager and Unitholders, will not be challenged by the IRS and that such challenge will not be sustained by the courts. Such challenge, if successful, could have a detrimental effect on the ability of a Series to realize its investment objectives. See also "Risk Factors
- Other Tax Risks."

Classification as a Partnership

    The Fund does not plan to apply for a ruling from the IRS as to the status of any Series as a partnership. Counsel is of the opinion that, under the default provisions of newly-issued Treasury Regulations under Code Section 7701, each Series will be classified as a partnership and will not be treated as an association taxable as a corporation for Federal income tax purposes. Counsel's opinion as to partnership status for each Series assumes and is conditioned on the Fund Manager's representation that neither Series will elect to be treated as a corporation for Federal income tax purposes.

    As indicated above, Counsel's opinion is based upon the present provisions of the Code and Regulations thereunder. If the IRS were to amend its Regulations, it is possible that the Series would not qualify as partnerships under the amended regulations.

    Additionally, under Section 7704 of the Code, a publicly traded partnership will be treated as a corporation for Federal income tax purposes, unless the partnership meets certain gross income requirements, described below. For this purpose, a publicly traded partnership is one the interests in which are (a) traded on an established securities market, or (b) readily tradable on a secondary market (or the substantial equivalent thereof). As indicated under the heading "Transferability of Units," it is not anticipated that a public market for the Units will develop. The report of the Conference Committee on the 1987 Act (the "Conference Report") indicates that where interests are quoted and traded on an irregular basis and such interests cannot be disposed of within the time that they could be disposed of in an over-the-counter market, the interests are not to be treated as readily tradable on the substantial equivalent of a secondary market.

    The Partnership Agreement provides that a transfer of a Unit will not be recognized by a Series unless (i) the transferror represents that the transaction will not occur through a market maker in the Units, through a broker-dealer that provides a readily available, regular, and ongoing opportunity to Unitholders to sell or exchange their Units, through a public means of obtaining or providing information on offers to buy, sell or exchange Units or through a broker-dealer or matching agent whose procedures for transfer of the Units have not been approved by the Fund Manager as not being incident to trading on an established securities market or a secondary market, or (ii) if in the opinion of Counsel, such transfer would cause the Series to be considered publicly traded. Furthermore, the Partnership Agreement provides that any transfer of a Unit not made for investment but for resale will be void if the transferee is a person who makes a market in securities. Finally, the Fund Manager is empowered to amend the Partnership Agreement to the extent necessary to prevent a Series from being taxed as an association taxable as a corporation. Based on these provisions of the Partnership Agreement and on representations that these provisions will be enforced according to their terms, Counsel is of the opinion that the Series will not be "publicly traded" within the meaning of Section 7704 of the Code.

    Even if a Series is treated as publicly traded under Section 7704 of the Code, it will not be classified as a corporation if 90% or more of its income for the taxable year is qualifying income. For this purpose, qualifying income includes interest, dividends, real property rents and gain from the sale or other disposition of real property. The Fund Manager has represented that 90% or more of the gross income of each Series will consist of such interest, dividends, real property rents and gains from the sale or other disposition of real property. Accordingly, based on this representation, Counsel is of the opinion that the Series will not be treated as associations taxable as corporations for Federal income tax purposes under Section 7704 of the Code even if the Series were to be considered publicly traded. However, see "Limitations on Losses and Credits from Passive Activities" for a discussion of additional restrictions that may be imposed if the Series were considered publicly traded. In the event that a Series were to become a publicly traded partnership, the Fund Manager would be responsible for monitoring the composition of the income of the Series and would be empowered to take such action as may be necessary to avoid classification of the Series as an association taxable as a corporation.
Section 7704 of the Code generally would apply to a Series in its first taxable year in which it became a publicly traded partnership.

    If, for any reason, a Series were treated for Federal income tax purposes as a corporation in any taxable year, income, gain, loss, deductions, Tax Credits and tax preferences of the Series would be reflected only on its own tax return rather than being passed through to the Partners. In that event, the Low Income Housing Credits, as well as any losses, deductions or Historic Tax Credits of the Local Limited Partnerships or the Series, would not be available to reduce the tax liability of any Unitholder. In addition, the Series would be required to pay Federal income tax (at the corporate tax rates described in "Other Important Tax Considerations -

Tax Rates") on its net income, thereby potentially reducing the amount of cash available to be distributed to the Unitholders, and all or a portion of any distributions to Unitholders could be treated as dividends, taxable to them as ordinary income to the extent of the current and accumulated earnings and profits of the Series. Distributions in excess of earnings and profits would be treated as a return of capital to the extent of the recipient's basis (which would not include the Unitholder's share of any nonrecourse liabilities of the Series), while the remainder would be treated as capital gain (assuming the Unitholder's Units qualified as capital assets). In addition, such a change in the Series' status for tax purposes could be treated by the IRS as a taxable event, in which case the Unitholders could have a tax liability under circumstances where they would not receive a cash distribution from the Series.

Investment in Local Limited Partnerships

    The Series will not invest directly in the Apartment Complexes. Rather, the Series will invest in Local Limited Partnerships each of which will own an Apartment Complex. The availability to prospective Unitholders of the tax benefits that are anticipated to be derived from an investment in the Units is dependent, in the first instance, on the following general principles of partnership taxation:

    1. Each of the Local Limited Partnerships must be classified as a partnership for Federal income tax purposes, and not as an association taxable as a corporation.

    2. The allocation of the items of income, gain, loss, deduction, and Tax Credit to the Series by each Local Limited Partnership must have substantial economic effect or otherwise be in accordance with the Series' interest in such Local Limited Partnership.

    3. The Series' tax basis in each of the Local Limited Partnerships must exceed the amounts of losses and deductions allocated to the Series from such Local Limited Partnership.

    4. The Series' amount "at risk" in each of the Local Limited Partnerships must exceed the amount of losses and deductions allocated to the Series from such Local Limited Partnership.

    5. The Series' amount "at risk" with respect to expenditures of each Local Limited Partnership that qualify for Low Income Housing Credits must exceed the amount of such expenditures allocated to the Series.

    The application of these general principles of Federal income taxation to any investment by a Series in a Local Limited Partnership will depend on the specific facts associated with that investment, including the provisions of the partnership agreement of such Local Limited Partnership and the nature of the debts incurred by such Local Limited Partnership to finance its investment in its Apartment Complex.


    As indicated above in "Opinion of Counsel," as a condition to acquiring any Local Limited Partnership Interest, a Series will obtain an opinion of counsel to the Local Limited Partnership or the Series respecting certain Federal income tax matters. The discussion set forth below and opinions of Counsel described herein regarding the Federal income tax consequences of an investment in the Units assume that the Series will obtain such opinions regarding each of the Local Limited Partnerships in which it invests, and rely on the accuracy of each of such opinions. Prospective investors should be aware that the Fund Manager does not intend to seek a ruling from the IRS regarding any of the tax consequences of an investment by a Series in any Local Limited Partnership, and that an opinion of counsel is not binding on the IRS and has no official status of any kind.


    The IRS has rendered several published rulings regarding the Federal income tax consequences of an investment by a partnership in another partnership. Although such rulings have not addressed every Federal income tax consequence of such an investment, they have addressed the material consequences expected to be relevant to an investment in the Units. Based on such rulings and the general principles of partnership taxation, except as specifically noted below, the discussion of the Federal income tax consequences of an investment in the Units is equally applicable to an investment by a Series as a limited partner or non-managing member in each Local Limited Partnership.

Tax Treatment of Unitholders

    A Series itself will not be subject to Federal income tax (subject to the matters discussed under "Classification as a Partnership" above), although it is possible that a Series will be subject to income tax in one or more states or local tax jurisdictions. Instead, each Unitholder will be required to report on his own income tax return his share of the Series' Profits and Losses for Tax Purposes and Tax Credits.

    The share of each Unitholder in Profits and Losses for Tax Purposes and in Tax Credits is based on the application to the Local Limited Partnerships of the general principles of Federal income taxation of partnerships that are discussed above under the heading "Investment in Local Limited Partnerships." Thereafter, in determining the Federal income tax liability of a Unitholder as a consequence of his investment in the Units, the following principles will apply in the order summarized below:

     1. The allocation provisions contained in Article 4 of the Partnership Agreement will determine each Unitholder's share of the items of Profits and Losses for Tax Purposes and Tax Credits to the extent that such allocations have substantial economic effect or are otherwise in accordance with the Unitholder's interest in his Series.

     2. The Unitholder's tax basis in his Units must exceed the amount of losses and deductions allocated to such Unitholder.

     3. The Unitholder's amount "at risk" in his Units must exceed the amount of losses and deductions allocated to the Unitholder.

    4. The Unitholder's amount "at risk" with respect to expenditures of each Local Limited Partnership that qualify for Low Income Housing Credits must exceed the amount of such expenditures allocated to the Unitholder.

    To the extent that the allocation of any Profits or Losses for Tax Purposes or Tax Credits is disallowed to a Unitholder as a result of the application of any of the principles set forth above, such Unitholder will not be permitted to take such allocation into account in determining his Federal income tax liability unless and until that principle, and each of the principles, if any, stated thereafter, has been satisfied. Each of these principles is described in greater detail below.

    In addition to and after satisfying the foregoing principles, the ability of a Unitholder to take advantage of any Losses for Tax Purposes or Tax Credits allocated to him with respect to his Units may be limited by the passive loss and passive credit limitations described below in "Limitations on Losses and Credits from Passive Activities," by the overall limitation on business credits described below under "General Business Tax Credit Limitations," by the limitations on miscellaneous itemized deductions described below in "Other Important Tax Considerations - Tax Rates," and by the alternative minimum tax described below under "Other Important Tax Considerations - Alternative Minimum Tax."

    The amount of a Unitholder's share of Profits for Tax Purposes for any year will not ordinarily be identical to the amount of his share of Cash Available for Distribution for the year. Accordingly, in a particular year a Unitholder may be allocated Profits for Tax Purposes without receiving a distribution of Cash Available for Distribution. See "Tax Liabilities in Later Years."
Conversely, a Unitholder may receive a distribution of Cash Available for Distribution in a year when a Loss for Tax Purposes is reportable by him. See "Fund Allocations" below.

    Cash received by a Unitholder from his Series generally will not cause recognition of income by the Unitholder but will reduce his basis in his Units. A distribution of Cash Available for Distribution in excess of a Unitholder's adjusted basis in his Units prior to the distribution will result in the recognition of taxable income to the extent of the excess. Any such taxable income generally will be treated as capital gain. The gain realized in a non-pro rata distribution may be taxed to Unitholders as ordinary income to the extent attributable to the Unitholders' share of "unrealized receivables" and inventory that has substantially appreciated in value. See "Sales or Exchanges of Units and Local Limited Partnership Interests; Transfers by Gift or at Death" below.

    The most significant Federal income tax benefits of an investment in the Units are expected to be derived from Low Income Housing Credits (and, to a substantially lesser extent, Losses for Tax Purposes and, possibly, Historic Tax Credits) allocated to each Unitholder. However, as indicated above, the Code imposes substantial restrictions on the ability of all individuals, trusts and estates and certain corporate taxpayers to take advantage of losses and credits generated from so-called "passive activities." Although the rules applicable to tax credits, including Low Income Housing Credits and Historic Tax Credits, and to losses from passive activities are to be applied after the application of the limitations on deductibility of losses to the amount of a Unitholder's basis and amount "at risk" in his Units (see "Tax Basis for the Units" and "Application of At Risk Limitations" below), the rules applicable to passive losses and credits will be described first due to their importance in evaluating the advisability of an investment in the Fund. The rules regarding the availability of Low Income Housing Credits are discussed in "The Low Income Housing Credit," which should be reviewed carefully by each prospective investor and his advisers.

Limitations on Losses and Credits from Passive Activities

A.  General Limitations

    In the case of individuals, trusts, estates and certain corporations (as discussed below), Code Section 469 imposes limits on the ability of such taxpayers to use losses and credits from so-called "passive activities" to offset taxable income and tax liability arising from non-passive sources. A passive activity includes (a) one which involves the conduct of a trade or business in which the taxpayer does not materially participate, or (b) any rental activity, regardless of the level of participation. With certain limited exceptions, a limited partner will not be treated as materially participating in a limited partnership's activities. Accordingly, absent satisfaction of the conditions to such limited exceptions, and with the exception of the portion of a Series' income that is portfolio income and any gain or loss from the disposition of Series' property that Treasury Regulations under Code Section 469 classify as not arising from a passive activity, based on the anticipated activities of each Series and Local Limited Partnerships in which it will invest, Counsel is of the opinion that Profits and Losses for Tax Purposes and Tax Credits of each Series will be treated as derived from a passive activity.

    Generally, a taxpayer's deductions and credits from passive activities may be used to reduce his tax liability in a given taxable year to the extent such liability arises from passive activities. In determining the amount of income from passive activities in any taxable year, a taxpayer must exclude "portfolio income," that is, (a) any gross income from the activity that is derived from interest, dividends, annuities or royalties, unless such income is derived in the ordinary course of a trade or business; (b) expenses (other than interest) directly and clearly allocable to such income; and (c) interest expenses properly allocable to such income. For this purpose, portfolio income also includes any gain or loss from the disposition of property that produces portfolio income or that is held for investment. Any income, gain or loss that is attributable to an investment of working capital also will be treated as portfolio income. Prospective investors should note that any portfolio income of the Fund must be reported as taxable income, without reduction for any of the expenses of the Fund (other than those described in clauses (b) and (c) of the second sentence of this paragraph), and that each Unitholder will be required to pay Federal income tax on his share of such portfolio income, even if no corresponding distribution is made to the Partners and regardless of the fact that overall operations result in Losses for Tax Purposes.

    To the extent that a taxpayer's aggregate losses from all passive activities exceed his aggregate income from all such activities in a taxable year, the taxpayer has a "passive activity loss" for such year. Similarly, a "passive activity credit" arises in any year to the extent that the taxpayer's tax credits (with certain limited exceptions) arising from all passive activities exceed his tax liabilities allocable to all passive activities. Such a loss or credit may be carried forward to successive taxable years until fully utilized against income from passive activities in such years; however, such losses and credits may not be carried back to prior years.

    With respect to gain on the disposition of property used in an activity, the Treasury Regulations generally provide that such gain will be treated as passive if the activity in which the property was used in the year of disposition was a passive activity.

    In the event a taxpayer disposes of his entire interest in a passive activity to an unrelated party in a transaction in which all of the gain or loss realized on such disposition is recognized, any loss (but not a credit) from the activity that was disallowed by the passive activity rules will cease to be treated as a passive activity loss and any loss on such disposition will not be treated as arising from a passive activity. Such losses will be allowed as deductions against income in the following order: (i) gain recognized on such disposition; (ii) net income or gain for the taxable year from all passive activities; and (iii) any other income or gain. Suspended Tax Credits are not made available as a result of a disposition of a taxpayer's interest in an activity. Rather, to the extent not subject to recapture, such credits are carried forward to subsequent tax years. Special rules apply to dispositions by gift or by death and to certain installment sales.

    Counsel has rendered no opinion regarding the manner in which the limitations on losses and credits from passive activities and/or the exceptions thereto discussed below will apply to any particular Unitholder, because these limitations are applied at the Unitholder rather than the Series level and will depend on the particular circumstances of each Unitholder. Each Unitholder is strongly advised to consult his own tax adviser regarding the effect on such Unitholder of the limitations on the allowance of passive losses and credits.

B.  Exception for Low Income Housing Credits and Historic Tax Credits

    1. Individuals. An exception to the general rules discussed above permits certain taxpayers to shelter up to $25,000 of nonpassive income with losses from certain rental real estate activities in which they actively participate and with Low Income Housing Credits and Historic Tax Credits regardless of the level of participation. Generally, a limited partner will not be treated as actively participating in a rental real estate activity conducted by a partnership of which he is a member.

    The exception is commonly referred to as the "$25,000 deduction equivalent" and is available to individuals and, in limited circumstances (as discussed below), estates. Special rules apply to married individuals as follows: (i) in the case of married individuals filing jointly, the full $25,000 deduction equivalent is available, (ii) in the case of married individuals filing separately who have lived apart for the entire taxable year, the deduction equivalent for each individual is reduced to $12,500, and (iii) in the case of married individuals filing separately who have not lived apart for the entire taxable year, no deduction equivalent is available.

    For (i) all rental real estate losses in which the taxpayer actively participates, (ii) Historic Tax Credits, and (iii) Low Income Housing Credits attributable to property placed in service prior to January 1, 1990, the $25,000 maximum deduction equivalent ($12,500 for certain married individuals filing separate returns) is reduced in the event the adjusted gross income of the taxpayer (including the taxpayer's spouse where a joint return is filed) exceeds certain limits. In the case of losses from rental real estate activities in which the taxpayer actively participates, the maximum deduction equivalent is reduced by one-half of the amount by which the taxpayers' adjusted gross income exceeds $100,000 ($50,000 in the case of a married individual filing a separate return). In the case of Tax Credits described in the first sentence of this paragraph, the maximum deduction equivalent is reduced by one-half of the amount by which the taxpayer's adjusted gross income exceeds $200,000 ($100,000 in the case of a married individual filing a separate return).

Adjusted gross income for this purpose is determined without regard to contributions to Individual Retirement Accounts, taxable social security benefits and passive activity losses, but is otherwise determined in accordance with Section 62 of the Code. It is not anticipated that any Series will invest in Local Limited Partnerships owning Apartment Complexes which were placed in service prior to January 1, 1990; accordingly, the adjusted gross income limitations described in this paragraph should not apply to Unitholders, except to the extent that Local Limited Partnerships generate Historic Tax Credits.

    There are several important ordering rules that must be understood to determine whether and to what extent the $25,000 deduction equivalent (subject to the phase-out rules discussed above) will be available to a Unitholder who is an individual. First, losses from a passive activity, including losses generated from rental real estate activities in which the taxpayer actively participates, must be offset by any income from a passive activity. The $25,000 deduction equivalent is then used against (i) the remaining passive activity losses generated from the rental real estate activities in which the taxpayer actively participates, which, as noted above, will not include any Losses for Tax Purposes generated by the Units; (ii) the passive activity credits generated from rental real estate activities in which the taxpayer actively participates, other than Historic Tax Credits and Low Income Housing Credits; (iii) the Historic Tax Credits (subject to the phase-out rules); and (iv) the Low Income Housing Credits. In this regard the Fund has not sought and will not seek to determine the extent to which potential investors have losses (including losses from rental real estate activities in which potential investors actively participate) or credits from passive activities. Further, there is no limitation on the number of Units which may be purchased by a single investor. Accordingly, potential individual investors should consult with their own tax advisers as to whether they may fully utilize any Low Income Housing Credits or Historic Tax Credits which may be generated by an investment in the Fund under the ordering rules set forth above.

    Assuming that a prospective individual investor does not have a passive activity loss generated from rental real estate activities in which he actively participates (or that such losses are not allowable because his adjusted gross income exceeds $150,000), and that he does not have passive activity income for the taxable year (that is, the excess of income over losses from passive activities), such investor could use up to $7,000 of Tax Credits a year based on a 28% marginal tax rate, $7,750 a year based on a 31% marginal tax rate, $9,000 a year based on a 36% marginal tax rate, and $9,900 a year based on a 39.6% marginal tax rate. See "Other Important Tax Considerations - Tax Rates." In each instance, because Federal income tax is imposed at marginal rates, the maximum amount of credits could be used only if the investor has at least $25,000 in income subject to the marginal rate.

                            Maximum Annual Tax Credits

    Federal                                          Maximum Annual
    Tax Bracket            Income                    Federal Credit

    15%           x        $25,000  =             $3,750
    28%           x        $25,000  =             $7,000
    31%           x        $25,000  =             $7,750
    36%           x        $25,000  =             $9,000
    39.6%         x        $25,000  =             $9,900

    Most taxpayers pay a substantial portion of their Federal annual tax liability by way of regular employer withholding from their salaries and/or by way of estimated Federal tax payments due on the April 15, June 15, September 15 and January 15 preceding the filing date of the taxpayers' annual Federal income tax returns. To the extent that an individual taxpayer has Tax Credits which are otherwise allowable for a year, the taxpayer may use the Tax Credits to reduce his regular withholding amounts or to reduce his estimated tax payments. For example, a married couple filing jointly with taxable income of $75,000 in 1997 would be subject to Federal tax liability before Tax Credits in the amount of approximately $16,000. (The tax liability for later years could be different due to changes in the tax rates resulting from inflation adjustments or amendments to the tax laws. See "Other Important Tax Considerations - Tax Rates.") If the couple had $7,000 in Tax Credits for 1997 (the maximum permissible amount pursuant to the $25,000 deduction equivalent), and the couple would otherwise make estimated tax payments of their Federal tax liability in the amount of $4,000 each, the couple could reduce each estimated tax payment by $1,750, for a net payment of $2,250. If a taxpayer does not adjust his withholding or estimated tax payments for allowable Tax Credits, his annual tax refund or annual tax liability will be increased or reduced, respectively. Accordingly, Tax Credits can be used to reduce tax liability from all sources, including taxable income arising from wages, self-employment income, retirement account withdrawals, and capital gains from the sale of stock and other investments.

    If an investor is able to utilize Tax Credits under the passive activity rules discussed above, and under the other Federal income tax rules discussed in this section, Tax Credits would be claimed on the investor's individual IRS Form 1040 as follows: First, the investor enters all taxable income and subtracts all available deductions and exemptions to compute taxable income. The tax imposed on such taxable income is entered on line 38 of the Form 1040, and the total amount of the investor's tax liability is entered on line 40. The investor's utilizable Tax Credits are entered on line 44 and are subtracted, on a dollar-for-dollar basis, from the taxes which appear on line 40.

    The 1987 Act added Section 469(k) to the Code pursuant to which the limitations on losses and credits from passive activities will be applied separately to, and the $25,000 deduction equivalent will not be available for, investments in publicly traded partnerships, except with respect to Low Income Housing Credits and Historic Tax Credits. As discussed under the heading
"Classification as a Partnership," Counsel is of the opinion that the Series will not be treated as publicly traded. If any Series were to be treated as publicly traded, individual investors in the Series could not use Losses for Tax Purposes to offset passive income from other sources, but could use Tax Credits generated by the Series to offset tax liability from all other sources to the extent of the $25,000 deduction equivalent. Losses for Tax Purposes could not be used to offset income from another publicly traded partnership whether or not the Series were considered publicly traded.

    2. Other Investors. As noted above, the limitations on the utilization of passive losses and credits apply to all individuals and, subject to certain additional limitations, to all trusts and estates. In the case of a grantor trust, the provisions apply at the grantor rather than the trust level. Generally, neither a nongrantor trust nor an estate can take advantage of the $25,000 deduction equivalent. A limited exception is provided to allow an estate to take advantage of the $25,000 deduction equivalent in any taxable year ending less than two years after the death of the decedent.

    Certain corporations are also subject to limitations on their use of passive losses and credits. The corporations subject to these rules are (a) all "regular" or "C" corporations that at any time during the last half of the taxable year were more than 50% owned, by value, directly or indirectly, by five or fewer individuals ("closely-held corporations"), and (b) all personal service corporations. For this purpose, the term "personal service corporation" is defined to mean a corporation the principal purpose of which is the performance of personal services in the fields of health, law, engineering, architecture, accounting, actuarial science, performing arts, or consulting, when such services are substantially performed by any employee who owns, on any day during the year, any of the outstanding shares of such corporation. Stock held by related parties is taken into account pursuant to special attribution rules.

    Closely-held corporations, but not personal service corporations, are allowed to utilize their passive activity losses and their passive activity credits to offset their tax liabilities arising from certain net active income, i.e, taxable income from other sources, other than portfolio income. However, if a Series were to be treated as publicly traded under Section 469(k) of the Code, Losses for Tax Purposes could not be used to offset income from other sources. Furthermore, if a closely-held corporate investor were to have an interest in another partnership that was publicly traded, Losses for Tax Purposes and Tax Credits from the Series could not be used to offset the net income or the tax liability attributable to the net income, respectively, of such other partnership, whether or not the Series were considered publicly traded.

    Generally, personal service corporations will only be allowed to use passive losses and credits, including Losses for Tax Purposes and Tax Credits, to shelter passive income, subject to the provisions of Section 469(k), and will not be allowed to take advantage of the $25,000 deduction equivalent that is available to individuals.

    With respect to S Corporations and partnerships, the passive activity rules are applied to the shareholders and partners, respectively.

 Historic Tax Credit

    In addition to the Federal Low Income Housing Credit, a tax credit generally is available for certain rehabilitation expenditures incurred in improving certified historic structures and certain other buildings originally placed in service before 1936 (the "Historic Tax Credit"). If an expenditure is a qualified rehabilitation expenditure on a certified historic structure, Code
Section 47 provides that the
taxpayer is entitled to a credit equal to 20% of the expenditure against his income tax liability for that year. Such qualification depends upon the approval by the Department of Interior of the plans and completed rehabilitation work. The historic structure generally must be left in place, must be rehabilitated in a manner consistent with history and the rehabilitation expenditures must exceed the greater of $5,000 or the adjusted basis of the building during a 24-month period. In the case of certain nonresidential buildings placed in service prior to 1936 (other than certified historic structures) a 10% credit is allowed. The tax basis of rehabilitated real property is reduced by 100% of the allowed Historic Tax Credit. Therefore, the gain upon disposition of an interest in such a property is increased by 100% of the allowed Historic Tax Credit. See "Depreciation."

    Moreover, in order to utilize the Historic Tax Credit a taxpayer must satisfy the same "at risk" requirements with regard to any investment which generates a Historic Tax Credit as is required under the "at risk" rules applicable to Federal Low Income Housing Credits. See "The Low Income Housing Credit." In addition, to be considered "at risk" with respect to an investment which generates Historic Tax Credits, it is also necessary that the amount of all nonrecourse financing (which is defined very broadly for this purpose) with respect to such property not exceed 80% of the credit base of the qualified rehabilitation expenditures.

    A Series may invest in a Local Limited Partnership that incurs rehabilitation expenditures that will qualify for such Historic Tax Credit, which would then be available to the Unitholders to reduce their Federal income taxes, but the ability of a Unitholder to utilize such credits may be restricted by the passive activity limitation rules, the limitation on general business credits, and the alternative minimum tax rules. See "Limitations on Losses and Credits from Passive Activities," "General Business Tax Credit Limitations" and "Other Important Tax Considerations - Alternative Minimum Tax." Counsel has rendered no opinion regarding the qualification of any Apartment Complex for the Historic Tax Credit or the application of related "at risk" limitations to such Apartment Complex, because such issues depend on the nature of the Apartment Complexes and their financing, none of which are known at this time.

Historic Tax Credit Recapture

    Any Historic Tax Credit taken for qualified rehabilitation expenditures is subject to recapture in the event of early disposition of the property. If such property is disposed of by the Partnership or a Local Limited Partnership within five years after the property is placed in service, a Partner's tax for the year of disposition will be increased by the total credit taken for rehabilitation expenditures, multiplied by a "recapture percentage" determined on the basis of the holding period of the property. The amount of recapture decreases by 20% for each full year that elapses after the property is placed in service. Thus, there is 100% recapture if the property is disposed of less than one year after the property is first placed in service; there is 80% recapture after one year, 60% after two years, 40% after three years, 20% after four years and no recapture after five years.

    Moreover, recapture will also result if a Unitholder sells or disposes of his entire interest in the Partnership within five years from the date property for which the Historic Tax Credit is claimed is placed in service. Additionally, if a Unitholder's interest in the profits of the Partnership is reduced to less than 66 2/3% of what it was when the property for which the Historic Tax Credit is claimed was placed in service, the reduction will be treated as a proportional disposition of the property by the Unitholder. Therefore, for example, if a Unitholder disposed of 50% of his partnership interest in the first year in which an Historic Tax Credit was claimed, then 50% of the Historic Tax Credit claimed by the Unitholder will be recaptured.

General Business Tax Credit Limitations

    The ability of taxpayers to use Tax Credits is subject to an annual limitation on the allowance of aggregate general business tax credits (i.e., the Low Income Housing Credit, the Historic Tax Credit, any other investment tax credit, the targeted jobs credit, the alcohol fuels credit, the research credit, the enhanced oil recovery credit, the disabled access credit, the renewable electricity production credit, the empowerment zone employment credit, the Indian employment credit and the employer social security credit). Such annual limitation is generally equal to the first $25,000 of tax liability ($12,500 for married persons filing separately) plus 75% of tax liability in excess of that amount, except that (i) business tax credits may not be used to offset any applicable alternative minimum tax, and (ii) even if no alternative minimum tax is imposed in a particular year (because "regular" tax liability exceeds the amount which would have been imposed under the alternative minimum tax rules), business tax credits may not be used to reduce regular tax liability below the amount which would be imposed under the alternative minimum tax rules. Tax credits limited by this rule are first carried back three years and then forward 15 years. It should be noted that, for purposes of determining which of a taxpayer's general business tax credits will be treated as exceeding the limit in any year, Low Income Housing Credits will be treated as being used only after all of the other general business tax credits.

    Any Tax Credit that is allowable in any year under the passive activity rules described above, but is disallowed in such year as a result of the application of the general business credit limitations described in this section, ceases to be subject to the limitations on credits from passive activities for purposes of any carryback or carryforward of such Tax Credit.

Tax Basis for the Units

    A Unitholder's tax basis for his Units generally will be equal to his Capital Contribution plus his share of his Series' nonrecourse liabilities to the extent that they do not exceed the fair market value of the assets subject thereto. From time to time such tax basis will be (a) increased by the amount of Profits for Tax Purposes allocated to him, and (b) decreased by the amount of Losses for Tax Purposes allocated to him and by the amount of Cash Available for Distribution and Sale or Refinancing Proceeds distributed to him.

    In the opinion of Counsel, a Series' nonrecourse liabilities will include its share of the nonrecourse liabilities of each Local Limited Partnership, to the extent that such liabilities do not exceed the fair market value of the property subject thereto. Further, in the opinion of Counsel, each Unitholder will be permitted to include in his tax basis of his Units his share of the nonrecourse liabilities of his Series, including the Series' share of such liabilities of each Local Limited Partnership, as so determined. Pursuant to Treasury Regulations promulgated under Section 752 of the Code, a partner's share of nonrecourse liabilities of a partnership (those liabilities with respect to which no partner or related person bears the economic risk of loss) is determined as follows: first, an amount of liabilities is allocated among the partners to reflect their respective shares of partnership minimum gain; second, any tax gain that would be allocated to the partners under the principles of
Section 704(c) if the partnership's property were sold for an amount equal to the nonrecourse debt securing the property is matched by an allocation of partnership nonrecourse debt; and, third, to the extent that nonrecourse liabilities exceed these items, such liabilities are allocated among partners in accordance with their profits interests in the partnership.

    Each Unitholder may deduct, on his own Federal income tax return, his share of the Losses for Tax Purposes, if any, to the extent that he has tax basis in his Units. Any losses in excess of a Unitholder's tax basis may be carried over indefinitely and may be deducted in future years to the extent that the Unitholder's basis has increased above zero. It is anticipated that substantially all of the liabilities of the Local Limited Partnerships will constitute nonrecourse liabilities for this purpose; consequently, it is anticipated that each Unitholder will have sufficient basis in his Units to claim his allocable share of Losses for Tax Purposes. See, however, "Tax
Treatment of Unitholders," "Application of At Risk Limitations," and "Limitations on Losses and Credits from Passive Activities" for other limitations on the amount of losses that may be claimed by a Unitholder.

    A decrease in a Partner's proportionate share of nonrecourse liabilities (as, for example, when a mortgage is paid off in whole or in part by a Local Limited Partnership, or when an Apartment Complex subject to a mortgage is transferred by a Local Limited Partnership, or when nonrecourse debt of a Local Limited

Partnership is refinanced with recourse debt) is treated for tax purposes as though it were a cash distribution. Such a constructive cash distribution reduces a Unitholder's tax basis in his Units (but not below zero), and any remaining portion of his share of the reduction in liabilities is taxable to him as though it were gain on the sale or exchange of his Units. See "Sales or Exchanges of Units and Local Limited Partnership Interests; Transfers by Gift or at Death" below.

Application of At Risk Limitations

    Section 465 of the Code provides that the amount of any losses (otherwise allowable for the year in question) that may be deducted by an individual, an S corporation, or a closely-held corporation other than a leasing company, in connection with an activity that is part of a trade or business or that is engaged in for the production of income, cannot exceed the aggregate amount with respect to which such taxpayer is "at risk" in such activity at the close of the tax year. In the case of a partnership, the limitations apply to each partner who is an individual, S corporation or closely-held corporation.

    A partner generally will be considered "at risk" to the extent of the cash and adjusted basis of the other property contributed to the partnership, as well as any borrowed amounts contributed to the partnership with respect to which such partner has personal liability for payment from his own assets.

    In addition, special rules apply to an activity involving the holding of real estate. A taxpayer engaged in such activity will be considered "at risk" with respect to any "qualified nonrecourse financing" that is secured by real property used in the activity. In general, "qualified nonrecourse financing" is non-convertible, nonrecourse debt which is borrowed from a government or an instrumentality thereof (or is guaranteed by a government) or any person actively and regularly engaged in the business of lending money, other than (a) the person from whom the taxpayer acquired the property, (b) a person receiving a fee with respect to the taxpayer's investment in the property, or (c) a person related to either of such persons. However, if a lender that is otherwise a qualified person is related to the taxpayer, the loan will qualify as "qualified nonrecourse financing" only if the loan is commercially reasonable and on substantially the same terms as loans involving unrelated persons. A partner's share of "qualified nonrecourse financing" for purpose of the "at risk" rules will be the same as his share of such financing for the purpose of determining his tax basis in his partnership interests. See "Tax Basis for the Units" above.

    If at the end of a taxable year a taxpayer's amount "at risk" has been reduced below zero, the deficit amount "at risk" is recaptured and must be included in gross income in that year. The amount recaptured is treated in future years as if it were a deduction suspended by the "at risk" provisions. To the extent that the taxpayer's amount "at risk" is increased above zero in a subsequent year, an additional deduction may be allowable at such time.


    Based on the anticipated investments of the Fund described in "Investment Objectives and Policies" above, the "at risk" rules under Code Section 465 should not limit the amount of deductions available for a Unitholder, because a substantial portion of the financing secured by each Apartment Complex is expected to consist of qualified nonrecourse financing that is includable in the Unitholder's amount "at risk." It is expected that an opinion of counsel will be rendered on this issue as a condition to a Series' investment in a Local Limited Partnership. See "Opinion of Counsel" above.


Fund Allocations

    The Partnership Agreement provides for allocations of Profits and Losses for Tax Purposes and Tax Credits as described under "Profits and Losses for Tax Purposes, Tax Credits and Cash Distributions." Generally, each partner's distributive share of income, gain, loss, deduction or credit of a partnership is determined in accordance with the partnership agreement. However, Section 704 of the Code provides that an allocation to a partner under a partnership agreement of income, gain, loss, deduction or credit (or item thereof) will not be respected unless such allocation has "substantial economic effect." If an allocation does not have substantial economic effect, the partner's distributive share of income, gain, loss, deduction or credit (or item thereof) is determined in accordance with the partner's interest in the partnership (determined by taking into account all facts and circumstances).

    Treasury  Regulations  have been  issued  governing  the  interpretation  of
Section 704 of the Code. The Regulations in general provide that an allocation does not have "economic effect" unless (i) a capital account is maintained for each partner in accordance with Federal income tax accounting principles; (ii) allocations of income, gain, loss and deduction are reflected by appropriate increases, or decreases, to the partners' capital accounts; (iii) liquidation proceeds throughout the term of the partnership are to be allocated in accordance with the partners' capital account balances; and (iv) any partner with a deficit in his capital account following the distribution of liquidation proceeds is required to restore ("makeup") such deficit amount to the partnership, which amount is to be distributed to partners in accordance with their positive capital account balances or paid to creditors. The Regulations provide another test as an alternative to the fourth requirement, under which an allocation will have economic effect to the extent it does not create a deficit or increase an existing deficit in any partner's capital account balance and the partnership agreement has provisions allocating income and gain to partners who do have deficit capital account balances. Counsel has advised the Fund that the Partnership Agreement contains provisions which, if followed throughout the existence of the Series, substantially comply with requirements (i), (ii) and
(iii) above and the alternative test to the fourth requirement.

    An allocation which has economic effect nevertheless may be disregarded by the IRS if the effect of the allocation is not "substantial." The IRS may assert that the effect of certain allocations provided in the Partnership Agreement is not substantial. If at any time the allocations of a Series among its Partners do not have economic effect or are not substantial, they will be made in accordance with the interests of the Partners in the Series. The Regulations indicate that the determination of a partner's interest in a partnership is made by taking into account all facts and circumstances relating to the economic arrangement of the partners. The Regulations further provide that where capital accounts are maintained in accordance with the rules set forth in the Regulations and liquidating distributions are to be made in accordance with positive capital account balances, the partners' interests in the partnership each year generally will be determined by comparing the manner in which distributions and contributions would be made if all partnership property were sold at book value and the partnership were liquidated immediately prior to the taxable year with the manner in which distributions and contributions would be made if the sale of partnership property at book value and liquidation occurred at the end of the taxable year. Allocations made under this rule generally would be similar to those provided in the Partnership Agreement, although there is no assurance the IRS would not be successful in reallocating a Series' income or losses in a different manner with the result that the shares of Profits for Tax Purposes of any or all Unitholders might be increased or their shares of Losses for Tax Purposes or Tax Credits decreased.

    The Regulations state that an allocation of an item of loss or deduction (such as depreciation) attributable to nonrecourse debt secured by a partnership property cannot have substantial economic effect. However, such an allocation is deemed to be made in accordance with the partners' interests in the partnership if requirements (i), (ii) and (iii) of the economic effect test set forth above are satisfied, allocations of nonrecourse deductions are made among partners in a manner which is reasonably consistent with allocations which have substantial economic effect of some other significant partnership item attributable to assets securing the nonrecourse debt, the partnership agreement contains a "minimum gain chargeback" provision (i.e., a provision requiring chargeback of income or gain to partners who have been allocated nonrecourse deductions and who have deficit capital account balances) and all other material allocations and capital account adjustments under the partnership agreement are recognized under the Regulations. The Partnership Agreement contains provisions which are intended to comply with the requirements of these Regulations. If the nonrecourse debt allocation provision of the Regulations is not satisfied, the allocation of income, gain, loss and deduction attributable to nonrecourse indebtedness is to be made in accordance with the overall economic interests of the partners in the partnership.

    The Regulations provide that because allocations of tax credit and recapture do not give rise to adjustments to partners' capital accounts (except to the extent of basis adjustments attributable to Section 38 property), they cannot have economic effect. Accordingly, tax credits and recapture must be allocated in accordance with the partners' interests in the partnership as of the time the tax credit or recapture arises. In the case of tax credits other than the investment tax credit (such as Low Income Housing Credits), the Regulations provide that allocations will be deemed to be in accordance with the partners' interests in the partnership if made in the ratio in which the partners share the expenditures giving rise to the credits. In the case of investment tax credits (such as Historic Tax Credits), credits should be allocated in accordance with the ratio in which partners share the general profits of the partnership for the year in which the property is placed in service, or, in some cases, for the date on which the property is placed in service. The Partnership Agreement contains provisions which are intended to comply with these provisions of the Regulations.

    It is possible that the Regulations under Section 704(b) of the Code which are described in the preceding paragraphs may be modified. Under the Partnership Agreement, the Fund Manager is authorized to amend the Partnership Agreement to the minimum extent necessary to preserve the plan of allocations and distributions provided in the Partnership Agreement if the Fund is advised by its counsel or accountants that such modifications are necessary because of the adoption of new regulations under Section 704 of the Code or other developments in the law.

    Notwithstanding the possibility of challenge by the IRS, provided that the Partnership Agreement is followed throughout the entire term of a Series in allocating and making distributions, maintaining capital accounts, allocating Profits and Losses for Tax Purposes (and items thereof) and Tax Credits, and determining the rights and obligations of the Unitholders and Fund Manager of the Series upon dissolution and liquidation of the Series, Counsel is of the opinion that the Unitholders would not be allocated significantly more Profits for Tax Purposes or less Losses for Tax Purposes or Tax Credits than is allocated to them under the Partnership Agreement if the allocations were fully litigated in court. However, there can be no assurance that the IRS will not challenge the allocations in the Partnership Agreement on the ground that they lack substantial economic effect or do not reflect a Unitholder's interest in his Series. If such a challenge were successful, all income and losses and Tax Credits of the Series would be reallocated to its Unitholders and Fund Manager in accordance with their respective interests in the Series.

    The Series will enter into Local Limited Partnerships the partnership or limited liability company agreements of which will be subject to future negotiations. As a condition to entering into each of such partnership agreements, the Fund Manager will obtain an opinion of tax counsel regarding the Federal income tax consequences of an investment by a Series in the respective Local Limited Partnership, including specifically an opinion that the allocation provisions of such partnership agreement will not be substantially modified by the IRS. See
"Opinion of Counsel" above. Counsel's opinion stated above regarding the allocation provisions of the Partnership Agreement assumes the Fund Manager will obtain (and the accuracy of) such an opinion of tax counsel regarding the allocation provisions of each Local Limited Partnership.

    It is possible that the IRS will seek to recharacterize the relationship between a Local Limited Partnership and other parties. Such recharacterization could adversely affect the tax treatment of a Local Limited Partnership (and consequently of the Unitholders). For example, the IRS might contend that a lender to a Local Limited Partnership is actually a partner, either because the lender is entitled to interest measured in whole or in part by the income generated by certain property or because the lender had made a subordinated nonrecourse loan whose repayment arguably is subject to an equity-type risk. In that event, some or all of the payments to the lender would be partnership distributions. The Local Limited Partnership would be denied an interest deduction for such payments, and the lender might be allocated a share of the deductions of the Local Limited Partnership attributable to the property.

    Allocations of taxable income and losses also may be affected by possible IRS recharacterizations and disallowances of Series or Local Limited Partnership deductions. For example, a Local Limited Partnership might pay a general partner or an Affiliate of a general partner fees for services performed or to be performed. The IRS might contend that such fees are not deductible expenses, but are actually partnership distributions, and that the general partner was entitled to a larger percentage of the Local Limited Partnership's taxable income or loss.

    Whether the IRS would be successful in any attempted recharacterization would depend upon all the facts and circumstances of the transaction, including, in the case of fees, the nature of the services for which the fees actually are being paid. Because such facts and circumstances are unknown at present, Counsel has rendered no opinion with respect thereto.

Allocations Prior to Admission

    Items of partnership income, gain, loss, deduction or credit are allocable to a partner only if realized, paid or incurred by the partnership during the portion of the year in which the partner is a member of the partnership. Items realized, paid or incurred during periods prior to the partner's admission may not be allocated retroactively to the partner. In determining whether any items have been realized, paid or incurred prior to a Unitholder's admission, the Partnership Agreement provides that the items of income, gain, loss deduction or credit accrued during each month are allocated among persons who are Partners of the Series at the end of that month.

    The Tax Reform Act of 1984 authorizes the Treasury Department to issue regulations concerning the allocation of income, gain, loss, deduction and credit to partners whose interests in a partnership vary during the partnership's tax year. The General Explanation of the Tax Reform Act of 1986 indicates that Congress intended that these regulations apply to the allocation of Tax Credits where a partner is admitted to a partnership or his interest therein changes during a taxable year. The General Explanation of the Tax Reform Act of 1984 indicates that until such Treasury Regulations are issued and for a reasonable period thereafter any reasonable convention will be permissible. As of the date of this Prospectus, Treasury Regulations have not been issued and consequently, Counsel is of the opinion that the method of allocation used by the Fund is proper. However, Treasury Regulations, when issued, may require that some other method of allocation be used.

Basis of Local Limited Partnerships in Their Apartment Complexes

    A Local Limited  Partnership's  basis in its Apartment Complex determines in part its (and  thus the  Unitholders')  depreciation  and  interest  deductions.
Section 1012 of the Code provides that the basis of property acquired by purchase is its cost. This cost includes cash paid to acquire such property and certain purchase transaction costs such as real estate commissions, attorneys' fees and appraisal costs. The basis of property is increased to the extent of the cost of capital improvements thereon. Moreover, where property is acquired or improved with proceeds of the owner's note, the owner's basis in the property includes the principal amount of the note regardless of whether the owner is personally liable for payment thereof. The foregoing rule has been applied in cases where little or no downpayment has been made, where payments of principal are not made currently and where the note itself is payable partially or entirely from the proceeds realized from the property acquired.

    The principal amount of a nonrecourse note may not, however, be included in the basis of acquired property unless it is recognized for tax purposes as a bona fide liability. The rule adopted by the courts which is most often asserted by the IRS in attacking the bona fide nature of a nonrecourse liability is that the principal amount of a nonrecourse liability may not be included in the basis of acquired or improved property unless the fair market value of such property is at least equal to the face amount of the nonrecourse note. (See Wilman v. Commissioner, 78 T.C. 943 (1982); Narver v. Commissioner, 75 T.C. 53 (1980).) Additionally, in Hager v. Commissioner, 76 T.C. 759 (1981), the Tax Court stated that in a transaction involving a large amount of nonrecourse debt incurred in the purchase of a property at an inflated price, the entire sale may be disregarded. Thus, the IRS will closely scrutinize any transaction involving nonrecourse liability to determine whether the principal amount of the liability approximates the value of the property purchased.

    It is anticipated that nonrecourse liabilities will exist only at the Local Limited Partnership level. Accordingly, if any such liabilities are successfully challenged by the IRS, a Unitholder's share of Tax Credits, depreciation and interest deduction and the basis in his Units (to the extent attributable to such Local Limited Partnership liability) would be reduced. It is expected that an opinion of counsel will be rendered in this regard prior to a Series' investment in a Local Limited Partnership. See "Opinion of Counsel" above.

Depreciation

    In determining profits and losses for tax purposes and under generally accepted accounting principles, a partnership's income for any year is reduced by deductions representing depreciation of the partnership's assets. The larger the depreciation deductions, the lower the income or higher the loss reportable on the partnership's tax information return will be. Consequently, Partners may receive Cash Available for Distribution in years in which they are not required to report any Profits for Tax Purposes attributable to their Units.

    Code Section 168 provides rules for determining the manner in which tangible assets are to be depreciated. Subject to certain transitional rules that may apply to one or more Apartment Complexes, residential rental property placed in service on or after January 1, 1987 may be depreciated over a 27.5-year period or a 40-year period using the straight-line method. Personal property is depreciated over recovery periods of three, five, seven, ten, 15 or 20 years, depending on the nature of the asset, using an accelerated method.

    Residential rental property depreciated pursuant to the rules described in the preceding paragraph is not subject to depreciation recapture upon disposition except to the extent of any adjustment to the basis of such property required by Section 50 of the Code in the case of expenditures eligible for Historic Tax Credits. Prior depreciation for all personal property will result in recapture when the property is disposed of at a gain. Any such recapture will be taxed as ordinary income to the Unitholders. The excess of accelerated depreciation over straight-line depreciation for all types of property generally is an item of "tax preference" that may result in additional Federal income tax to a Unitholder, as discussed below under "Other Important Tax Considerations - Alternative Minimum Tax."

    The purchase price of the Apartment Complexes must be allocated between depreciable assets (such as improvements on real estate and personal property) and nondepreciable items (such as land). Such allocations are questions of fact which will not be subject to Counsel's review or opinion, and IRS reallocations of purchase price may result in Losses for Tax Purposes and Tax Credits being decreased or Profits for Tax Purposes being increased. A Series may invest in Local Limited Partnerships which have Apartment Complexes under construction. Both the direct costs and any indirect costs properly allocable to such property, including interest and taxes incurred during construction, must be capitalized and may be deducted only through cost recovery deductions.

Deductibility of Fees

A.  Development Fees and Acquisition Fees

    The Fund Manager anticipates that each Local Limited Partnership will pay its Local General Partners a fee for services in connection with the development of its Apartment Complex. Further, each Series will pay Acquisition Fees to the Fund Manager for services in connection with the acquisition of Local Limited Partnership Interests. The Local Limited Partnerships will capitalize the development fees as part of the basis of their respective Apartment Complexes and recover the cost thereof through depreciation deductions to the extent applicable to depreciable property. Each Series will capitalize Acquisition Fees related to the acquisition of its Local Limited Partnership Interests as part of the respective basis of such interests. Such Acquisition Fees may be allocated to depreciable property and deducted over the useful life of such property, treated as start-up expenses that may be amortized over a 60-month period, amortized over the life of the Local Limited Partnership, or treated as nondeductible until the termination of the Local Limited Partnership, depending on the facts and circumstances surrounding the investment in each Local Limited Partnership, including the manner in which such investment is structured. The balance of the Acquisition Fees will be amortized by the Series as start-up costs or deducted as ordinary and necessary business expenses. Counsel has rendered no opinion regarding the proper treatment of any development fees or Acquisition Fees due to the inherently factual nature of the issues involved.

B.  Management Fees

    Each Local Limited Partnership intends to claim a deduction for certain fees paid to its general partners or their Affiliates, including fees paid for property management services, and each Series intends to deduct Asset Management Fees paid to the Fund Manager. The Fund Manager believes that such property management fees and Asset Management Fees should be deductible by each Local Limited Partnership and each Series, as the case may be, as ordinary and necessary business expenses. It is impossible to predict the outcome of litigation if the IRS were to challenge the treatment of all or any portion of these fees. Many of the issues involved in any such litigation would be factual, not legal, issues. Resolution of the issue would depend upon, among other things, the credibility of witnesses, the availability of expert witnesses, and the strength of their testimony as to the value of the services to be performed. The disallowance of the deductibility of these fees could result in an increase in the Profits for Tax Purposes of the Unitholders with no associated increase in Cash Available for Distribution with which to pay any resulting increase in tax liability, or a decrease in Losses for Tax Purposes.

Organization and Offering Expenses

    Each Series will incur expenses in connection with its organization and Offering. See "Estimated Use of Proceeds." The Code requires that such expenses be capitalized. However, each Series is permitted and intends to elect to amortize over 60 months as much of these expenditures as qualify as "organizational expenses" as defined in Section 709(b)(2) of the Code. Offering and syndication expenses will be capitalized permanently, and no deduction will be obtained by a Series with respect to such expenses. The IRS may challenge the amount of expenses that a Series treats as "organizational expenses," and/or attempt to recharacterize other payments, including, without limitation, a portion of the fees described in the preceding section, as nondeductible Offering or syndication expenses. Counsel has rendered no opinion on this issue because of its inherently factual nature.

Start-Up Expenditures

    Section 195 of the Code provides that certain "start-up expenditures" may, at the election of the taxpayer, be amortized ratably over a period of not less than 60 months beginning with the month in which the business begins. "Start-up expenditures" include costs incurred (other than amounts properly allocable to the acquisition cost of Local Limited Partnership Interests and amortizable organization expenses as discussed above) prior to entering into an active trade or business, which would have been deductible if incurred in connection with the expansion of an existing trade or business in the same field as that entered by the taxpayer. The determination of whether an item is a start-up expenditure is based on the facts and circumstances in each case.

    A Local Limited Partnership may deduct certain expenses incurred by it prior to the date that it completes the construction of any Properties or generates rental income, and a Series will deduct its allocable share of such expenses. The IRS may disallow any such deductions as not having been incurred in connection with an existing trade or business of any one or more of the Local Limited Partnerships. If the IRS were successful, the disallowed expenses would be available as deductions, if at all, only through amortization, either over the applicable start-up expenditure period (to the extent that a proper election is in place and these expenses qualify as start-up expenditures) or over another applicable period. Due to the inherently factual nature of the issues involved, Counsel is unable to render an opinion regarding the manner in which Section 195 may apply to any Series or any Local Limited Partnership.

Sales or Exchanges of Local Limited Partnership Property; Depreciation
Recapture

    Each Local Limited Partnership's gain on sale of an Apartment Complex will be measured by the difference between the sale proceeds (including the amount of any indebtedness to which the property is subject) and the adjusted basis of the Apartment Complex. Consequently, the amount of tax payable by a Unitholder on his share of his Series' allocable share of such gain may in some cases exceed his share of the cash proceeds therefrom. In the event of a foreclosure of an Apartment Complex, a Series may realize gain equal to the excess of the indebtedness secured by the mortgage or trust deed over the adjusted basis of the Apartment Complex, and the Unitholders may realize taxable income without the receipt of any cash distributions as a result of the foreclosure.

    Circumstances involving a disposition of an Apartment Complex that might result in the Unitholders receiving insufficient cash with which to pay any tax liability generated by the disposition could include: (i) the sale of the Apartment Complex at a time when all or part of the net proceeds thereof may have to be retained by the Local Limited Partnership or the Series to support its remaining operations, and (ii) the sale of the Apartment Complex for proceeds which include illiquid assets, such as promissory notes of the purchaser. See "Treatment of Mortgage Loans." Unitholders should note that the partnership agreements of the Local Limited Partnerships have not yet been negotiated and that in certain instances such agreements may permit the retention by a Local Limited Partnership of all or a portion of its sale or refinancing proceeds.

    The Apartment Complexes will most likely be considered to be "Section 1231 assets" (i.e., real property and depreciable assets used in a trade or business and held for more than one year and not for sale to customers in the ordinary course of business). In such event, a Unitholder's allocable share of gain or loss from the sale of an Apartment Complex would be combined with any other
Section 1231 gains or losses incurred by him in that year and his net Section 1231 gains or losses would constitute capital gains or ordinary losses, as the case may be. Notwithstanding the above, to the extent net Section 1231 losses are treated as ordinary losses in any taxable year, net Section 1231 gains recognized during the five succeeding taxable years will be treated as ordinary income.

    If an Apartment Complex is deemed to be held for sale to customers in the ordinary course of business ("dealer property"), all gain on the disposition thereof will constitute ordinary income. Because the determination as to whether any Apartment Complex is dealer property depends on future facts, Counsel expresses no opinion as to that issue. Further, gain realized by a Local Limited Partnership on a disposition of an Apartment Complex will be ordinary income to the extent of depreciation recapture. See "Depreciation" above. In addition, the sale of an Apartment Complex may give rise to the recapture of Tax Credits. See "Historic Tax Credit Recapture" above and "The Low Income Housing Credit - Recapture of Low Income Housing Credits."

    For a discussion of the income tax consequences attendant to a sale of an Apartment Complex on the installment basis, see "Treatment of Mortgage Loans" below.

Tax Liabilities in Later Years

    After a period of years following commencement of operations by a Local Limited Partnership, the Local Limited Partnership may generate Profits for Tax Purposes rather than Losses for Tax Purposes. In earlier years, depreciation deductions are expected to result in Losses for Tax Purposes. However, in later years, as the portion of debt service payments attributable to deductible interest decreases and the portion attributable to non-deductible principal amortization increases, net operating income of the Local Limited Partnership might exceed depreciation. A Unitholder's share of such Profits for Tax Purposes would constitute passive income and would be taxable at regular rates unless the Unitholder had unused "suspended" passive losses from his Series or other investments, or current passive losses from other investments. See "Limitations on Losses and Credits from Passive Activities" above. In such circumstances it would be unlikely that the Unitholder would receive a cash distribution from his Series with which to pay any tax liability resulting from the allocation of Profits for Tax Purposes, and the tax liability would require a nondeductible out-of-pocket payment of tax by such Unitholder.

Treatment of Mortgage Loans

    A Local Limited Partnership may take back purchase money mortgages as part of the consideration received upon sale of an Apartment Complex. The Fund Manager anticipates that any such sale would qualify as an "installment sale" for Federal income tax purposes and that taxable income therefrom generally would be recognized over the period during which payments are received.

    However, the 1986 Act and the 1987 Act substantially modified the timing of the recognition of gain arising from installment sales under Code Section 453. A taxpayer who disposes of property other than dealer property on the installment basis may be required to pay interest on the portion of his tax liability deferred by use of the installment method. This rule applies to installment obligations arising from such dispositions if the aggregate face amount of all such obligations arising in any one year and outstanding at the end of that year exceeds $5,000,000. Interest is payable each year at the rate specified by the Code for underpayments of tax (the short-term Federal rate plus three percentage points) in effect for the month in which the tax year ends. In determining the application of this rule, all taxpayers under common control within the meaning of Section 52 of the Code are to be treated as a single taxpayer. It is likely that a Series and each Local Limited Partnership in which it owns more than 50% of the profits or capital interests will be treated as under common control.

    Any depreciation or other ordinary income recapture is denied installment sale treatment and must be recognized in the year of the sale. Further, the Code provides for recognition of gain on installment obligations that are pledged to secure indebtedness of the taxpayer. The proceeds of the secured indebtedness are treated as payment on the pledged installment obligation.

    A sale or exchange of dealer property is not eligible for installment sale treatment. Accordingly, if a Local Limited Partnership disposes of an Apartment Complex on an installment basis and the Apartment Complex is determined to have been sold to customers in the ordinary course of business, all gain on such sale would be recognized in the year of sale. In such a case, tax would be payable as a result of such sale even though no proceeds of the sale had yet been received.

    The Fund Manager intends to take into account the application of these new rules regarding the timing of recognition of income in determining whether to approve the sale of an Apartment Complex in return for a purchase money mortgage.

    Any notes held by a Local Limited Partnership as a result of an installment sale generally will be secured by mortgages or deeds of trust. If the stated redemption price at maturity of such notes exceeds the issue price (the amount originally loaned), the difference will be treated as original issue discount ("OID"). In the case of purchase money financing, the issue price is determined by discounting future payments of principal and interest to present value utilizing specified rates that are intended to reflect market conditions at the time of the sale. The stated redemption price at maturity generally consists of the face amount of the notes, plus deferred interest and other amounts payable at maturity. A Local Limited Partnership will be required to accrue, as interest income in addition to that stated in the notes, a portion of any OID. The accrued portion is calculated in accordance with the formula designed to approximate the true economic yield on the notes.

Sales or Exchanges of Units and Local Limited Partnership Interests; Transfers by Gift or at Death

    A Unitholder may not be able to sell his Units because the Fund Manager intends to prohibit the development of a public trading market in the Units. However, it may be possible to arrange a sale in some cases. See "Transferability of Units." Any gain realized on a sale of Units by a Unitholder who is not a "dealer" in the Units or other similar securities generally will be a capital gain, except to the extent the gain is allocable to "unrealized receivables" (which is defined in Section 751 of the Code to include unrecognized depreciation recapture) or inventory items of his Series, if any, that have appreciated substantially in value. In determining the amount received upon the sale or exchange of a Unit, a Unitholder must include, among other things, his allocable share of the Series' allocable share of each Local Limited Partnership's nonrecourse indebtedness. In addition, as a result of the sale of Units a Unitholder may be subject to the recapture of Tax Credits. See "Historic Tax Credit Recapture" above and "The Low Income Housing Credit - Recapture of Low Income Housing Credits." Similar rules will apply in the case of a sale or exchange by a Series of its interest in a Local Limited Partnership. Therefore, it is possible that the gain realized upon the sale of a Unit or Local Limited Partnership Interest may exceed the cash proceeds of such sale, and in some cases the income taxes payable with respect to such sale may exceed such cash proceeds. See, however, "Limitations on Losses and Credits from Passive Activities" above regarding the allowance of previously suspended passive activity losses and passive activity credits upon the disposition of a taxpayer's entire interest in a passive activity.

    A gift of a Unit may result in Federal or state income tax (as well as Federal or state gift tax) liabilities to the donor. The IRS will take the view that a Unitholder who makes a gift of a Unit is relieved of his share of his Series' allocable share of a Local Limited Partnership's nonrecourse indebtedness and, therefore, will realize a taxable gain (taxable as described above with respect to the sale of a Unit) on the gift to the extent his share of such liabilities exceeds the tax basis for his Units. In addition, the tax basis of any donated Unit will be increased in the hands of the donee by any suspended passive activity losses of the donor and such losses will not be allowable as deductions to either the donor or the donee. See "Limitations on Losses and Credits from Passive Activities" above.

    If a Unitholder dies, the fair market value of his Units at death (or, if elected, at the alternative valuation date) will be subject to Federal estate taxation. The cost or other basis of a Unit inherited from a decedent generally is "stepped up" or "stepped down" to its fair market value for Federal estate tax purposes. An estate is allowed to use the $25,000 deduction equivalent attributable to rental real estate in which the decedent actively participated before his death and to use Low Income Housing Credits only for its taxable years ending less than two years after the date of death of the decedent. See "Limitations on Losses and Credits from Passive Activities" above.

Dissolution and Liquidation of a Series or Local Limited Partnership

    Generally, upon liquidation or termination of his Series, a Unitholder will recognize income only to the extent that the sum of the cash distributed to him and his proportionate share of the Series' allocable share of any then existing nonrecourse liabilities of the Local Limited Partnerships exceeds his adjusted basis in his Units at the time of distribution. Similar rules will apply in the event of the dissolution or liquidation of a Local Limited Partnership.

Elections

    The Code permits a partnership to elect to adjust the basis of partnership property on the transfer of an interest in the partnership by sale or exchange or on the death of a partner and on the distribution of property by the partnership to a partner (a "Section 754 election"). The general effect of such an election by a Series would be that transferees of Units would be treated, for purposes of depreciation and taxable gain, as though they had acquired a direct interest in the Series' assets, including the Series' interest in the assets held by each Local Limited Partnership. As a result of the complexities of the tax accounting required, the Fund Manager does not presently intend to make a
Section 754 election, although it is empowered to do so by the Partnership Agreement. The absence of any such election may, in some circumstances, reduce the value of Units to a potential purchaser.

    In certain instances, a Section 754 election may have been made by a Series, or the Fund Manager may require that one be made, with respect to a Local Limited Partnership, effective for the year in which the Series acquires an interest therein. Such election may affect the amount of the tax basis of an Apartment Complex, including the amount of expenditures qualifying for Tax Credits, properly allocable to the Series. See "Depreciation."

Transferability - Termination of a Series

    The Code provides that if 50% or more of the capital and profits interests in a partnership are sold or exchanged within a single 12-month period, such partnership generally will terminate for Federal income tax purposes. Under the Partnership Agreement, 50% or more of the Units may not be sold or exchanged within a single 12-month period. However, if a termination should occur, it may cause recapture and might require that the Series use the methods of depreciation and recovery periods applicable to property placed in service in the year in which termination occurs.

Profit Motive

    Under Section 183 of the Code, certain expenses (other than real estate taxes and interest) from activities not engaged in for profit are disallowed as deductions from other income. Notwithstanding the fact that low-income housing typically does not generate a profit from operations, the Treasury Department has issued Regulations stating that Code Section 183 will not be applied to apartment complexes which qualify for the Federal Low Income Housing Credit so long as the investment in such properties is bona fide and not an economic sham. Accordingly, Counsel is of the opinion that it is more likely than not that
Section 183 would not be applied to disallow deductions arising from the ownership of the Apartment Complexes.

Other Important Tax Considerations

    In addition to the provisions of the Code specifically applicable or directly relevant to investments in limited partnerships or in real property, investors should be aware of other important Code provisions that are applicable to investments in general, or that may, depending upon the facts and circumstances, be applicable to certain taxpayers. While a detailed discussion of such general tax aspects is beyond the scope of this section, prospective investors should be aware of the following matters, among others, and should consult their own tax advisers for more details if further information is desired.

A.  Tax Rates

    The Code includes five marginal tax rates for individuals, as set forth in the following tables:

Filing                                                        Marginal
Status            Income                                      Tax

Married           up to $41,200                               15%
Filing            between $41,200 and $99,600                 28%
Jointly           between $99,600 and $151,750                31%
                  between $151,750 and $271,050               36%
                  over $271,050                               39.6%

Head              up to $33,050                               15%
of                between $33,050 and $85,350                 28%
household         between $85,350 and $138,200                31%
                  between $138,200 and $271,050               36%
                  over $271,050                               39.6%

Single            up to $24,650                               15%
                  between $24,650 and $59,750                 28%
                  between $59,750 and $124,650                31%
                  between $124,650 and $271,050               36%
                  over $271,050                               39.6%

Married           up to $20,600                               15%
Filing            between $20,600 and $49,800                 28%
Separate          between $49,800 and $75,875                 31%
                  between $75,875 and $135,525                36%
                  over $135,525                               39.6%

The dollar amounts set forth above apply to 1997 and will be adjusted for inflation in each year thereafter.

     Notwithstanding the preceding, the maximum tax rate on capital gains is 28%. Capital losses are deductible to the extent of capital gains plus $3,000 ($1,500 in the case of a married individual filing a separate return) of ordinary income. The remainder is carried forward.

    The personal exemption amount, established at $2,000 for 1989, is indexed for inflation after 1989 ($2,650 for 1997). The personal exemption is phased out by 2% (4% for a married person filing a separate return) for each $2,500 by which a taxpayer's adjusted gross income exceeds certain threshold amounts.

    It also should be noted that under Code Section 67, noncorporate Unitholders may claim most miscellaneous itemized deductions (including expenses paid or incurred (a) for the production or collection of income, (b) for management, conservation, or maintenance of property held for the production of income, (c) in connection with the determination, collection or refund of a tax, or (d) for the trade or business of being an employee) only to the extent such expenses exceed 2% of adjusted gross income. This rule is to apply with respect to indirect deductions through pass-through entities (such as the Series, the Local Limited Partnerships and any corporation electing to be taxed under Subchapter S of the Code (an "S corporation")) of amounts that are not allowable as a deduction if paid or incurred directly by an individual.

    Further, Code Section 68 imposes a limit on the individual's aggregate itemized deductions, other than deductions for medical expenses under Section 213, investment interest under Section 163 and casualty, theft and wagering losses under Section 165. For an individual whose adjusted gross income exceeds the "applicable amount," the amount of the itemized deductions otherwise allowable for the taxable year will be reduced by the lesser of (i) 3% of the excess of the adjusted gross income over the "applicable amount," or (ii) 80% of the itemized deductions otherwise allowable for the taxable year. For these purposes, the "applicable amount" means $100,000 ($50,000 in the case of a married person filing a separate return). The applicable amount is adjusted for inflation in tax years beginning after December 31, 1991 ($121,200 for 1997). Code Section 68 is to be applied after the application of any other Code limitation on the allowance of itemized deductions.

    With respect to corporations, other than personal service corporations, the Code imposes the following tax rates:

    (i) 15% of so much of the taxable income as does not exceed $50,000;

    (ii) 25% of so much of the taxable income as exceeds $50,000 but does not exceed $75,000;

    (iii) 34% of so much of the taxable income as exceeds $75,000 but does not exceed $10,000,000; and

    (iv) 35% of so much of the taxable income as exceeds $10,000,000.

    In the case of a corporation which has taxable income in excess of $15,000,000, the amount of the tax determined under the foregoing provisions is increased by an additional amount equal to the lesser of (i) 3% of such excess, or (ii) $100,000.

    With respect to personal service corporations, the 1993 Act imposes a single rate of tax equal to 35%.

B.  Alternative Minimum Tax

    In addition to the regular income tax, there is imposed under Code Sections 55- 59 an alternative minimum tax for noncorporate and corporate taxpayers. The 1986 Act significantly broadened the alternative minimum tax base. That base is equal to a taxpayer's taxable income, subject to certain adjustments, increased by items of tax preference and reduced by an exemption, all as described below.

    For purposes of the alternative minimum tax, depreciation deductions on real property are computed under the straight-line method over a 40-year recovery period, and depreciation deductions on personal property are computed using the 150% declining balance method over the property's class life. A less favorable alternative tax net operating loss deduction is used in lieu of the regular tax net operating loss deduction.

    For corporations, the Code requires an addition to taxable income of 75% of the amount by which adjusted current earnings exceeds alternative minimum taxable income.

    In addition to the adjustments described above, alternative minimum taxable income is increased by the amount of "items of tax preference." Tax preferences include certain excess depletion deductions, excess intangible drilling costs, certain tax-exempt interest, and the difference between the fair market value and the exercise price of stock acquired by exercise of an incentive stock option. No deduction is allowed for losses from a tax shelter farm activity.

    Tax Credits cannot be used to offset alternative minimum tax. Rather, Tax Credits may only be utilized to the extent they do not exceed the excess of the taxpayer's net income tax (i.e., the sum of the regular tax liability and the alternative minimum tax liability) over the greater of (i) his tentative minimum tax liability, or (ii) 25% of his regular tax liability in excess of $25,000. Any "excess" Tax Credits are first carried back three years and then forward 15 years.

    The itemized deductions allowable in computing alternative minimum taxable income include the following: charitable contributions, medical deductions in excess of 10% of adjusted gross income, casualty losses, interest on certain personal housing, and other interest to the extent of net investment income. No standard deduction is allowed, but an exemption amount is available as discussed below.

    It should be noted that when a taxpayer pays alternative minimum tax, the amount of such tax allocable to certain adjustments and timing preferences (such as depreciation) is allowed as a credit against the regular tax liability of the taxpayer in subsequent years. Timing adjustments and preferences are those for which the timing, rather than the amount, of a deduction gives rise to its treatment as an adjustment or tax preference. The credit allowed may not be used in any subsequent year to reduce a taxpayer's alternative minimum tax liability.

    The alternative minimum tax for individuals is equal to (A) 26% of so much of the taxable excess as does not exceed $175,000, plus (B) 28% of so much of the taxable excess as exceeds $175,000. For this purpose, "taxable excess" means the amount by which alternative minimum taxable income exceeds the exemption amount. The exemption amount is $45,000 for a married couple filing a joint return or a surviving spouse, $33,750 for a single individual and $22,500 for a married individual filing a separate return or for an estate or trust. However, the exemption is reduced (but not below zero) by 25% of the amount by which the alternative minimum taxable income exceeds $150,000 in the case of a married couple filing a joint return, $112,500 in the case of a single individual and $75,000 in the case of a married individual filing a separate return or for an estate or trust. The Code eliminates any incentive for married taxpayers to file separate returns by increasing the amount of alternative minimum taxable income by the lesser of (i) 25% of the excess of alternative minimum taxable income over $165,000, or (ii) $22,500.

    The corporate alternative minimum tax is the amount, if any, by which (A) 20% of the excess of (1) the corporation's alternative minimum taxable income over (2) the exemption amount, exceeds (B) the corporation's regular tax for the year. The corporate exemption amount is $40,000. However, this exemption is reduced by 25% of the amount by which alternative minimum taxable income exceeds $150,000. The corporate alternative minimum tax does not apply to S corporations; rather, the alternative minimum tax for taxpayers who are not corporations applies to the shareholders of an S corporation.

    Because the impact of the alternative minimum tax is dependent upon each Unitholder's particular tax situation, each prospective Unitholder should consult his own tax adviser as to the effect of an investment in a Series on the calculation of his alternative minimum tax liability.

C.  Deduction of Investment Interest

    The 1986 Act imposed substantial limitations upon the deductibility of interest on funds borrowed by an investor to purchase or to carry investment assets. Code Section 163(d) provides that a deduction for "investment interest" may be taken by an individual only to the extent of such individual's net investment income for the taxable year. Investment interest generally is any interest that is paid or accrued on indebtedness incurred or continued to purchase or carry investment property. Investment interest includes interest expense allocable to portfolio income and investment and interest expense allocable to an activity in which the taxpayer does not materially participate, if such activity is not treated as a passive activity under the passive loss rules. Investment interest does not include any interest that is taken into account in determining a taxpayer's income or loss from a passive activity or a rental activity in which a taxpayer actively participates.

    Net investment income consists of the excess of investment income over investment expenses. Investment income generally includes gross income (other than gain on disposition) from property held for investment, gain (excluding gain treated as capital gain) attributable to property held for investment and amounts treated as portfolio income under the passive loss rules. Investment income does not include income taken into account in computing gain or loss from a passive activity. Investment expenses are deductible expenses (other than interest) directly connected with the production of investment income. Generally, in calculating investment expenses, only those expenses in excess of 2% of adjusted gross income are included. See "Other Important Tax Considerations - Tax Rates."

Tax Returns and Tax Information

A.  Audit and Assessment Procedure

    The IRS could audit the tax information returns filed by a Series or a Local Limited Partnership. Any such audit could result in the audit of a Unitholder's tax return. An audit of a Unitholder's return could result in adjustments to items related to the Series as well as items not related to the Series.

    Unitholders should be aware that the Tax Equity and Fiscal Responsibility Act of 1982 enhanced the ability of the IRS to assess partners for tax deficiencies attributable to adjustments of partnership tax items. As a result of the 1982 Act, a partnership is treated as a separate entity for purposes of audit, settlement and judicial review. Thus, the IRS may audit and make a single determination of the propriety of a partnership's treatment of partnership tax items at the partnership level. In general, a partnership's "tax matters partner" (the Fund Manager in the case of each Series) is charged with the responsibility of representing the partnership and its partners in the event of such an audit of the partnership's tax returns. All partners are nevertheless entitled to participate in any such audit and each partner may enter into a settlement agreement on his own behalf with the IRS.

    Further, it should be noted that by reason of the 1982 Act partners must report partnership items consistently with the position reported by the partnership on its tax returns or file a statement identifying the inconsistency. If an inconsistency statement is not filed, the IRS may treat the inconsistency as a computational error on the return and assess any deficiency resulting from such inconsistency, and may additionally assess negligence penalties for failure to comply with the statute.

    If the IRS proposes any adjustments to the tax returns filed by a Series, a Local Limited Partnership or a Unitholder, substantial legal and accounting expenses and deficiency interest and penalties may be incurred by any of them. A Series will not bear any expense that may be incurred by one of its Unitholders in connection with his participation in an audit of the Series' or a Local Limited Partnership's tax returns, the audit of his tax returns, or the determination or redetermination of his tax liability even though resulting solely from adjustments to the Series' or a Local Limited Partnership's tax returns.

B.  Imposition of Penalties

    The 1989 Act included provisions which streamline and revamp the civil tax penalty provisions of the Code. Changes were made in the following broad topic areas: document and information return penalties; accuracy-related and fraud penalties; preparer, promoter and protestor penalties; and penalties for failure to file or pay. The latter two penalties are of no particular relevance to an investment in the Fund and are not discussed herein.

    Document and Information Return Penalties. Three separate and distinct categories of penalties apply to information returns and payee statements, as follows: a penalty for failing to file an information return or to include correct information therein (e.g., Form 8308, which must be filed by a partnership upon a transfer of its partnership interests); a penalty for failing to file a payee statement or to include correct information on a payee statement (e.g., Schedule K-1); and a penalty for failure to comply with other information reporting requirements (e.g., the requirement that a transferor must give notice to a partnership concerning the exchange of an interest in the partnership).

    The penalties in this category differ in amount. Under certain circumstances, some of the penalties may be reduced or avoided by filing corrected returns within specific time limits, or if the omissions and inaccuracies are inconsequential. On the other hand, the penalties may be increased if the failure to comply is due to intentional disregard.

    Accuracy-Related and Fraud Penalties. All penalties related to the accuracy of tax returns are consolidated into one penalty equal to 20% of the portion of an underpayment resulting from one or more of the following: negligence or disregard of the rules and regulations; any substantial understatement of income tax; any substantial valuation overstatement; any substantial overstatement of pension liabilities; and any substantial estate or gift tax valuation understatement.

    A substantial understatement of income tax exists if the amount of the understatement exceeds the greater of (i) 10% of the tax required to be shown, or

(ii) $5,000 ($10,000 in the case of a corporation other than an S Corporation or a personal holding company).

    A substantial valuation overstatement exists if the value or adjusted basis of any property is 200% or more of the amount determined to be the correct value or adjusted basis, or if the price for services or property in connection with transactions between certain affiliated entities is 200% or more of the current price. In the case of a gross overstatement (i.e., where the value or adjusted basis or price is 400% or more of the correct amount), the penalty is increased to 40%. In no event will a penalty be imposed unless the underpayment exceeds $5,000 ($10,000 in the case of a corporation other than an S Corporation or a personal holding company).

    Any portion of an understatement which is attributable to fraud is subject to a penalty at the rate of 75% of the understatement. The 20% accuracy-related penalty will not apply to any portion of an understatement as to which the fraud penalty is imposed.

Tax Shelter Registration

    Under the Tax Reform Act of 1984, tax shelter organizers are required to register their tax shelters with the IRS. Furthermore, tax shelter organizers are required to maintain lists of investors in the tax shelter, which lists must be turned over to the IRS upon request. Both of these requirements have enhanced the ability of the IRS to audit tax shelters.

     Each Series has applied to the IRS for a tax shelter registration number. The registration number and the taxpayer identification number to be assigned to a Series will be provided to the Unitholders of the Series upon availability. EACH UNITHOLDER MUST REPORT THIS REGISTRATION NUMBER TO THE INTERNAL REVENUE SERVICE IF HE CLAIMS ANY DEDUCTION, LOSS, CREDIT, OR OTHER TAX BENEFIT OR REPORTS ANY INCOME BY REASON OF HIS INVESTMENT IN A SERIES.

    Each Unitholder must report the registration number (as well as the name and taxpayer identification number of his Series) on Form 8271.

     FORM 8271 MUST BE ATTACHED TO THE RETURN ON WHICH A UNITHOLDER CLAIMS THE DEDUCTION, LOSS, CREDIT, OR OTHER TAX BENEFIT OR REPORTS ANY INCOME.

     ISSUANCE OF A REGISTRATION NUMBER DOES NOT INDICATE THAT THE INVESTMENT DESCRIBED HEREIN OR THAT THE CLAIMED TAX

BENEFITS HAVE BEEN REVIEWED,  EXAMINED OR APPROVED BY THE INTERNAL  REVENUE
SERVICE.

    It should also be noted that a Local Limited Partnership may be required to register as a tax shelter. If such is the case, each Unitholder may be required to report the registration number of such Local Limited Partnership to the IRS on Form 8271. If a Unitholder fails to include a required registration number on his individual tax returns he is subject to a maximum penalty of $250 for each such failure.

    Further, Unitholders are required to notify transferees of their Units of the Series' tax shelter registration number. If a Unitholder fails to notify his transferee of the registration number, he is subject to a maximum penalty of $100 for each such failure.

Changes in Tax Law

    Many of the amendments to the Code enacted since 1980 have not been interpreted by corresponding amendments to the Treasury Regulations. Also, few judicial decisions or administrative rulings with regard thereto exist as of the date of this Prospectus. Accordingly, certain of the Code provisions described above may be further amended, modified or clarified by Congress, the IRS or the courts so as to have an adverse effect on the Fund.

    The passage of legislation does not preclude the enactment of further amendments to the Code in later years (including amendments having a retroactive effect) which could adversely affect an investment in the Fund.

                        STATE AND LOCAL TAX CONSIDERATIONS

    In addition to the Federal income tax aspects described above, prospective investors should consider potential state and local tax consequences of an investment in the Fund. A Unitholder's distributive share of Series tax items generally will be required to be included in determining his reportable income for state or local tax purposes in the jurisdiction in which he is a resident. Moreover, California and other states in which a Series may do business impose taxes on nonresident Unitholders, determined with reference to their allocable shares of Series income and gain derived from such states; and losses associated with an investment in a Series from operations in one state may not be available to offset income from the Series or other sources taxable in a different state. Personal exemptions, computed in various ways, are allowed by some states and may reduce the amount of tax owed to a particular state. A Series may be required to withhold state taxes from distributions to Unitholders in some instances.

    To the extent that a Unitholder who is not a resident of a state pays tax to that state by virtue of Series operations within that state, he may be entitled to a deduction or credit against tax owed to his state of residence with respect to the same income, and should consult his tax adviser in that regard. In addition, payment of such state taxes presently constitutes a deduction for Federal income tax purposes, assuming that the taxpayer itemizes deductions.

    Tax benefits that are available for Federal income tax purposes may not be available for state income tax purposes. For example, certain states have not adopted the Federal cost recovery depreciation rules and the Federal installment sale rules. Thus, it is possible that investors in some states will be required to recognize more or less income or loss from operations, or gain from the sale of Series investments, for state tax purposes than for Federal tax purposes.

    Finally, it should be noted that Unitholders may be subject to state estate or inheritance taxes in the states in which the Series conducts business, as well as in their own states of residence. Corporate Unitholders may be liable for minimum state franchise taxes in such states. Each prospective investor should therefore consult his own personal tax adviser concerning his individual tax situation with respect to the state and local tax aspects of investing in a Series.

                       PROFITS AND LOSSES FOR TAX PURPOSES,
                        TAX CREDITS AND CASH DISTRIBUTIONS

    Set forth below in this section of the Prospectus is a discussion of the allocation and distribution provisions of the Partnership Agreement.

Cash Available for Distribution

    Subject to certain adjustments, Cash Available for Distribution will consist of the Series' net cash flow from cash distributions by Local Limited Partnerships after payment of all Operating Cash Expenses and amounts required for Reserves.

    Because of the high leverage expected to be utilized by most or all of the Local Limited Partnerships, cash flow participations and fees expected to be paid to the Local General Partners and restrictions which will be imposed by Federal and state agencies on Apartment Complexes receiving government financing or operating subsidies, it is not anticipated that there will be any significant amounts of distributions of Cash Available for Distribution. The Partnership Agreement provides that all Cash Available for Distribution of a Series shall be paid or distributed 99% to its Unitholders and 1% to the Fund Manager within 120 days following the close of the fiscal year during which such Cash Available for Distribution was generated.

Sale or Refinancing Proceeds

    Sale Proceeds will consist of net cash receipts arising from sales or other dispositions of, and condemnations, damage awards and insurance recoveries with respect to, Apartment Complexes of the Local Limited Partnerships. Refinancing Proceeds will consist of net cash receipts arising from any mortgage financing, refinancing or borrowing secured by the Apartment Complexes. Sale or Refinancing Proceeds will not include any amounts necessary for the payment of Series debts and the funding of Reserves.

    Sale or Refinancing Proceeds received by a Series after the expiration of two years from the beginning of the quarter in which the Investment Date occurs will be distributed by the Series in the following order of priority:

    (1) First, to its  Unitholders,  until they have received an amount equal to
(a) their Adjusted Capital Contributions, plus (b) their Return on Investment, to the extent not previously received through Tax Credits and Cash Available for Distribution;

    (2) Second, to the Fund Manager, an amount equal to the Fund Manager's Capital Contributions; and

    (3) Third (after payment of any accrued but unpaid Subordinated  Disposition
Fees), the balance 90% to its Unitholders and 10% to the Fund Manager.


    Sale or Refinancing Proceeds distributed in connection with the liquidation of the Series will be distributed in accordance with Capital Accounts as maintained for Federal income tax purposes. It is anticipated that these distributions would have the same effect in all material respects as those described in clauses (1) through (3) above.


    If a Local Limited Partnership sells an Apartment Complex on terms involving its receipt of a purchase money mortgage or other installment obligation of the purchaser, distribution of the proceeds of the installment obligation will be based upon a distribution percentage determined by calculating the percentage of the then present value of any sales proceeds that the respective classes composed of the Fund Manager and the Unitholders would receive had the Local
Limited Partnership received the deferred installments in cash at closing in lieu of the installment obligation. The present value of any sales proceeds (including interest, if any, on the installment obligation) will be based on a discount rate equal to the current yield, on the date of the installment sale, of a United States Treasury obligation selected by the Fund Manager having a stated maturity comparable to the ultimate stated maturity date of the installment obligation. The Unitholders as a class thereafter will receive principal and interest payments on such installment obligations according to their percentage share of such installment proceeds.

Allocations of Profits and Losses for Tax Purposes and Tax Credits

    Low Income Housing Credits of a Series generally will be allocated among its Unitholders and Fund Manager in the same manner that deductions attributable to the expenditures giving rise to such credits will be allocated among them. Historic Tax Credits of a Series generally will be allocated among its Unitholders and Fund Manager in the manner in which Profits are or would be allocated for the fiscal year in which the property qualifying for such tax credits is placed in service. In accordance with these rules, it is anticipated that Low Income Housing Credits and Historic Tax Credits of a Series will be allocated 99% to its Unitholders and 1% to the Fund Manager.

    Profits for Tax Purposes (including Profits) and Losses for Tax Purposes (including Losses) are not the same as cash distributions. Profits and Losses for Tax Purposes of a Partner are determined on a tax accounting basis for use in the preparation of the individual income tax returns of each Partner. Because of the effect of certain deductions allowable for Federal income tax purposes, the amount of income taxable to each Partner may be greater or less than the amount of cash distributable to him from his Series. Accordingly, the Partnership Agreement provides separately for allocations of Profits and Losses for Tax Purposes on the one hand and Cash Available for Distribution and Sale or Refinancing Proceeds on the other.

    Losses of a Series generally will be allocated: first, to the extent of the positive Capital Account balances of its Partners, in such manner and amount as is necessary to cause such balances, as so adjusted, to be in the ratio of 99% to its Unitholders and 1% to the Fund Manager; second, to the extent of the excess of Partnership Minimum Gain over the aggregate negative Capital Account balances of the Partners with such balances, to the Fund Manager and Unitholders in such manner and amount as is necessary to cause their negative Capital Account balances, as so adjusted, to be in the ratio of 99% to its Unitholders and 1% to the Fund Manager; and third, to the Fund Manager.

    Partnership Minimum Gain generally is the aggregate of the excess, if any, of the principal amount of each Local Limited Partnership's nonrecourse debts over its adjusted basis in the property securing such debt, i.e., the amount of income each Local Limited Partnership would realize if all of its properties were sold for the amount of the outstanding nonrecourse debts secured by such properties.

     Profits of a Series generally will be allocated: first, in the event that its Unitholders have an aggregate positive Capital Account balance and the Fund

Manager has a negative Capital Account balance or vice versa, to the class of Partners with and to the extent of such negative balance; second, to the extent of the aggregate negative Capital Account balances of the Partners, to its Unitholders and the Fund Manager in such manner and amount as is necessary to cause the negative Capital Account balances of such Partners to be in the ratio of 99% to its Unitholders and 1% to the Fund Manager; and third, to its Unitholders to the extent that their positive Capital Account balances are less than their Adjusted Capital Contributions.

    Notwithstanding the above, to the extent that there are any Profits remaining after the allocation of Profits under clause third of the preceding paragraph or to the extent that the positive Capital Account balances of the Unitholders before the allocation of any Losses to them exceed their Adjusted Capital Contributions, such Profits or Losses shall be allocated among the Unitholders and the Fund Manager in such manner and amount as is necessary to cause the positive Capital Account balances of the Partners to be equal to such Partners' respective Deemed Liquidation Distributions. A Partner's Deemed Liquidation Distribution generally is the amount that would be distributed to him if his Series were dissolved and liquidated and (i) the Series' assets were sold for their Federal adjusted tax basis; (ii) the Series' liabilities were paid; and (iii) the Series' remaining cash were distributed in accordance with the provisions applicable to Sale or Refinancing Proceeds arising other than in liquidation of the Series.

    To the extent such relationships between the Capital Account balances of the Fund Manager and the Unitholders cannot be maintained through the allocation of Profits or Losses for a given year, the Partnership Agreement provides for allocations of gross income or gain for such year (or in some instances, subsequent years) to cause such relationships to be maintained as of the end of each fiscal year. Further, the Partnership Agreement provides that if the allocation of Profits and Losses for Tax Purposes by a Series fails to cause the Capital Accounts of its Partners to be equal to their Deemed Liquidation Distributions, or, where there would be no Deemed Liquidation Distributions to the Partners, to cause the negative Capital Account balances of the Partners (to the extent that the aggregate amount of such balances is not in excess of Partnership Minimum Gain) to be in the ratio of 99% to the Unitholders and 1% to the Fund Manager, the Fund Manager is authorized to amend the allocation provisions applicable to Profits and Losses for Tax Purposes on the advice of the Series' accountants or legal counsel to the extent necessary to cure such defect, provided that the provisions related to the distribution of Cash Available for Distribution and Sale or Refinancing Proceeds may not be amended to cure such defect.

    The Partnership Agreement provides that each Partner's Capital Account will initially equal his Capital Contribution, with certain adjustments. Throughout the existence of his Series each Partner's Capital Account will be (i) reduced by the amount of Losses for Tax Purposes allocated and the amount of Cash Available for Distribution and Sale or Refinancing Proceeds distributed to him, and (ii) increased by the amount of Profits for Tax Purposes allocated to him.

    Any interest income recognized by the Partnership in connection with the payment to the Partnership of a Capital Contribution (or portion thereof) will be allocated to the Limited Partner making such payment.

    If a Local Limited Partnership sells its Apartment Complex under an installment sale arrangement, the allocation of Profits and Losses for Tax Purposes arising from such transaction generally will have the same effect as the foregoing, but may vary depending on the percentage interest determined for the Unitholders as a class in such installment proceeds, as discussed under "Sale or Refinancing Proceeds" above.

    The Partnership Agreement also includes provisions which are intended to comply with Code Sections 704(b), 704(c) and 752 and the Regulations promulgated thereunder and other official interpretations thereof. (See "Federal Income Tax Considerations" above.) For example, the Partnership Agreement includes a chargeback for Partnership Minimum Gain, a chargeback for Partner Nonrecourse Debt Minimum Gain, a qualified income offset provision, a provision allocating Nonrecourse Deductions, a provision allocating deductions attributable to Partner Nonrecourse Debt to the Partner bearing the Economic Risk of Loss for the Partner Nonrecourse Debt, an adjustment to Capital Accounts in the event that the tax basis of a Series' property is adjusted pursuant to Code Sections 734(b) or 743(b), a provision respecting allocations attributable to Code
Section 704(c) property and a limitation on allocations creating or increasing Adjusted Capital Account Deficits. Prospective investors are urged to read
Article 4 of the Partnership Agreement in its entirety for a full description of the provisions summarized above.

Determination of Distributions and Allocations Among Unitholders

    Payments of Cash Available for Distribution and Sale or Refinancing Proceeds and allocations of Profits and Losses for Tax Purposes and Tax Credits for a Series will be made among its Unitholders in proportion to the number of Units owned by each of them. Distributions and allocations during the Offering period will be as described under "Federal Income Tax Considerations - Allocations Prior to Admission." Distributions and allocations with respect to holders of transferred Units will be as described under "Transferability of Units."

                       SUMMARY OF CERTAIN PROVISIONS OF THE
                               PARTNERSHIP AGREEMENT

    The Partnership Agreement (attached hereto as Exhibit B) is the governing instrument establishing the rights and obligations of the Partners in each Series. Each prospective investor should therefore read the Partnership Agreement in full. Many of the principal provisions of the Partnership Agreement have been summarized elsewhere in this Prospectus under various headings. Certain other provisions of the Partnership Agreement are summarized below, but for complete information reference should be made to the Partnership Agreement.

Default by Unitholder in Payment of the Deferred Capital Contribution

    Under the Promissory Notes to be given to a Series by those investors who are eligible, and elect, to do so in partial payment for their Units, an Event of Default will include: (i) the failure to make any payment due under the Promissory Note within 30 days after the due date ("Payment Default"), (ii) a material misrepresentation by an investor in connection with the purchase of Units, (iii) the filing of a proceeding by or against an investor under the Federal bankruptcy laws, (iv) an assignment by an investor for the benefit of creditors and (v) the appointment of a receiver or trustee for all or any part of the investor's assets.

    If an Event of Default occurs, the Series may declare the entire unpaid balance of the Promissory Note due and payable and the Promissory Note will continue to bear interest until paid. A late charge of 5% will be imposed on any late payment. In addition, any distributions of cash to which the Unitholder would be entitled may be offset against amounts due under the Promissory Note. Pursuant to the terms of a security agreement in favor of the Series contained in Section 3.4.1 of the Partnership Agreement, upon any such default the Series will be entitled to the remedies available under the applicable Uniform Commercial Code, including foreclosure and sale of the Units and proceeding directly against the Unitholder. The Series may sell the Units (or fractional interests thereof) of the defaulting Unitholder to the nondefaulting Unitholders or to non-Partners for the highest price which the Series can obtain in a commercially reasonable sale. The Fund Manager and its Affiliates may (but are not obligated to) purchase any such Units, but only if such Units have first been offered to the nondefaulting Unitholders. There can be no assurance that the sales will provide sufficient funds to make the full payment to the Series and the defaulting Unitholder; and any monies received through such sale shall first be applied to the payments due to the Series.

    In addition to the above-described right to sell a Unitholder's Units in default, the Series is not restricted in the exercise of its rights to institute legal proceedings against a defaulting Unitholder to compel payment of the unpaid balance of the Promissory Note as well as all costs (including attorneys' fees) incurred by the

Series in enforcing its rights under the security agreement contained in the Partnership Agreement. A defaulting Unitholder will remain liable for any deficiency remaining after any properly conducted foreclosure sale. If a defaulting Unitholder's Units are sold by or on behalf of the Series in a foreclosure sale, the defaulting Unitholder will be deemed to have consented, by having executed the Partnership Agreement, to the substitution of the purchaser of the Units as a Unitholder. See "Risk Factors - Fund-Related Risks - Obligations for Capital Contributions." In the event of a Payment Default, until 30 days after the Payment Default and notice thereof and intent to foreclose has been given to the defaulting Unitholder, such Unitholder will have the right to cure the Payment Default with late charges thereon without suffering any reduction in interest in the Series and the Series may not commence proceedings to enforce its security interest in the defaulting Unitholder's Units.

    The Promissory Notes may be pledged as collateral to secure Series debt. If a Unitholder defaults under his Promissory Note, a subsequent holder of the Promissory Note will have the rights of the Series as described above.

Liability of Unitholders to Third Parties

    The Fund Manager will be liable for all general obligations of the Series to the extent not paid by the Series. Under California law, a Unitholder is not personally liable for the debts, liabilities and obligations of his Series in excess of his Capital Contribution, except for the payments due under his Promissory Note, if any, and except to the extent and under the circumstances discussed in "Risk Factors - Fund- Related Risks - Risks of Unitholder Liability."

Dissolution and Liquidation

    Each Series is intended to be self-liquidating and will be dissolved no later than December 31, 2052, or earlier upon the prior occurrence of certain events, including: (1) the disposition of all Local Limited Partnership Interests and other assets of the Series; (2) the election by the Fund Manager (with the consent of its Unitholders owning more than 50% of the Units in the Series) or by Unitholders owning more than 50% of the Units in the Series to dissolve the Series; or (3) unless the business of the Series is continued by the Series or a reconstituted partnership under Section 8.1 of the Partnership Agreement, the removal, bankruptcy or dissolution (or death or adjudication of incompetence in the case of an individual) of a sole remaining Fund Manager. The Fund Manager has agreed not to retire or withdraw voluntarily from the Series.

    Upon dissolution of a Series unless its business is continued in accordance with the Partnership Agreement, the Series will be liquidated and the proceeds of liquidation will be applied first to the payment of obligations of the Series to creditors and the expenses of liquidation, and to the setting up of any reserves for contingencies which the Fund Manager considers necessary. Any remaining proceeds of liquidation and any other funds or properties of the Series will then be distributed in the manner described under "Profits and Losses for Tax Purposes, Tax Credits and Cash Distributions - Sale or Refinancing Proceeds."

Removal of Fund Manager

    The Partnership Agreement provides that the Fund Manager may be removed as such with respect to any Series, and a new Fund Manager elected, upon the written consent or affirmative vote of Unitholders owning more than 50% of the Units in the Series. If the Fund Manager is removed, the fair market value of the interest of the removed Fund Manager in the Series will be determined by agreement of the former Fund Manager and the Series or, if they cannot agree, by arbitration, and will be paid to the Fund Manager by delivery of a promissory note of the Series for such fair market value payable in no less than five equal consecutive annual installments commencing on the first anniversary of the date of such note. Payments required under such promissory note could result in the Series having to sell one or more of its interests in Local Limited Partnerships. Such promissory note shall bear simple interest at a rate per annum which is at all times equal to the Prime Rate, payable on the last day of each calendar quarter while such note is outstanding; provided, however, that if such note is delivered following an Event of Withdrawal of the Fund Manager which is a Voluntary Withdrawal on its part then (i) such note shall neither be secured nor bear interest and (ii) the principal payable to the withdrawing Fund Manager shall be limited in amount and date of payment to distributions which such withdrawing Fund Manager would have received under the Partnership Agreement had it not withdrawn.

    Within 120 days after the determination of the fair market value of the former Fund Manager's Interest, the Series may, with the consent of any remaining Fund Managers and the consent of a majority-in-interest of its Unitholders, sell such Interest to one or more persons, who may be Affiliates of any remaining Fund Manager or Fund Managers, and admit such person or persons to the Series as substitute Fund Managers; provided, however, that the purchase price to be paid to the Series for the Interest of the former Fund Manager shall not be less than its fair market value as determined by the procedures described above. Such substitute Fund Manager or Fund Managers may pay said purchase price in installments in the manner set forth above.

Voting Rights

    Unitholders owning more than 50% of the Units in a Series may amend the Partnership Agreement of the Series at any time, except that an amendment which would adversely affect the limited liability of a Unitholder or the rights, powers, duties or compensation of the Fund Manager or any of its Affiliates, will also require the consent of such Partner. The Partnership Agreement of a Series may also be amended by the Fund Manager without the consent of the Unitholders to admit Unitholders in connection with the sale or transfer of Units as described in this Prospectus and for certain other amendments for the benefit of (or not adverse to) the interests of the Unitholders as specified in Section 12.1.2 of the Partnership Agreement.

    The removal of the Fund Manager and the admission to a Series of a successor or additional Fund Manager also requires the approval of Unitholders of the Series owning more than 50% of the Units in the Series in certain circumstances. See "Removal of Fund Manager" above in this section and "Management."

    In addition, the Fund Manager may not, without the consent of Unitholders owning more than 50% of the Units in the Series, (a) sell all or substantially all the assets of the Series at one time, except in connection with the liquidation and winding up of the Series business upon its dissolution; (b) cause the merger or other reorganization of the Partnership; or (c) elect to dissolve the Series.

    Notwithstanding the general ability of Unitholders owning more than 50% of the Units in a Series to amend the Partnership Agreement of the Series, Section
10.3 of the Partnership Agreement imposes strict limitations on the ability of a Series to propose or participate in a Roll-Up. Unitholders owning more than 50% of the Units in a Series could vote to revise or eliminate these limitations. Nonetheless, in addition to these limitations, the California Revised Limited Partnership Act, which governs each Series, gives limited partners who dissent to a Roll-Up the right, subject to certain procedural limitations, to require that their limited partnership repurchase their interests at a price equal to their fair market value.

Meetings

    There will be no annual or other periodic meetings of the Unitholders. However, meetings of the Unitholders of a Series for any purpose may be called by the Fund Manager and are required to be called by the Fund Manager upon written request of Unitholders in a Series owning in the aggregate 10% or more of the Units in the Series. In addition, the Fund Manager may, and the Fund Manager shall upon request of Unitholders owning in the aggregate 10% or more of the Units in a Series, submit any matter (upon which they are entitled to vote) to the Unitholders in the Series for a vote without a meeting.

Books and Records

    Each Series will maintain its books and records at the Fund's office (currently 3158 Redhill Avenue, Costa Mesa, California 92626). The books and records are open to inspection, reproduction and examination by the Unitholders of the Series at all reasonable times. Further, upon request, the Fund Manager will promptly deliver to a Unitholder of a Series a copy of the following books and records of his Series: the Certificate of Limited Partnership and all amendments thereto; the Partnership Agreement, and all amendments thereto; and a current list of the full name and last known address of each Partner in the Series. If such a list is requested, the Fund Manager is required to provide it within 10 days of the receipt of the request, such list to be arranged in alphabetical order, on white paper and in a readily readable form. Under California law, if the Fund Manager fails to provide the list of Partners and a court finds that the failure to do so was without justification, the court may award, in addition to any actual damages suffered, an amount sufficient to reimburse the Unitholder bringing the court action for reasonable expenses incurred in connection therewith.


                             TRANSFERABILITY OF UNITS

    There are restrictions on the transfer of Units as set forth in Article 7 of the Partnership Agreement and as described below. To transfer Units, a written instrument of assignment must be signed by both the transferror and the transferee and returned to the Fund Manager together with payment of all reasonable legal fees and filing costs in connection with the transfer, but not to exceed $100. The Fund Manager may also request additional documentation to evidence the authority of the parties to the assignment and compliance of the assignment with the terms of the Partnership Agreement, as well as the consent, if required, of the Commissioner of Corporations of the State of California or of any other state official who asserts jurisdiction over such assignment. For these reasons, no Series will issue any transferable certificates representing the Units, and an assignment shall not take effect for any purpose until it has been registered on the books of the Series. A pledge or other encumbrance of a Unit shall similarly not be effective unless so registered. On the death of a Unitholder, his executor or administrator will have all rights of a Unitholder for the purpose of settling his estate, including the same power as the decedent had to assign his interest to another party.

    It is not intended or anticipated that a public market will develop for the purchase and sale of Units. Thus, Unitholders may not be able to liquidate their investment promptly or at a reasonable price prior to the dissolution and liquidation of their Series, and the Units should only be considered as a long-term investment. See "Risk Factors - Fund-Related Risks - Lack of Liquidity of Investment."

    If a Unitholder is able to negotiate a sale, exchange or other transfer of his Units, the effectiveness thereof may be denied or deferred by the Fund Manager if necessary, in the opinion of counsel, to avoid: the premature termination of the Series for tax purposes; the disqualification of the Series for Low Income Housing

Credits under Code Section 42(j)(5)(B); classification of the Series as a publicly-traded partnership or as an association taxable as a corporation for Federal income tax purposes; or recapture of Tax Credits. In addition, no transfers may be made to tax-exempt or foreign entities, or through a securities market or a secondary market. The Fund Manager will give written notice to all Unitholders in the event that transfers of Units are generally suspended.
Section 7 of the Partnership Agreement gives the Fund Manager broad powers to enforce or modify these provisions. The Fund Manager will review from time to time the restrictions on transfer of Units and will modify such restrictions to make them less restrictive if the Fund shall have received an opinion of counsel that such modification may be made without material adverse tax consequences to the Partners.

    A transfer (except for a transfer by gift, inheritance, bequest or family dissolution, or a transfer to an Affiliate of the transferror) will not be recognized if, immediately thereafter, any transferror or transferee would hold a fraction of a Unit.

    Except as otherwise provided in Section 7.3.3 of the Partnership Agreement, transfers will generally be recognized and entered on the records of a Series only as of the first day of the fiscal quarter following the fiscal quarter in which the Series receives appropriate documentation relating to the transfer together with the payment described above. Cash Available for Distribution, if any, will be allocated to the persons recognized as Unitholders on the last day of each fiscal quarter. Profits and Losses for Tax Purposes from current operations and Tax Credits for a fiscal year during which a transfer is recognized will be allocated between a transferror and a transferee based upon the number of quarterly periods that each was recognized as the holder of a Unit, without regard to whether Series operations during particular quarterly periods of such year produced profits or losses or cash distributions. Sale or Refinancing Proceeds, if any, will be distributed, and all related Profits and Losses for Tax Purposes will be allocated, to the persons recognized as Unitholders as of the date on which the Sale or Refinancing occurred, and for this purpose transfers will be recognized as of the date specified by the transferror and the transferee in the instrument of assignment or, if no date is specified, the first day of the fiscal quarter following the fiscal quarter in which the Series receives the instrument of assignment. However, any Sale or Refinancing Proceeds received as a result of an installment or other deferred sale will be distributed, and any Profits and Losses for Tax Purposes will be allocated, to the persons recognized as Unitholders on the day such Sale or Refinancing Proceeds are received by the Series. Adverse Federal income tax consequences may result from any transfer of Units, and Unitholders are advised to consult their tax advisers prior to any such transfer. See "Federal Income Tax Considerations."


    Transferees may become Substitute Unitholders, entitled to all the rights of a Unitholder, by obtaining the consent of the Fund Manager (which consent may only be withheld for the purpose of preserving the Partnership's tax status or to avoid adverse legal consequences to the Partnership) and by complying with the provisions of Section 13.3 of the Partnership Agreement. The rights of an assignee of a Unit who does not become a Substitute Unitholder will be limited to the right to receive his share of Profits and Losses for Tax Purposes, Tax
Credits, Cash Available for Distribution and Sale or Refinancing Proceeds, and will not include other rights, such as the voting rights described in "Summary of Certain Provisions of the Partnership Agreement."


Transfer of Units by or to California Residents

    Any sale or transfer of Units in California or involving any California resident (but not a transfer which does not occur in California and does not involve any California resident) requires the prior written consent of the Commissioner of Corporations of the State of California, except as provided in the Commissioner's Rules. Accordingly, any certificates representing Units will bear the following legend:

    "IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OR THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES."

                                      REPORTS

    Within 120 days after the end of each year, each Series will distribute to its Unitholders: (i) financial statements of the Series for such year, which will include a balance sheet and statements of operations, partners' equity and cash flows prepared on an accrual basis in accordance with generally accepted accounting principles and accompanied by an auditor's report containing an opinion of an independent accountant; (ii) a report of any distributions made during the year; and (iii) a report of the Series' significant activities during such year. In addition, each Series will distribute to its Unitholders unaudited quarterly financial statements for each of the first three quarters of each year, together with a report of the Series' activities during such quarter. Such quarterly financial statements will consist of a balance sheet and a statement of operations. Within 75 days after the end of each year, each Series will distribute to its Unitholders such tax information as is necessary for the preparation of their Federal and state income tax returns.

    Until the Net Proceeds of its Offering are fully invested or returned to its Unitholders, each Series will also furnish to its Unitholders, at least quarterly, a report concerning the investments of the Series.

    Within 60 days after the end of each of the first three quarters of each year, each Series will distribute to its Unitholders a detailed statement describing any fees and other compensation paid by the Series or a Local Limited Partnership during such quarter to the Fund Manager and its Affiliates. In addition, each Series will send to its Unitholders within 120 days after the end of each year a detailed statement of any transactions between the Series or a Local Limited Partnership and the Fund Manager and its Affiliates and of the fees, commissions, compensation and other benefits paid or accrued to the Fund Manager and its Affiliates for the year.

    Reporting requirements similar to those set forth above for each Series are expected to be included in each Local Limited Partnership Agreement so that each Series will be able to prepare the reports set forth above. The Fund Manager shall, to the extent it deems it appropriate, transmit to the Unitholders of the Series copies of all reports received by the Series in its capacity as a limited partner of each Local Limited Partnership.

                  TERMS OF THE OFFERING AND PLAN OF DISTRIBUTION

    The Fund is offering 50,000 Units for sale to the public in two Series. Each Series will consist of 25,000 Units. The Fund Manager will determine in its discretion when Series 5 will be terminated and Series 6 will begin. No Units in a Series will be sold unless at least $1,400,000 of Capital Contributions (defined to exclude contributions which are in the form of Promissory Notes - see "How to Subscribe" below) from such Series are received and accepted prior to termination of the Series Offering. See "Escrow Arrangements" below. In no event will any Offering be conducted more than two years from the date of this Prospectus. All Units will be sold at a price of $1,000 per Unit (except as discussed below under "Volume Discounts" and "Purchases by Affiliates and Designated Investors"), payable in cash upon subscription (except as discussed below under "How to Subscribe").

Issuance of Units in Series

    As indicated above, the Fund is offering Units in two Series. Each Series is organized as a separate California limited partnership. Except as set forth below, each Series will account for, and issue information with respect to, its Units separately. Organizational and Offering Expenses may be higher for one Series than for the other Series; if so, one Series will reimburse the other in such a manner so that the pro rata portion of Organizational and Offering Expenses borne by each Series is the same. With respect to Operating Cash Expenses, (i) those expenses allocable to a Local Limited Partnership Interest will be borne by the Series which owns such Local Limited Partnership Interest, and (ii) those expenses not allocable to a Local Limited Partnership Interest will be apportioned among and borne by the respective Series based upon the advice of the Accountants.

    Any certificate representing Units will be marked to identify the Series to which the certificate relates.

Underwriting Arrangements

    Units are being offered on an all-or-nothing minimum, best-efforts maximum, basis through WNC Capital Corporation (the "Dealer-Manager") and through other members ("Soliciting Dealers") of the National Association of Securities Dealers, Inc. ("NASD") selected by the Dealer-Manager. The Dealer-Manager will manage the selling group and provide certain wholesaling services, and may participate in the Offering. The Dealer-Manager is a wholly-owned subsidiary of the Fund Manager formed to participate in offerings sponsored by the Fund Manager. See "Conflicts of Interest" and "Management."

    The Dealer-Manager will receive as compensation retail selling commissions in an amount of up to 7% of the Capital Contributions. The Dealer-Manager will also receive a Dealer-Manager Fee in an amount of up to 2% of the Capital Contributions, and a Nonaccountable Expense Reimbursement in an amount of up to 1% of the Capital Contributions. From the accountable reimbursement of Organizational and Offering Expenses to be paid by the Fund (see "Management Compensation"), the Dealer-Manager may receive an amount not to exceed 0.5% of the Capital Contributions for accountable, bona fide due diligence activities. The Dealer-Manager may reallow any portion of its underwriting compensation to Soliciting Dealers (i) proportionately in accordance with the number of Units sold by them in payment for retailing and wholesaling activities, (ii) in reimbursement of selling and due diligence activities, and (iii) subject to the requirements set forth hereinafter, in payment of cash or noncash sales incentive programs. Subject to the prior approval of the NASD and compliance with the NASD's Conduct Rules, the Fund or the Dealer-Manager may establish cash or noncash sales incentive programs, provided that the aggregate value of any noncash incentive awards to individual registered representatives during any year does not exceed $100. Sales incentives with a value in excess of $100, if any, will consist of cash and will be paid directly to Soliciting Dealers, which will have sole discretion as to how such incentives will be distributed to their individual registered representatives. In no event will the aggregate of all underwriting compensation paid to the Dealer- Manager and the Soliciting Dealers exceed 10% of the Capital Contributions, plus a maximum of 0.5% of Capital Contributions for expenses incurred for accountable, bona fide due diligence purposes.

    Underwriting compensation of any form payable with respect to proceeds represented by the Promissory Notes will be payable only when, as and if the Promissory Notes are paid in cash.

    The Fund has agreed to indemnify the Dealer-Manager and the Soliciting Dealers against certain liabilities resulting from untrue statements of material facts (or the omission to state material facts) in this Prospectus, the Registration Statement or supplemental sales literature authorized for use by the Fund, including liabilities under the Securities Act of 1933. In the opinion of the Securities and Exchange Commission, indemnification for liabilities arising out of the Securities Act of 1933 is against public policy and therefore unenforceable.

Volume Discounts

    As indicated above in this section and under "Management Compensation," generally the Fund will pay up to 7% of Capital Contributions as retail selling commissions to the Dealer-Manager; the Fund also will pay up to 2% of Capital Contributions as the Dealer-Manager Fee and up to 7% of Capital Contributions as Acquisition Fees to the Fund Manager. However, with respect to retail selling commissions, in connection with subscriptions for 100 or more of the Units in one or more Series or other real estate syndications sponsored by the Sponsor, such selling commissions will be determined in accordance with the following schedule:


Amount of Units Subscribed      Maximum Retail Selling
to by Any "Purchaser"           Commissions Per Unit             Price Per Unit

Up to 99                        7.0% ($70)                         $1,000
100 to 199                      5.5% ($55)                         $  985
200 to 299                      4.5% ($45)                         $  975
300 to 399                      3.5% ($35)                         $  965
400 to 499                      2.5% ($25)                         $  955
500 and over (1)                1.5% ($15)                         $  945
----------------


(1) Provided that the Fund and the Fund Manager may further reduce the retail selling commission with respect to subscriptions to 500 Units and over, but any such reduction must be the same for investors making investments of substantially the same size.

    Investors should note that reductions in retail selling commissions apply in a graduated manner. For example, in connection with a purchase of 299 Units, retail selling commissions of $70 per Unit will be payable in connection with the first 99 Units, retail selling commissions of $55 per Unit will be payable in connection with the next 100 Units, and retail selling commissions of $45 per Unit will be payable in connection with the remaining 100 Units.

    With respect to Acquisition Fees payable to the Fund Manager and Dealer-Manager Fees payable to the Dealer-Manager, the Fund Manager and the Dealer-Manager have reserved the right to agree upon lower Acquisition Fees and Dealer-Manager Fees regarding subscriptions to a significant number of Units in one or more Series or other real estate syndications sponsored by the Sponsor, but all such discounts will be the same for investors making investments of substantially the same size.

    Subscriptions to one or more Series or other real estate syndications sponsored by the Sponsor may be combined for the purpose of determining the amounts reimbursable in the case of subscriptions made by any "Purchaser" as that term is defined below. Any request to combine more than one subscription must be made in writing on a form which will be available upon request from the Series or the Soliciting Dealers, and must set forth the basis for such request. If all of the information required in the form, including an indication that subscriptions are to be combined, is not provided, the Series will not be responsible for failing to properly combine subscriptions. Any request to combine subscriptions will be subject to verification by the Series that all such subscriptions were made by a single "Purchaser" as defined below.

    In the event that a "Purchaser" subscribes for additional Units subsequent to his initial purchase of Units, no reimbursement will be made with respect to selling commissions or Acquisition Fees which have been paid or are payable in connection with the prior subscription(s). However, in determining the selling commissions or Acquisition Fees reimbursable in connection with the additional purchase, all subscriptions made by such "Purchaser" will be aggregated.

    For the foregoing purposes,  the term "Purchaser" shall be deemed to include
(i) an individual, or an individual, his or her spouse and their children under the age of 21, who purchase the Units for his or her or their own account, (ii) a corporation, partnership, association, joint-stock company, trust, fund or any organized group of persons, whether incorporated or not (provided that the entities described in this clause (ii) must have been in existence for at least six months before purchasing the Units), (iii) investors whose funds are managed by a single professional investment adviser registered under the Investment Advisers Act of 1940, and (iv) investors for whom a designated bank, insurance company, trust company or other designated entity exercises discretionary investment responsibility. Any such reduction in selling commissions will be prorated among the separate subscribers considered part of a "Purchaser."

Purchases by Affiliates and Designated Investors

    Prior to this Offering John B. Lester, Jr., a shareholder, officer and director of the Fund Manager, purchased one Unit in Series 5, at a price of $1,000. Similarly, Mr. Lester or another Affiliate of the Fund Manager will purchase one Unit at a price of $1,000 in Series 6 prior to commencement of that Series' Offering. The Fund Manager and its Affiliates do not presently intend to purchase additional Units; however, the Fund Manager and its Affiliates may purchase an unlimited number of Units for any reason deemed appropriate by the Fund Manager and its

Affiliates, provided that any Units acquired by such Persons will not be applied to the requirement that a minimum of $1,400,000 in subscription funds be received for a Series. The Fund Manager and its Affiliates will hold all Units which they acquire for investment and not for distribution. Any purchase of Units by the Fund Manager and its Affiliates will be for the same price and subject to the same terms as all other Units issued by the Series, will be fully disclosed to all purchasers of Units and will provide the purchaser thereof with the same rights as other purchasers of Units, except that neither the Fund Manager nor any of its Affiliates may vote any Unit in an election held pursuant to Section 10.2 of the Partnership Agreement or in any vote otherwise required by the Partnership Agreement which entails a conflict of interest on the part of the Fund Manager or its Affiliates.


    In addition to the schedule of reduced rates set forth above under "Volume Discounts," the Soliciting Dealers and their employees, except any of such persons who may be Affiliates of the Fund Manager (collectively referred to herein as "Designated Investors"), may, in the discretion of the Fund Manager, purchase Units on the same terms and conditions as other purchasers, except that they will not pay the 7% retail selling commission. In addition, Designated Investors will include clients of an investment adviser who have been advised by such adviser on an ongoing basis regarding investments other than investments in the Fund, and who are not being charged by such adviser or its Affiliates, through the payment of commissions or otherwise, for the advice rendered by such adviser in connection with the purchase of Units, if such adviser (i) is registered under the Investment Advisers Act of 1940, as amended, (ii) is registered as a broker-dealer under the Securities Exchange Act of 1934, and
(iii) has executed a Soliciting Dealer Agreement with the Dealer-Manager. In connection with any purchases by Designated Investors, the proceeds to the Series, net of retail selling commissions and any reductions thereof, will be the same.


    Any investor who pays a reduced retail selling commission or reduced Acquisition Fees or Dealer-Manager Fees (through the application of the schedule set forth above for certain volume purchasers or as a Designated Investor) will receive an interest in Cash Available for Distribution, Sale or Refinancing Proceeds, Profits or Losses for Tax Purposes and Tax Credits computed without regard to the discount (i.e., such investor will receive the same share per Unit owned of such items as an investor who purchased without a discount).

    Investors who qualify as Designated Investors are urged to consider the provisions of the Tax Reform Act of 1984 relating to the tax status of certain fringe benefits, including employee discounts.

How To Subscribe

    In order to purchase Units, the subscriber must complete and execute the Investor Form accompanying this Prospectus and deliver it to his account executive. A specimen of the Investor Form is attached as part of Exhibit C to the Prospectus. Execution copies of the Investor Form may be obtained from any Soliciting Dealer. Certain Soliciting Dealers may use alternative forms of the Investor Form, which may be obtained from such Soliciting Dealers.

    The minimum investment is five Units ($5,000), except that employees of the Fund Manager and its Affiliates and/or investors in limited partnerships previously sponsored by the Fund Manager may purchase a minimum of two Units ($2,000). After an investor has purchased the required minimum number of Units in any Series, he may make investments in increments of $1,000 in the same or any subsequent series. Subscriptions for fewer than 10 Units must be accompanied by a check for $1,000 per Unit payable to "National Bank of Southern California
- WNC/HTCFVI." However, investors who subscribe for 10 Units ($10,000) or more in any one Series may elect to utilize an installment payment method whereunder their subscriptions need be accompanied by a check for only $500 per Unit, with the balance of the $1,000 purchase price for such Unit (i.e., $500) to be payable in accordance with the terms of the Promissory Note which is included with the Investor Form in a single installment on (i) January 31, 1999, if the investor subscribes between the date hereof and June 30, 1998, (ii) June 30, 1999, if the investor subscribes between July 1, 1998 and December 31, 1998, or
(iii) the later of the date of subscription or January 31, 2000, if the investor subscribes after December 31, 1998. Each Promissory Note will be a full recourse obligation of the investor and will bear interest at a fixed rate equal to the one-year Treasury Bill rate, such rate to be determined quarterly. See "Risk Factors - Fund-Related Risks - Obligations for Capital Contributions."

    Completed Investor Forms and checks should be sent to the Escrow Agent, at the following address:

         National Bank of Southern California
         4100 Newport Place, Suite 100
         Newport Beach, CA  92660
         Attention: WNC Escrow Manager

    Each investor whose subscription is accepted will receive a letter of welcome from the Fund Manager and a certificate of interest with the amount of the investment and the number of Units purchased. No sale will be deemed complete until at least five business days after the investor has received a Prospectus.

Escrow Arrangements

    All subscribers' funds and Promissory Notes received by a Series will be placed in an escrow account established by the Series with National Bank of Southern California, Newport Beach, California, at the Series' expense. Pursuant to the Escrow Agreement between each Series and the Escrow Agent, the Escrow Agent shall deposit escrowed funds in accordance with instructions from the Fund Manager in short-term U.S. government securities, securities issued or guaranteed by the U.S. government, certificates of deposit or time or demand deposits in commercial banks.

    Upon receipt by a Series of a minimum of $1,400,000 of Capital Contributions (defined to exclude contributions which are in the form of Promissory Notes), the subscribers for such Units will be admitted to the Series and the Escrow Agent will release to the Series all funds and Promissory Notes which it then holds. Funds and Promissory Notes received from subsequent subscribers to such Series will continue to be placed in escrow, and the Series will admit additional Unitholders on a monthly (or more frequent) basis until the termination of the Series Offering. Only subscribers whose subscriptions have been received and accepted at least five days prior to an Investor Closing (other than the initial Investor Closing) will be admitted as Unitholders at such closing, unless the Fund Manager shall elect otherwise. Promptly after the release to a Series of a subscriber's funds and Promissory Note, if any, the Escrow Agent will pay to such subscriber any interest earned on the cash portion of his subscription proceeds while in escrow.

    Funds and the Promissory Note, if any, of an investor whose subscription is rejected will be returned to him promptly after rejection, together with any interest actually earned on the cash portion of his subscription proceeds while in escrow.

    A subscription is not subject to termination by the subscriber. If a Series does not receive a minimum of $1,400,000 of Capital Contributions within one year from the commencement of the Series Offering, the Series will cancel all existing subscriptions to such Series and all funds and Promissory Notes paid on account of each such subscription to such Series will be released from escrow and returned promptly to the subscriber together with all interest earned on the cash portion of his subscription proceeds while in escrow.

    Pending the receipt of the initial $1,400,000 of Capital Contributions for a Series, and in the sole discretion of the Fund Manager, the Series may borrow funds from an institutional lender or from the Fund Manager or any of its Affiliates to pay all or a portion of the selling commissions and reimbursements to which Soliciting Dealers would become entitled after the receipt of the initial $1,400,000 of Capital Contributions, provided that any such Soliciting Dealer must agree to return all selling commissions and reimbursements received by it in the event the initial $1,400,000 of Capital Contributions is not received by the Series. The Series would repay the borrowed funds only after the receipt of such initial $1,400,000 of Capital Contributions.

                                  SALES MATERIAL

    The Fund may make use of certain material in addition to this Prospectus in connection with the Offering of the Units. Such material may consist of sales brochures which will be distributed to prospective investors together with this Prospectus, "tombstone" advertisements, invitations to seminars, prospecting letters, videotapes and slide presentations.

    The Fund has not authorized the use of sales material other than that described above. The Offering of Units is made only by means of this Prospectus. Although the information contained in the Fund's sales material is believed not to conflict with any of the information contained in this Prospectus, such material does not purport to be complete and should not be considered as part of this Prospectus, as being incorporated in this Prospectus by reference or as forming the basis of the Offering of the Units.

                       MANAGEMENT'S DISCUSSION AND ANALYSIS
                              OF FINANCIAL CONDITION

    As reflected in its financial statements, the Fund currently has only nominal funds, as it is newly-formed, has not yet commenced operations and the capital anticipated to be raised through its public Offering of Units has not yet become available.

    The Fund plans to raise equity capital from investors by means of this public Offering, and then to apply such funds, including the installment payments on the Promissory Notes as received, to the purchase price and acquisition fees and costs of Local Limited Partnership Interests, Reserves and expenses of this Offering.

     It is not expected that any of the Local Limited Partnerships in which the Fund will invest will generate cash from operations sufficient to provide distributions to the Unitholders in any significant amount, except possibly in the circumstances discussed under "Investment Objectives and Policies - Principal Investment Objectives." Such cash from operations, if any, would first be used to meet operating expenses of the Fund, including the payment of the Asset Management Fee. See "Management Compensation."

    The Fund's investments will not be readily marketable and may be affected by adverse general economic conditions which, in turn, could substantially increase the risk of operating losses for the Apartment Complexes, the Local Limited

Partnerships and the Fund. These problems may result from a number of factors, many of which cannot be controlled. See "Risk Factors - Investment Risks - Risks of Real Estate Ownership." Nevertheless, the Fund Manager anticipates that capital raised from the sale of the Units will be sufficient to fund the Fund's future investment commitments and proposed operations.

    The Fund will establish working capital Reserves of at least 3% of Capital Contributions, an amount which is anticipated to be sufficient to satisfy general working capital and administrative expense requirements of the Fund including payment of the Asset Management Fee as well as expenses attendant to the preparation of tax returns and reports to the Unitholders and other investor servicing obligations of the Fund. Liquidity would, however, be adversely affected by unanticipated or greater than anticipated operating costs. The Fund's liquidity could also be affected by defaults or delays in payment of the Promissory Notes, from which a portion of the working capital Reserves is expected to be funded. To the extent that working capital Reserves are insufficient to satisfy the cash requirements of the Fund, it is anticipated that additional funds would be sought through bank loans or other institutional financing. The Fund may also apply any cash distributions received from the Local Limited Partnerships for such purposes or to replenish or increase working capital Reserves.

    Under the Partnership Agreement the Fund does not have the ability to assess the Unitholders for additional Capital Contributions to provide capital if needed by the Fund or Local Limited Partnerships. Accordingly, if circumstances arise that cause the Local Limited Partnerships to require capital in addition to that contributed by the Fund and any equity of the Local General Partners, the only sources from which such capital needs will be able to be satisfied (other than the limited Reserves available at the Fund level) will be (i) third-party debt financing (which may not be available if, as expected, the Apartment Complexes owned by the Local Limited Partnerships are already substantially leveraged), (ii) additional equity contributions or advances of the Local General Partners, (iii) other equity sources (which could adversely affect the Fund's interest in Tax Credits, cash flow and/or proceeds of sale or refinancing of the Apartment Complexes and result in adverse tax consequences to the Unitholders), or (iv) the sale or disposition of the Apartment Complexes (which could have the same adverse effects as discussed in (iii) above). There can be no assurance that funds from any of such sources would be readily available in sufficient amounts to fund the capital requirements of the Local Limited Partnerships in question. If such funds are not available, the Local Limited Partnerships would risk foreclosure on their Apartment Complexes if they were unable to renegotiate the terms of their first mortgages and any other debt secured by the Apartment Complexes to the extent the capital requirements of the Local Limited Partnerships relate to such debt. See "Risk Factors - Investment Risks - Risks Associated With Use of Leverage" and "Investment Objectives and Policies - Use of Leverage."

    The Fund's capital needs and resources are expected to undergo major changes during its first several years of operations as a result of the completion of its Offering of Units and its acquisition of investments. Thereafter, the Fund's capital needs and resources are expected to be relatively stable over the holding periods of the investments, except to the extent of proceeds received in payment of Promissory Notes and disbursed to fund the Fund's deferred obligations. See, however, "Risk Factors - Investment Risks - Risks of Real Estate Ownership."

                                   LEGAL MATTERS

    The legality of the Units offered hereby and certain Federal income tax matters will be passed upon for the Fund by Derenthal & Dannhauser, San Francisco, California, counsel for each Series and the Fund Manager.

                                      EXPERTS


    The balance sheet of WNC Housing Tax Credit Fund VI, L.P., Series 5 as of April 30, 1997 and the balance sheet of WNC & Associates, Inc. as of August 31, 1996 which are included in this Prospectus and in the Registration Statement have been audited by Corbin & Wertz, independent certified public accountants, as set forth in their reports thereon appearing elsewhere herein and in the Registration Statement and are included in reliance upon such reports given upon the authority of said firm as experts in accounting and auditing.


    The matters of law discussed in the section entitled "Federal Income Tax Considerations" and under the captions "Risks Related to Tax Credits" and "Other Tax Risks" in the section entitled "Risk Factors" and in the section entitled "The Low Income Housing Credit" as they relate to Federal income tax matters have been reviewed by Derenthal & Dannhauser and are included herein in reliance upon the authority of such firm as experts.

                                FURTHER INFORMATION


    This Prospectus does not contain all the information set forth in the Registration Statement and the exhibits relating thereto which the Fund has filed with the Securities and Exchange Commission under the Securities Act of 1933, and to which reference is hereby made. Copies of the Registration Statement and exhibits relating thereto are on file at the principal office of the Securities and Exchange Commission at 450 Fifth Street, Northwest, Washington, D.C. 20549, and may be obtained, upon payment of the fee prescribed by the Commission, or may be examined without charge, at the offices of the Commission. The Commission also maintains a website on the Internet (http://www.sec.gov) that contains all filings respecting the Fund.

                                     GLOSSARY

    The meanings of the defined terms used in this Prospectus are set forth below.

    "Accountants" means Corbin & Wertz, Irvine, California, or such other firm of independent public accountants as from time to time shall be engaged for a Series by the Fund Manager.

    "Acquisition Expenses" means expenses, including, but not limited to, legal fees and expenses, travel and communications expenses, costs of appraisals, non-refundable option payments on property not acquired, accounting fees and expenses, title insurance and miscellaneous expenses related to selection and acquisition by a Series of Local Limited Partnership Interests and the selection and acquisition of Apartment Complexes by the Local Limited Partnerships, whether or not acquired.

    "Acquisition Fees" means the total of all fees and commissions paid by any party in connection with the selection or purchase by a Series of any Local Limited Partnership Interest, and the purchase, development or construction of an Apartment Complex by a Local Limited Partnership, whether designated as a real estate commission, acquisition fee, finders' fee, selection fee, Development Fee, Construction Fee, nonrecurring management fee, consulting fee or any fee of a similar nature however designated, with the exception of Development Fees and Construction Fees paid to Persons not affiliated with the Sponsor in connection with the actual development and construction of an Apartment Complex. As used herein, a "Development Fee" shall be a fee for the packaging of an Apartment Complex, including negotiating and approving plans, and undertaking to assist in obtaining zoning and necessary variances, necessary financing and Tax Credits for the Apartment Complex, either initially or at a later date, and a "Construction Fee" shall be a fee or other remuneration for acting as general contractor and/or construction manager to construct improvements, supervise and coordinate projects or provide Major Repairs or Rehabilitation for an Apartment Complex.

    "Act" means the California Revised Limited Partnership Act (Corp. Code
Section 15611, et seq.), as now in effect and as the same may be amended from time to time hereafter.

    "Additional Unitholders" means those Persons who purchase Units pursuant to this Prospectus.

    "Adjusted Capital Account Deficit" means, with respect to each Partner in a Series, the deficit balance in his Capital Account as of the end of the relevant fiscal period of the Series, after giving effect to the following adjustments:

         (a) Increasing such Capital Account by any amounts such Person is obligated to restore under the standards set by Section 1.704-1(b)(2)(ii)(c) of the Regulations (or is deemed obligated to restore under Section 1.704-2(g)(1) and (i)(5) of the Regulations); and

         (b) Decreasing such Capital Account by the items described in Section 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) and 1.704-1(b)(2)(ii)(d)(6)
    of the Regulations.

    "Adjusted Capital Contribution" means, for each fiscal period, the Unitholders' Capital Contribution reduced by all distributions of noninvested funds and distributions of Sale or Refinancing Proceeds made to the Unitholders through the end of such period.

    "Affiliate" or "Affiliated Person" means, when used with reference to a specified Person: (i) any Person who, directly or indirectly, controls or is controlled by or is under common control with the specified Person; (ii) any Person who is an officer or director of, or partner in, or serves in a similar capacity with respect to, the specified Person or of which the specified Person is an officer, director or partner, or with respect to which the specified Person serves in a similar capacity; (iii) any Person who, directly or indirectly, is the beneficial owner of, or controls, 10% or more of any class of equity securities of, or otherwise has a 10% or more beneficial interest in, the specified Person; or (iv) any Person of which the specified Person is, directly or indirectly, the owner of, or in control of, 10% or more of any class of equity securities, or in which the specified Person has a 10% or more beneficial interest.

    "Agreement" means a Series' Agreement of Limited Partnership, as originally executed and as amended or restated from time to time.

    "Apartment Complex" or "Property" means a multi-family residential rental complex owned or under development or rehabilitation by a Local Limited Partnership.


    "Asset Based Fee" means compensation to the Sponsor computed in accordance with Section IV.J. of the NASAA Guidelines. No Asset Based Fee shall be payable to the Sponsor.


    "Asset  Management  Fee" means the annual fee payable to the Fund Manager or
an  Affiliate  of  the  Fund  Manager  for  services  in  connection   with  the
administration of the affairs of the Series.

    "C Corporation" has the meaning given it under "Who Should Invest; Limitations on Use of Credits and Losses."

    "CHTC" means WNC California Housing Tax Credits, L.P.

    "CHTCII" means WNC California Housing Tax Credits II, L.P.

    "CHTCIII" means WNC California Housing Tax Credits III, L.P.

    "CHTCIV Series 4" means WNC California  Housing Tax Credits IV, L.P., Series
4.

    "CHTCIV Series 5" means WNC California  Housing Tax Credits IV, L.P., Series
5.

    "CTCAC" means the California Tax Credit Allocation Committee.

    "Capital Account" means, with respect to any Partner in a Series, the Capital Account maintained for such Partner in such Series in accordance with the following provisions: (i) to each Partner's Capital Account there shall be credited such Partner's Capital Contribution and such Partner's distributive share of Profits for Tax Purposes and (ii) to each Partner's Capital Account there shall be debited the amount of cash and the net fair market value of property distributed to such Partner pursuant to any provision of the
Partnership Agreement and such Partner's distributive share of Losses for Tax Purposes. In the event any interest in a Series is transferred in accordance with the terms of the Partnership Agreement, the transferee shall succeed to the Capital Account of the transferror to the extent it relates to the transferred interest. Subject to Section 4.4.1 of the Partnership Agreement, Capital
Accounts shall be maintained in accordance with Treasury Regulation Section 1.704-1(b)(2)(iv).

    "Capital Contribution" means the total amount of cash contributed to a Series determined without inclusion of any interest or late charges paid on the Promissory Notes and without reduction for any discounts for Designated Investors and Discount Investors (prior to the deduction of any Syndication Expenses) by all the Partners or any class of Partners or any one Partner, as the case may be (or the predecessor holders of the Interests of such Partners or Partner), reduced, in the case of the Unitholders by the amount of any noninvested funds returned to them.

    "Cash Available for Distribution" means, with respect to any period, Cash Flow less any amounts set aside from Cash Flow for the restoration or creation of Reserves.

    "Cash Flow" means, with respect to any period, (i) all cash funds provided to a Series from Local Limited Partnership operations (exclusive of any proceeds derived from the sale, disposition, financing or refinancing of Apartment Complexes, or other Sale or Refinancing transactions) plus (ii) all cash funds from

Series operations (including any interest from Promissory Notes), without deduction for depreciation, but after deducting cash funds used to pay all other expenses, Debt Service and capital expenditures.

    "Code" means the Internal Revenue Code of 1986, as amended, or any corresponding provision or provisions of succeeding law.

    "Competitive" when applied to a fee, commission (other than a real estate or brokerage commission) or other payment for goods supplied or services rendered, means a payment equal to the amount customarily charged by Persons not Affiliated with the payee for such goods or services in the geographic area in which such goods are supplied or services rendered.

    "Competitive Real Estate Commission" means a real estate or brokerage commission paid for the purchase or sale of Property which is reasonable, customary and competitive in light of the size, type and location of the Property.

    "Consent" means either (i) the approval given by vote at a meeting called and held in accordance with the provisions of the Partnership Agreement, or (ii) a prior written approval required or permitted to be given pursuant to the Partnership Agreement.

    "Counsel" means Derenthal & Dannhauser.

    "Credit Authority" means, for any state, the amount of Low Income Housing Credits which may be allocated by such state in a given year pursuant to Code
Section 42(h).

    "Dealer-Manager" means WNC Capital Corporation.

    "Dealer-Manager Fee" means the fee payable to the Dealer-Manager for its services as Dealer-Manager pursuant to Section 5.6.2 of the Partnership Agreement.

    "Debt Service" means all payments required to be made in connection with any loan to the Series or any loan secured by a lien on any of the Apartment Complexes.


    "Deemed Liquidation Distribution" means, with respect to the Unitholders of a Series, as a class, and the Fund Manager the amount that would be distributed to them as of the end of each fiscal year of the Series if the Series were dissolved and liquidated and (i) the assets of the Series (other than installment obligations where Section 4.7.1 of the Partnership Agreement applies) were sold for cash equal to their Federal adjusted tax basis (or their book value, where Section 4.4.2 of the Partnership Agreement applies); (ii) the liabilities of the Series were paid; and (iii) the remaining cash of the Series were distributed to such class of Partners in accordance with Section 4.2.1 of the Partnership Agreement (and not Section
4.2.2 of the Partnership Agreement). For the purposes of this definition, (a) the Capital Accounts of the Partners shall not be adjusted for their shares of any Partnership Minimum Gain that would be recognized as a result of a deemed sale of Properties or Local Limited Partnership Interests; and (b) installment obligations shall be treated in the manner provided in Section 4.7 of the Partnership Agreement.


     "Designated Investor" shall have the meaning specified in the Prospectus under "Terms of the Offering and Plan of Distribution."


    "Discount Investor" means any Additional Unitholder (other than a Designated Investor) who has paid or agreed to pay less than $1,000 per Unit subscribed for by him on account of reduced selling commissions, reduced Dealer-Manager Fees and/or reduced Acquisition Fees attributable to his Units, as specified in the Prospectus under "Terms of the Offering and Plan of Distribution."


    "Economic Risk of Loss" means the extent to which a Partner or Related Person bears the economic risk of loss for a Series liability as determined under Treasury Regulation Section 1.752-2.

    "Escrow Agent" means National Bank of Southern California, Newport Beach, California, or any other escrow agent chosen by the Fund Manager to hold funds from investors pending their admission to a Series.


    "Event of Withdrawal" with respect to a Series means the occurrence of any of the following events as to the Fund Manager: (i) its withdrawal from the Series pursuant to Section 15662 of the Act; (ii) its removal in accordance with the Partnership Agreement; (iii) it (a) makes an assignment for the benefit of creditors, (b) files a voluntary petition in bankruptcy, (c) is adjudged a bankrupt or insolvent, or has entered against it an order for relief in any bankruptcy or insolvency proceeding, (d) files a petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation, (e) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against it in any proceeding of this nature, or
(f) seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator of itself or of all or any substantial part of its properties;
(iv) the lapse of 120 days after the commencement of any proceeding against it seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation, if during such period the proceeding has not been dismissed, or the lapse of 90 days after the appointment, without its consent or acquiescence, of a trustee, receiver or liquidator of itself or of all or any substantial part of its properties, if during such period the appointment is not vacated or stayed, or if within 90 days after the expiration of any such stay, the appointment is not vacated; (v) in the case of a Fund Manager who is a natural person, (a) his death, or (b) the entry by a court of competent jurisdiction adjudicating him incompetent to manage his person or his property; (vi) in the case of a Fund Manager who is acting as a general partner by virtue of being a trustee of a trust, the termination of the trust (but not merely the substitution of a new trustee); (vii) in the case of a Fund Manager which is a separate partnership, the dissolution and commencement of winding up of the separate partnership; (viii) in the case of a Fund Manager which is a corporation, the filing of a certificate of dissolution, or its equivalent, for the corporation or the revocation of its charter; or (ix) in the case of a Fund Manager which is an estate, the distribution by the fiduciary of the estate's entire interest in the Series. Notwithstanding the foregoing, an Event of Withdrawal shall not be deemed to have occurred as to a Fund Manager under the preceding clause (iv) until 120 days shall have elapsed after Notification has been given to the Unitholders in the Series of the event which, with or without lapse of time, would constitute an event contemplated by such clause.


    "Extended Low Income Housing Commitment" means, for any Apartment Complex, the agreement between the Local Limited Partnership and the housing credit agency of the state in which the Apartment Complex is located which specifies the Low Income Use Period for such Apartment Complex.

    "Extended Use Period" means, for any Apartment Complex, the period beginning at the conclusion of the Initial Compliance Period and ending on the later of the date specified in the Extended Low Income Housing Commitment with respect to such Apartment Complex or the date which is 15 years after the end of the Initial Compliance Period.


    "Front-End Fees" means fees and expenses paid by any party for any services rendered during the organizational and acquisition phases of a Series, including Organizational and Offering Expenses, Acquisition Fees, Acquisition Expenses, interest on deferred fees and expenses and any other similar fees, however designated. Front-End Fees which are to be paid pursuant to the Partnership Agreement from installment payments on the Promissory Notes shall be paid pro rata as the installment payments are received by the Series.

    "Fund" means, collectively, WNC Housing Tax Credit Fund VI, L.P., Series 5, and WNC Housing Tax Credit Fund VI, L.P., Series 6.

    "Fund Manager" means WNC & Associates, Inc., or any Person or Persons who, at the time of reference thereto, has been admitted as a successor to such Fund Manager or as an additional Fund Manager, in each such Person's capacity as a general partner. Restrictions placed on the rights and powers of the "Fund

Manager" throughout the Partnership Agreement also serve to restrict the rights and powers of the Affiliates of the Fund Manager.


    "Government Assistance" means any form of Federal, state or local government assistance provided to Properties or their tenants or owners, including mortgage insurance, rental assistance payments, permanent mortgage financing, low interest mortgage loans, interest reduction payments and Tax Credits.


    "Gross Proceeds" means the gross proceeds of the Offering, determined without inclusion of any interest or late charges paid on the Promissory Notes and without reduction for any discounts for Designated Investors and Discount Investors.

    "HOME" means the Home Investment Partnership program established under Title 11 of the Cranston-Gonzalez National Affordable Housing Act.

    "HTCF" means WNC Housing Tax Credit Fund, L.P.

    "HTCFII" means WNC Housing Tax Credit Fund II, L.P.

    "HTCFIII" means WNC Housing Tax Credit Fund III, L.P.

    "HTCFIV Series 1" means WNC Housing Tax Credit Fund IV, L.P., Series 1.

    "HTCFIV Series 2" means WNC Housing Tax Credit Fund IV, L.P., Series 2.


    "HTCFV Series 3" means WNC Housing Tax Credit Fund V, L.P., Series 3.


    "HTCFV Series 4" means WNC Housing Tax Credit Fund V, L.P., Series 4.

    "HUD" means the United States Department of Housing and Urban Development or any successor thereto.

    "Historic Tax Credit" means the tax credit allowable pursuant to Section 47 of the Code for rehabilitation expenditures incurred with respect to certain qualified buildings.

    "IRS" means the Internal Revenue Service.

    "Independent Expert" means a Person with no material current or prior business or personal relationship with the Sponsor who is engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type held by the Series, and who is qualified to perform such work.

    "Initial Compliance Period" means, for any Apartment Complex, a 15-year period beginning with the year in which a Low Income Housing Credit is first taken with respect to such Apartment Complex.

    "Initial Unitholder" means John B. Lester, Jr.


    "Interest" means the entire ownership interest of a Partner in a Series at any particular time, including the right of such Partner to any and all benefits to which a Partner of such Series may be entitled as provided in the Partnership Agreement, together with the obligations of such Partner to comply with all the terms and provisions of the Partnership Agreement. Reference to a majority, or specified percentage, in interest of the Unitholders of a Series means Unitholders whose combined Capital Contribution represents over 50%, or such specified percentage, respectively, of the Capital Contribution of all Unitholders in such Series.


    "Invested Assets" means the sum of a Series' Investment in Local Limited Partnership Interests and the Series' allocable share of the amount of the mortgage loans on, and other debts related to, the Apartment Complexes owned by such Local Limited Partnerships.

    "Investment Date" means, with respect to any Series, the date of the final admission into the Series of Additional Unitholders who purchased Units during such Series.


    "Investment in Local Limited Partnership Interests" means the amount of Capital Contributions used by a Series to acquire Local Limited Partnership Interests (except that, if a portion of the Series' investment in a Local Limited Partnership is used to fund working capital reserves of the Local Limited Partnership, there shall be excluded from this calculation any amount which is used to fund working capital reserves which is in excess of 5% of Gross Proceeds) plus Reserves of the Series, except that Reserves in excess of 5% of Gross Proceeds shall not be included, but excluding Front-End Fees. Notwithstanding the preceding, the total amount of Capital Contributions used to fund Partnership Reserves or working capital reserves of the Local Limited Partnerships which shall be included in Investment in Local Limited Partnership Interests shall not exceed 5% of Gross Proceeds.


    "Investor Closing" means a closing at which purchasers of Units are admitted to a Series as Additional Unitholders pursuant to Section 3.3 of the Partnership Agreement.

    "Limited Partner" means any Unitholder.

    "Local General Partners" (whether or not capitalized) means the Persons who are from time to time general partners (or managers in the cases of limited liability companies) of Local Limited Partnerships, except that where reference is made to Local General Partners in respect of any guaranties or undertakings provided to a Series in connection with its investment in a Local Limited Partnership, such term shall mean such Local General Partners at the date of such investment or such other Persons (including Affiliates of such Local General Partners) as actually provide such guaranties and undertakings.

    "Local Limited Partnership" means a limited partnership or a limited liability company which owns or is developing or rehabilitating one or more rental housing projects to be qualified under Section 42(g) and/or Section 47 of the Code.

    "Local Limited Partnership Agreement" means, with respect to a Local Limited Partnership, its agreement of limited partnership, or, in the case of a limited liability company, its operating agreement, in either case as originally executed and as amended from time to time.

    "Local Limited Partnership Interest" means the limited partnership interest of a Series in a Local Limited Partnership.

    "Low Income Housing Credit" means the tax credit allowable under Section 42 of the Code for a qualified low income housing project.

    "Low Income Units" means, for any Apartment Complex, the residential units in the Apartment Complex intended for occupancy by tenants who satisfy the set-aside test of Code Section 42(g)(1) applicable to the Apartment Complex and the rent restriction test of Code Section 42(g)(2).

    "Low Income Use Period" means the Initial Compliance Period and any Extended Use Period.

    "Major Repairs and Rehabilitation" means the repair, rehabilitation or reconstruction of a Property where the aggregate costs of the repair, rehabilitation or reconstruction exceed 10% of the fair market value of the Property at the time of such services.

    "Mortgage" (whether capitalized or not) means any mortgage, deed of trust, or similar security instrument and, where the sense of the Prospectus so requires, the indebtedness secured thereby.

    "NASAA Guidelines" means the Statement of Policy Regarding Real Estate Programs adopted by the North American Securities Administrators Association, Inc., as in effect on the date of the Partnership Agreement.

    "NASD" means the National Association of Securities Dealers, Inc.

    "1986 Act" means the Tax Reform Act of 1986.

    "1987 Act" means the Revenue Act of 1987.

    "1988 Act" means the Technical and Miscellaneous Revenue Act of 1988.

    "1989 Act" means the Omnibus Budget Reconciliation Act of 1989.

    "1990 Act" means the Omnibus Budget Reconciliation Act of 1990.

    "1993 Act" means the Omnibus Budget Reconciliation Act of 1993.

    "Net Proceeds" means the Gross Proceeds less Organizational and Offering Expenses.

    "Nonaccountable Expense Reimbursement" means the payment to be made to the Dealer-Manager or an Affiliate of the Dealer-Manager pursuant to Section 5.6.3 of the Partnership Agreement.

    "Nonrecourse Deductions" has the meaning given it in Treasury Regulation
Section 1.704-2(b)(1).

    "Nonrecourse Liability" means a Series liability with respect to which no Partner of the Series or Related Person bears the Economic Risk of Loss.

    "Note Capital Contribution" means that portion of a Unitholder's Capital Contribution, if any, paid in accordance with his Promissory Note.

    "Notification" means a writing, containing the information required by the Partnership Agreement to be communicated to any Person, personally delivered to such Person or sent by registered, certified or regular mail, postage prepaid, to such Person at the last known address of such Person. The date of personal delivery or the date of mailing thereof, as the case may be, shall be deemed the date of giving the Notification.

    "Offering" means, with respect to a Series, the offering and sale of its Units pursuant to the Prospectus.

    "Offering Commencement Date" means, with respect to the initial Series of Units, the effective date of the registration statement filed with the Securities and Exchange Commission with respect to the Units, and, with respect to subsequent Series of Units, such later date as may be specified by the Prospectus.

    "Operating Cash Expenses" means, with respect to any fiscal period, the amount of cash disbursed by a Series in that period in the ordinary course of business for the payment of its operating expenses, such as expenses for management, utilities, repair and maintenance, insurance, investor communications, legal, accounting, statistical and bookkeeping services, use of computing or accounting equipment, travel and telephone expenses, salaries and direct expenses of Series employees while engaged in Series business, and any other operational and administrative expenses necessary for the prudent operation of the Series. Without limiting the generality of the foregoing, Operating Cash Expenses shall include the actual cost of goods, materials and administrative services used for or by the Series, whether incurred by the Fund Manager, an Affiliate of the Fund Manager or a non-Affiliated Person in performing the foregoing functions. As used in the preceding sentence, actual cost of goods and materials means the actual cost of goods and materials used for or by the Series and obtained from entities not Affiliated with the Fund Manager, and actual cost of administrative services means the pro rata cost of personnel (as if such persons were employees of the Series) associated therewith, but in no event to exceed the Competitive amount.

    "Organizational and Offering Expenses" means all expenses incurred in connection with the formation of a Series, the registration and qualification of its Units under Federal and state securities laws and the Offering, including selling commissions, the Dealer-Manager Fee, the Nonaccountable Expense Reimbursement and all advertising expenses.

    "Partner" means any Fund Manager or Unitholder.

    "Partner Nonrecourse Debt" has the meaning given it in Treasury Regulation
Section 1.704-2(b)(4).

    "Partner Nonrecourse Debt Minimum Gain" means the amount determined in accordance with the principles of Treasury Regulation Section 1.704-2(i)(3).

    "Partnership Agreement" means, with respect to a Series, its Agreement of Limited Partnership as originally executed and as amended from time to time.

    "Partnership Minimum Gain" means the amount determined in accordance with the principles of Treasury Regulation Section 1.704-2(d).

    "Partnership Register" means the schedule listing the names and addresses of all Unitholders of a Series together with the amounts of their respective Capital Contributions which shall be maintained by the Fund Manager.

     "Person" means any individual, partnership, corporation, trust or other legal entity.

    "Prime Rate" means the prime or reference rate of interest from time to time announced by National Bank of Southern California as being charged by it on short-term unsecured loans to its most creditworthy customers.

    "Prior Programs" has the meaning given to it under "Prior Performance Summary."

    "Profits" and "Losses" means, with respect to a Series, for each fiscal year or other relevant period, an amount equal to the Series' taxable income or loss for such year or period determined in accordance with Section 703(a) of the Code (for this purpose all items of income, gain, loss or deduction required to be stated separately pursuant to Section 703(a)(1) of the Code shall be included in taxable income or loss), with the following adjustments: (i) any income of the Series that is exempt from Federal income tax and not otherwise taken into account in computing Profits or Losses pursuant to this definition shall be added to such taxable income or loss; (ii) any expenditures of the Series described in Section 705(a)(2)(B) of the Code or treated as such pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profits or Losses pursuant to this definition, shall be subtracted from such taxable income or loss; (iii) any adjustment pursuant to
Section 743(b) of the Code shall be allocated solely to the Partner to whom such adjustment relates and shall not be taken into account in computing Profits or Losses; (iv) any gain or loss which would have been realized by the Series on the sale of assets distributed in kind to Partners, determined with reference to the fair market value and the adjusted tax basis of such property for Federal income tax purposes immediately prior to such distribution, shall be added to or subtracted from such taxable income or loss; (v) notwithstanding any other provision of this definition, any items that are specially allocated pursuant to
Section 4.4.3 of the Partnership Agreement shall not be taken into account in computing Profits or Losses; and (vi) if required, the adjustments specified in
Section 4.4.2 of the Partnership Agreement shall be taken into account.

    "Profits and Losses for Tax Purposes" means all items of Profits and Losses as well as any items that are specifically excluded from Profits and Losses by clause (v) of the definition thereof.

    "Promissory Note" means the full recourse promissory note evidencing the deferred installments, if any, of the Capital Contribution required to be made for a Unit.

    "Property Management Fee" means a fee paid for day-to-day professional property management services.

    "Prospectus" means the prospectus contained in the registration statement filed with the Securities and Exchange Commission with respect to the Units, in the final form in which said prospectus is filed with said Commission and as thereafter supplemented pursuant to Rule 424 under the Securities Act of 1933, as amended.

    "Purchase Price" means the price paid upon the purchase or sale of a particular Local Limited Partnership Interest or Apartment Complex, as the case may be, including the amount of Acquisition Fees and all liens and mortgages on the Apartment Complex, but excluding points and prepaid interest.

    "RD" means the United States Department of Agriculture, Rural Development, or any successor thereto.

    "Registration Date" means the date on which an assignment of Units has been recorded on the Partnership Register.

    "Related Person" means a Person having a relationship with a Partner that is described in Treasury Regulation Section 1.752-4(b).

    "Reserves" means amounts set aside by a Series for working capital or other obligations of the Series and contingencies related to the ownership of Local Limited Partnership Interests.

    "Return on Investment" means, with respect to any Series, an annual, cumulative, but not compounded, "return" to the Unitholders of such Series as a class on their Adjusted Capital Contributions commencing for each such Unitholder on the last day of the calendar quarter during which the Unitholder's Capital Contribution is received by the Series, calculated at the following annual rates: (i) 12% through December 31, 2008, and (ii) 6% for the balance of the Series' term.

    "Roll-Up" means a transaction involving the acquisition, merger, conversion or consolidation, either directly or indirectly, of a Series and the issuance of securities of a Roll-Up Entity. Such term does not include:

     (i) any transaction if the securities of the Series have been for at least twelve months traded on a national securities exchange or through the National Association of Securities Dealers, Inc. Automated Quotation National Market System; or

    (ii) a transaction involving the conversion to corporate, trust or association form of only the Series, if, as a consequence of the transaction, there will be no significant adverse change in any of the following: (a) the Unitholders' voting rights; (b) the term of existence of the Series; (c) the terms of compensation of the Sponsor; or (d) the Series' investment objectives.

    "Roll-Up Entity" means the partnership, real estate investment trust, corporation, trust or other entity that would be created or would survive after the successful completion of a proposed Roll-Up transaction.

     "S Corporation" has the meaning given it under "Who Should Invest; Limitations on Use of Credits and Losses."

    "SLP Affiliate" means an Affiliate of the Fund Manager in its capacity as a special limited partner (or member in the case of limited liability companies) of Local Limited Partnerships.


    "Sale or Refinancing" means any Series or Local Limited Partnership transaction not in the ordinary course of its business, including, without limitation, sales, exchanges or other dispositions of Apartment Complexes, Local Limited Partnership Interests and real or personal property of the Series, or any borrowings or refinancings. Sale or Refinancing shall not include any receipt of capital contributions by a Series or a Local Limited Partnership; provided, however, that the receipt by a Series of a return of all or a portion of its capital contribution to a Local Limited Partnership, however funded, shall be treated as a Sale or Refinancing.

    "Sale or Refinancing Proceeds" means all cash receipts of a Series arising from a Sale or Refinancing less the following:

    (i) the amount paid or to be paid in connection with or as an expense of such Sale or Refinancing, and, with regard to damage recoveries or insurance or condemnation proceeds, the amount paid or to be paid for repairs, replacements or renewals resulting from damage to or partial condemnation of the affected property;

    (ii) the amount applied to the payment of the debts and obligations of the Series; and

    (iii) any Reserves funded with such proceeds.

    "Series" means WNC Housing Tax Credit Fund VI, L.P., Series 5, and/or WNC Housing Tax Credit Fund VI, L.P., Series 6.

    "Soliciting Dealers" means the broker-dealers through whom the Units are being offered and sold.

    "Sponsor" means any Person directly or indirectly instrumental in organizing, wholly or in part, the Partnership, or any Person who will manage or participate in the management of the Partnership, and any Affiliate of any such Person, but does not include a Person whose only relation with the Partnership is as that of an independent property manager whose only compensation is as such. "Sponsor" does not include wholly independent third parties such as attorneys, accountants and underwriters whose only compensation is for professional services rendered in connection with the Offering. A Person may also be a "Sponsor" of the Partnership by: (i) taking the initiative, directly or indirectly, in founding or organizing the business or enterprise of the Partnership, either alone or in conjunction with one or more Persons; (ii) receiving a material participation in the Partnership in connection with the founding or organizing of the business of the Partnership, in consideration of services or property, or both services or property; (iii) having a substantial number of relationships and contacts with the Partnership; (iv) possessing significant rights to control Partnership properties (other than Local General Partners whose only association with the Partnership is as such); (v) receiving fees for providing services to the Partnership which are paid on a basis that is not customary in the industry; and
(vi) providing goods or services to the Partnership on a basis which was not negotiated at arm's length with the Partnership.

    "Subordinated Disposition Fee" means the fee payable by a Series to the Fund Manager in connection with dispositions of Properties owned by Local Limited Partnerships.

    "Substitute Unitholder" means an assignee of a Unit in a Series who is admitted to the Series as a limited partner.

    "Syndicated Partnerships" has the meaning given it under "Management - WNC & Associates, Inc."

    "Syndication Expenses" means all expenditures classified as syndication expenses pursuant to Treasury Regulation Section 1.709-2(b). Syndication Expenses shall be taken into account by a Series under the Partnership Agreement at the time they would be taken into account under the Series' method of accounting if they were deductible expenses.

    "Tax Credits" means any credit permitted under the Code against the Federal income tax liability of any Partner as a result of activities or expenditures of his Series or any Local Limited Partnership, including, without limitation, the Low Income Housing Credit and the Historic Tax Credit.

    "Temporary Investments" means United States Government securities, securities issued or fully guaranteed by United States Government agencies, certificates of deposit and time or demand deposits in, or repurchase agreements constituting obligations of, commercial banks with deposits insured by the Federal Deposit Insurance Corporation and other short-term, highly liquid investments.

    "Treasury Regulation or Regulations" means the Income Tax Regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

    "Unit"  means  the  Interest  of a  Unitholder  attributable  to  a  Capital
Contribution  of  $1,000  (determined   without  regard  to  any  discounts  for
Designated Investors and Discount Investors).

    "Unitholder" means any Person who is a limited partner of a Series, whether an Initial Unitholder, an Additional Unitholder or a Substitute Unitholder at the time of reference thereto, in such Person's capacity as a limited partner of the Series.

    "Voluntary Withdrawal" by the Fund Manager means, with respect to a Series, any withdrawal initiated by the Fund Manager and includes, but is not limited to, the commencement of an action in bankruptcy by or against such Fund Manager and excludes any withdrawal accomplished as the result of a settlement, whether or not incorporated in a decree of a court or administrative agency, between a withdrawing Fund Manager and one or more of any remaining Fund Managers, a majority-in-interest of the Unitholders or any regulatory agency whether a Federal or state agency or a self-regulatory agency, having jurisdiction over the affairs of the Series.

















wncnat6-7/01.pro

                           INDEX TO FINANCIAL STATEMENTS

                                                                           Page

WNC Housing Tax Credit Fund VI, L.P., Series 5

  Independent Auditors' Report.............................................FS-1
  Balance Sheet, April 30, 1997............................................FS-2
  Notes to Balance Sheet...................................................FS-3

WNC & Associates, Inc.
  Independent Auditors' Report.............................................FS-6
  Consolidated Balance Sheets, February 28, 1997 (Unaudited)
    and August 31, 1996....................................................FS-7
  Notes to Consolidated Balance Sheet......................................FS-8

                          INDEPENDENT AUDITORS' REPORT



To the Partners
WNC Housing Tax Credit Fund VI, L.P., Series 5


We have audited the accompanying balance sheet of WNC Housing Tax Credit Fund VI, L.P., Series 5 (a California limited partnership) (the "Partnership") (a development-stage enterprise) as of April 30, 1997. The balance sheet is the responsibility of the Partnership's management. Our responsibility is to express an opinion on the balance sheet based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the accompanying balance sheet referred to above, presents fairly, in all material respects, the financial position of WNC Housing Tax
Credit Fund VI, L.P., Series 5 (a California limited partnership) (a development-stage enterprise) as of April 30, 1997 in conformity with generally accepted accounting principles.







                                       CORBIN & WERTZ


Irvine, California
May 5, 1997
                                      FS-1

                 WNC HOUSING TAX CREDIT FUND VI, L.P., SERIES 5
                       (A California Limited Partnership)
                        (A Development-Stage Enterprise)

                                  BALANCE SHEET

                                 April 30, 1997




                                     ASSETS

Cash                                                $             1,100
                                                             ----------

                                                    $             1,100
                                                             ==========

                        LIABILITIES AND PARTNERS' CAPITAL

Commitments and contingencies (Note 2)

Partners' capital (Note 1):
  General partner                                   $               100
  Original limited partner                                        1,000
                                                             ----------
     Total partners' equity                                       1,100

                                                    $             1,100
                                                             ==========



nat6-6.497          See accompanying notes to balance sheet
                                      FS-2

                 WNC HOUSING TAX CREDIT FUND VI, L.P., SERIES 5
                       (A California Limited Partnership)
                        (A Development-Stage Enterprise)

                             NOTES TO BALANCE SHEET

                                 April 30, 1997



NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

WNC Housing Tax Credit Fund VI, L.P., Series 5 (the "Partnership") was formed pursuant to the laws of California on March 3, 1997 and has not commenced operations. The Partnership was formed to invest primarily in other limited partnerships which will own and operate multi-family housing complexes that will qualify for low income housing credits.

The general partner is WNC & Associates, Inc. (the "General Partner"). Wilfred N. Cooper, Sr., through the Cooper Revocable Trust, owns 70% of the outstanding stock of WNC & Associates, Inc. John B. Lester, Jr. is the original limited partner of the Partnership and owns, through the Lester Family Trust, 30% of the outstanding stock of WNC & Associates, Inc.

Allocations Under the Terms of the Partnership Agreement

The General Partner has a 1% interest in operating profits and losses, taxable income and losses and cash available for distribution from the Partnership. The limited partners will be allocated the remaining 99% of these items in proportion to their respective investments.

After the limited partners have received proceeds from a sale or refinancing equal to their capital contributions and their return on investment (as defined in the Partnership's Agreement of Limited Partnership) and the General Partner has received a subordinated disposition fee (as described in Note 2 below), any additional sale or refinancing proceeds will be distributed 90% to the limited partners (in proportion to their respective investments) and 10% to the General Partner.







Continued

                 WNC HOUSING TAX CREDIT FUND VI, L.P., SERIES 5
                       (A California Limited Partnership)
                        (A Development-Stage Enterprise)

                       NOTES TO BALANCE SHEET - CONTINUED

                                 April 30, 1997


NOTE 2 - COMMITMENTS AND CONTINGENCIES

The Partnership is offering up to 25,000 limited partnership units at $1,000 per unit (the "Units"). The accompanying balance sheet does not include certain Partnership legal, accounting, and other organization and offering costs paid and to be paid by the General Partner and/or affiliates of the General Partner. If the minimum offering amount of $1,400,000 is raised, the Partnership will be required to reimburse the General Partner and/or its affiliates for such fees out of the proceeds of the offering, up to certain maximum levels set forth below. In the event the Partnership is unable to raise the minimum offering amount, the General Partner will absorb all organization and offering costs.

The Units are being offered by WNC Capital Corporation, a wholly-owned subsidiary of the General Partner.

If the minimum offering amount of $1,400,000 is raised, the Partnership will be obligated to the General Partner or affiliates for certain acquisition, management and other fees as set forth below:

         Acquisition fees up to 7.0%, as defined, of the gross proceeds from the sale of Units.

         Reimbursement for organizational, offering, dealer-manager, selling and acquisition expenses advanced by the General Partner or affiliates on behalf of the Partnership. These reimbursements plus all other organizational and offering expenses inclusive of sales commissions and dealer-manager fees will not exceed 14.5% of the gross proceeds. No amounts have been paid through April 30, 1997 to the General Partner or affiliates. The estimated costs to be paid in the event the minimum offering amount is raised are $203,000. Such amounts, except for acquisition expenses estimated at $21,000, will be recorded as a reduction to equity and recorded as liability.

         An annual management fee equal to 0.2% of the invested assets (defined by the Partnership's Agreement of Limited Partnership as the sum of the Partnership's capital contributions to limited partnerships plus its allocable percentage of the permanent financing of the limited partnerships).


Continued                                FS-4

                 WNC HOUSING TAX CREDIT FUND VI, L.P., SERIES 5
                       (A California Limited Partnership)
                        (A Development-Stage Enterprise)

                       NOTES TO BALANCE SHEET - CONTINUED

                                 April 30, 1997



NOTE 2 - COMMITMENTS AND CONTINGENCIES, continued

         A subordinated disposition fee in an amount equal to 1% of the sales price of real estate sold. Payment of this fee is subordinated to the limited partners receiving distributions equal to their capital contributions and their return on investment (as defined in the Partnership's Agreement of Limited Partnership) and is payable only if services are rendered in the sales effort.

NOTE 3 - INCOME TAXES

The Partnership will not incur a provision for income taxes since all income taxes and losses will be allocated to the Partners for inclusion in their respective returns.

                          INDEPENDENT AUDITORS' REPORT




The Board of Directors
WNC & Associates, Inc.


We have audited the consolidated balance sheet of WNC & Associates, Inc. and subsidiary (the "Company") as of August 31, 1996. This consolidated balance sheet is the responsibility of the Company's management. Our responsibility is to express an opinion on this consolidated balance sheet based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated balance sheet referred to above presents fairly, in all material respects, the financial position of WNC & Associates, Inc. and subsidiary as of August 31, 1996 in conformity with generally accepted accounting principles.







                                              CORBIN & WERTZ


Irvine, California
October 28, 1996





                      WNC & ASSOCIATES, INC. and SUBSIDIARY
                           CONSOLIDATED BALANCE SHEETS
           February 28, 1997 (Unaudited) and August 31, 1996 (Audited)




ASSETS                                              February 28, 1997      August 31, 1996
                                                          (Unaudited)            (Audited)
Cash                                                       $ 608,809            $  321,681
Fees receivable, net (Note 2)                                652,371               665,547
Loans to property developers (Notes 3 and 6)               3,253,662             2,288,783
Offering costs advanced                                       36,246               139,989
Advances to partnerships                                     156,600               163,004
Income tax receivable                                              0                19,527
Property and equipment, net (Note 4)                         261,161               236,887
Other assets (Notes 5 and 9)                                 298,718               315,253
                                                          ----------            ----------
                                                          $5,267,567            $4,150,671
                                                          ==========            ==========

LIABILITIES AND STOCKHOLDER'S EQUITY

Liabilities:
 Notes payable to bank (Note 6)                             1,393,100           $  500,000
 Accounts payable and accrued expenses                        154,305              129,747
 Deferred income taxes (Note 7)                               286,545              183,772
 Income taxes payable                                          30,597                    0
 Interest payable (Note 6)                                     58,000               35,000
 Due to partnership                                                 0               68,510
 Accumulated losses of partnerships in excess of
  investments                                                 575,982              544,395
 Capitalized lease obligations (Note 8)                        69,320               90,173
                                                           ----------           ----------
    Total liabilities                                       2,567,849            1,551,597
                                                           ==========           ==========

Commitments and contingencies (Note 8)

Stockholders' equity:
 Preferred stock, no par value, 1,000,000 shares
  authorized, none issued
 Common stock, no par value, 1,000,000 shares
  authorized, 104,750 issued and outstanding in
  1995 and 1996                                               177,677              177,677
 Retained earnings                                          2,522,041            2,421,397
                                                           ----------           ----------
    Total stockholders' equity                              2,699,718            2,599,074
                                                           ----------           ----------

                                                           $5,267,567           $4,150,671
                                                           ==========           ==========

             See accompanying notes to consolidated balance sheets
                                      FS-7

                      WNC & ASSOCIATES, INC. and SUBSIDIARY
                      NOTES TO CONSOLIDATED BALANCE SHEETS
           February 28, 1997(Unaudited) and August 31, 1996 (Audited)



NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization
------------

WNC & Associates, Inc. (a California corporation) (the "Company"), acts as a corporate general partner and syndicator of both public and private placement real estate partnerships (the "Partnerships"), which invest in apartment complexes throughout the United States, the majority of which are government assisted apartment complexes that qualify for low income housing tax credits.

The Company is the general partner of various Partnerships which own government assisted housing apartment complexes (either directly or indirectly through other partnership interests). The majority of the Partnerships' apartment complexes are subsidized through various United States governmental low-income housing programs. The Company's interest in the profits and losses of each Partnership, as general partner, varies between one-quarter and five percent.

Principles of Consolidation
---------------------------

The accompanying consolidated balance sheet includes the accounts of the Company and its wholly owned subsidiary, WNC Capital Corporation. WNC Capital Corporation was incorporated on February 23, 1994 and is registered with the Securities and Exchange Commission as a broker/dealer in securities. WNC Capital Corporation does not carry customers' accounts or hold securities for the accounts of its customers. WNC Capital Corporation provides wholesaling services to affiliates of the Company. All significant intercompany accounts and transactions have been eliminated in consolidation.

Interim Financial Statements
----------------------------

The financial information presented as of February 28, 1997 is prepared in conformity with generally accepted accounting principles and such principles are applied on a basis consistent with those reflected in the Annual Report for the year ended August 31, 1996. The financial information presented herein as of February 28, 1997 has been prepared by management without audit by independent certified public accountants who do not express an opinion thereon. The balance sheet presented as of February 28, 1997 has been derived from, but does not include all the disclosures contained in the audited balance sheet as of August 31, 1996. The information furnished as of February 28, 1997 includes all adjustments (consisting of only normal recurring accruals), which are, in the opinion of management, necessary for a fair presentation of financial position as of the interim date.

Use of Estimates
----------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that effect the reported amounts of assets and liabilities, as well as disclosure of contingent assets and liabilities at the date of these consolidated balance sheets. Actual results could materially differ from those estimates.

                      WNC & ASSOCIATES, INC. and SUBSIDIARY
                NOTES TO CONSOLIDATED BALANCE SHEETS - CONTINUED
           February 28, 1997 (Unaudited) and August 31, 1996 (Audited)


NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued


Fair Value of Financial Instruments
-----------------------------------

The consolidated balance sheets contain financial instruments whereby the fair market value of the financial instruments could be different than those recorded on a historical basis in the accompanying consolidated balance sheets. The Company's financial instruments consist of cash, fees receivable, loans to property developers, offering costs advanced, advances to partnerships, note payable to bank, accounts payable and due to partnership. Management believes that the carrying amounts of the Company's financial instruments generally approximate their fair market values at February 28, 1997 (unaudited) and August 31, 1996 (audited). In the case of certain financial instruments which are non-interest bearing, it was not practical to determine fair market values due to the lack of a market for such financial instruments.

Concentration of Credit Risk
----------------------------

The Company, at times, maintains cash balances at certain financial institutions in excess of the federally insured amounts.

Risks and Uncertainties
-----------------------

Net  Capital  Requirements
WNC Capital Corporation, as a broker/dealer, is required under provisions of Rule 15c-1 of the Securities and Exchange Act of 1934, to maintain a ratio of aggregate indebtedness to net capital, as defined, not to exceed 15 to 1. The basic concept of the rule is liquidity, its objective being to require a broker or dealer have, at all times, sufficient liquid assets to cover its current indebtedness. WNC Capital Corporation is also required to maintain a minimum net capital of the greater of $5,000 or 2% of aggregate indebtedness, as defined. At February 28, 1997 and August 31, 1996, WNC Capital Corporation had net capital of $5,854 (unaudited) and $89,548 (audited), respectively, which are in excess of the required minimum capital and a ratio of aggregate indebtedness to net capital of .49 to 1 (unaudited) and .57 to 1 (audited), respectively.

Registration
WNC Capital Corporation must register with state departments which govern compliance with securities laws in the states in which it does business. Various regulatory requirements exist in each state with which WNC Capital Corporation must comply. Because of the various compliance laws, there is a risk that one or more regulatory authorities could determine that WNC Capital Corporation has not complied with securities laws necessary for it to conduct business in a given state. Regulatory actions, if ever taken, could have a material adverse effect on WNC Capital Corporation's financial condition.

Fees Receivable
---------------

Fees receivable consist of syndication fees due from various Partnerships in which the Company acts as general partner. Certain syndication fees are received by the Company from the Partnerships as the limited partners make their capital contributions to the Partnerships. Syndication fees that are scheduled to be collected more than one year from the Company's year end are discounted to reflect their present value.

                     WNC & ASSOCIATES, INC. and SUBSIDIARY
                NOTES TO CONSOLIDATED BALANCE SHEETS - CONTINUED
           February 28, 1997 (Unaudited) and August 31, 1996 (Audited)


NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

Loans to Property Developers
----------------------------

Loans to property developers are comprised of amounts loaned or deposits made to the general partners of limited partnerships in which the Partnerships have or will have an equity interest. All such loans receivable are secured by the respective general partners interest in the limited partnerships. In the event a property is not acquired, deposits may not be refunded to the Company. Accordingly, such amounts are written off in the period determined by management that a property will not be acquired and the deposit will not be refunded. The Compan's historical losses related to its loans to property developers have been minimal.

Offering Costs Advanced
-----------------------

Offering costs advanced represent funds that the Company advances to the Partnerships for certain costs and expenses to produce the offering materials and to qualify the Partnership interests for sale under the various state or federal securities laws. Such advances are repaid to the Company out of the Partnerships' initial capital proceeds and may be subject to limitations as defined in the individual partnership agreements.

Organization Costs
------------------

Organization costs consist principally of legal and regulatory fees incurred to incorporate WNC Capital Corporation and obtain the necessary approvals to commence operations. These costs are being amortized over a five year period on a straight-line basis and are included in other assets in the accompanying consolidated balance sheets. Accumulated amortization at February 28, 1997 and August 31, 1996 was $8,387 (unaudited) and $7,400 (audited), respectively.

Property and Equipment
----------------------

Property and equipment and improvements which extend the economic life of assets are recorded at cost and are depreciated using the straight-line method over the estimated useful life of the related asset, generally from three to five years. Leasehold improvements and capitalized leases are amortized over the shorter of the life of the lease or estimated useful life of the related asset.

Investments in Partnerships
---------------------------

The Company records its investment in the Partnerships using the equity method, which recognizes the Company's proportionate share of income or loss as an increase or decrease in the investment in the Partnership. As the Company acts as the General Partner, losses in excess of the Company's investment are recorded as Accumulated Losses of Partnerships in Excess of Investments.

                     WNC & ASSOCIATES, INC. and SUBSIDIARY
                NOTES TO CONSOLIDATED BALANCE SHEETS - CONTINUED
           February 28, 1997 (Unaudited) and August 31, 1996 (Audited)

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued


Income Taxes
------------

The Company accounts for income taxes under the provisions of Statement of Financial Accounting Standards No. 109 (SFAS 109), "Accounting For Income Taxes." Under the asset and liability method of SFAS 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under SFAS 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized as income in the period that includes the enactment date.


NOTE 2 - FEES RECEIVABLE

Aggregate annual future minimum collections as of February 28, 1997 unaudited) and August 31, 1996 (audited) are as follows:

                     WNC & ASSOCIATES, INC. and SUBSIDIARY
                NOTES TO CONSOLIDATED BALANCE SHEETS - CONTINUED
           February 28, 1997 (Unaudited) and August 31, 1996 (Audited)

NOTE 2 - FEES RECEIVABLE, continued

                                           February 28, 1997     August 31, 1996
                                                 (Unaudited)           (Audited)
   1997                                             $536,595            $555,655
   1998                                              150,000             150,000
                                                    --------            --------
   Total                                             686,595             705,655
   Less:  Discounts recorded on fees receivable
          at an effective rate ranging from 8%
          to 9.5%                                   (34,224)            (40,108)
                                                    --------            --------
   Present value of future minimum fees
    receivable                                      $652,371            $665,547
                                                    ========            ========

At February 28, 1997 (unaudited), fees receivable from four Partnerships represented 29%, 19%, 12% and 12%, respectively, of total fees receivable. At August 31, 1996 (audited), fees receivable from four Partnerships represented 24%, 17%, 13% and 11%, respectively, of total fees receivable

NOTE 3 - LOANS TO PROPERTY DEVELOPERS

Loans to property developers consist of the following:

                                           February 28, 1997     August 31, 1996
                                                  (Unaudited)          (Audited)
Notes receivable due on demand,
  non-interest bearing                             $1,483,161           $777,386
Notes receivable due on demand with interest
  at the Compan's borrowing rate                       46,659             46,659
Notes receivable with interest at the Company's
  borrowing rate.  The 1996 amount is due May
  1997 (audited).  The 1997 amount is due at
  various dates from May 1997 to September
  1997 (unaudited)                                    962,196            400,000
Notes receivable past due, generally with interest
  at the Company's borrowing rate                     761,646          1,064,738
                                                    ---------         ----------
                                                   $3,253,662         $2,288,783
                                                   ==========         ==========

The Company's borrowing rate at February 28, 1997 and August 31, 1996 was 9.75% (unaudited) and 10.75% (audited), respectively.

The Company has loans to three property developers at February 28, 1997 (unaudited) which represent 31%, 14% and 13% respectively, of total loans to property developers. The Company has loans to three property developers at August 31, 1996 (audited) which represent 29%, 27% and 12%, respectively, of total loans to property developers.

                     WNC & ASSOCIATES, INC. and SUBSIDIARY
                NOTES TO CONSOLIDATED BALANCE SHEETS - CONTINUED
           February 28, 1997 (Unaudited) and August 31, 1996 (Audited)

NOTE 4 - PROPERTY AND EQUIPMENT

Property and equipment consists of the following:

                                          February 28, 1997      August 31, 1996
                                                (Unaudited)            (Audited)
Furniture, fixtures and computer software         $ 363,341            $ 318,067
Automobiles                                          23,388               23,388
Leasehold improvements                               36,321               36,321
Equipment subject to capital leases (see Note 8)    157,046              157,046
                                                  ---------             --------
                                                    580,096              534,822
Less accumulated depreciation and amortization    (318,935)            (297,935)
                                                  ---------            ---------
                                                  $ 261,161            $ 236,887
                                                  =========            =========



NOTE 5 - OTHER ASSETS

Other assets consist of the following:
                                    February 28, 1997           August 31, 1996
                                          (Unaudited)                 (Audited)
Real estate joint venture costs              $181,674                  $169,109
Due from stockholders (Note 9)                 81,206                    86,000
Prepaid insurance                                   0                    28,000
Deposits, advances and other                   28,076                    24,747
Organization costs                              7,762                     7,397
                                             $298,718                  $315,253


NOTE 6 - NOTES PAYABLE


On October 15, 1996, the Company  renewed its  line-of-credit  with a bank.
The renewed line-of-credit allows for borrowings of up to $3,600,000 at the bank's index rate plus 1.5% (10.25% (audited) at August 31, 1996). Interest is payable monthly. The line-of-credit is secured by assignment of the Company's interests in Partnership properties to be acquired for which amounts are borrowed and is personally guaranteed by the majority stockholder of the Company. The line-of-credit matured January 15, 1997 and requires the Company to maintain a certain debt to net worth ratio level and profitable operations for future years.

Unaudited - On January 15, 1997, the Company established a line-of-credit with a bank which allows for borrowings of up to $1,500,000 at the bank's index rate plus 1.5% (9.75% at February 28, 1997). This line of credit was used to repay the amount outstanding on the $3,600,000 line of credit. Interest is payable monthly. The line of credit is also personally guaranteed by the majority stockholder of the Company and matures April 15, 1997.

                     WNC & ASSOCIATES, INC. and SUBSIDIARY
                NOTES TO CONSOLIDATED BALANCE SHEETS - CONTINUED
           February 28, 1997 (Unaudited) and August 31, 1996 (Audited)

NOTE 7 - INCOME TAXES

The deferred tax liability of $286,545 (unaudited) and $183,772 (audited) as of February 28, 1997 and August 31, 1996, respectively, represents primarily the tax effect of the temporary difference between syndication fees recognized on the accrual basis for financial statement purposes and on the cash basis for tax return purposes.


NOTE 8- COMMITMENTS AND CONTINGENCIES

Leases

The Company lease office space, automobiles and furniture under operating leases and certain equipment under capital leases. Aggregate monthly capital lease payments amount to $3,631 (audited) as of August 31, 1996. The leases are non--cancelable and require future minimum lease payments as of August 31, 1996 (audited) as follows:

                                         Capitalized          Operating
                                              Leases             Leases
  Fiscal year:
          1997                               $43,571           $109,548
          1998                                43,571             96,857
          1999                                17,940             92,412
          2000                                 1,494             15,402
                                              ______             ______
  Total minimum lease payments              $106,576           $314,219
                                                               ========

Less amounts representing interest at rates
  ranging from 9.5% to 12.5%                 (16,403)
                                             ________
Present value of future minimum capitalized
  lease obligations                          $90,173
                                             =======

Guarantees
The Company is a guarantor of certain bank loans made to the Partnerships. The aggregate amounts outstanding on these notes was $50,000 (unaudited) and $50,000 (audited) as of February 28, 1997 and August 31, 1996, respectively. These loans will be repaid by the Partnerships as the limited partners make their capital contributions to the respective Partnerships.


NOTE 9 - RELATED PARTY TRANSACTIONS

The Company entered into an equity participation agreement with a key officer of the Company and his spouse. This agreement provided for an investment of $80,000 by the Company to acquire a 50% interest in certain property, which was later converted into rental property, owned by the key officer and his spouse. Pursuant to terms of this agreement, all income and losses arising from the operations of the rental property, including the allocation of income and losses upon a sale or refinance shall be allocated 50% to the Company and 50% to the key officer and his spouse. During fiscal 1995, the investment was written down to $65,000 to reflect current market conditions.

                      WNC & ASSOCIATES, INC. and SUBSIDIARY
                NOTES TO CONSOLIDATED BALANCE SHEETS - CONTINUED
           February 28, 1997 (Unaudited) and August 31, 1996 (Audited)


NOTE 9 - RELATED PARTY TRANSACTIONS, continued

In April, 1993, the Company's majority stockholder, who is an officer, borrowed $55,000. This note bears interest at 7.5% per annum. The note's maturity date was extended along with accrued interest to March 31, 1997. The note, together with accrued interest, is included in other assets in the accompanying consolidated balance sheets.

During 1994, an officer and  stockholder of the Company  borrowed  $25,000.
This note bears interest at 7.5% per annum. The note's maturity date was extended along with accrued interest to March 31, 1997. The note, together with accrued interest, is included in other assets in the accompanying consolidated balance sheets.

                                    EXHIBIT A
                            PRIOR PERFORMANCE TABLES


         The tables set forth below present financial information with respect to programs which were sponsored by the Sponsor. Each of these programs is considered to have investment objectives similar to those of the Fund in that they each own interests in local limited partnerships which own properties generating low income housing credits. None of these tables are covered by the reports of independent public accountants set forth in this document.

         For additional information as to the investment objectives and policies of such prior programs see "Prior Performance Summary." Additional information concerning prior performance is included in Part II of the Registration
Statement of the Fund and for the public programs in the Form 10-K annual reports. Copies of these 10-K Forms are available to any investor upon request to the Sponsor. Any such request should be directed to 3158 Redhill Avenue, Suite 120, Costa Mesa, California 92626.

         The purpose of the tables is to provide information on the prior performance of these partnerships so as to permit a prospective purchaser of the Units to evaluate the experience of the Sponsor in sponsoring such limited partnerships. The tables consist of:

         Table I           Experience in Raising and Investing Funds
         Table II          Compensation to Sponsor
         Table III         Operating Results of Prior Programs

         Tables IV and V have been omitted since none of the prior programs which were sponsored by the Sponsor have sold their properties or completed operations.

Definitions

The following terms used in the prior performance tables have the following meanings:

"Acquisition Cost" includes all costs related to the acquisition of partnership interests, including equity contributions, acquisition and selection fees payable to the general partners and other fees and expenses incident to the acquisition of partnership interests.

"Capital Contributions" represents the contributions by investors in the prior partnerships.

"GAAP" means generally accepted accounting principles.

"Months to Invest 90% of Amount Available for Investment" means the length of time, in months, from the offering date to the date of the closing of properties which, in the aggregate, represented the investment commitment of 90% of the amount available for investment.

"Percent leverage" means mortgage financing divided by total acquisition costs.

         IT SHOULD NOT BE ASSUMED THAT INVESTORS IN THIS OFFERING WILL EXPERIENCE RETURNS, IF ANY, COMPARABLE TO THOSE EXPERIENCED BY INVESTORS IN THE PARTNERSHIPS DESCRIBED IN THE FOLLOWING TABLES. INVESTORS WILL NOT HAVE ANY INTEREST IN ANY OF THE PARTNERSHIPS DESCRIBED IN THE TABLES OR IN ANY OF THE PROPERTIES OWNED BY THE LOCAL LIMITED PARTNERSHIPS IN WHICH THOSE PARTNERSHIPS HAVE INVESTED AS A RESULT OF THE ACQUISITION OF UNITS.

                                     TABLE I

TABLE I provides information regarding the raising and investing of funds by partnerships sponsored by the Sponsor which raised funds during the three-year period ended December 31, 1996. The table presents the aggregate dollar amount of the offering, the percentage of dollars raised which were used to pay offering costs, establish reserves and acquire investments, as well as information regarding percent of leverage and the timing for both raising and investing funds. The information concerns investor capital contributions as the sole source of funds for investment and excludes the nominal capital contributions by the general partners.



                                                             TABLE I

                                                EXPERIENCE    IN   RAISING   AND
                                                  INVESTING  FUNDS  (January  1,
                                                  1994 - December 31, 1996)



                                           CHTC III          %                        HTCF IV-1         %

Dollar amount offered                     $30,000,000                               $10,000,000

                                          ===========                               ===========

Dollar amount raised                       18,000,000       100.0                    10,000,000       100.0

Less offering expenses:
  Selling      commissions     &
discounts                                   1,440,000         8.0                       750,000         7.5
   paid to non-affiliates                     909,000         5.0                       686,300         6.9
  Organizational expenses (a)

Reserves                                      855,000         4.8                       280,600         2.8
                                              -------         ---                       -------         ---

Percent invested as of
  close of offering                        14,796,000        82.2                     8,283,100        82.8

Acquisition costs:
  Prepaid items and fees
   related to purchase of
   property                                   104,000         0.6                        34,100         0.3
  Cash down payments (b)                   13,072,000        72.6                     7,449,000        74.5
  Acquisition fees                          1,620,000         9.0                       800,000         8.0
  Other                                        ------         -.-                        ------         -.-
                                           ----------         ---                    ----------         ---

Total acquisition cost                     14,796,000        82.2                     8,283,100        82.8

Percentage leverage (mortgage
  financing divided by total
  acquisition cost)                               64%                                       77%

Date offering began                           2/17/93                                  10/20/93

Length of offering (months)                        17                                         9

Months to invest 90% of
  amount available for
  investment (measured from
  beginning of offering)                           17                                         9
-------------------------------

     (a)  Consists  of   estimated   legal,   accounting,   printing  and  other
organization  and  offering  expenses  paid  by  the  partnership   directly  or
indirectly through the sponsor.

     (b) Represents the capital contributions of the partnership paid or the required payments to be paid to the local limited partnerships.


                                      A-4
                                   UNAUDITED




                                                                 TABLE I

                                                EXPERIENCE    IN   RAISING   AND
                                                  INVESTING  FUNDS  (January  1,
                                                  1994 - December 31, 1996)



                                                             HTCF IV-2                           CHTC IV-4
                                                                              %                                 %

Dollar amount offered                                       $20,000,000                        $25,000,000
                                                            ===========                        ===========

Dollar amount raised                                         15,241,000     100.0               11,099,000    100.0

Less offering expenses:
  Selling      commissions     &
discounts                                                     1,000,500       6.6                  554,000      4.9
   paid to non-affiliates (c)                                   969,900       6.4                  827,000      7.5
  Organizational expenses (a)

Reserves                                                        241,600       1.7                  387,000      3.5
                                                                -------       ---                  -------      ---

Percent invested as of
  close of offering                                          13,029,000      85.3                9,331,000     84.1

Acquisition costs:
  Prepaid items and fees
   related to purchase of
   property                                                     136,000       0.9                   80,000      0.7
  Cash down payments (b)                                     11,835,000      77.5                8,590,000     77.4
  Acquisition fees                                            1,058,000       6.9                  661,000      6.0
  Other                                                          ------       -.-                   ------      -.-
                                                            -----------       ---              -----------      ---

Total acquisition cost                                       13,029,000      85.3                9,331,000     84.1

Percentage leverage (mortgage
  financing divided by total
  acquisition cost)                                                 66%                                60%

Date offering began                                                9/94                               9/94

Length of offering (months)                                          13                                 12

Months to invest 90% of
  amount available for
  investment (measured from
  beginning of offering)                                             17                                 15
-------------------------------

     (a)  Consists  of   estimated   legal,   accounting,   printing  and  other
organization  and  offering  expenses  paid  by  the  partnership   directly  or
indirectly through the sponsor.

     (b) Represents the capital contributions of the partnership paid or the required payments to be paid to the local limited partnerships.

     (c) Selling commissions were first paid to an affiliated broker-dealer which reallowed all selling commissions to non-affiliates.


                                      A-5
                                   UNAUDITED




                                                                 TABLE I


                                                EXPERIENCE    IN   RAISING   AND
                                                  INVESTING  FUNDS  (January  1,
                                                  1994 - December 31, 1996)



                                       HTCF V-3        %      HTCF V-4 (d)(e)       %        CHTC IV-5 (d)      %


Dollar amount offered                $25,000,000                $25,000,000                   25,000,000
                                     ===========                ===========                   ==========

Dollar amount raised                  17,559,000     100.0        8,386,800     100.0          6,253,000    100.0

Less offering expenses:
  Selling      commissions     &
discounts                              1,058,700       6.0          612,500       7.3            296,000      4.7
   paid to non-affiliates (c)          1,062,900       6.1          490,800       5.9            475,000      7.6
  Organizational expenses (a)

Reserves                                 349,000       2.0          550,700       6.6          1,462,500     23.4
                                         -------       ---          -------       ---          ---------     ----

Percent invested as of
  close of offering                   15,088,400      85.9        6,732,800      80.2          4,019,500     64.3

Acquisition costs:
  Prepaid items and fees
   related to purchase of
   property                               80,000       0.5           60,000       0.7              8,000      0.1
  Cash down payments (b)              14,000,000      79.7        6,090,100      72.6          3,689,500     59.1
  Acquisition fees                     1,008,400       5.7          582,700       6.9            322,000      5.1
  Other                                   ------       -.-             ----       -.-              -----      -.-
                                     -----------       ---         --------       ---              -----      ---

Total acquisition cost                15,088,400      85.9        6,732,800      80.2          4,019,500     64.3

Percentage leverage (mortgage
  financing divided by total
  acquisition cost)                          70%                        56%                          49%

Date offering began                         7/95                       7/96                        11/95

Length of offering (months)                   11                        (e)                            7

Months to invest 90% of
  amount available for
  investment (measured from                   21                        (d)                          (d)
  beginning of offering)
-------------------------------

     (a)  Consists  of   estimated   legal,   accounting,   printing  and  other
organization  and  offering  expenses  paid  by  the  partnership   directly  or
indirectly through the sponsor.

     (b) Represents the capital contributions of the partnership paid or the required payments to be paid to the local limited partnerships.

     (c) Selling commissions were first paid to an affiliated broker-dealer which reallowed all selling commissions to non-affiliates.

     (d) Not all properties have been identified.

     (e) The offering was continuing as of December 31, 1996.

                                      A-6
                                   UNAUDITED


                                                                 TABLE I

                                                EXPERIENCE    IN   RAISING   AND
                                                  INVESTING  FUNDS  (January  1,
                                                  1994 - December 31, 1996)


                                                  P R I V A T E   O F F E R I N G S



                                                   Two                               One
                                          Partnerships                       Partnership
                                          Organized in                      Organized in
                                                  1994            %                 1995        %

Dollar amount offered                       $13,177,000                     $15,000,000
                                            ===========                     ===========

Dollar amount raised                         13,177,000       100.0          15,000,000    100.0

Less offering expenses:
  Selling commissions & discounts
  paid to non-affiliates (c)                    475,866         3.6             337,500      2.2
  Organizational expenses (a)                   354,314         2.7             337,500      2.2
  Reserves                                      391,800         3.0             591,000      4.0
                                                -------         ---             -------      ---

Percent invested as of
  close of offering                          11,955,020        90.7          13,734,000     91.6

Acquisition costs:
  Prepaid items and fees
    related to purchase of
    property                                     ------         -.-             150,000      1.0
  Cash down payments (b)                     11,141,539        84.5          12,984,000     86.6
  Acquisition fees                              655,000         5.0             600,000      4.0
  Other                                         158,481         1.2               -----      -.-
                                                -------         ---          ----------      ---


Total acquisition cost                       11,955,020        90.7          13,734,000     91.6

Percent leverage (mortgage
  financing divided by total
  acquisition cost)                                 72%                             60%

Date offering began                             Various                            3/95

Length of offering (months)                           3                               7

Months to invest 90% of
  amount available for
  investment (measured from
  beginning of offering)                              3                              11
------------------------------

     (a)  Consists  of   estimated   legal,   accounting,   printing  and  other
organization  and  offering  expenses  paid  by  the  partnership   directly  or
indirectly through the sponsor.

     (b) Represents the capital contributions of the partnership paid or the required payments to be paid to the local limited partnerships.

     (c) Selling commissions were first paid to an affiliated broker-dealer which reallowed all selling commissions to non-affiliates

                                      A-7
                                   UNAUDITED

                                    TABLE II

TABLE II presents information concerning the cumulative compensation paid to the Sponsor for the period from January 1, 1994 to December 31, 1996 with respect to programs presented in TABLE I and on an aggregate basis with respect to all other programs which have been sponsored by the Sponsor. None of the programs presented in TABLE II have been liquidated, nor have there been any sales or refinancing of any of the programs' investments.




                                                     TABLE II

                                              COMPENSATION TO SPONSOR
                                       (January 1, 1994 - December 31, 1996)



                                                   HTCF V-3     HTCF V-4 (a)         CHTC IV-5



Date offering commenced                                7/95             7/96             11/95

Dollar amount raised                            $17,559,000       $8,386,800        $6,253,000

Amount paid to sponsor from
  proceeds of offering: (b)
     Underwriting fees                                    0                0                 0
     Acquisition fees                             1,008,400          582,700           322,000
     Syndication fee                                      0                0                 0
     Other (c)                                            0          106,000            43,000

Dollar amount of cash generated
  from (used in) operations before
  deducting payments to sponsor                         561            4,010            53,439

Amount   paid   to   sponsor    from
operations:                                               0                0                 0
   Property management fees                               0                0                 0
   Partnership management fees                            0                0                 0
   Reimbursements                                         0                0                 0
   Leasing commissions

Dollar amount of property sales and
  refinancing    before    deducting
payments
  to sponsor:                                             0                0                 0
     Cash                                                 0                0                 0
     Notes

Amount paid to sponsor from property sales and refinancing:
     Real estate commissions                              0                0                 0
     Incentive fee                                        0                0                 0
     Other                                                0                0                 0
------------------------------------

     (a) The offering was continuing as of December 31, 1996.

     (b) Represents amounts paid to sponsor which were not reallowed to non-affiliates.

     (c) Represents amounts retained by the sponsor and not reallowed to non-affiliates.

                                      A-9
                                   UNAUDITED



                                                     TABLE II

                                              COMPENSATION TO SPONSOR
                                       (January 1, 1994 - December 31, 1996)



                                                     HTCF IV-1             HTCF IV-2            CHTC IV-4



Date offering commenced                                  10/93                  9/94                 9/94

Dollar amount raised                               $10,000,000           $15,241,000          $11,099,000

Amount paid to sponsor from
  proceeds of offering: (a)
     Underwriting fees                                       0                     0                    0
     Acquisition fees                                  800,000             1,058,000              661,000
     Syndication fee                                         0                     0                    0
     Other (b)                                               0                     0              126,000

Dollar amount of cash generated
  from (used in) operations before
  deducting payments to sponsor                        119,631               199,830              168,490

Amount   paid   to   sponsor    from
operations:                                                  0                     0                    0
   Property management fees                             15,000               101,800               45,000
   Partnership management fees                               0                     0                    0
   Reimbursements                                            0                     0                    0
   Leasing commissions

Dollar amount of property sales and
  refinancing    before    deducting
payments
  to sponsor:                                                0                     0                    0
     Cash                                                    0                     0                    0
     Notes

Amount paid to sponsor from property sales and refinancing:
     Real estate commissions                                 0                     0                    0
     Incentive fee                                           0                     0                    0
     Other                                                   0                     0                    0
------------------------------------

     (a) Represents amounts paid to sponsor which were not reallowed to non-affiliates

     (b) Represents amounts retained by the sponsor and not reallowed to non-affiliates.

                                      A-10
                                   UNAUDITED





                                                              TABLE II

                                                       COMPENSATION TO SPONSOR
                                                (January 1, 1994 - December 31, 1996)



                                                              CHTC III            Other Public
                                                                                  Programs (a)

Date offering commenced                                           2/93                 Various

Dollar amount raised                                       $18,000,000             $23,221,500

Amount paid to sponsor from
  proceeds of offering: (c)
     Underwriting fees                                               0                       0
     Acquisition fees                                          868,500                 283,746
     Syndication fee                                                 0                       0


Dollar amount of cash generated
  from (used in) operations before
  deducting payments to sponsor                                269,058                   9,383

Amount   paid   to   sponsor    from
operations:                                                          0                       0
   Property management fees                                    200,000                 270,065
   Partnership management fees (b)                                   0                       0
   Reimbursements                                                    0                       0
   Leasing commissions

Dollar amount of property sales and
  refinancing    before    deducting
payments
  to sponsor:                                                        0                       0
     Cash                                                            0                       0
     Notes

Amount paid to sponsor from property sales and refinancing:
     Real estate commissions                                         0                       0
     Incentive fee                                                   0                       0
     Other                                                           0                       0
------------------------------------

     (a) Includes six public programs.

     (b) Partnership management fees were paid from partnership reserves in the instances where amounts paid to sponsor from operations exceed dollar amount of cash generated from operations.

     (c) Represents amounts paid to sponsor which were not reallowed to non-affiliates

                                      A-11
                                   UNAUDITED






                                                             TABLE II

                                                     COMPENSATION TO SPONSOR
                                              (January 1, 1994 - December 31, 1996)



                          ----------------------------------------P  R  I  V  A  T  E  O F F E R I N G S---------------------



                                                           Two                  One                   All
                                                  Partnerships          Partnership                 Other
                                                  Organized in         Organized in               Private
                                                          1994                 1995      Partnerships (a)


Date  offering commenced                                Various                  3/95          1993 & prior

Dollar amount raised                               $13,177,000           $15,000,000                   N/A

Amount paid to sponsor from
  proceeds of offering: (c)
     Underwriting fees                                       0                     0                   N/A
     Acquisition fees                                  655,000               600,000                   N/A
     Syndication fee                                         0                     0                   N/A


Dollar amount of cash generated
  from (used in) operations before
  deducting payments to sponsor                      (217,838)               470,148                   N/A

Amount paid to sponsor from operations:
   Property management fees                                  0                     0                     0
   Partnership management fees (b)                      15,000                     0               282,100
   Reimbursements                                            0                     0                     0
   Leasing commissions                                       0                     0                     0

Dollar amount of property sales and  refinancing
  before  deducting  payments to
  sponsor:
     Cash                                                    0                     0                     0
     Notes                                                   0                     0                     0

Amount paid to sponsor from property sales and refinancing:
     Real estate commissions                                 0                     0                     0
     Incentive fee                                           0                     0                     0
     Other                                                   0                     0                     0
------------------------------------

     (a) Includes 43 private programs sponsored since January 1984.

     (b) Partnership management fees were paid from partnership reserves in the instances where amounts paid to sponsor from operations exceed dollar amount of cash generated from operations.

     (c) Represents amounts paid to sponsor which were not reallowed to non-affiliates


                                      A-12
                                   UNAUDITED

                                    TABLE III

TABLE III presents the operating results for all partnerships sponsored by the Sponsor which closed during the five years ended December 31, 1996. The prior partnerships are structured as investment partnerships acquiring interests in operating partnerships. The investment partnerships account for such investments using the equity method of accounting which recognizes each of such partnership's pro rata share of the operating partnership's total income or loss. Revenues generated by the investment partnerships consist substantially of interest on short-term investments. This interest income generally decreases after the initial two years of operations as funds available for investment decrease. This decrease in funds arises from the investment partnership's payments of capital contributions due.

For the prior public partnerships presented and WNC Institutional and WNC Institutional II, which report on a GAAP basis, "Cash generated (or used) from operations" is per the program's Statement of Cash Flows. The remaining prior private programs maintain their books and records on the tax basis of accounting and not on the basis of generally accepted accounting principles (GAAP), and "Cash generated (or used) from operations" for such programs is per their respective books and records. The significant difference is that depreciation expense on a tax basis as compared to a GAAP basis is greater in the early years of operations.

Other information included in the table includes data on cash generated from operations and tax and cash distribution information per $1,000 invested, including Tax Credit allocations.





                                                             TABLE III
                                               OPERATING RESULTS OF PRIOR PROGRAMS


                                    ------------------------------------------- HTCF II ----------------------------------------\



                                               1992          1993         1994         1995       1996
                                            -------       -------       ------        -----      -----

Gross revenue                              $ 23,054    $   11,193    $   9,287       11,368      10,157
Less:
   Operating expenses                       145,784       154,060      157,875      161,151     212,809
   Interest                                       0             0            0            0           0
   Depreciation and amortization             23,584        22,079       23,905       23,266      21,352
Equity in losses in local partnerships      551,431       634,893      544,630      602,163     568,488
                                           --------      --------    ---------      -------     -------


Net income (loss) - GAAP basis             (697,745)     (799,839)    (717,123)    (777,212)   (792,492)

Taxable loss from operations               (824,186)     (888,131)    (818,566)    (858,138)   (841,068)

Cash generated (used) from operations         6,481       (8,894)       40,620      (5,443)    (41,630)
Cash generated from sales                         0             0            0            0           0
Cash generated from refinancing                   0             0            0            0           0

Less:  Cash distributions to investors            0             0            0            0           0

Cash generated (deficiency) after cash
  distributions and special items             6,481       (8,894)       40,620      (5,443)    (41,630)

TAX AND DISTRIBUTION DATA PER $1,OOO INVESTED


Federal income tax results
  Ordinary income (loss)
     From operations                          (116)         (125)        (116)        (121)      ( 119)
     From gain on sale                           0             0            0            0           0

Federal tax credits                             121           138          146          145         145
California tax credits                            0             0            0            0           0

Cash distributions to investors                   0             0            0            0           0

Amount (in percentage terms) remaining
 invested in program properties at end of
 year (original total acquisition costs of
 properties  retained divided by total
 original acquisition costs of all
 properties)                                    100           100          100          100         100
--------------------------------

                                      A-14
                                   UNAUDITED



                                                                  TABLE III
                                                       OPERATING RESULTS OF PRIOR PROGRAMS



                                          /--------------------------------------------------- CHTC II -------------------------\


                                                       1992        1993             1994           1995          1996


Gross revenue                                    $   72,092     $ 133,580     $   61,226     $    52,399    $   24,231
Less:
   Operating expenses                               105,481       158,082        355,671         251,425       234,202
   Interest                                           2,157             0              0               0             0
   Depreciation and amortization                     32,961        52,480         47,565          54,836        54,836
Equity in losses in local partnerships              731,542     1,081,114      1,194,095       1,579,652     1,128,793
                                                  ---------     ---------      ---------       ---------     ---------

Net income (loss) - GAAP basis                     (800,049)   (1,158,096)    (1,536,105)     (1,833,514)   (1,393,600)

Taxable loss from operations                       (794,969)   (1,208,709)    (1,425,376)     (2,079,433)   (1,851,598)

Cash generated (used) from operations                 3,637      (221,444)        42,033         (68,921)      (46,174)
Cash generated from sales                                 0             0              0               0             0
Cash generated from refinancing                           0             0              0               0             0


Less: Cash distributions to investors                     0             0              0               0             0


Cash generated (deficiency) after cash
 distributions and special items                      3,637      (221,444)        42,033         (68,921)      (46,174)


TAX AND DISTRIBUTION DATA PER $1,OOO INVESTED


Federal income tax results
  Ordinary income (loss)
     From operations                                (a)(75)          (68)           (85)          (116)          (103)
     From gain on sale                                   0             0              0              0              0

Federal tax credits                                   (a)52            74             85             107           116
California tax credits                               (a)129           104            109              99            37

Cash distributions to investors                       (b)44             0              0               0             0

Amount (in percentage terms)
 remaining invested in program
 properties at end of year
(original total acquisition
 costs of properties retained
 divided by total original
 acquisition costs of all
 properties                                              100           100            100             100           100
 --------------------------------

     (a) Tax losses and tax credits allocated to an investor in 1992 (second year of operations) is dependent upon an investor's entry date. Amount shown is that allocated to initial investors.

     (b) This amount was distributed from CHTCII's reserves to investors who purchased their units prior to January 1, 1991.


                                      A-15
                                   UNAUDITED



                                    TABLE III

                       OPERATING RESULTS OF PRIOR PROGRAMS




                                   /---------------------------------- HTCF III ------------------------------\


                                              1992(a)               1993              1994           1995         1996
                                              -------               ----              ----           ----         ----

Gross revenue                             $    45,236        $   137,116        $   87,521    $    57,741     $  16,756
Less:
   Operating expenses                          13,036            120,054           313,134        314,320       394,781
   Interest                                       679                  0                 0              0             0
   Depreciation and amortization                3,394             24,478            45,724         47,176        47,176
Equity in losses in local
 partnerships                                  68,933            779,251         1,323,487      1,312,540     1,406,638
                                             --------          ---------        ----------      ---------     ---------


Net income (loss) - GAAP basis                (40,806)          (786,667)       (1,594,824)    (1,616,295)   (1,831,839)

Taxable loss from operations                  (36,895)          (850,051)       (1,594,118)    (1,715,667)   (1,820,369)

Cash generated (used) from operations          53,333           (393,615)          (38,224)       (16,170)      (73,931)
Cash generated from sales                           0                  0                 0              0             0
Cash generated from refinancing                     0                  0                 0              0             0


Less: Cash distributions to investors               0                  0                 0              0             0


Cash generated (deficiency) after cash
 distributions and special items                53,333          (393,615)          (38,224)       (16,170)      (73,931)


TAX AND DISTRIBUTION DATA PER $1,OOO INVESTED

Federal income tax results
  Ordinary income (loss)
     From operations                           (b)(9)            (b)(77)             (105)          (113)         (120)
     From gain on sale                             0                  0                 0              0             0

Federal tax credits                             (b)4              (b)68               119            152           157
California tax credits                             0                  0                 0              0             0

Cash distributions to investors                    0                  0                 0              0             0

Amount (in percentage terms)
 remaining invested in program
 properties at end of year (original
 total   acquisition   costs   of
 properties  retained divided by
 total original acquisition costs
 of all properties)                              100                100               100            100           100
 --------------------------------

     (a) Partial year of operations.

     (b) Tax losses and tax credits allocated to an investor in the first two years is dependent upon an investor's entry date. Amount shown is that allocated to initial investors.

                                      A-16
                                   UNAUDITED


                                    TABLE III
                       OPERATING RESULTS OF PRIOR PROGRAMS



                        /----------------------------CHTC III--------------------------\


                                                1993(a)                1994             1995           1996
                                                -------                ----             ----           ----

Gross revenue                               $    22,885        $    156,271      $   145,959     $    74,947
Less:
   Operating expenses                             7,204              86,306          193,916         214,737
   Interest                                           0                   0                0               0
   Depreciation and amortization                      0              41,757           57,466          57,933
Equity in losses in local partnerships           33,260             352,511        1,155,114      (1,132,216)
                                               --------           ---------        ---------     -----------

Net income (loss) - GAAP basis                  (17,579)           (324,303)      (1,260,537)     (1,329,939)

Taxable loss from operations                    (30,475)           (388,247)      (1,279,818)     (1,523,381)

Cash generated (used) from operations            (9,831)           (225,005)         437,400        (143,337)
Cash generated from sales                             0                   0                0               0
Cash generated from refinancing                       0                   0                0               0


Less: Cash distributions to investors                 0                   0                0               0

Cash generated (deficiency) after cash
distributions and special items                  (9,831)           (225,005)          437,400       (143,337)

TAX AND DISTRIBUTION DATA PER $1,OOO INVESTED

Federal income tax results
  Ordinary income (loss)
     From operations                             (b)(6)             (b)(28)             (70)            (84)
     From gain on sale                               0                   0                0               0

Federal tax credits                               (b)6               (b)32               95             112
California tax credits                               0               (b)48               85              85

Cash distributions to investors                      0                   0                0               0

Amount (in percentage terms)
 remaining invested in program
 properties   at  end   of   year
(original total acquisition costs
 of properties retained divided
 by total original acquisition
 costs of all properties)                           100                 100              100             100
 --------------------------------

     (a) Partial year of operations.

     (b) Tax losses and tax credits allocated to an investor in the first two years is dependent upon an investor's entry date. Amount shown is that allocated to initial investors.

                                      A-17
                                   UNAUDITED





                                    TABLE III
                       OPERATING RESULTS OF PRIOR PROGRAMS



                                       /---------HTCF IV-1----------\ /----------HTCT VI-2-----------\


                                       1994(a)          1995          1996        1994(a)          1995          1996
                                       ------        -------       -------        ------        -------          ----

Gross revenue                          $85,261       $66,645       $25,046        $ 3,475      $179,927       $161,610
Less:
   Operating expenses                   47,149        53,536        19,099         27,269        57,965         60,777
   Interest                                  0             0             0              0        39,148          5,350
   Depreciation and amortization        20,797        30,926        29,440          1,638        26,208         40,109
Equity in losses in local partnerships 413,316       574,538       392,400        240,698       628,521        628,631
                                      --------       -------       -------        -------       -------        -------

Net income (loss)- GAAP basis         (396,001)     (592,355)     (415,893)      (266,130)     (571,915)      (573,257)

Taxable loss from operations          (417,185)     (874,044)     (982,635)      (228,979)     (702,048)      (641,050)

Cash generated (used) from operations   46,649        19,058        (4,393)       (25,518)       62,653         60,895
Cash generated from sales                    0             0             0              0             0              0
Cash generated from refinancing              0             0             0              0             0              0


Less: Cash distributions to investors        0             0             0              0             0              0

Cash generated (deficiency) after cash
 distributions and special items         46,649        19,058       (4,393)       (25,518)       62,653         60,895


TAX AND DISTRIBUTION DATA PER $1,OOO INVESTED

Federal income tax results
  Ordinary income (loss)
     From operations                    (b)(59)          (87)         (97)       (c)(82)        (c)(58)          (41)
     From gain on sale                       0             0            0             0              0             0

Federal tax credits                      (b)32            101         136         (c)21          (c)70           105
California tax credits                       0              0           0             0              0             0

Cash distributions to investors              0              0                         0              0             0

Amount (in percentage terms)
 remaining invested in program
 properties at end of year
(original total acquisition
 costs of properties retained
 divided by total original
 acquisition costs of all
 properties)                               100            100          100          100            100           100
 --------------------------------

     (a) Partial year of operations.

     (b) Tax losses and tax credits allocated to an investor in the first year is dependent upon an investor's entry date. Amount shown is that allocated to initial investors.

     (c) Tax losses and tax credits allocated to an investor in the first two years is dependent upon an investor's entry date. Amount shown is that allocated to initial investors.

                                      A-18
                                   UNAUDITED




                                    TABLE III
                       OPERATING RESULTS OF PRIOR PROGRAMS




                                                      /------------------------CHTC IV-4--------\



                                                          1994(a)             1995           1996
                                                          -------             ----           ----

Gross revenue                                          $    1,613     $    160,888     $   147,254
Less:
   Operating expenses                                      13,399           41,325          51,488
   Interest                                                     0           79,853               0
   Depreciation and amortization                                0           16,056          24,865
Equity in losses in local partnerships                     (2,212)         100,224         528,288
                                                          -------        ---------         -------

Net income (loss) - GAAP basis                             (9,574)         (76,570)       (457,387)

Taxable loss from operations                              (11,786)         (60,108)       (566,147)

Cash generated (used) from operations                       1,602           26,322          95,766
Cash generated from sales                                       0                0               0
Cash generated from refinancing                                 0                0               0


Less: Cash distributions to investors                           0                0               0


Cash generated (deficiency) after cash
 distributions and special items                            1,602           26,322          95,766


TAX AND DISTRIBUTION DATA PER $1,OOO INVESTED

Federal income tax results
  Ordinary income (loss)
     From operations                                      (b)(12)           (b)(9)            (49)
     From gain on sale                                         0                0               0

Federal tax credits                                            0            (b)18              64
California tax credits                                         0            (b)53              70

Cash distributions to investors                                0                0               0

Amount (in percentage terms)
 remaining invested in program
 properties   at  end   of   year
 (original total acquisition costs
 of properties retained divided
 by total acquisition costs of all
 properties)                                                 100              100             100
 --------------------------------

(a)      Partial year of operations.

(b) Tax losses and tax credits allocated to an investor in the first two years is dependent upon an investor's entry date. Amount shown is that allocated to initial investors.

                                      A-19
                                   UNAUDITED



                                    TABLE III
                       OPERATING RESULTS OF PRIOR PROGRAMS





                                            /---------HTCF V-3---------\       /---HTCF V-4----\       /---CHTC IV-5-------\

                                                 1995(a)        1996                1996 (a)              1996 (a)
                                                 -------      ------                --------             --------

Gross revenue                                 $    3,487    $   209,940            $   15,529          $    54,573
Less:
   Operating expenses                             12,379         59,816                30,183                1,393
   Interest                                            0              0                     0                    0
   Depreciation and amortization                     454         23,436                 2,851                7,753
Equity in losses in local partnerships               343        185,071                29,329                    0
                                                  ------        -------                ------                 ----

Net income (loss) - GAAP basis                     9,689        (58,383)              (46,834)              45,427

Taxable (income) loss from operations              2,522       (128,969)              (23,166)              45,427

Cash generated (used) from operations              3,402         34,885                 4,010               53,439
Cash generated from sales                              0              0                     0                    0
Cash generated from refinancing                        0              0                     0                    0

Less:   Cash distributions to investors                0              0                     0                    0

Cash generated (deficiency) after cash
 distributions and special items                   3,402         34,885                 4,010               53,439

TAX AND DISTRIBUTION DATA PER $1,OOO INVESTED

Federal income tax results
  Ordinary income (loss)
     From operations                                (b)2        (b)(26)               (b) (5)                 (b)7
     From gain on sale                                 0             0                     0                     0

Federal tax credits                                 (b)3          (b)62                 (b)14                    0
California tax credits                                 0              0                     0                    0

Cash distributions to investors                     (c)5              0                                          0

Amount (in percentage terms)
 remaining invested in program
 properties   at  end   of   year
 (original total acquisition costs
 of properties retained divided by
 total original acquisition costs of all
 properties)                                          100            100                   100                  100
 --------------------------------

(a)      Partial year of operations.

(b) Tax income (losses) and tax credits allocated to an investor in the first two years is dependent upon an investor's entry date. Amount shown is that allocated to initial investors.

(c)      This amount was distributed in 1995 by the general partner.

                                      A-20
                                   UNAUDITED



                                    TABLE III
                       OPERATING RESULTS OF PRIOR PROGRAMS



                                                          FOUR PRIVATE
                                          /-----OFFERINGS      CLOSED      DURING    1992----\


                                            1992(a)          1993         1994          1995            1996
                                            -------         -----         ----         -----            ----

Gross revenue                           $   179,081      $394,031     $261,322      $219,584         $110,625
Less:
   Operating expenses                         9,951        12,208        9,958        15,822           20,825
   Interest                                  38,574        40,265       20,139        13,392                0
   Depreciation and amortization                  0         1,346        2,619         3,518            9,006
Equity in losses in local partnerships      535,833       967,507    1,098,116     1,129,379        1,097,925
                                            -------       -------    ---------     ---------        ---------

Net income (loss) - Tax basis              (405,277)     (627,295)    (869,510)     (942,527)      (1,017,491)

Cash generated (used) from operations       (31,736)      (28,897)      (6,385)        1,999           89,440
Cash generated from sales                         0             0            0             0                0
Cash generated from refinancing                   0             0            0             0                0


Less: Cash distributions to investors             0             0            0             0                0

Cash generated (deficiency) after cash
 distributions and special items            (31,736)      (28,897)      (6,385)        1,999           89,440


TAX AND DISTRIBUTION DATA PER $1,OOO INVESTED

Federal income tax results
  Ordinary income (loss)
     From operations                        (b)(47)          (73)        (110)         (114)           ( 123)
     From gain on sale                           0             0            0             0                0

Federal tax credits                              63           122          134           136              136
California tax credits                          104            92           92            49                0

Cash distributions to investors                   0             0            0             0                0

Amount (in percentage terms)
 remaining invested in program
 properties   at  end   of   year
(original total acquisition costs
of properties retained divided by
total acquistions costs of
all properties)                                      100           100          100           100              100
--------------------------------

(a)          Partial year of operations.
(b) Tax loss and tax credits allocated to an investor in the first year is dependent upon an investor's entry date. Amount shown is that allocated to initial investors.

                                      A-21
                                   UNAUDITED



                                   TABLE III
                       OPERATING RESULTS OF PRIOR PROGRAMS


                                                FOUR PRIVATE                                   TWO PRIVATE
                                 ---OFFERINGS  CLOSED  DURING  1993---          ---OFFERINGS CLOSED DURING 1994---


                                        1993(a)         1994       1995          1996          1994(a)         1995           1996
                                        -------         ----       ----          ----          -------         ----           ----

Gross revenue                          $130,878     $332,016    $242,791       $147,841        $ 7,619    $ 112,058       $ 67,700
Less:
   Operating expenses                     2,834       16,958      10,944         23,613        111,523       36,529         54,699
   Interest                               6,111       14,094      14,427              0              0            0              0
   Depreciation and amortization         13,808       12,262      15,457         13,863          1,305       12,906         37,940
Equity in losses in local partnerships  435,734      959,693     878,965        805,025        129,352      861,238      1,285,203
                                        -------      -------     -------        -------        -------      -------      ---------

Net income (loss) - Tax basis          (327,609)    (670,691)   (677,002)      (694,660)      (234,561)    (798,615)    (1,310,142)

Cash generated (used) from operations   121,645      302,422       6,094        124,228        (39,826)     (61,055)        13,001
Cash generated from sales                     0            0           0              0              0            0              0
Cash generated from refinancing               0            0           0              0              0            0              0

Less: Cash distributions to investors         0            0           0              0              0            0              0

Cash generated (deficiency) after cash
 distributions and special items         121,645      302,422      6,094        124,228        (39,826)     (61,055)        13,001


TAX AND DISTRIBUTION DATA PER $1,OOO INVESTED

Federal income tax results
  Ordinary income (loss)
     From operations                    (b)(48)        (113)       (112)         ( 114)       (b)(76)       (101)         (158)
     From gain on sale                       0            0           0              0             0           0

Federal tax credits                          49          101         126            130            31          90           126
California tax credits                       46           46          46             27             0           0             0

Cash distributions to investors               0            0           0              0             0           0             0

Amount (in percentage terms)
 remaining invested in program
 properties   at  end   of   year
 (original total acquisition costs of
 properties retained divided by total
 original acquisition costs of all
 properties)                                 100          100         100            100           100         100           100
 --------------------------------

(a) Partial year of operations.

(b) Tax loss and tax credits allocated to an investor in the first year is dependent upon an investor's entry date. Amount shown is that allocated to initial investors.

                                      A-22
                                   UNAUDITED


                                    TABLE III
                       OPERATING RESULTS OF PRIOR PROGRAMS

                                   ONE PRIVATE
                        ---OFFERING CLOSED DURING 1995---


                                        1995 (a)                         1996


Gross revenue                         $   58,335                    $  138,052
Less:
   Operating expenses                     10,488                       232,666
   Interest                                    0                             0
   Depreciation and amortization           6,099                        22,965
Equity in losses in local partnerships   188,245                       599,407
                                         _______                       _______

Net income (loss) - GAAP basis          (146,497)                     (416,838)

Taxable loss from operations            (146,497)                     (716,986)

Cash generated (used) from operations     47,847                      (118,000)
Cash generated from sales                      0                             0
Cash generated from refinancing                0                             0


Less: Cash distributions to investors          0                             0

Cash generated (deficiency) after cash
 distributiond and special items          47,847                     (118,000)


TAX AND DISTRIBUTION DATA PER $1,OOO INVESTED

Federal income tax results
  Ordinary income (loss)
     From operations                   (b)(10)                          (48)
     From gain on sale                      0                             0

Federal tax credits                      (b)7                            59
California tax credits                      0                             0

Cash distributions to investors             0                             0

Amount (in percentage terms)
 remaining invested in program
 properties   at  end   of   year
 (original total acquisition costs of
 properties retained divided by
 total original acquisition costs
 of all properties)                       100                           100
 --------------------------------

(a) Partial year of operations.

(b) Tax loss and tax credits allocated to an investor in the first year is dependent upon an investor's entry date. Amount shown is that allocated to initial investors.

                                      A-23
                                   UNAUDITED

                                                     EXHIBIT B



                          WNC HOUSING TAX CREDIT FUND VI

                         AGREEMENT OF LIMITED PARTNERSHIP

                                 Table of Contents
                                                                         Page
ARTICLE 1 DEFINITIONS...................................................  B-4

ARTICLE 2 FORMATION; NAME; PLACE OF BUSINESS;
                  PURPOSE AND TERM.......................................B-18

         Section 2.1 Formation of Partnership............................B-18
         Section 2.2 Name................................................B-18
         Section 2.3 Place of Business...................................B-18
         Section 2.4 Purpose.............................................B-18
         Section 2.5 Agent for Service of Process........................B-19
         Section 2.6 Term................................................B-19

ARTICLE 3 PARTNERS AND CAPITAL...........................................B-19

         Section 3.1 General Partner.....................................B-19
         Section 3.2 Initial Limited Partner.............................B-19
         Section 3.3 Additional Limited Partners;
                                    Terms of Offering....................B-20
         Section 3.4 Payment or Return of
                                    Additional Limited Partners' Capital.B-21
         Section 3.5 Liability of Limited Partners.......................B-24
         Section 3.6 Miscellaneous.......................................B-24

ARTICLE 4 DISTRIBUTIONS OF CASH; ALLOCATIONS OF
                  PROFITS AND LOSSES.....................................B-25

         Section 4.1 Distributions of Cash Available for Distribution .  B-25
         Section 4.2 Distributions of Sale or Refinancing Proceeds.......B-25
         Section 4.3 Profits and Losses..................................B-26
         Section 4.4 Certain Provisions Related to Partnership
                                    Allocations and Distributions.........B-28
         Section 4.5 Allocation of Tax Credits............................B-33


                                      B-1


wncnat6-6/05.lpa

         Section 4.6 Determinations of Allocations and Distributions
                                    Within Classes of Partners............B-34
         Section 4.7 Installment Obligations..............................B-35

ARTICLE 5 RIGHTS, POWERS AND DUTIES OF
                  GENERAL PARTNER.........................................B-36

         Section 5.1 Management of the Partnership........................B-36
         Section 5.2 General Authority of General Partner.................B-37
         Section 5.3 Authority of General Partner and its
                                    Affiliates to Deal with Partnership...B-42
         Section 5.4 Restrictions on Authority of General Partner.........B-46
         Section 5.5 Duties and Obligations of General Partner............B-49
         Section 5.6 Compensation of Sponsor..............................B-51
         Section 5.7 Other Business of Partners...........................B-53
         Section 5.8 Limitation on Liability of
                      Sponsor; Indemnification............................B-53

ARTICLE 6 ADMISSION OF SUCCESSOR AND ADDITIONAL
                  GENERAL PARTNERS; WITHDRAWAL OF
                  GENERAL PARTNER.........................................B-55

         Section 6.1 Admission of Successor or Additional
                                    General Partners .....................B-55
         Section 6.2 Restrictions on Transfer of
                                    General Partner's Interest............B-56
         Section 6.3 Consent of Limited Partners to
                                    Admission of Successor or
                                    Additional General Partners...........B-56
         Section 6.4 Event of Withdrawal of a General Partner.............B-56
         Section 6.5 Interest and Liability of a Withdrawn
                                    General Partner ..................... B-57
         Section 6.6 Valuation and Sale of Interest of
                                    Former General Partner................B-57

ARTICLE 7 TRANSFERABILITY OF UNITS........................................B-58

         Section 7.1 Right to Transfer Units..............................B-58
         Section 7.2 Restrictions on Transfers............................B-58
         Section 7.3 Assignees and Assignment Procedure...................B-60
         Section 7.4 Substitute Limited Partners..........................B-63


                                      B-2


wncnat6-6/05.lpa

ARTICLE 8 DISSOLUTION AND WINDING-UP OF
                  THE PARTNERSHIP.........................................B-63

         Section 8.1 Events Causing Dissolution...........................B-63
         Section 8.2 Liquidation..........................................B-64

ARTICLE 9 BOOKS AND RECORDS, ACCOUNTING, REPORTS,
                  TAX ELECTIONS, ETC......................................B-65

         Section 9.1 Books and Records....................................B-65
         Section 9.2 Accounting and Fiscal Year...........................B-66
         Section 9.3 Bank Accounts and Temporary Investments..............B-66
         Section 9.4 Reports..............................................B-66
         Section 9.5 Depreciation and Other Tax Elections.................B-68
         Section 9.6 Designation of Tax Matters Partner...................B-68

ARTICLE 10 MEETINGS AND VOTING RIGHTS
                           OF LIMITED PARTNERS............................B-69

         Section 10.1 Meetings and Actions Without Meetings...............B-69
         Section 10.2 Voting Rights of Limited Partners...................B-69
         Section 10.3 Limitations on Roll-Ups; Dissenters' Rights.........B-70

ARTICLE 11 SPECIAL POWER OF ATTORNEY......................................B-71

ARTICLE 12 AMENDMENTS.....................................................B-73

         Section 12.1 Adoption of Amendments..............................B-73
         Section 12.2 Filing of Required Documents........................B-74
         Section 12.3 Required Change of Partnership Name.................B-74

ARTICLE 13 MISCELLANEOUS PROVISIONS.......................................B-74

         Section 13.1 Security Interest and Right of Set-Off..............B-74
         Section 13.2 Notices.............................................B-75
         Section 13.3 Execution...........................................B-75
         Section 13.4 Binding Effect......................................B-75
         Section 13.5 Applicable Law......................................B-76
         Section 13.6 Counterparts........................................B-76
         Section 13.7 Separability of Provisions..........................B-76
         Section 13.8 Captions............................................B-76
         Section 13.9 Mandatory Arbitration...............................B-76
         Section 13.10 Partnerships Treated as Separate...................B-77

                                      B-3


wncnat6-6/05.lpa

     AGREEMENT OF LIMITED PARTNERSHIP dated as of March 3, 1997 among WNC & Associates, Inc., as General Partner, John B. Lester, Jr. as Initial Limited Partner and those Persons who shall hereafter be admitted to the Partnership as Additional Limited Partners, who hereby agree as follows:

                                     ARTICLE 1

                                    DEFINITIONS

     The following terms used in this Agreement shall, unless the context otherwise requires, have the meanings specified in this Article 1. The singular shall include the plural and the masculine gender shall include the feminine and neuter genders, and vice versa, as the context requires.

     "Accountants" means Corbin & Wertz, Irvine, California, or such other firm of independent public accountants as from time to time shall be engaged for the Partnership by the General Partner.

     "Acquisition Expenses" means expenses, including, but not limited to, legal fees and expenses, travel and communications expenses, costs of appraisals, non-refundable option payments on property not acquired, accounting fees and expenses, title insurance and miscellaneous expenses related to selection and acquisition by the Partnership of Local Limited Partnership Interests and the selection and acquisition of Apartment Complexes by the Local Limited Partnerships, whether or not acquired.

     "Acquisition Fees" means the total of all fees and commissions paid by any party in connection with the selection or purchase by the Partnership of any Local Limited Partnership Interest, and the purchase, development or construction of an Apartment Complex by a Local Limited Partnership, whether designated as a real estate commission, acquisition fee, finders' fee, selection fee, Development Fee, Construction Fee, nonrecurring management fee, consulting fee or any fee of a similar nature however designated, with the exception of Development Fees and Construction Fees paid to Persons not affiliated with the Sponsor in connection with the actual development and construction of an Apartment Complex. As used herein, a "Development Fee" shall be a fee for the packaging of an Apartment Complex, including negotiating and approving plans, and undertaking to assist in obtaining zoning and necessary variances, necessary financing and Tax Credits for the Apartment Complex, either initially or at a later date, and a "Construction Fee" shall be a fee or other remuneration for acting as general contractor and/or construction manager to construct improvements, supervise and coordinate projects or provide Major Repairs or Rehabilitation for an Apartment Complex.

                                      B-4


wncnat6-6/05.lpa

     "Act" means the California Revised Limited Partnership Act (Corp. Code
Section 15611, et seq.), as now in effect and as the same may be amended from time to time hereafter.

     "Additional   Limited   Partners"  means  those  Persons  admitted  to  the
Partnership pursuant to Section 3.3 hereof.

     "Adjusted Capital Account Deficit" means, with respect to each Partner, the deficit balance in his Capital Account as of the end of the relevant fiscal period of the Partnership, after giving effect to the following adjustments:

             (a) Increasing such Capital Account by any amounts such Person is obligated to restore under the standards set by Section 1.704-1(b)(2)(ii)(c) of the Regulations (or is deemed obligated to restore under Section 1.704-2(g)(1) and (i)(5) of the Regulations); and

             (b)  Decreasing  such  Capital  Account by the items  described  in
     Section      1.704-1(b)(2)(ii)(d)(4),   1.704-1(b)(2)(ii)(d)(5)  and
     1.704-1(b)(2)(ii)(d)(6) of the Regulations.

     "Adjusted Capital Contribution" means, for each fiscal period, the Limited Partners' Capital Contribution reduced by all distributions of noninvested funds pursuant to Section 3.4.2 hereof and distributions of Sale or Refinancing Proceeds made to the Limited Partners through the end of such period.

     "Affiliate" or "Affiliated Person" means, when used with reference to a specified Person: (i) any Person who, directly or indirectly, controls or is controlled by or is under common control with the specified Person; (ii) any Person who is an officer or director of, or partner in, or serves in a similar capacity with respect to, the specified Person or of which the specified Person is an officer, director or partner, or with respect to which the specified Person serves in a similar capacity; (iii) any Person who, directly or indirectly, is the beneficial owner of, or controls, 10% or more of any class of equity securities of, or otherwise has a 10% or more beneficial interest in, the specified Person; or (iv) any Person of which the specified Person is, directly or indirectly, the owner of, or in control of, 10% or more of any class of equity securities, or in which the specified Person has a 10% or more beneficial interest.

     "Agreement" means this Agreement of Limited Partnership, as originally executed and as amended or restated from time to time. Words such as "herein," "hereinafter," "hereof," "hereto," "hereby" and "hereunder," when used with

                                      B-5


wncnat6-6/05.lpa
reference to this Agreement, refer to this Agreement as a whole, unless the context otherwise requires.

     "Apartment Complex" or "Property" means a multi-family residential rental complex owned or under development or rehabilitation by a Local Limited Partnership.

     "Asset Based Fee" means compensation to the Sponsor computed in accordance with Section IV.J. of the NASAA Guidelines. No Asset Based Fee shall be payable to the Sponsor.

     "Asset Management Fee" means the annual fee payable to the General Partner or an Affiliate of the General Partner pursuant to Section 5.6.6.

     "Capital Account" means, with respect to any Partner, the Capital Account maintained for such Partner in accordance with the following provisions: (i) to each Partner's Capital Account there shall be credited such Partner's Capital Contribution and such Partner's distributive share of Profits for Tax Purposes and (ii) to each Partner's Capital Account there shall be debited the amount of cash and the net fair market value of property distributed to such Partner pursuant to any provision of this Agreement and such Partner's distributive share of Losses for Tax Purposes. In the event any interest in the Partnership is transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferror to the extent it relates to the transferred interest. Subject to Section 4.4.1, Capital Accounts shall be maintained in accordance with Treasury Regulation Section 1.704-1(b)(2)(iv).

     "Capital Contribution" means the total amount of cash contributed to the Partnership (excluding any cash contributed by the General Partner pursuant to the last sentence of Section 3.3.3 hereof) determined without inclusion of any interest or late charges paid on the Promissory Notes and without reduction for any discounts for Designated Investors and Discount Investors (prior to the deduction of any Syndication Expenses) by all the Partners or any class of Partners or any one Partner, as the case may be (or the predecessor holders of the Interests of such Partners or Partner), reduced, in the case of the Limited Partners, by the amount of any funds returned to them pursuant to Section 3.4.2.

     "Cash Available for Distribution" means, with respect to any period, Cash Flow less any amounts set aside from Cash Flow for the restoration or creation of Reserves.


                                      B-6


wncnat6-6/05.lpa

     "Cash Flow" means, with respect to any period, (i) all cash funds provided to the Partnership from Local Limited Partnership operations (exclusive of any proceeds derived from the sale, disposition, financing or refinancing of Apartment Complexes, or other Sale or Refinancing transactions) plus (ii) all cash funds from Partnership operations (including any interest from Promissory Notes), without deduction for depreciation, but after deducting cash funds used to pay all other expenses, Debt Service and capital expenditures.

     "Code" means the Internal Revenue Code of 1986, as amended, or any corresponding provision or provisions of succeeding law.

     "Competitive" when applied to a fee, commission (other than a real estate or brokerage commission) or other payment for goods supplied or services rendered, means a payment equal to the amount customarily charged by Persons not Affiliated with the payee for such goods or services in the geographic area in which such goods are supplied or services rendered.


     "Competitive Real Estate Commission" means a real estate or brokerage commission paid for the purchase or sale of Property which is reasonable, customary and competitive in light of the size, type and location of the Property.


     "Consent" means either (i) the approval given by vote at a meeting called and held in accordance with the provisions of Section 10.1, or (ii) a prior written approval required or permitted to be given pursuant to this Agreement.

     "Dealer-Manager" means WNC Capital Corporation.

     "Dealer-Manager Fee" means the fee payable to the Dealer-Manager pursuant to Section 5.6.2.

     "Debt Service" means all payments required to be made in connection with any loan to the Partnership or any loan secured by a lien on any of the Apartment Complexes.

     "Deemed Liquidation Distribution" means, with respect to the Limited Partners, as a class, and the General Partner the amount that would be distributed to them as of the end of each fiscal year of the Partnership if the Partnership were dissolved and liquidated and (i) the assets of the Partnership (other than Installment Obligations, as defined in Section 4.7.1) were sold for cash equal to their Federal adjusted tax basis (or their Book Value, where
Section 4.4.2 applies);  (ii) the liabilities of the Partnership  were paid; and
(iii) the remaining cash of the Partnership were distributed to such class of Partners in accordance with Section

                                      B-7


wncnat6-6/05.lpa

4.2.1 (and not Section 4.2.2). For the purposes of this definition, (a) the Capital Accounts of the Partners shall not be adjusted for their shares of any Partnership Minimum Gain that would be recognized as a result of a deemed sale of Properties or Local Limited Partnership Interests; and (b) Installment Obligations shall be treated in the manner provided in Section 4.7.

     "Designated Investor" shall have the meaning specified in the Prospectus under "Terms of the Offering and Plan of Distribution."


     "Discount Investor" means any Additional Limited Partner (other than a Designated Investor) who has paid or agreed to pay less than $1,000 per Unit subscribed for by him on account of reduced selling commissions, reduced Dealer-Manager Fees and/or reduced Acquisition Fees attributable to his Units, as specified in the Prospectus under "Terms of the Offering and Plan of Distribution."


     "Economic Risk of Loss" means the extent to which a Partner or Related Person bears the economic risk of loss for a Partnership liability as determined under Treasury Regulation Section 1.752-2.

     "Escrow Agent" means National Bank of Southern California, Newport Beach, California, or any other escrow agent chosen by the General Partner to hold funds from investors pending their admission to the Partnership.

     "Event of Withdrawal" means the occurrence of any of the following events as to a General Partner: (i) its withdrawal from the Partnership pursuant to
Section 15662 of the Act; (ii) its removal in  accordance  with this  Agreement;
(iii) it (a) makes an assignment for the benefit of creditors, (b) files a voluntary petition in bankruptcy, (c) is adjudged a bankrupt or insolvent, or has entered against it an order for relief in any bankruptcy or insolvency proceeding, (d) files a petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation, (e) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against it in any proceeding of this nature, or (f) seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator of itself or of all or any substantial part of its properties; (iv) the lapse of 120 days after the commencement of any proceeding against it seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation, if during such period the proceeding has not been dismissed, or the lapse of 90 days after the appointment, without its consent or acquiescence, of a trustee, receiver or liquidator of itself or of all or any substantial part of its properties, if during such period the appointment is not vacated or stayed, or if within 90 days after the expiration of any such stay,

                                      B-8


wncnat6-6/05.lpa
the appointment is not vacated; (v) in the case of a General Partner who is a natural person, (a) his death, or (b) the entry by a court of competent jurisdiction adjudicating him incompetent to manage his person or his property;
(vi) in the case of a General Partner who is acting as a general partner by virtue of being a trustee of a trust, the termination of the trust (but not merely the substitution of a new trustee); (vii) in the case of a General Partner which is a separate partnership, the dissolution and commencement of winding up of the separate partnership; (viii) in the case of a General Partner which is a corporation, the filing of a certificate of dissolution, or its equivalent, for the corporation or the revocation of its charter; or (ix) in the case of a General Partner which is an estate, the distribution by the fiduciary of the estate's entire interest in the Partnership. Notwithstanding the foregoing, an Event of Withdrawal shall not be deemed to have occurred as to a General Partner under the preceding clause (iv) until 120 days shall have elapsed after Notification has been given to the Limited Partners of the event which, with or without lapse of time, would constitute an event contemplated by such clause.


     "Front-End Fees" means fees and expenses paid by any party for any services rendered during the organizational and acquisition phases of the Partnership, including Organizational and Offering Expenses, Acquisition Fees, Acquisition Expenses, interest on deferred fees and expenses and any other similar fees, however designated. Front-End Fees which are to be paid pursuant to this Agreement from installment payments on the Promissory Notes shall be paid pro rata as the installment payments are received by the Partnership.

     "General Partner" means WNC & Associates, Inc., or any Person or Persons who, at the time of reference thereto, has been admitted as a successor to any such General Partner or as an additional General Partner, in each such Person's capacity as a general partner. Restrictions placed on the rights and powers of the "General Partner" throughout this Agreement also serve to restrict the rights and powers of the Affiliates of the General Partner.

     "Government Assistance" means any form of Federal, state or local government assistance provided to Properties or their tenants or owners, including mortgage insurance, rental assistance payments, permanent mortgage financing, low interest mortgage loans, interest reduction payments and Tax Credits.

     "Gross Proceeds" means the gross proceeds of the Offering, determined without inclusion of any interest or late charges paid on the Promissory Notes and without reduction for any discounts for Designated Investors and Discount Investors.

     "HUD" means the United States Department of Housing and Urban Development or any successor thereto.

                                      B-9


wncnat6-6/05.lpa

     "Historic Tax Credit" means the tax credit allowable pursuant to Section 47 of the Code for rehabilitation expenditures incurred with respect to certain qualified buildings.

     "Independent Expert" means a Person with no material current or prior business or personal relationship with the Sponsor who is engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type held by the Partnership, and who is qualified to perform such work.

     "Initial Limited Partner" means John B. Lester, Jr.

     "Interest" means the entire ownership interest of a Partner in the Partnership at any particular time, including the right of such Partner to any and all benefits to which a Partner may be entitled as provided in this Agreement, together with the obligations of such Partner to comply with all the terms and provisions of this Agreement. Reference to a majority, or specified percentage, in interest of the Limited Partners means, Limited Partners whose combined Capital Contribution represents over 50%, or such specified percentage, respectively, of the Capital Contribution of all Limited Partners.

     "Invested Assets" means the sum of the Partnership's Investment in Local Limited Partnership Interests and the Partnership's allocable share of the amount of the mortgage loans on, and other debts related to, the Apartment Complexes owned by such Local Limited Partnerships.

     "Investment   Date"  means  the  date  of  the  final  admission  into  the
Partnership of Additional Limited Partners who purchased Units.

     "Investment in Local Limited Partnership Interests" means the amount of Capital Contributions used by the Partnership to acquire Local Limited Partnership Interests (except that, if a portion of the Partnership's investment in a Local Limited Partnership is used to fund working capital reserves of the Local Limited Partnership, there shall be excluded from this calculation any amount which is used to fund working capital reserves which is in excess of 5% of Gross Proceeds) plus Reserves of the Partnership, except that Reserves in excess of 5% of Gross Proceeds shall not be included, but excluding Front-End Fees. Notwithstanding the preceding, the total amount of Capital Contributions used to fund Partnership Reserves or working capital reserves of the Local Limited Partnerships which shall be included in Investment in Local Limited Partnership Interests shall not exceed 5% of Gross Proceeds.


                                      B-10


wncnat6-6/05.lpa

     "Investor Closing" means a closing at which purchasers of Units are admitted as Additional Limited Partners pursuant to Section 3.3 hereof.

     "Limited Partner" means any Person who is a Limited Partner, whether an Initial Limited Partner, an Additional Limited Partner or a Substitute Limited Partner at the time of reference thereto, in such Person's capacity as a Limited Partner of the Partnership.

     "Local General Partners" (whether or not capitalized) means the Persons who are from time to time general partners (or managers in the cases of limited liability companies) of Local Limited Partnerships, except that where reference is made to Local General Partners in respect of any guaranties or undertakings provided to the Partnership in connection with its investment in a Local Limited Partnership, such term shall mean such Local General Partners at the date of such investment or such other Persons (including Affiliates of such Local General Partners) as actually provide such guaranties and undertakings.

     "Local Limited Partnership" means a limited partnership or a limited liability company which owns or is developing or rehabilitating one or more rental housing projects to be qualified under Section 42(g) and/or Section 47 of the Code.

     "Local Limited Partnership Interest" means the limited partnership interest of the Partnership in a Local Limited Partnership.

     "Low Income Housing Credit" means the tax credit allowable under Section 42 of the Code for a qualified low income housing project.


     "Major Repairs and Rehabilitation" means the repair, rehabilitation or reconstruction of a Property where the aggregate costs of the repair, rehabilitation or reconstruction exceed 10% of the fair market value of the Property at the time of such services.

     "Mortgage" (whether capitalized or not) means any mortgage, deed of trust, or similar security instrument and, where the sense of this Agreement so requires, the indebtedness secured thereby.

     "NASAA Guidelines" means the Statement of Policy Regarding Real Estate Programs adopted by the North American Securities Administrators Association, Inc., as in effect on the date of this Agreement.

     "Net Proceeds" means the Gross Proceeds less Organizational and Offering Expenses.

                                      B-11


wncnat6-6/05.lpa

     "Nonaccountable Expense Reimbursement" means the payment to be made to the Dealer-Manager pursuant to Section 5.6.3.


     "Nonrecourse Deductions" has the meaning given it in Treasury Regulation
Section 1.704-2(b)(1).

     "Nonrecourse Liability" means a Partnership liability with respect to which no Partner or Related Person bears the Economic Risk of Loss.

     "Note Capital Contribution" means that portion of a Limited Partner's Capital Contribution, if any, paid in accordance with his Promissory Note.

     "Notification" means a writing, containing the information required by this Agreement to be communicated to any Person, personally delivered to such Person or sent by registered, certified or regular mail, postage prepaid, to such Person at the last known address of such Person. The date of personal delivery or the date of mailing thereof, as the case may be, shall be deemed the date of giving the Notification.

     "Offering" means, with respect to the Partnership, the offering and sale of its Units pursuant to the Prospectus.


     "Offering Commencement Date" means, with respect to the Offering, the effective date of the registration statement or post-effective amendment thereto filed with the Securities and Exchange Commission which authorizes the commencement of such Offering.


     "Operating Cash Expenses" means, with respect to any fiscal period, the amount of cash disbursed by the Partnership in that period in the ordinary course of business for the payment of its operating expenses, such as expenses for management, utilities, repair and maintenance, insurance, investor communications, legal, accounting, statistical and bookkeeping services, use of computing or accounting equipment, travel and telephone expenses, salaries and direct expenses of Partnership employees while engaged in Partnership business, and any other operational and administrative expenses necessary for the prudent operation of the Partnership. Without limiting the generality of the foregoing, Operating Cash Expenses shall include the actual cost of goods, materials and administrative services used for or by the Partnership, whether incurred by the General Partner, an Affiliate of the General Partner or a non-Affiliated Person in performing the foregoing functions. As used in the preceding sentence, actual cost of goods and materials means the actual cost of goods and materials used for or by the Partnership and obtained from entities not Affiliated with the


                                      B-12


wncnat6-6/05.lpa

General Partner, and actual cost of administrative services means the pro rata cost of personnel (as if such persons were employees of the Partnership) associated therewith, but in no event to exceed the Competitive amount.

     "Organizational and Offering Expenses" means all expenses incurred in connection with the formation of the Partnership, the registration and qualification of the Units under Federal and state securities laws and the Offering, including selling commissions, the Dealer-Manager Fee, the Nonaccountable Expense Reimbursement and all advertising expenses.

     "Partner" means any General Partner or Limited Partner.

     "Partner Nonrecourse Debt" has the meaning given it in Treasury Regulation
Section 1.704-2(b)(4).

     "Partner Nonrecourse Debt Minimum Gain" means the amount determined in accordance with the principles of Treasury Regulation Section 1.704-2(i)(3).

     "Partnership" means the partnership formed under the terms of this Agreement.

     "Partnership Minimum Gain" means the amount determined in accordance with the principles of Treasury Regulation Section 1.704-2(d).

     "Partnership Register" means the schedule listing the names and addresses of all Limited Partners together with the amounts of their respective Capital Contributions which shall be maintained by the General Partner in accordance with Section 3.3.

     "Person" means any individual, partnership, corporation, trust or other legal entity.

     "Prime Rate" means the prime or reference rate of interest from time to time announced by National Bank of Southern California as being charged by it on short-term unsecured loans to its most creditworthy customers.

     "Profits" and "Losses" means, for each fiscal year or other relevant period, an amount equal to the Partnership's taxable income or loss for such year or period determined in accordance with Section 703(a) of the Code (for this purpose all items of income, gain, loss or deduction required to be stated separately pursuant to Section 703(a)(1) of the Code shall be included in taxable income or loss), with the following adjustments: (i) any income of the Partnership that is exempt from Federal income tax and not otherwise taken into account in computing Profits or

                                      B-13


wncnat6-6/05.lpa

Losses pursuant to this definition shall be added to such taxable income or loss; (ii) any expenditures of the Partnership described in Section 705(a)(2)(B) of the Code or treated as such pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profits or Losses pursuant to this definition, shall be subtracted from such taxable income or loss; (iii) any adjustment pursuant to Section 743(b) of the Code shall be allocated solely to the Partner to whom such adjustment relates and shall not be taken into account in computing Profits or Losses; (iv) any gain or loss which would have been realized by the Partnership on the sale of assets distributed in kind to Partners, determined with reference to the fair market value and the adjusted tax basis of such property for Federal income tax purposes immediately prior to such distribution, shall be added to or subtracted from such taxable income or loss; (v) notwithstanding any other provision of this definition, any items that are specially allocated pursuant to Section
4.4.3 shall not be taken into account in computing Profits or Losses; and (vi) if required, the adjustments specified in Section 4.4.2 shall be taken into account.

     "Profits and Losses for Tax Purposes" means all items of Profits and Losses as well as any items that are specifically excluded from Profits and Losses by clause (v) of the definition thereof.

     "Promissory Note" means the full recourse promissory note evidencing the deferred installments, if any, of the Capital Contribution required to be made for a Unit.

     "Property Management Fee" means a fee paid for day-to-day professional property management services in connection with the Properties.

     "Prospectus" means the prospectus contained in the registration statement filed with the Securities and Exchange Commission with respect to the Units, in the final form in which said prospectus is filed with said Commission and as thereafter supplemented pursuant to Rule 424 under the Securities Act of 1933, as amended.

     "Purchase Price" means the price paid upon the purchase or sale of a particular Local Limited Partnership Interest or Apartment Complex, as the case may be, including the amount of Acquisition Fees and all liens and mortgages on the Apartment Complex, but excluding points and prepaid interest.

     "RD" means the United States Department of Agriculture, Rural Development, or any successor thereto.

     "Registration Date" has the meaning given it in Section 7.3.2.


                                      B-14


wncnat6-6/05.lpa

     "Related Person" means a Person having a relationship with a Partner that is described in Treasury Regulation Section 1.752-4(b).

     "Reserves" means amounts set aside by the Partnership for working capital or other obligations of the Partnership and contingencies related to the ownership of Local Limited Partnership Interests.

     "Return on Investment" means an annual, cumulative, but not compounded, "return" to the Limited Partners as a class on their Adjusted Capital
Contributions commencing for each Limited Partner on the last day of the calendar quarter during which the Limited Partner's Capital Contribution is received by the Partnership, calculated at the following annual rates: (i) 12% through December 31, 2008, and (ii) 6% for the balance of the Partnership's term.

     "Roll-Up" means a transaction involving the acquisition, merger, conversion or consolidation, either directly or indirectly, of the Partnership and the issuance of securities of a Roll-Up Entity. Such term does not include:

     (i) any transaction if the securities of the Partnership have been for at least twelve months traded on a national securities exchange or through the National Association of Securities Dealers, Inc. Automated Quotation National Market System; or

     (ii) a transaction involving the conversion to corporate, trust or association form of only the Partnership, if, as a consequence of the transaction, there will be no significant adverse change in any of the following: (a) the Limited Partners' voting rights; (b) the term of existence of the Partnership; (c) the terms of compensation of the Sponsor; or (d) the Partnership's investment objectives.

     "Roll-Up Entity" means the partnership, real estate investment trust, corporation, trust or other entity that would be created or would survive after the successful completion of a proposed Roll-Up transaction.

     "SLP Affiliate" means an Affiliate of the Fund Manager in its capacity as a limited partner (or member in the case of limited liability companies) of Local Limited Partnerships.

     "Sale or Refinancing" means any Partnership or Local Limited Partnership transaction not in the ordinary course of its business, including, without limitation, sales, exchanges or other dispositions of Apartment Complexes, Local Limited Partnership Interests and real or personal property of the Partnership, or any borrowings or refinancings. Sale or Refinancing shall not include any


                                      B-15


wncnat6-6/05.lpa
receipt of capital contributions by the Partnership or a Local Limited Partnership; provided, however, that the receipt by the Partnership of a return of all or a portion of its capital contribution to a Local Limited Partnership, however funded, shall be treated as a Sale or Refinancing.

     "Sale or Refinancing Proceeds" means all cash receipts of the Partnership arising from a Sale or Refinancing less the following:

     (i) the amount paid or to be paid in connection with or as an expense of such Sale or Refinancing, and, with regard to damage recoveries or insurance or condemnation proceeds, the amount paid or to be paid for repairs, replacements or renewals resulting from damage to or partial condemnation of the affected property;

     (ii) the amount applied to the payment of the debts and obligations of the Partnership; and

     (iii) any Reserves funded with such proceeds.

     "Sponsor" means any Person directly or indirectly instrumental in organizing, wholly or in part, the Partnership, or any Person who will manage or participate in the management of the Partnership, and any Affiliate of any such Person, but does not include a Person whose only relation with the Partnership is as that of an independent property manager whose only compensation is as such. "Sponsor" does not include wholly independent third parties such as attorneys, accountants and underwriters whose only compensation is for professional services rendered in connection with the Offering. A Person may also be a "Sponsor" of the Partnership by: (i) taking the initiative, directly or indirectly, in founding or organizing the business or enterprise of the Partnership, either alone or in conjunction with one or more Persons; (ii) receiving a material participation in the Partnership in connection with the founding or organizing of the business of the Partnership, in consideration of services or property, or both services or property; (iii) having a substantial number of relationships and contacts with the Partnership; (iv) possessing significant rights to control Partnership properties (other than Local General Partners whose only association with the Partnership is as such); (v) receiving fees for providing services to the Partnership which are paid on a basis that is not customary in the industry; and (vi) providing goods or services to the Partnership on a basis which was not negotiated at arm's length with the Partnership.

     "Subordinated Disposition Fee" means the fee payable to the General Partner
in  connection  with   dispositions   of  Properties   owned  by  Local  Limited
Partnerships pursuant to Section 5.6.7.


                                      B-16


wncnat6-6/05.lpa

     "Substitute Limited Partner" means any Person admitted to the Partnership as a Limited Partner pursuant to the provisions of Section 7.3 and 7.4 hereof.

     "Syndication Expenses" means all expenditures classified as syndication expenses pursuant to Treasury Regulation Section 1.709-2(b). Syndication Expenses shall be taken into account under this Agreement at the time they would be taken into account under the Partnership's method of accounting if they were deductible expenses.

     "Tax Credits" means any credit permitted under the Code against the Federal income tax liability of any Partner as a result of activities or expenditures of the Partnership or any Local Limited Partnership, including, without limitation, Low Income Housing Credits and Historic Tax Credits.

     "Temporary Investments" means United States Government securities, securities issued or fully guaranteed by United States Government agencies, certificates of deposit and time or demand deposits in, or repurchase agreements constituting obligations of, commercial banks with deposits insured by the Federal Deposit Insurance Corporation and other short-term, highly liquid investments.

     "Treasury Regulation or Regulations" means the Income Tax Regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

     "Unit" means the Interest of a Limited  Partner  attributable  to a Capital
Contribution  of  $1,000  (determined   without  regard  to  any  discounts  for
Designated Investors and Discount Investors).

     "Voluntary Withdrawal" by a General Partner means any withdrawal initiated by the General Partner and includes, but is not limited to, the commencement of an action in bankruptcy by or against such General Partner, and excludes any withdrawal accomplished as the result of a settlement, whether or not incorporated in a decree of a court or administrative agency, between a withdrawing General Partner and one or more of any remaining General Partners, a majority-in-interest of the Limited Partners or any regulatory agency whether a Federal or state agency or a self-regulatory agency, having jurisdiction over the affairs of the Partnership.



                                      B-17


wncnat6-6/05.lpa

                                     ARTICLE 2

               FORMATION; NAME; PLACE OF BUSINESS; PURPOSE AND TERM

     2.1.    Formation of Partnership

     The parties hereto hereby form the Partnership on the terms and conditions set forth herein and pursuant to the provisions of the Act.

     2.2.    Name

     The name of the Partnership shall be "WNC Housing Tax Credit Fund VI, L.P., Series 5," "WNC Housing Tax Credit Fund VI, L.P., Series 6," "WNC Housing Tax
Credit Fund VI, L.P., Series 7," or "WNC Housing Tax Credit Fund VI, L.P., Series 8," as the case may be. The General Partner, in its sole discretion, may change the name of the Partnership at any time and from time to time provided that Notification thereof is given to the Limited Partners within 30 days of the effective date thereof.

     2.3.    Place of Business

     The Partnership shall continuously maintain an office in the State of California which shall constitute its principal office and place of business and at which the records required by Section 15615 of the Act and by Section 9.1 of this Agreement shall be maintained. Such office shall initially be located at 3158 Redhill Avenue, Suite 120, Costa Mesa, California 92626, but may be changed from time to time by the General Partner provided that Notification thereof is given to the Limited Partners within 30 days of the effective date thereof.

     The Partnership may maintain additional offices and places of business in other locations selected by the General Partner.

     2.4.    Purpose

     The purpose and character of the business of the Partnership shall be to acquire, hold, sell, dispose of and otherwise invest in Local Limited Partnership Interests and to engage in any other activities related or incidental thereto. The investment objectives of the Partnership, in order of importance, shall be to:

     (i) provide current tax benefits, primarily in the form of Tax Credits which Limited Partners may use to offset Federal income tax liabilities;


                                      B-18


wncnat6-6/05.lpa

     (ii)  preserve and protect the Partnership's capital; and

     (iii) provide cash distributions from Sale or Refinancing transactions.

     2.5.    Agent for Service of Process

     The Partnership shall continuously maintain an agent for service of process on the Partnership at the Partnership's principal office in the State of California. Such agent shall initially be David N. Shafer, Esq.

     2.6.    Term

     The term of the Partnership shall commence on the date of the filing of its Certificate of Limited Partnership with the office of the Secretary of State of the State of California and shall continue in full force and effect until December 31, 2052, or until the termination and winding up of the Partnership prior to that time pursuant to the provisions of Article 8.


                                     ARTICLE 3

                               PARTNERS AND CAPITAL

     3.1.    General Partner

     The business address of the General Partner is 3158 Redhill Avenue, Suite 120, Costa Mesa, California 92626. The General Partner has made a Capital Contribution to the Partnership of $100. The General Partner shall have no personal liability for the repayment of the Capital Contribution of any Limited Partner nor any other obligation to make Capital Contributions, loans or advances to the Partnership.

     3.2.    Initial Limited Partner

     The business address of the Initial Limited Partner is 3158 Redhill Avenue, Suite 120, Costa Mesa, California 92626. The Initial Limited Partner has made a Capital Contribution to the Partnership of $1,000. The Initial Limited Partner, as such, shall not be required to make any additional Capital Contribution to the Partnership.


                                      B-19


wncnat6-6/05.lpa

     3.3.    Additional Limited Partners; Terms of Offering

     3.3.1. The Partnership intends to make a public Offering of not more than 25,000 additional Units and shall admit as Limited Partners the Persons whose subscriptions for such Units are accepted by the General Partner (who may refuse to accept any subscription for any reason). The names and the residence, business or mailing addresses of the Additional Limited Partners and their Capital Contributions shall be set forth in the Partnership Register.

     3.3.2. The Capital Contribution required of each Additional Limited Partner shall be not less than $5,000 and may be such greater integral multiple of $1,000 (in each case determined without regard to any discounts for Designated Investors and Discount Investors) as such Additional Limited Partner and the General Partner shall agree upon. Notwithstanding the preceding, employees of the General Partner and its Affiliates and/or investors in real estate syndications previously sponsored by the Fund Manager may make a minimum Capital Contribution of $2,000. Except with respect to subscribers who qualify for, and elect to utilize, the installment payment procedure provided for in Section
3.4.1 below for the payment of up to one-half their Capital Contributions, all of such required Capital Contribution shall be paid in cash at the time of subscription for the Units.

     All subscribers whose subscriptions are acceptable to the General Partner shall be admitted to the Partnership as Additional Limited Partners on or before the last day of the calendar month during which such subscriptions were accepted.

     3.3.3. All cash and Promissory Notes received from subscribers for Units shall be received by the Partnership in trust and deposited in an escrow account with the Escrow Agent. Subscriptions for Units shall be accepted or rejected by the General Partner within 30 days after their receipt by the Partnership. Upon receipt and deposit into escrow of Capital Contributions in the amount of at least $1,400,000, the Escrow Agent shall release to the Partnership such Capital Contributions and the Promissory Notes evidencing any Note Capital Contributions, and the subscribers for such Units shall be admitted to the Partnership as Additional Limited Partners within 15 days after the date of such release. Thereafter, subscribers whose subscriptions are acceptable to the General Partner shall be admitted to the Partnership as Additional Limited Partners on or before the last day of the calendar month during which such subscriptions were accepted. All cash and Promissory Notes deposited by subscribers whose subscriptions are rejected by the General Partner shall be returned to such subscribers within 10 business days after such rejection. If the Escrow Agent does not receive Capital Contributions in the amount of at least $1,400,000 within one year from the Offering Commencement Date, it shall within 30 days thereafter return all cash and Promissory Notes

                                      B-20


wncnat6-6/05.lpa
deposited by subscribers for Units. Any interest earned on subscription funds in the hands of the Escrow Agent received by the Escrow Agent from any subscriber for Units shall be paid to such subscriber promptly after the release of such subscription proceeds by the Escrow Agent to the Partnership or to such subscriber, as the case may be. The General Partner, in its sole discretion, may, but is not obligated to, increase the total interest earned by the subscribers on funds held by the Escrow Agent. If so, the amount of the increase in interest will be identified in the Prospectus. Any funds necessary to pay such additional amount shall be contributed to the Partnership by the General Partner.

     3.3.4. The Offering shall be terminated not later than two years from the Offering Commencement Date, and may be terminated earlier at the election of the General Partner.

     3.3.5. To accomplish the purpose of this Section 3.3, the General Partner is hereby authorized to do all things necessary to admit such Additional Limited Partners, including, but not limited to, registering the Units under the Securities Act of 1933, as amended, qualifying the Units for sale with state securities regulatory agencies or perfecting exemptions from qualification, and entering into underwriting or agency arrangements for the Offering upon such terms and conditions as the General Partner may deem advisable.

     3.4.    Payment or Return of Additional Limited Partners' Capital

     3.4.1. (a) Each Limited Partner who subscribes for 10 or more Units may elect to contribute only $500 in cash for each Unit which such Partner acquires, provided that he also shall make a Note Capital Contribution in the amount of $500 for each such Unit. The Note Capital Contribution of each such Limited Partner shall be evidenced by a Promissory Note delivered upon subscription for the Units. Each Promissory Note shall be payable in one installment of principal on (i) January 31, 1999, if the maker subscribes for his Units between the date hereof and June 30, 1998, (ii) June 30, 1999, if the maker subscribes for his Units between July 1, 1998 and December 31, 1998, or (iii) the later of the date of subscription or January 31, 2000, if the maker subscribes for his Units after December 31, 1998. Each Promissory Note shall bear interest on the unpaid balance at a rate equal to the one-year Treasury Bill rate, such rate to be determined quarterly. Interest will be payable in arrears on the principal payment date.

             (b) Each Limited Partner who elects to pay for his Units in the manner described in Section 3.4.1.(a) (an "Installment Contributor Limited Partner") hereby grants to the Partnership a security interest in the Limited Partner's Units to secure all of the Limited Partner's obligations under the


                                      B-21


wncnat6-6/05.lpa

Promissory  Note,  any   modifications,   renewals  or  extensions  of  the
Promissory Note and all of the Limited  Partner's other  obligations  under this
Section 3.4.1.


             (c) If an Installment Contributor Limited Partner defaults under his Promissory Note or under any modifications, renewals or extensions thereof, at the option of the Partnership, the entire unpaid principal balance of his Promissory Note shall be immediately due and payable, the Promissory Note shall continue to bear interest at the rate set forth in Section 3.4.1(a), a late charge shall be imposed in an amount equal to 5% of any delinquent payment and the Partnership shall be entitled to retain and, in any event, set off against the amount owed to the Partnership by the defaulting Limited Partner, all distributions attributable to the Units of the defaulting Limited Partner. In addition, the Partnership may pursue any remedy available (including those available under the provisions of the Uniform Commercial Code) or in equity to collect, enforce and satisfy the obligations of the defaulting Limited Partner, including the filing of a suit to obtain a judgment against the defaulting Limited Partner.


     The defaulting Limited Partner shall pay to the Partnership all costs incurred by the Partnership in enforcing the Promissory Note, including but not limited to costs of obtaining money damages and attorneys' fees. Each Installment Contributor Limited Partner acknowledges that the Partnership may pledge his Promissory Note as collateral security for Partnership debt. In the event of a default under the Promissory Note, the Partnership or any other holder of the Promissory Note, as applicable, may foreclose upon the defaulting Limited Partner's interest in the Partnership and sell the Units in a commercially reasonable manner to non-defaulting Limited Partners or to other qualified investors on terms approved by the Partnership or any holder of the Promissory Note. It is acknowledged by each Installment Contributor Limited Partner that the purchase of the Units is a suitable investment only for Persons meeting certain suitability standards and that it will be difficult for the Partnership to find a suitable purchaser of the Units and to make adequate disclosure of all of the then existing risks of the investment to prospective purchasers. The General Partner and its Affiliates may (but are not obligated to) purchase any such Units, but only if such Units have first been offered to the non-defaulting Limited Partners. If Units are offered to non-defaulting Limited Partners, they will be sold on a first-come, first-sold basis in increments of whole Units only.

     Each Installment Contributor Limited Partner agrees that in the event of a default under his Promissory Note and a foreclosure and sale of his Units by the Partnership or any holder of his Promissory Note, as applicable, the purchaser of the Units in such a sale may be substituted as a Limited Partner in place of the defaulting Limited Partner without any further consent being required from


                                      B-22


wncnat6-6/05.lpa
the defaulting Limited Partner, and specifically authorizes the General Partner to execute on his behalf any amendment to the Partnership Agreement or other documentation necessary to effect the substitution. Units acquired by the Partnership through a foreclosure sale or otherwise may be reissued by the Partnership.

     Each  Promissory  Note shall (i) be made with full  recourse  to the maker;
(ii) not be a negotiable instrument; (iii) be assignable only subject to the defenses of the maker; (iv) be subject to venue for collection in the jurisdiction in which the Installment Contributor Limited Partner resides; (v) not be sold by the Partnership prior to maturity; (vi) provide that a default in a payment due shall not occur until 30 days after its due date; provided, that until 30 days after default and notice thereof and intent to foreclose has been given to the defaulting Limited Partner, such Limited Partner shall have the right to cure such default with interest due thereon without suffering any reduction in Interest in the Partnership and the Partnership may not commence proceedings to enforce its security interest in the defaulting Limited Partner's Units; (vii) not contain any provision authorizing a confession of judgment; and
(viii) be prepayable at any time in whole (but not in part) without penalty. Subject to the foregoing, the Partnership may pledge and grant security interests in Promissory Notes as security for any Partnership obligation.

     3.4.2. In the event that any portion of the amount available for Investment in Local Limited Partnership Interests is not so invested within the later of
(i) 24 months after the Offering Commencement Date, or (ii) 12 months after termination of the Offering, such uninvested portion (except for Reserves) shall be distributed to the Limited Partners who invested in the Partnership as a return of capital. In addition, in order to refund to the Limited Partners the amount of Front-End Fees attributable to such returned capital, the General Partner shall contribute to the Partnership and the Partnership shall distribute pro rata to the Limited Partners the amount by which the quotient of (x) the amount of uninvested capital distributed pursuant to the foregoing sentence, divided by (y) the percentage of the Capital Contributions which remain after payment of all Front-End Fees, exceeds the uninvested capital so distributed. Any funds (i) with respect to the investment of which the Partnership has executed a written agreement in principle, commitment letter, letter of intent or understanding, option agreement or other similar understanding or contract, or (ii) which the Partnership has set aside or temporarily invested for Reserves or to fund capital contributions to any Local Limited Partnerships as of the later of (i) the date 24 months after the Offering Commencement Date or (ii) the date 12 months after termination of the Offering will be deemed invested on that


                                      B-23


wncnat6-6/05.lpa
date and will not subsequently be returned to the Limited Partners even if investment of such funds is not consummated or the contingent payments are not made.

     3.5.    Liability of Limited Partners

     3.5.1. A Limited Partner shall be liable only to make his Capital Contribution, including his Note Capital Contribution, and shall not be liable for the debts, liabilities, contracts or any other obligations of the Partnership.

     3.5.2. A Limited Partner may be obligated to return a distribution of cash or other property received by him from the Partnership to the extent that, immediately after giving effect to the distribution, all liabilities of the Partnership, other than liabilities to Limited Partners on account of their Interests in the Partnership and liabilities as to which recourse of the creditors is limited to specified property of the Partnership, exceed the fair value of the Partnership's assets, provided that the fair value of any Property that is subject to a liability as to which recourse of creditors is so limited shall be included in the Partnership's assets only to the extent that the fair value of the Property exceeds the liability.

     3.6.    Miscellaneous

     3.6.1.  No Partner shall be paid interest on any Capital Contribution.

     3.6.2. No Partner shall have the right to withdraw prior to the dissolution and winding up of the Partnership or to receive any return of his Capital Contribution except as specifically provided in Article 4 and Sections 3.4.2 and
8.2. No Capital Contribution may be returned in the form of property other than cash, except as specifically provided in Section 8.2.


     3.6.3. After its issuance by the Partnership, no Unit shall be subject to Assessment. For these purposes, the term "Assessment" means additional amounts of capital which may be mandatorily required of or paid at the option of a Limited Partner beyond his subscription commitment. The term "Assessment" does not mean a Limited Partner's Note Capital Contribution.



                                      B-24


wncnat6-6/05.lpa

                                     ARTICLE 4

             DISTRIBUTIONS OF CASH; ALLOCATIONS OF PROFITS AND LOSSES

     4.1.    Distributions of Cash Available for Distribution

     Any Cash Available for Distribution at the end of any fiscal year shall be distributed, within 120 days after the end of such fiscal year, 99% to the Limited Partners and 1% to the General Partner.

     4.2.    Distributions of Sale or Refinancing Proceeds

     4.2.1. Subject to other provisions of this Section 4.2, all Sale or Refinancing Proceeds, to the extent not used to acquire Local Limited Partnership Interests as permitted by Section 5.4.1(x), shall be distributed in the following amounts and order of priority:

     (i) First, to the Limited Partners until they have received (a) their Adjusted Capital Contributions, plus (b) their Return on Investment minus (i) any cash distributed by the Partnership to the Limited Partners pursuant to
Section 4.1 or this Section 4.2.1(i)(b) on or before the close of the year in which the distribution of Sale or Refinancing Proceeds occurs, and (ii) an amount equal to the Tax Credits allocated to the Limited Partners on or before the close of such year (reduced by any recapture thereof arising other than as a result of the disposition of a Unit by a Limited Partner);

     (ii) Second, to the General Partner in an amount equal to (a) its Capital Contribution minus (b) any amounts previously distributed to it from Sale or Refinancing Proceeds; and

     (iii)  Third  (after  payment  of  any  accrued  but  unpaid   Subordinated
Disposition Fee), the balance 90% to the Limited Partners and 10% to the General Partner.

     4.2.2. Upon termination and winding up of the Partnership, after payment of, or adequate provision for, the debts and obligations of the Partnership, and the funding of any Reserves deemed reasonable by the General Partner, the remaining assets of the Partnership shall be distributed to all Partners with positive Capital Accounts in the ratio of their respective positive Capital Accounts to the sum of all such positive Capital Accounts. For purposes of the preceding sentence, the Capital Account of each Partner shall be determined after all adjustments in accordance with this Article 4 resulting from Partnership operations and from all Sales or Refinancings. If any assets of the


                                      B-25


wncnat6-6/05.lpa

Partnership are to be conveyed to a liquidating trust for the Partners under Section 8.2.2, then prior thereto the Capital Account of each Partner shall be credited or charged in accordance with this Article 4 with the amount of Profits and Losses for Tax Purposes that would have been credited or charged to reflect the distribution of such assets as though the adjusted basis of such assets to the Partnership were equal to the fair market value of such assets, as determined under Section 8.2.2.

     4.2.3. Notwithstanding any other provision of this Agreement to the contrary, the interest of the General Partner and of its Affiliates in cash to be distributed by the Partnership or by any Local Limited Partnership from Cash Available for Distribution, from Sale or Refinancing Proceeds, or from similar sources in the case of a Local Limited Partnership, will not exceed, in the case of Cash Available for Distribution, 10% of total Cash Available for Distribution and, in the case of Sale or Refinancing Proceeds, after the payment to Limited Partners of an amount equal to 100% of their Capital Contributions and their
Return on Investment, 15% of remaining Sale or Refinancing Proceeds. Furthermore, the interest of the General Partner and its Affiliates as Local General Partners and/or as the SLP Affiliate in operating cash flow of all Local Limited Partnerships, plus the Asset Management Fee payable pursuant to Section 5.6.6, will not in any year exceed an amount equal to 0.5% of that portion of Invested Assets in Local Limited Partnerships which are attributable to apartment units receiving Government Assistance.

     4.3.    Profits and Losses

     After taking into account all special allocations of income or gain and Profits and Losses for Tax Purposes and otherwise adjusting the Partners' Capital Accounts in accordance with the applicable provisions of Section 4.4, any remaining Profits and Losses shall be allocated among the Partners in accordance with this Section 4.3, subject to Section 4.7.

     4.3.1. Unless Section 4.3.3 applies, if there is an aggregate Loss remaining, such remaining aggregate Loss shall be allocated:

     (i) First, to the extent of the positive Capital Account balances of the Partners, in such manner and amount as is necessary to cause such balances, as so adjusted, to be in the ratio of 99% to the Limited Partners and 1% to the General Partner until such balances are reduced to zero;

     (ii) Second, to the extent of the excess of Partnership Minimum Gain over the aggregate negative Capital Account balances of the Partners with such balances, to the General Partner and the Limited Partners in such manner and

                                      B-26


wncnat6-6/05.lpa
amount as is necessary to cause their negative Capital Account balances, as so adjusted, to be in the ratio of 99% to the Limited Partners and 1% to the General Partner; and

     (iii) Third, to the General Partner.

     4.3.2. Unless Section 4.3.3 applies, if there is an aggregate Profit remaining, such remaining aggregate Profit shall be allocated:

     (i) First, in the event that the Limited Partners have an aggregate positive Capital Account balance and the General Partner has a negative Capital Account balance or vice versa, to the class of Partners with and to the extent of such negative balances;

     (ii) Second, to the extent of the aggregate negative Capital Account balances of the Partners, to the Limited Partners and the General Partner in such manner and amount as is necessary to cause the negative Capital Account balances of such Partners, as so adjusted, to be in the ratio of 99% to the Limited Partners and 1% to the General Partner; and

     (iii) Third, to the Limited Partners to the extent that their positive Capital Account balances are less than their Adjusted Capital Contributions.

     4.3.3. Notwithstanding any provision of this Section 4.3 to the contrary, to the extent of (i) any aggregate Profit remaining after the allocations provided in Section 4.3.2.(iii), or (ii) the lesser of the Partnership's remaining aggregate Losses and the excess of the positive Capital Account balances of the Limited Partners over their Adjusted Capital Contributions, any such Profits or Losses shall be allocated among the Limited Partners and the General Partner in such manner and amount as is necessary to cause the positive Capital Account balances of the Partners to be equal to such Partners' Deemed Liquidation Distribution.

     4.3.4. Whenever in this Section 4.3 a reference is made to the Limited Partners, such reference shall be deemed to be a reference to the Limited Partners as a class.

     4.3.5. Profits and Losses for Tax Purposes and the amount of any expenditure giving rise to a Tax Credit shall be determined and allocated with respect to each fiscal year of the Partnership as of, and within 75 days after, the end of such year.


                                      B-27


wncnat6-6/05.lpa

     4.4.    Certain Provisions Related to Partnership Allocations and
             Distributions

     4.4.1.(i) The provisions of this Agreement related to the maintenance of Capital Accounts, the allocation of Profits and Losses for Tax Purposes and Tax Credits and the distribution of cash and property to the Partners are intended to comply with the requirements of Treasury Regulation Section 1.704-1(b) by causing the amount of such Profits and Losses for Tax Purposes to be allocated among the Partners' Capital Accounts so that the amount in their Capital Accounts as of the end of each fiscal year of the Partnership is equal to the Partners' Deemed Liquidation Distributions. Where there would be no Deemed Liquidation Distribution to the Partners, such provisions are intended to comply with the above-referenced Treasury Regulations by (a) limiting the maximum negative balance in the Capital Accounts of the Limited Partners, as a class, to an amount not in excess of their aggregate share (determined in accordance with Treasury Regulation Section 1.704- 2(g)) of Partnership Minimum Gain, (b) allocating the Partnership's aggregate Nonrecourse Deductions to cause the negative Capital Account balances of the Limited Partners, as a class, and the General Partner to be in the ratio of 99% to the Limited Partners and 1% to the General Partner, and (c) allocating to the Partners an amount of gross income or gain of the Partnership to the extent necessary to cause the Partnership to comply with clauses (a) and (b) of this sentence at the end of each fiscal year of the Partnership. In addition, such provisions are intended to cause the amount distributable to each Partner in an actual distribution pursuant to
Section 4.2.2 to equal the amount that would be distributable to each Partner if
Section 4.2.1 rather than Section 4.2.2 applied to such distribution.

     (ii) If the Partnership is advised at any time by its Accountants or counsel that the allocations of Profits and Losses for Tax Purposes and/or Tax Credits are unlikely to be respected for Federal income tax purposes or that an actual distribution to the Partners in accordance with Section 4.2.2 would not result in each Partner receiving the amount that he would have received if
Section 4.2.1 rather than Section 4.2.2 applied to such distribution, the General Partner is authorized and empowered, without any Consent of Limited Partners, to amend this Agreement (other than Sections 4.1 and 4.2 hereof) to cure such defect consistent with the principles of Section 4.4.1(i).

     4.4.2. The Partners acknowledge that under certain circumstances specified in the Treasury Regulations, the allocations of taxable income or loss and any item thereof may not be respected for Federal income tax purposes, unless the assets of the Partnership are revalued to reflect their fair market value and the Capital Accounts of the Partners are properly adjusted to reflect the

                                      B-28


wncnat6-6/05.lpa
difference between this fair market value (referred to herein as the "Book Value") and the Partnership's tax basis in such assets (or, in the case of a prior revaluation, the Partnership's prior Book Value). The circumstances in which such revaluation may be required include, without limitation, the contribution of property (other than cash) to the Partnership by a Partner and certain distributions of property by the Partnership to a Partner, as well as any deemed distribution and contribution in accordance with Treasury Regulation
Section 1.708-1(b)(1)(iv). This Agreement does not permit or provide for the contribution of property (other than cash) to the Partnership and does not provide for the distribution of property (other than cash) to the Partners, except for distributions to a liquidating trust for the Partners under Section
8.2.2. However, in the event that the Treasury Regulations are determined to require such a revaluation, the Capital Accounts of the Partners shall be properly adjusted to reflect such revaluation and the effect of such contribution or distribution on liabilities that the recipient assumes or to which the revalued property is subject. Any allocation of Profits and Losses for Tax Purposes and any adjustment to the Partners' Capital Accounts required by the Treasury Regulations as a result of such required revaluation, including, without limitation, any adjustments required by Section 704(c) of the Code, shall be made in accordance with the principles of Section 4.4.1(i).

     4.4.3.(i) In the event any Limited Partners unexpectedly receive any adjustments, allocations, or distributions described in Treasury Regulation
Section 1.704-1(b)(2)(ii)(d)(4)-(ii)(d)(6), items of Partnership income and gain (consisting of a pro rata portion of each item of the Partnership's income, including gross income, and gain for such year) shall be specially allocated to such Partners in an amount and manner sufficient to eliminate, to the extent required by the Regulations, the Adjusted Capital Account Deficit created by such adjustments, allocations, or distributions as quickly as possible.

     (ii) In the event the adjusted tax basis of any investment tax credit property that has been placed in service by the Partnership is increased pursuant to Section 50(c)(2) of the Code, such increase shall be allocated among the Partners (as an item in the nature of income or gain) in the same proportions as the investment tax credit that is recaptured with respect to such Property is shared among the Partners.

     (iii) The Capital Account of each Limited Partner shall be reduced by a charge equal to the amount of the selling commission paid by the Partnership to the soliciting dealers that is properly allocable to the Units held by such Limited Partner. Notwithstanding any provision of this Agreement to the contrary, the Partnership shall be deemed to have distributed to each Limited Partner, and the Capital Account of each Limited Partner shall be reduced by a charge equal to, the excess of a 7% selling commission over the amount charged

                                      B-29


wncnat6-6/05.lpa
such  Limited  Partner's  Capital  Account  as  a  selling   commission  in
accordance with the preceding sentence (the "Discount"). Any deemed distribution pursuant to this Section 4.4.3(iii) shall not be deemed a return of a Partner's Capital Contribution, but rather shall be deemed to be a compromise within the meaning of Section 15636(c) of the Act, and no Partner shall be obligated to pay any such amount to or for the benefit of the Partnership or any creditor of the Partnership. With respect to each Designated Investor and each Discount
Investor: (a) the Capital Contribution of such Investor shall be deemed to be equal to $1,000 for each Unit purchased; (b) the amount of the selling commission paid by the Partnership that is properly allocable to the Units held by such Investor shall be deemed to be the reduced selling commission; and (c) such Investor shall not receive an actual distribution but shall be deemed to have received a distribution pursuant to this Section 4.4.3(iii) equal to the Discount. All other Syndication Expenses for any fiscal year or other period shall be specially allocated to the Limited Partners in proportion to their Units, provided that if additional Limited Partners are admitted to the Partnership pursuant to Section 3.3 hereof on different dates, all of such other Syndication Expenses shall be divided among the Partners who own Units from time to time so that, to the extent possible, the cumulative amount of such other Syndication Expenses allocated with respect to each Unit at any time is the same amount. In the event the General Partner shall determine that such result is not likely to be achieved through future allocations of such other Syndication Expenses, the General Partner may allocate a portion of Profits and Losses for Tax Purposes so as to achieve the same effect on the Capital Accounts of the Limited Partners subject to the principles of Section 4.4.1.

     (iv) Any reduction in the adjusted tax basis (or cost) of Partnership property pursuant to Section 50(c)(1) of the Code shall be allocated among the Partners (as an item in the nature of expenses or losses) in the same proportions as the basis (or cost) of such property is allocated pursuant to Treasury Regulation Section 1.46- 3(f)(2)(i).

     (v) (a) Except as otherwise provided in Treasury Regulation Section 1.704-2(f), if there is a net decrease in Partnership Minimum Gain during a fiscal year of the Partnership, each Partner shall be allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in proportion to, and to the extent of, an amount equal to the portion of such Partner's share of the net decrease in Partnership Minimum Gain during such year.

             (b) Except as otherwise provided in Treasury Regulation Section 1.704- 2(h), if there is a net decrease in Partner Nonrecourse Debt Minimum Gain during a fiscal year of the Partnership determined in accordance with the principles of Section 1.704-2(i) of the Regulations, each Partner who had a share of Partner Nonrecourse Debt Minimum Gain at the beginning of such year


                                      B-30


wncnat6-6/05.lpa
shall be allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in proportion to, and to the extent of, an amount equal to the portion of such Partner's share of the net decrease in Partner Nonrecourse Debt Minimum Gain during such year that is allocable (in accordance with the principles set forth in Treasury Regulation Section 1.704-2(i)) to the disposition of Partnership property subject to the related Partner Nonrecourse Debt.

             (c) For the purposes of this Section 4.4.3(v), the date of any Sale or Refinancing shall be treated as the end of a fiscal year of the Partnership. The character and origin of any income or gain allocated in accordance with this
Section  4.4.3(v)  shall be determined in  accordance  with Treasury  Regulation
Section 1.704-2(j).

     (vi) The allocations set forth in Sections 4.4.2 and 4.4.3 hereof, other than this Section 4.4.3(vi) and Section 4.4.3(vii) hereof (the "Regulatory
Allocations") are intended to comply with certain requirements of Treasury Regulations. It is the intent of the Partners that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Partnership income, gain, loss or deduction pursuant to this Section 4.4.3(vi). Therefore, notwithstanding any other provision of this Article 4 (other than the Regulatory Allocations), the General Partner shall make such offsetting special allocations of Partnership income, gain, loss or deductions in whatever amount it determines appropriate so that, after such offsetting allocations are made, each Partner's Capital Account balance is, to the extent possible, equal to the Capital Account balance such Partner would have had if the Regulatory Allocations were not part of the Partnership Agreement and all Partnership items were allocated pursuant to the provisions of this Article 4 other than the Regulatory Allocations. In exercising its discretion under this Section 4.4.3(vi), the General Partner shall take into account future Regulatory Allocations under Section 4.4.3(v)(a) and (b) that, although not yet made, are likely to offset other Regulatory Allocations previously made under Sections 4.4.3(viii) and (ix).

     (vii) In any fiscal year in which Section 4.3.1(i) or (ii) applies to the allocation of Losses or Section 4.3.2(ii) applies to the allocation of Profits, the General Partner shall be specially allocated an amount of income, including gross income, or gain from such fiscal year to the extent necessary to cause the Capital Accounts of the Limited Partners and the General Partner to be in the ratios stated in whichever of such sections is applicable.

     (viii) Notwithstanding Section 4.3.1, any deduction attributable to Partner Nonrecourse Debt shall be allocated to the Partners that bear the Economic Risk of Loss for the Partner Nonrecourse Debt.

                                      B-31


wncnat6-6/05.lpa

     (ix) Except as otherwise expressly provided herein, Nonrecourse Deductions shall be allocated 99% to the Limited Partners and 1% to the General Partner.

     4.4.4. For the purpose of making any allocation of Profit and Loss for Tax Purposes, the Capital Account of each Partner shall first be deemed to have been reduced by the amount of any distribution that, at the end of the fiscal year of the Partnership with respect to which such allocation is to be made, was reasonably anticipated to be made to such Partner pursuant to Section 4.1 or
Section 4.2.1, except to the extent that, in compliance with Treasury Regulation
Section 1.704- 1(b)(2)(ii)(d)(6), the General Partner reasonably anticipates that the Partnership will subsequently have offsetting income or gains.

     4.4.5. To the extent that any amount of gain from the sale or other disposition of a Property is treated as gain subject to the provisions of
Section 1245 or 1250 of the Code (other than as a result of the application of Section 291 of the Code), such gain shall be allocated between the Limited Partners, as a class, and the General Partner in the manner and amount necessary to offset the amount of depreciation previously allocated to them that is being recaptured as a result of such sale or other disposition (including any amount so treated as a result of the application of Section 50(c) of the Code); provided, however, that nothing in this Section 4.4.5 shall alter the aggregate amount of Profits and Losses for Tax Purposes allocable to any Partner pursuant to this Article 4, and the character of other items included in such Profits and Losses for Tax Purposes for the relevant period shall be appropriately adjusted to give effect to this provision.

     4.4.6. All amounts withheld pursuant to the Code or any provision of any state or local tax law with respect to any distribution to, or allocable share of, the Partners shall be treated as amounts distributed to the Partners pursuant to this Article 4 for all purposes under this Agreement. The General Partner may allocate any such amounts among the Limited Partners in any manner that is in accordance with applicable law.

     4.4.7. Where relevant in determining the allocation of Profits and Losses for Tax Purposes among the Partners, including the character of any amount so allocated, such Profits and Losses arising other than from a Sale or Refinancing shall be allocated among the Partners before the allocation of such Profits and Losses from a Sale or Refinancing, and where more than one Sale or Refinancing occurs during the fiscal year, Profits and Losses for Tax Purposes from such transactions shall be allocated among the Partners in chronological order.

     4.4.8. To the extent permitted by Section 1.704-2(h)(3) of the Treasury Regulations, the General Partner shall endeavor to treat Partnership

                                      B-32


wncnat6-6/05.lpa
distributions  as  having  been  made from the  proceeds  of a  Nonrecourse
Liability  or  a  Partner   Nonrecourse  Debt  only  to  the  extent  that  such
distributions would cause or increase an Adjusted Capital Account Deficit for any Limited Partner.

     4.4.9 Any interest income recognized by the Partnership in connection with payments to the Partnership pursuant to a Promissory Note shall be allocated to the Limited Partner which delivered such Promissory Note to the Partnership (or his successor in interest).

     4.5.    Allocation of Tax Credits

     4.5.1. Except as provided in Section 4.5.2, in accordance with Treasury Regulation Section 1.704-1(b)(4)(ii), all expenditures giving rise to the allowance of any Tax Credits shall be allocated among the Partners in the manner in which the deductions arising from such expenditures are allocated among the Partners for the relevant taxable year, it being the intention of the Partners that such expenditures, including, without limitation, expenditures giving rise to the allowance of Low Income Housing Credits, be allocated 99% to the Limited Partners, as a class, and 1% to the General Partner.

     4.5.2. For purposes of the investment tax credit, including the Historic Tax Credit, each Partner shall be allocated a share of the Partnership's basis in the property qualifying for the investment tax credit. Each Partner's share of such basis shall be determined in accordance with the ratio in which the Partners are allocated Profits of the Partnership (other than Profits from a Sale or Refinancing) for the year during which the property is placed in service. If the Partnership realizes no Profits during such year, then such share of such basis shall be determined in accordance with the ratio in which the next dollar of such Profits would have been allocated if such Profits had been realized.

     4.5.3. Any recapture of any Tax Credits shall be allocated between the Limited Partners, as a class, and the General Partner in the same manner in which they shared the Tax Credits.

     4.5.4. Notwithstanding Section 4.5.3, in the case of any recapture of any Tax Credits resulting from the sale, exchange, transfer or assignment of any Units, the Limited Partners holding such Units prior to the sale, exchange, transfer or assignment shall indemnify the Partnership and the Partners not transferring their Units for the consequences of such recapture in the proportion in which such transferred Units shared the Tax Credits.


                                      B-33


wncnat6-6/05.lpa

     4.6.    Determinations of Allocations and Distributions
             Within Classes of Partners

     4.6.1. All Cash Available for Distribution and Sale or Refinancing Proceeds distributable to the Limited Partners as a class, and all Profits and Losses for Tax Purposes and Tax Credits (including each item of income, gain, loss, deduction or credit included therein, except as provided in Section 4.4) allocable to the Limited Partners as a class, shall be distributed or allocated, as the case may be, to each Limited Partner entitled to a distribution or allocation, in the ratio which the number of Units held by each Limited Partner bears to the total number of Units held by all Limited Partners entitled to the distribution or allocation.

     4.6.2. Except a provided in Sections 3.3.3, 4.6.3, 4.6.4, and 4.6.5, all Profits and Losses for Tax Purposes not arising from a Sale or Refinancing and all Tax Credits allocable to the Limited Partners as a class, shall be allocated, and all Cash Available for Distribution distributable to the Limited Partners as a class shall be distributed, to the Persons recognized (in accordance with Section 7.3.3 in the case of a transfer of Units) as the holders of Units for this purpose as of the last day of the fiscal period for which the allocation or distribution is to be made.

     4.6.3. Subject to Section 4.6.5, all Profits and Losses for Tax Purposes not arising from a Sale or Refinancing and all Tax Credits for a fiscal year allocable to any Unit which is transferred during the year shall be divided and allocated between the transferee and the transferror based upon the number of quarterly periods that each was recognized (in accordance with Section 7.3.3) as the holder of the Unit for this purpose, without regard to whether Partnership operations during particular quarterly periods of such fiscal year produced profits or losses or cash distributions.

     4.6.4. All Profits and Losses for Tax Purposes arising from a Sale or Refinancing allocable to the Limited Partners as a class shall be allocated, and all Sale or Refinancing Proceeds distributable to the Limited Partners as a class shall be distributed, to the Persons recognized (in accordance with Section 7.3.3 in the case of a transfer of Units) as the holders of Units for this purpose as of the date of the Sale or Refinancing, except as provided in the following sentence. All Profits and Losses for Tax Purposes which are attributable to, and all Sale or Refinancing Proceeds which represent, Sale or Refinancing Proceeds not received by the Partnership as cash upon a sale but later received by the Partnership as a result of an Installment Sale (as defined in Section 4.7) or other deferred payment arrangement and distributable or allocable to the Limited Partners as a class in accordance with Section 4.7, shall be allocated or distributed, as the case may be, to the Persons recognized as the holders of Units for this purpose as of the date the deferred Sale or Refinancing Proceeds are received by the Partnership (or, in the

                                      B-34


wncnat6-6/05.lpa
case of a transfer of such Unit that is treated, under Section 7.3.3, as occurring after the date of such Installment Sale or other deferred payment arrangement, to the transferee of such Unit).

     4.6.5. In the event that there is more than one Investor Closing, all Cash Available for Distribution and Profits and Losses for Tax Purposes not arising from a Sale or Refinancing, distributable or allocable, as the case may be, to the Limited Partners as a class for the period commencing with the first day of the month of the Investor Closing and ending on the last day of the month of the Investor Closing will be distributed or allocated, as the case may be, on a monthly basis in accordance with Section 4.6.1 solely to the Limited Partners admitted to the Partnership as of or prior to the Investor Closing date which occurs during such month.

     4.7.    Installment Obligations

     4.7.1. If as a result of the sale by a Local Limited Partnership of its Property or of a sale by the Partnership of a Local Limited Partnership Interest which results in the receipt of an installment obligation, including, without limitation, a purchase money mortgage or a purchase contract prescribing one or more payments following closing of the sale (an "Installment Obligation") as part of the purchase price (an "Installment Sale"), after payment of, or adequate provision for, the currently payable debts and obligations of the Partnership and any Reserves deemed appropriate by the General Partner, the aggregate of the cash, if any, received and the principal and interest payments to be made under the Installment Obligation shall be distributed following actual receipt of such payments by the Partnership between the General Partner and the Limited Partners as a class in accordance with their Distribution Percentages in such sales proceeds. The "Distribution Percentages" of the General Partner and the Limited Partners as a class with respect to an Installment Obligation shall equal the percentage of the total distributions that they would have been entitled to receive under the provisions of Section 4.2, if the Partnership had received the amount of cash actually received from such Installment Sale plus cash equal to the present value of such Installment Obligation at the closing of the related Installment Sale. The present value of an Installment Obligation shall be determined with respect to the total payments of principal and interest to be made under the Installment Obligation (without regard to any rights of prepayment or prepayment premiums), by applying a discount rate equal to the current yield, on the date of the Installment Sale, on a United States Treasury obligation, selected by the General Partner, having a stated maturity comparable to the ultimate stated maturity date of such Installment Obligation.


                                      B-35


wncnat6-6/05.lpa

     4.7.2. Notwithstanding the provisions of Section 4.3, any Profits and Losses for Tax Purposes resulting from an Installment Sale (including, without limitation, any amount of income or gain attributable to the relevant Installment Obligation as a result of (i) the application of Section 453C of the Code or (ii) the disposition thereof by the Partnership or Local Limited Partnership, but excluding any interest income to which Section 4.7.3 applies) shall be allocated between the General Partner and the Limited Partners as a class in accordance with their Allocation Percentages in such Profits and Losses for Tax Purposes. The Allocation Percentages of the General Partner and the Limited Partners as a class shall equal the percentage of the total Profits and Losses for Tax Purposes deemed recognized by the Partnership in accordance with this sentence that would have been properly allocable to the General Partner and the Limited Partners as a class under the provisions of Section 4.3 if the Partnership had received the amount of cash actually received from such Installment Sale plus cash equal to the present value of the Installment Obligation at the closing of the Installment Sale, as determined under Section 4.7.1.

     4.7.3. Any interest income on an Installment Obligation shall be allocated, when and if accrued by the Partnership, between the General Partner and the Limited Partners as a class in accordance with their Distribution Percentages in such Installment Obligation.

     4.7.4. For purposes of calculating each Partner's share of Profits and Losses for Tax Purposes and Tax Credits, the Partnership will be deemed to have distributed to the General Partner and the Limited Partners as a class their respective Distribution Percentages, on the date of the closing of an
Installment Sale, of the present value of the Installment Obligation, as determined under Section 4.7.1. Any amounts deemed to have been distributed to the Limited Partners as a class will reduce Adjusted Capital Contributions and Capital Accounts as of the date of the Installment Sale, and the actual receipt by the Partners of any proceeds from an Installment Sale shall not further reduce Adjusted Capital Contributions and Capital Accounts.

                                     ARTICLE 5

                   RIGHTS, POWERS AND DUTIES OF GENERAL PARTNER

     5.1.    Management of the Partnership

     5.1.1. Subject to the Consent of the Limited Partners (or of a specified percentage thereof) where required by this Agreement, the General Partner shall have the exclusive right and authority to manage and control the business of the

                                      B-36


wncnat6-6/05.lpa

Partnership and is hereby authorized to take any action and to do anything it deems necessary to achieve the purposes of the Partnership in accordance with the provisions of this Agreement and applicable law.

     5.1.2. The General Partner shall, except as otherwise provided in this Agreement, have all rights and powers and shall be subject to all the restrictions and liabilities of a partner in a partnership without limited partners.

     5.1.3. No Limited Partner (except one who may also be a General Partner, and then only in its capacity as a General Partner) shall participate in or have any control over the Partnership business or have any authority or right to act for or bind the Partnership.

     5.2.    General Authority of General Partner

     5.2.1. Subject to Sections 5.2.2, 5.3 and 5.4, the General Partner for, and in the name and on behalf of, the Partnership is hereby authorized, without limitation:

     (i) to acquire, hold, encumber, sell, dispose of and otherwise deal with Local Limited Partnership Interests, at such price and upon such terms as it deems to be in the best interests of the Partnership, including exercise of the Partnership's voting and other rights and powers as a limited partner in the Local Limited Partnerships;

     (ii) to acquire by purchase, lease, exchange or otherwise, any other real or personal property;

     (iii) to borrow money and issue evidences of indebtedness, and to secure the same by pledge or other lien on any Local Limited Partnership Interests or other assets of the Partnership;

     (iv) to employ agents, employees, managers, accountants, attorneys, consultants and other Persons necessary or appropriate to carry out the business and operations of the Partnership, and to pay fees, expenses, salaries, wages and other compensation to such Persons;

     (v) to pay, extend, renew, modify, adjust, submit to arbitration, prosecute, defend or compromise, upon such terms as it may determine and upon such evidence as it may deem sufficient, any obligation, suit, liability, cause of action or claim, including taxes, either in favor of or against the Partnership;

     (vi) to cause the Partnership to make or revoke any of the elections referred to in the Code;

                                      B-37


wncnat6-6/05.lpa

     (vii) to offer and sell Units in the Partnership to the public directly or through any licensed Person and to employ personnel, agents and dealers for such purpose;

     (viii) to establish and maintain Reserves for such purposes and in such amounts as it deems appropriate from time to time, it being understood and agreed that, after the termination of the Offering, the General Partner shall establish initial Reserves out of Capital Contributions, in the manner contemplated by the Prospectus, in an amount equal to not less than 3% of such Capital Contributions;

     (ix) to invest the Net Proceeds in Temporary Investments prior to investment in Local Limited Partnership Interests;

     (x) to engage in any kind of activity necessary to, or in connection with, or incidental to the accomplishment of the purposes of the Partnership;

     (xi) to withhold income taxes as required by, and to otherwise comply with and take actions necessary as a result of, provisions of the Code (or comparable provisions of law in any state or other jurisdiction in which the Partnership does business) requiring withholding; and

     (xii) in the absolute discretion of the General Partner, at any time after conclusion of the Offering, to repurchase any Units upon the request of the holder thereof on terms mutually agreeable to the Partnership and such holder if the repurchase does not impair the capital or the operations of the Partnership. Neither the Partnership nor the General Partner shall, at any time, have any obligation whatsoever to repurchase any Units.

     5.2.2. Notwithstanding any provision in this Agreement to the contrary, it is understood and agreed that in selecting Local Limited Partnership Interests for investment by the Partnership the General Partner shall be bound by the following investment policies which may not be changed, altered or amended, except as provided in Section 10.2:

     (i) the Partnership shall make investments only in Local Limited Partnerships which own completed Apartment Complexes or are in the process of developing new Apartment Complexes or rehabilitating Apartment Complexes which shall be eligible, in the opinion of counsel, (a) for the Low Income Housing Credit, and/or (b) the Historic Tax Credit;

     (ii) the  Partnership  shall  not  acquire  any Local  Limited  Partnership
Interest unless the Partnership has received, with respect to the Apartment Complex of such Local Limited Partnership, either (i) an appraisal prepared by a


                                      B-38


wncnat6-6/05.lpa
competent, independent appraiser or (ii) RD Forms 1924-13 (estimate and certificate of actual cost) and 1930-7 (statement of budget, income and expense) or HUD project cost and budget analysis on Form 2264, or a comparable form of any successor of RD or HUD or of a state or other governmental agency, including any applicable Tax Credit allocation agency, setting forth estimates with respect to construction and mortgage financing costs and initial rental income and operating expenses, which in either case shall be maintained in the Partnership's records for at least five years, and shall be available for inspection and duplication by any Partner;

     (iii) no part of the Partnership's investment in a Local Limited Partnership (other than a Local Limited Partnership which owns a completed Apartment Complex at the time of the Partnership's initial investment therein) shall be made prior to receipt of a commitment for the construction loan, and no more than 75% of the Partnership's investment in such a Local Limited Partnership shall be made prior to receipt of a commitment for the permanent loan;

     (iv) the agreements with respect to each Local Limited Partnership (other than a Local Limited Partnership which owns a completed Apartment Complex at the date of the Partnership's initial investment therein) must contain provisions whereby the completion of construction of the Apartment Complex at the price contracted is secured by an adequate completion bond or other satisfactory arrangements. For the purposes of this Section 5.2.2(iv), other satisfactory arrangements include, but are not limited to, the following:

             (a) a written guarantee of completion by the Local General Partner supported by financial statements demonstrating sufficient net worth or adequately collateralized by other real or personal properties or other Persons' guarantees; or

             (b)  a  retention   of  a   reasonable   portion  of  the  purchase
consideration as a potential offset to such purchase consideration in the event the Local General Partner does not perform in accordance with such agreement;

     (v) the Partnership shall not invest in any Local Limited Partnership unless an experienced real estate developer has agreed in writing for a minimum term acceptable to the General Partner to supervise management of the Property or to serve as its managing Local General Partner or Property manager;

     (vi) the Partnership shall invest only in Local Limited Partnerships which restrict the payment of real estate commissions by any Person to any Person upon resale of an Apartment Complex to a maximum of the lesser of (a) the Competitive Real Estate Commission or (b) 6% of the sales price of the Apartment Complex (including the amount of the commission paid);

                                      B-39


wncnat6-6/05.lpa

     (vii) the Partnership shall invest only in Local Limited Partnerships as follows:


             (a) if the Local General Partner of the Local Limited Partnership is a Sponsor, the partnership agreement of the Local Limited Partnership must include provisions (1) complying with Section IX.F. of the NASAA Guidelines, (2) acknowledging privity between the Local General Partner and the Limited Partners, (3) providing that the compensation payable to the Sponsor in the aggregate from both the Partnership and the Local Limited Partnership shall not exceed the amounts permitted under Section IV. of the NASAA Guidelines, (4) providing that the Local Limited Partnership have as its limited partners only publicly registered partnerships, except that special limited partners not affiliated with the Sponsor shall be permitted if the interests taken by the special limited partners result in no diminution in the control exercisable by the other limited partners of the Local Limited Partnership, and (5) providing that the Partnership's investment in the Local Limited Partnership shall not be structured through more than a two-tier arrangement;

             (b) if the Local General Partner of the Local Limited Partnership is not a Sponsor, the partnership agreement of the Local Limited Partnership must include provisions granting to the limited partners therein rights and obligations with respect to such Local Limited Partnership similar to those granted to the Limited Partners with respect to the Partnership in Sections
3.3.3 (respecting admissions),  3.6.3, 5.2.1(xii),  5.4.1(ix),  5.4.1(x), 5.4.2,
5.5.4,  5.5.6,  6.1, 7.1,  7.3.2,  7.4, 9.1, 9.4,  10.1,  10.2,  12.1.2 and 13.9
hereof;


     (viii) the Partnership shall invest in Local Limited Partnerships jointly with other limited partnerships (including limited partnerships which are controlled by or otherwise affiliated with the General Partner) (the Partnership and any other limited partnership being referred to hereinafter as a "Program") only if each of the following conditions is satisfied:

           (a) the two Programs have substantially identical investment objectives;

           (b) there are no duplicate property management or other fees;

           (c) the compensation to the sponsor of each Program is substantially identical in each Program;

           (d) each Program will have a right of first refusal if the other Program wishes to sell its Local Limited Partnership Interest;


                                      B-40


wncnat6-6/05.lpa

           (e) the investment of each Program is on substantially the same terms and conditions;

           (f) if the other Program is controlled by or otherwise affiliated with the General Partner, the other Program must be publicly registered under the Securities Act of 1933; and

           (g) if the other Program is not controlled by or otherwise affiliated with the General Partner, the Partnership must acquire a Controlling Interest in the joint venture. For this purpose the phrase "Controlling Interest" means possessing the power to direct or cause the direction of the activities and policies of the joint venture, whether through ownership of securities, by contract, by the exercise of a power of veto over its activities and policies other than in the ordinary course of business, or otherwise;


     (ix) the Partnership shall commit a percentage of the Limited Partners' Capital Contributions to Investment in Local Limited Partnership Interests which is at least equal to the greater of (a) 80% of the Capital Contributions reduced by 0.1625% for each 1% of the aggregate indebtedness secured or to be secured by all liens and mortgages encumbering Properties owned by Local Limited Partnerships or (b) 70% of the Capital Contributions. For purposes of this calculation, the percentage of "aggregate indebtedness secured or to be secured by all liens and mortgages encumbering Properties owned by Local Limited Partnerships" is the percentage resulting when the Partnership's share of such aggregate indebtedness is divided by the Partnership's share of the aggregate of the Purchase Prices of all Properties held by Local Limited Partnerships, excluding Front-End Fees. If the total amount of Front-End Fees must be reduced in order to enable the Partnership to satisfy the foregoing restrictions, the General Partner shall, and shall cause its Affiliates or other Persons to, reimburse the Partnership for the amount of Front-End Fees received by them as necessary to enable the Partnership to meet this investment requirement; and

     (x) the Partnership may invest in Local Limited Partnerships owning existing Apartment Complexes which have experienced cash flow or operational difficulties, including mortgage delinquencies, provided that the following are satisfied with respect to any such investment: (a) a satisfactory workout arrangement is in place, (b) the General Partner has determined that the risk associated with the investment is not significantly greater than the risk associated with an investment in a newly-constructed Apartment Complex, and (c) not more than 10% of Investment in Local Limited Partnership Interests is
invested  in such Local  Limited  Partnerships.  For  purposes  of this  Section
5.2.2(x), an Apartment Complex which has been subject to substantial rehabilitation shall not be considered to be an existing property.


                                      B-41


wncnat6-6/05.lpa

     5.2.3. With respect to each of its obligations, powers and responsibilities under this Agreement, the General Partner is authorized to execute and deliver, for and on behalf of the Partnership, such notes and other evidences of indebtedness, contracts, agreements, assignments, deeds, leases, loan agreements, mortgages and other security instruments and agreements as it deems proper, all on such terms and conditions as it deems proper.

     5.2.4. Any Person dealing with the Partnership or the General Partner may rely upon a certificate signed by the General Partner as to:

     (i) the identity of the General Partner or any Limited Partner;

     (ii) the Persons who are authorized to execute and deliver any instrument or document of or on behalf of the Partnership;

     (iii) the existence or non-existence of any fact or facts which constitute a condition precedent to acts by the General Partner or in any other manner are germane to the affairs of the Partnership; or

     (iv) any act or failure to act by the Partnership or as to any other matter whatsoever involving the Partnership or any Partner.

     5.3.    Authority of General Partner and its Affiliates to Deal with
             Partnership

     5.3.1. Without limitation upon the other powers set forth herein, the General Partner is expressly authorized for, in the name of, and on behalf of, the Partnership to:

     (i) subject to the limitations set forth herein, pay to the General Partner or any of its Affiliates designated by them the compensation provided for in
Section 5.6 hereof;

     (ii) borrow funds from the General Partner or any of its Affiliates; provided, however, that such borrowings may only be made on a short-term basis (not to exceed one year) and provided further that the Partnership may not pay in connection therewith (a) interest or other financing charges or fees in excess of the amounts which would be charged by unrelated lending institutions on comparable loans for the same purpose in the same locality (and in no event may interest on such borrowings exceed 2% per annum above the Prime Rate) or (b) any prepayment charge or penalty;


                                      B-42


wncnat6-6/05.lpa

     (iii) in connection with the organization of the Partnership and the Offering, the Partnership shall pay, or reimburse the General Partner or its Affiliates for advances made to cover, Organizational and Offering Expenses, including salaries and direct expenses of employees of the General Partner and its Affiliates directly engaged in the organization and Offering of the Partnership to the extent such salaries and expenses are allocable thereto; provided that the General Partner or its Affiliates shall pay all Organizational and Offering Expenses (with the exception of retail selling commissions equal to 7% of the Capital Contributions, the Dealer-Manager Fee, and the Nonaccountable Expense Reimbursement) in excess of 3% of the Capital Contributions. However, if and to the extent Acquisition Expenses are less than the maximum permitted amount, as set forth in Section 5.3.1(iv), the difference between the actual Acquisition Expenses and the maximum permitted amount of Acquisition Expenses will reduce the General Partner's obligation to pay such Organizational and Offering Expenses, provided, however, that in any event the General Partner shall pay all such Organizational and Offering Expenses which exceed 4.5% of the Capital Contributions. In addition, the General Partner shall pay any Organizational and Offering Expenses (including retail selling commissions equal to 7% of the Capital Contributions, the Dealer-Manager Fee, and the Nonaccountable Expense Reimbursement) in excess of 14.5% of the Capital Contributions;

     (iv) in connection with the acquisition by the Partnership of investments in Local Limited Partnerships, the Partnership shall pay, or reimburse the General Partner or its Affiliates for advances made to cover, Acquisition Expenses, provided that the General Partner shall pay any Acquisition Expenses in excess of 1.5% of Capital Contributions;

     (v) deal with, or otherwise engage in business with, or provide services to and receive compensation therefor from, any Person who has provided any services to, lent money to, sold property to, or purchased property from, the General Partner or any of its Affiliates;

     (vi) require in any or all Partnership contracts that the General Partner shall not have any personal liability thereon but that the Person contracting with the Partnership shall look solely to the Partnership and its assets for satisfaction; however, if any additional cost is imposed upon the Partnership as a result of such a requirement, such additional cost shall be paid by the General Partner from its own funds, without recourse to the funds of the Partnership;

     (vii) subject to the provisions of Section 5.2.2(vii) hereof, exercise the right to cause an Affiliate of the General Partner to become a Local General Partner, including the sole Local General Partner, of a Local Limited

                                      B-43


wncnat6-6/05.lpa

Partnership (a) upon request by a lender that such action be taken, (b) in the event of the bankruptcy, death, dissolution, withdrawal, removal or adjudication of incompetence of a Local General Partner, or (c) in the event of a material default by a Local General Partner or any of its Affiliates on any obligations of such Local General Partner or Affiliate to the Local Limited
Partnership or to the Partnership or upon a material default by the Local Limited Partnership under its mortgage loan or upon the occurrence of certain other events; and

     (viii) exercise the right to cause the SLP Affiliate to become a special limited partner of each Local Limited Partnership upon the terms and for the interest in the Local Limited Partnership described in the Prospectus.

     5.3.2. Other than as specifically authorized in this Section 5.3, the General Partner is prohibited from entering into any agreements, contracts or arrangements on behalf of the Partnership with the General Partner or any Affiliate of the General Partner. Such prohibition shall include, without limitation, the following:

     (i) the Partnership shall not purchase any Local Limited Partnership Interest or Apartment Complex from the Sponsor unless such purchase is pursuant to the right of first refusal required by Section 5.2.2(viii) hereof or unless such Person purchased the Local Limited Partnership Interest or the Apartment Complex which is the principal asset of the Local Limited Partnership in its name in order to facilitate the acquisition of such Local Limited Partnership Interest or Apartment Complex by the Partnership; provided, however, that in the event of such an acquisition from the Sponsor (a) the purchase price paid by the Partnership may not (except to the extent of any reimbursement by the Partnership of carrying costs) exceed the cost of such Local Limited Partnership Interest or Apartment Complex to the seller; (b) no compensation or other benefit from the transaction may accrue to the Sponsor except as otherwise permitted by this Agreement; (c) the seller has not held the Local Limited Partnership Interest or Apartment Complex for a period in excess of twelve months prior to commencement of the Offering; (d) there is no difference in interest terms of the loans secured by the Local Limited Partnership Interest or Apartment Complex at the time acquired by the Sponsor and the time acquired by the Partnership; (e) all income and expense which accrues to the Sponsor as a result of the ownership of such Local Limited Partnership Interest or Apartment Complex shall be treated as belonging to the Partnership; (f) the cost of the Local Limited Partnership Interest or Apartment Complex may not exceed the funds reasonably anticipated to be available to the Partnership to purchase such asset; and (g) the seller is not a Program in which the General Partner has an interest. For this purpose, the term "Program" shall mean a limited or general partnership, joint venture, unincorporated association or similar organization other than a corporation formed and operated for the primary purpose of


                                      B-44


wncnat6-6/05.lpa
investment in and the operation of or gain from an interest in real property including such entities formed to make or invest in mortgage loans;

     (ii) neither the General Partner nor any of its Affiliates shall enter into an agreement or contract with a Local Limited Partnership for the development of any Apartment Complex or the construction of improvements with respect to any Apartment Complex;

     (iii) neither the General Partner nor any of its Affiliates shall receive directly or indirectly a commission or fee in connection with the reinvestment of the proceeds of the sale, exchange or refinancing of any Local Limited Partnership Interest or any Apartment Complex;

     (iv) neither the General Partner nor any of its Affiliates shall provide insurance brokerage services in connection with obtaining any insurance policy covering any Apartment Complex;

     (v) neither the General Partner nor any of its Affiliates shall be given an exclusive right to sell or exclusive employment to sell any Local Limited Partnership Interest for the Partnership or any Apartment Complex for any Local Limited Partnership;

     (vi) except as provided in Section 5.3.1(viii) hereof, neither the Partnership nor any Local Limited Partnership shall sell any Local Limited Partnership Interest or Apartment Complex to, or lend any funds to, the General Partner or any of its Affiliates; and

     (vii) no rebates or give-ups may be received by the General Partner or any of its Affiliates, nor may the General Partner or any of its Affiliates participate in any reciprocal business arrangement which would have the effect of circumventing any of the provisions of this Agreement.

     5.3.3. All of the Partnership's expenses shall be billed directly to and paid by the Partnership to the extent practicable. Reimbursements to the General Partner or any of its Affiliates by the Partnership shall be allowed only for the Partnership's Organizational and Offering Expenses, Acquisition Expenses and Operating Cash Expenses and only subject to the limitations on the reimbursement of such expenses set forth herein.

     5.3.4. Reimbursement to the General Partner or any of its Affiliates of Operating Cash Expenses pursuant to Section 5.3.3 hereof shall be subject to the following:

                                      B-45


wncnat6-6/05.lpa

     (i) No such reimbursement shall be permitted for services for which the General Partner or any of its Affiliates is entitled to compensation by way of a separate fee; and

     (ii) No such reimbursement shall be made for (a) rent or depreciation, utilities, capital equipment or other such administrative items, and (b) salaries, fringe benefits, travel expenses and other administrative items incurred or allocated to any "controlling person" of the General Partner or any Affiliate of the General Partner. For the purposes of this Section 5.3.4(ii), "controlling person" includes, but is not limited to, any Person, however titled, who performs functions for the General Partner or any Affiliate of the General Partner similar to those of: (1) chairman or member of the board of directors; (2) executive management, such as president, vice president or senior vice president, corporate secretary or treasurer; (3) senior management, such as the vice president of an operating division who reports directly to executive management; or (4) those holding 5% or more equity interest in the General Partner or any Affiliate of the General Partner or a person having the power to direct or cause the direction of the General Partner or any Affiliate of the General Partner, whether through the ownership of voting securities, by contract or otherwise.

     5.4.    Restrictions on Authority of General Partner

     5.4.1.  The General Partner shall not:

     (i) do any act in contravention of this Agreement;

     (ii) do any act which would make it impossible to carry on the ordinary business of the Partnership;

     (iii) possess Partnership property, or assign the Partnership's rights in specific Partnership property, for other than a Partnership purpose;

     (iv) admit a Person as a General Partner, except as provided in this Agreement;

     (v) admit a Person as a Limited Partner, except as provided in this Agreement;

     (vi) directly or indirectly pay or award any commissions or other compensation to any Person engaged by a potential investor in the Partnership for investment advice as an inducement to such adviser to advise the purchase of Units, but this clause shall not prohibit the payment of the selling commissions and other underwriting compensation contemplated herein or in the Prospectus to a registered broker-dealer or other properly-licensed Person for selling Units;

                                      B-46


wncnat6-6/05.lpa

     (vii) cause the Partnership to lend any funds to any Person (other than in connection with Temporary Investments), except that the General Partner may cause the Partnership to make loans to or to post letters of credit for Local Limited Partnerships in which the Partnership is expected to own a Local Limited Partnership Interest, provided that in the case of any such loan (a) the loan is made prior to the date that the Partnership makes its initial capital contribution to the Local Limited Partnership, (b) the total amount of all such loans does not exceed 50% of the Limited Partners' Capital Contribution committed to the investment in such Local Limited Partnership, and (c) such borrowings may only be made on a short-term basis (not to exceed one year) and must, unless earlier repaid, be repaid from the Partnership's initial capital contribution to the Local Limited Partnership at the time such initial capital contribution is made;

     (viii) cause the Partnership to acquire unimproved or nonincome producing property (but this clause shall not restrict the rights of the Partnership to invest in Local Limited Partnerships owning Apartment Complexes under construction or rehabilitation or Apartment Complexes as to which construction or rehabilitation has not commenced but with respect to which closing of the construction loan has occurred or the Apartment Complex site has been acquired and a construction loan commitment has been obtained);

     (ix) cause the Partnership to utilize Cash Available for Distribution to acquire Local Limited Partnership Interests;

     (x) cause the Partnership to reinvest Sale or Refinancing Proceeds unless a sufficient portion thereof is distributed to the Limited Partners to enable each Limited Partner, assuming that he is in a combined Federal, state and local marginal income tax bracket of 30%, to pay the Federal, state and local income tax liability arising from the Sale or Refinancing which generated such proceeds, and in any event Sale or Refinancing Proceeds shall not be reinvested following the second anniversary of the first day of the calendar quarter in which the Investment Date occurs, except to the extent of any Reserves retained therefrom;

     (xi) cause the Partnership to acquire any Local Limited Partnership Interest in exchange for Units;

     (xii) change the Partnership's purposes from those set forth in Section
2.4;

     (xiii) facilitate or recognize the trading of Units on an established securities market or on a secondary market, if, in the opinion of counsel, such action would result in the Partnership being classified as a publicly traded


                                      B-47


wncnat6-6/05.lpa
partnership under Section 7704 of the Code and such classification would have material adverse tax consequences for the Limited Partners;

     (xiv) cause the Partnership to invest in Local Limited Partnerships under circumstances where duplicate fees for the same service may be payable by the Partnership and/or the particular Local Limited Partnership;

     (xv) except as set forth below in this subsection, following the termination of the offering of Units, cause the total amount of indebtedness incurred by the Partnership to at any time exceed the sum of 85% of the aggregate purchase price of all Apartment Complexes which have not been refinanced, and 85% of the aggregate fair market value of all Apartment Complexes which have been refinanced, as determined by the lender as of the date of refinancing. Notwithstanding the preceding, with respect to all indebtedness insured or guaranteed by the full faith and credit of the United States government, a state or local government, or an agency or instrumentality of any of them, and with respect to all indebtedness provided by any such Person, the total amount of indebtedness incurred by the Partnership shall at no time exceed the sum of 100% of the aggregate purchase price of all Apartment Complexes which have not been refinanced, and 100% of the aggregate fair market value of all Apartment Complexes which have been refinanced, as determined by the lender as of the date of refinancing. For purposes of this subsection only, the term
"indebtedness" shall include the principal of any loan together with any interest that may be deferred pursuant to the terms of the loan agreement which exceeds 5% per annum of the principal balance of such indebtedness (excluding contingent participations in income and/or appreciation in the value of the Apartment Complexes), and shall exclude any indebtedness incurred by the Partnership for necessary working capital reserves;

     (xvi) cause the Partnership to invest in a Local Limited Partnership under circumstances where the General Partner or any of its Affiliates would receive compensation for administrative services performed on behalf of the Local Limited Partnership;

     (xvii) cause the Partnership to pay aggregate Acquisition Fees to all Persons in an amount which exceeds the lesser of (a) the Competitive rate or (b) 18% of the Gross Proceeds. The foregoing limitation shall be complied with at any given time and on an ongoing basis;

     (xviii) cause the Partnership to invest in junior trust deeds or other similar obligations, except for junior trust deeds which arise from the sale of Properties; or


                                      B-48


wncnat6-6/05.lpa

     (xix) cause the Partnership to invest in general partner interests of limited partnerships or, except as provided in Section 5.2.2(viii), cause the Partnership to invest in general partnerships or joint ventures.

     5.4.2. Without the Consent of a majority-in-interest of the Limited Partners, the General Partner may not:

     (i) sell at one time all or substantially all the assets of the Partnership, except in connection with the liquidation and winding up of the Partnership's business upon its dissolution;

     (ii) cause the merger or other reorganization of the Partnership; or

     (iii) elect to dissolve the Partnership.

     5.4.3. The General Partner shall not sell, assign or otherwise transfer the Promissory Notes at a discount; provided that this restriction shall not prohibit the General Partner from pledging or otherwise granting a security interest in the Promissory Notes as security for any Partnership obligation.

     5.5.    Duties and Obligations of General Partner

     5.5.1. The General Partner shall take such actions as may be necessary or appropriate to form, qualify and continue the Partnership as a limited partnership under the laws of the State of California and in order to form or qualify the Partnership under the laws of any other jurisdiction in which the Partnership is doing business or in which such formation or qualification is necessary to protect the limited liability of the Limited Partners or in order to continue in effect such formation or qualification. In this connection the General Partner shall cause a Certificate of Limited Partnership to be filed on behalf of the Partnership in the office of the California Secretary of State, and shall cause an amendment to the Certificate to be filed in such office, and in each other public office in which the Certificate was previously filed, within 30 days after the happening of any of the following events:

     (i) A change in the name of the Partnership;

     (ii) A change in the address of the Partnership office;

     (iii) A change in the name or address of the Partnership's agent for service of process;


                                      B-49


wncnat6-6/05.lpa

     (iv) The withdrawal of a General Partner;

     (v) The admission of a General Partner; or

     (vi) The discovery by a General Partner of any false or erroneous material statement contained in the Certificate.

     5.5.2. The General Partner shall prepare or cause to be prepared and shall file on or before the due date (or any extension thereof) any Federal, state or local tax returns required to be filed by the Partnership.

     5.5.3. The General Partner shall use its best efforts to assure that the Partnership shall not be deemed an investment company as such term is defined in the Investment Company Act of 1940 and shall use its best efforts to obtain from the Securities and Exchange Commission an order exempting the Partnership from the provisions of the Investment Company Act of 1940. The General Partner is expressly authorized to prepare, execute and file with the Securities and Exchange Commission an application pursuant to Section 6(c) of the Investment Company Act of 1940 for an exemption from all the provisions of such Act, together with such other documents, and to do such other acts and things, as may be necessary or convenient in seeking such an exemption. In the event that delay is encountered in obtaining such order, the General Partner is authorized to rely upon an opinion of counsel to the effect that the Partnership is exempt from the provisions of the Investment Company Act of 1940 until such time as such order is obtained, if ever.

     5.5.4. The General Partner shall have fiduciary responsibility for the safekeeping and use of all funds and assets of the Partnership, whether or not in its immediate possession or control. The General Partner shall not employ, or permit another to employ, such funds or assets in any manner except for the exclusive benefit of the Partnership.

     5.5.5. The funds of the Partnership shall not be commingled with the funds of any other Person.

     5.5.6. The General Partner shall not contract away the fiduciary duty owed at common law to the Limited Partners.

     5.5.7. The General Partner is authorized, in its discretion, to cause the Partnership to acquire policies of limited partnership liability insurance, insuring the Partners and their Affiliates against liabilities in connection with the business of the Partnership and insuring the Partnership against liabilities with respect to any

                                      B-50


wncnat6-6/05.lpa
indemnification it is legally required or permitted to provide Partners and their Affiliates; subject to the provisions of Section 5.8.3 hereof.

     5.6.    Compensation of Sponsor

     5.6.1. The Sponsor shall not receive any salary, fees, profits, distributions or allocations from the Partnership or any Local Limited Partnership in which the Partnership invests except as expressly allowed by this Agreement.

     5.6.2. The Dealer-Manager shall be entitled to receive from the Partnership retail selling commissions and the Dealer-Manager Fee in respect of the sale of Units, all as set forth in the Prospectus.

     5.6.3. In connection with the Offering of the Units, the Dealer-Manager shall receive from the Partnership a Nonaccountable Expense Reimbursement in an amount equal to 1% of the Capital Contributions.

     5.6.4. For services actually rendered or to be rendered, directly or indirectly, by the Sponsor in connection with acquiring Local Limited Partnership Interests (including services performed for the Partnership in connection with Local Limited Partnership Interests which are the subject of review, evaluation and, ultimately, rejection as potential acquisitions for the Partnership), which services may include selecting, evaluating, structuring, negotiating and closing the Partnership's investments in Local Limited Partnership Interests, the Partnership and/or the Local Limited Partnerships shall pay to the Sponsor an amount equal to 7% of the Capital Contributions, provided that the amount payable may be reduced by the General Partner in its sole discretion. Such Acquisition Fee shall be payable at the time Gross Proceeds are received. Notwithstanding the amount of Sponsor Acquisition Fees set forth herein, the total amount thereof shall be reduced in connection with the purchase of Units by Discount Investors, as described in the Prospectus under "Terms of the Offering and Plan of Distribution." The amount of such reduction shall be treated as a distribution to a Discount Investor but shall not be deemed a return of the Discount Investor's Capital Contribution; rather, the reduction amount shall be deemed to be a compromise within the meaning of
Section 15636(c) of the Act, and no Discount Investor shall be obligated to pay any such amount to or for the benefit of the Partnership or any creditor of the Partnership. Except as set forth in this Section 5.6.4, no Acquisition Fees shall be paid to the Sponsor.

     5.6.5. For any property management services actually rendered by the General Partner or its Affiliates respecting the Properties owned by Local
Limited Partnerships, the General Partner or any such Affiliate may receive Property Management Fees from the Local Limited Partnerships. Included in any


                                      B-51


wncnat6-6/05.lpa
such Property Management Fee shall be bookkeeping services and fees paid to nonAffiliated Persons for property management services. The maximum Property Management Fees paid to the General Partner or any of its Affiliates (including all leasing and releasing fees and bonuses and other payments for leasing related services, paid to any Person) shall be the lesser of 5% of the gross revenues from the Property or a Competitive amount.

     5.6.6. For services rendered by the General Partner or an Affiliate of the General Partner in connection with the administration of the affairs of the Partnership, the General Partner or any such Affiliate shall receive from the Partnership an annual Asset Management Fee in an amount not to exceed 0.2% of that portion of Invested Assets in Local Limited Partnerships which are attributable to apartment units receiving Government Assistance. The Asset Management Fee shall be payable with respect to the previous calendar quarter on the first day of each calendar quarter during the year, provided that the Asset Management Fee shall only accrue and be payable as follows: the total Asset Management Fee shall be allocated among the Apartment Complexes in proportion to the amount of the Partnership's capital contribution to each Local Limited Partnership, and the portion of the Asset Management Fee so attributable to any Apartment Complex shall only accrue and be payable commencing with the date on which such Apartment Complex commences operations. Accrued but unpaid Asset Management Fees for any year shall be deferred without interest and shall be payable in subsequent years from any funds available to the Partnership after payment of all other costs and expenses of the Partnership, including any Reserves then determined by the General Partner to no longer be necessary to be retained by the Partnership, or from the proceeds of a Sale or Refinancing.

     5.6.7. For services rendered by the General Partner or an Affiliate of the General Partner in connection with the sale of any Property owned by a Local Limited Partnership, the General Partner shall receive from the Partnership a Subordinated Disposition Fee in an amount equal to 1% of the sales price of such Property if the General Partner or its Affiliate provides a substantial amount of services in the sales effort. This fee shall be payable only after the distributions in Section 4.2.1(i) and (ii) have been made, and may accrue if there are insufficient Sale or Refinancing Proceeds payable to the Partnership upon any such sale. This fee is subject to the limitations imposed by Section 5.2.2(vi).


                                      B-52


wncnat6-6/05.lpa

     5.7.    Other Business of Partners


     5.7.1. The General Partner shall devote to the affairs of the Partnership such time as may be necessary for the proper performance of its duties hereunder, but neither the General Partner, its officers and directors, nor any successors to such parties shall be expected to devote their full time to the performance of such duties.


     5.7.2. Any Partner or any of his Affiliates may engage independently or with others in other business ventures of every nature and description, including, without limitation, the rendering of advice or services to other investors and the making or management of other investments, including investments in real properties receiving Government Assistance. Neither the Partnership nor any Partner shall have any rights by virtue of this Agreement or the partnership relationship created hereby in or to such other ventures or activities or to the income or proceeds derived therefrom, provided that nothing in this Section 5.7.2 shall relieve the General Partner of its general fiduciary obligation to the Partnership.


     5.7.3. The Sponsor may be presented with an investment opportunity which could be availed of by the Partnership and one or more other entities which the Sponsor or one of its Affiliates manages. The decision as to the particular entity which shall make the investment shall be based upon such factors as the effect of the acquisition on diversification of each entity's portfolio, the estimated income tax effects of the purchase on each entity, the amount of funds of each entity available for investment and the length of time such funds have been available for investment. If a particular investment is determined to be suitable for more than one entity, priority generally shall be given to the entity having uninvested funds for the longest period of time; except that an entity which was formed to invest primarily in apartment complexes eligible for state low income housing credits as well as the Low Income Housing Credit shall be given priority over the Partnership and other entities which are not seeking to provide such state tax credits with respect to any investment which is eligible for such state tax credits.


     5.8.    Limitation on Liability of Sponsor; Indemnification

     5.8.1. No Sponsor shall have any liability to the Partnership or to any Partner for any loss suffered by the Partnership which arises out of any action or inaction of the Sponsor if the Sponsor, in good faith, determined that such course of conduct was in the best interest of the Partnership, the Sponsor was acting on behalf of, or performing services for, the Partnership, and such course of conduct did not constitute negligence or misconduct of the Sponsor. Each Sponsor shall be indemnified by the Partnership against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims

                                      B-53


wncnat6-6/05.lpa
sustained by it when acting on behalf of, or performing services for, the Partnership, provided that the same were not the result of negligence or misconduct on the part of such Sponsor and were the result of a course of conduct which the Sponsor, in good faith, determined was in the best interest of the Partnership. Any indemnity under this Section 5.8 shall be provided out of and to the extent of Partnership assets only, and no Limited Partner shall have any personal liability on account thereof.

     5.8.2. Notwithstanding anything to the contrary contained in Section 5.8.1, the Sponsor (which term, for the purposes of this Section 5.8.2, shall include Affiliates of the Sponsor only if such Affiliates are performing services on behalf of the Partnership) and any Person acting as a broker-dealer shall not be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of Federal or state securities laws unless (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee, or (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee, or (iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and related costs should be made, provided that in the case of this clause (iii) the court has been advised of the positions of the Securities and Exchange Commission, the California Commissioner of Corporations, the Missouri Securities Division and any other state securities regulatory authority in which Units of the Partnership were offered and sold as to indemnification for violations of securities laws; provided that the court need only be advised of and consider the positions of the securities regulatory authorities of those states (i) which are specifically set forth in this Section 5.8.2 and (ii) in which plaintiffs claim they were sold Units.

     5.8.3. The Partnership shall not pay for any insurance covering liability of any party as to which such party is hereby prohibited from being indemnified; provided, however, that nothing contained herein shall preclude the Partnership from purchasing and paying for such types of insurance, including extended coverage liability and casualty and workers' compensation, as would be customary for any Person owning comparable assets and engaged in a similar business, or from naming any Sponsor as additional insured parties thereunder, provided that such addition does not add to the premiums payable by the Partnership.


     5.8.4. The Partnership may advance funds to each Sponsor for legal expenses and other costs incurred by it in connection with any legal action brought against it, provided that each of the following is satisfied: (i) the legal action relates to acts or omissions with respect to the performance of duties or services on behalf of the Partnership; (ii) the legal action is initiated by a


                                      B-54


wncnat6-6/05.lpa
third party who is not a Limited Partner, or the legal action is initiated by a Limited Partner and a court of competent jurisdiction specifically approves the advancement of funds; and (iii) the Sponsor receiving the funds undertakes to repay the funds to the Partnership in the event it is not entitled to indemnification at the conclusion of such legal action.


                                     ARTICLE 6

                       ADMISSION OF SUCCESSOR AND ADDITIONAL
                  GENERAL PARTNERS; WITHDRAWAL OF GENERAL PARTNER

     6.1.    Admission of Successor or Additional General Partners

     6.1.1. With the Consent of all other General Partners, if any, and the Consent of at least a majority-in-interest of the Limited Partners, any General Partner may at any time designate one or more Persons to be its successor or to be an additional General Partner, with such Interest in the Partnership as such General Partner and the successor or additional General Partner agree upon, provided that the Interests of the other Partners shall not be affected thereby.


     6.1.2. If at any time any material reduction shall occur in the net worth of the General Partner, the General Partner shall consult with legal counsel and, if such counsel is of the opinion that such reduction might adversely affect the treatment of the Partnership as such for Federal income tax purposes, the General Partner shall use its best efforts either (i) to admit as General Partners one or more Persons having a net worth sufficient to offset such reduction, the additional General Partner or General Partners to have whatever participation in the General Partner's Interests the General Partner and the additional General Partners agree upon, provided that the additional General Partners have no authority to manage or control the Partnership, there is no change in the identity of the Persons who have authority to manage or control the Partnership, and the admission of the additional General Partners does not materially affect the Interests of the Limited Partners; or (ii) if necessary in the opinion of legal counsel, to obtain additional capitalization sufficient to satisfy any then existing requirements of the Internal Revenue Service for a ruling that an entity, whether or not a corporation, has sufficient net worth so that a limited partnership of which it is a general partner has the characteristic of unlimited liability.


     6.1.3. Except in connection with a transfer to a successor or additional General Partner pursuant to Section 6.1.1. or 6.1.2., the General Partner shall have no right to retire or withdraw voluntarily from the Partnership or to sell, transfer, or assign all or any portion of its Interest, except that it may


                                      B-55


wncnat6-6/05.lpa
substitute in its stead as General Partner any entity which has, by merger, consolidation or otherwise, acquired substantially all of its assets or stock and continued its business.

     6.1.4. Any Voluntary Withdrawal by the General Partner from the Partnership or any sale, transfer or assignment by the General Partner of its Interest shall be effective only upon the admission in accordance with this Section 6.1 and
Section 13.3 of a successor or additional General Partner, as the case may be.

     6.1.5. No assignee or transferee of all or any part of the Interest of the General Partner shall have any right to become a General Partner except as provided in this Article 6.

     6.2.    Restrictions on Transfer of General Partner's Interest

     Notwithstanding anything to the contrary in this Article 6, the assignment or transfer of the General Partner's Interest shall at all times be subject to the same restrictions applicable to an assignment or transfer of Units set forth in Sections 7.2.1 and 7.2.2.

     6.3. Consent of Limited Partners to Admission of Successor or Additional General Partners

     Each of the Limited Partners, by the execution of this Agreement, Consents for all purposes of the Act to the admission of any Person as a successor or additional General Partner for which the express Consent of a majority-in-interest of the Limited Partners has been obtained at the time pursuant to Section 6.1. Upon receipt of such a Consent to such admission from a majority-in-interest of the Limited Partners, then, subject to the provisions of
Section 6.2, the admission shall, without any further Consent or approval of the Limited Partners, be an act of all the Limited Partners.

     6.4.    Event of Withdrawal of a General Partner

     If, at the time of an Event of Withdrawal of a General Partner, such General Partner was not the sole General Partner, the remaining General Partner or General Partners shall immediately: (i) give Notification to the Limited Partners of such event; and (ii) make any amendments to this Agreement and execute and file for recordation any amended Certificates or other instruments necessary to reflect the termination of the Interest of the General Partner as to which such event has occurred and such General Partner's having ceased to be a General Partner.


                                      B-56


wncnat6-6/05.lpa

     6.5.    Interest and Liability of a Withdrawn General Partner

     6.5.1. Upon an Event of Withdrawal as to a General Partner, such General Partner shall immediately cease to be a General Partner, and its Interest shall be subject to purchase in accordance with Section 6.6; provided, however, that such a termination shall not affect any rights of such General Partner which arose prior to such event (including rights to amounts then accrued and owing to such General Partner), or the value, if any, at the time of such event of the Interest of such General Partner.

     6.5.2. Any General Partner who voluntarily or involuntarily for any reason (including bankruptcy, death, dissolution or adjudication of incompetence) withdraws from the Partnership or sells, transfers or assigns its Interest shall be and shall remain liable for all obligations and liabilities incurred by the Partnership prior to the time the withdrawal, sale, transfer or assignment becomes effective, but it shall be free of any obligation or liability incurred on account of the activities of the Partnership after that time.

     6.6.    Valuation and Sale of Interest of Former General Partner

     6.6.1. If the business of the Partnership is continued after the Event of Withdrawal of a General Partner, or if, following such event, the Partnership is reconstituted, in each case as contemplated by Section 8.1, the Partnership shall purchase such General Partner's Interest for a price equal to the then present fair market value thereof. Such fair market value shall be determined by agreement of the former General Partner and the Partnership, or, if they cannot agree, by arbitration in accordance with the current rules of the American Arbitration Association. The expense of arbitration will be shared equally between such former General Partner and the Partnership.

     6.6.2. Promptly after determination of the fair market value of a former General Partner's Interest pursuant to Section 6.6.1, the Partnership shall deliver to such former General Partner a promissory note of the Partnership for such fair market value payable in no less than five equal consecutive annual installments commencing on the first anniversary of the date of such note. Such promissory note shall bear simple interest at the rate per annum which is at all times equal to the Prime Rate, but not to exceed the maximum rate permitted by law, payable on the last day of each calendar quarter while such note is outstanding; provided, however, that if such note is delivered following an Event of Withdrawal of a General Partner which is a Voluntary Withdrawal on its part then (i) such note shall neither be secured nor bear interest and (ii) the principal payable to the withdrawing General Partner shall be limited in amount and date of payment to distributions which such

                                      B-57


wncnat6-6/05.lpa
withdrawing General Partner would have received under this Agreement had it not withdrawn. Within 120 days after the determination of the fair market value of the former General Partner's Interest, the Partnership may, with the Consent of all remaining General Partners and the Consent of a majority-in-interest of the Limited Partners, sell such Interest to one or more Persons, who may be Affiliates of the remaining General Partner or General Partners, and admit such Persons to the Partnership as substitute General Partners; provided, however, that the purchase price to be paid to the Partnership for the Interest of the former General Partner shall not be less than its fair market value as determined by the procedure set forth in Section 6.6.1. above. Such substitute General Partner or Partners may pay said purchase price in installments in the manner set forth above in this Section 6.6.2.

                                     ARTICLE 7

                             TRANSFERABILITY OF UNITS

     7.1.    Right to Transfer Units

     Subject to the requirements of this Article 7, a Limited Partner may assign his Units by a written instrument of assignment, the terms of which shall conform to the provisions of this Agreement.

     7.2.    Restrictions on Transfers

     7.2.1. No sale, exchange, transfer or assignment of any Units may be made if, in the opinion of counsel to the Partnership, such sale, exchange, transfer or assignment would:

     (i) when added to the total of all other Units sold or exchanged within a period of 12 consecutive months prior thereto, result in the Partnership being considered to have terminated within the meaning of Section 708 of the Code; provided, that any deferred sales or exchanges shall be made (in chronological order to the extent practicable) as of the first day of a fiscal quarter after the end of any such 12-month period, subject to the provisions of this Article 7;

     (ii) cause the Partnership to become a publicly-traded partnership for Federal income tax purposes;

     (iii) cause the Partnership to cease to qualify under Section 42(j)(5)(B) or
Section 47 of the Code;


                                      B-58


wncnat6-6/05.lpa

     (iv) result in the Partnership or any other Partner being required to recapture any Tax Credits unless the holder of such Units indemnifies the Partnership and its Partners for such recapture; or

     (v) result in the Partnership being treated as an association taxable as a corporation for Federal income tax purposes.


     7.2.2. No sale, exchange, transfer or assignment of any Unit shall be made to any Person exempt from Federal income tax under Section 501 of the Code, to any Person defined in Section 168(h)(2) of the Code, to any Individual Retirement Account as defined in Section 408(a) of the Code, to any Keogh Plan, to any nonresident alien, or to any foreign Person.

     7.2.3. Any transfer of a Unit to a Person who makes a market in securities shall be void ab initio unless such Person shall certify to the General Partner that it has acquired such Unit solely for investment purposes and not for the purpose of resale.

     7.2.4. No purported sale, exchange, transfer or assignment by a transferror of a Unit shall be permitted unless the transferror shall have represented that such transfer:

     (i) was effected through a broker-dealer or matching agent whose procedures with respect to the transfer of Units have been approved by the General Partner as not being incident to trading on an established securities market or a secondary market and not through any other broker-dealer or matching agent; or

     (ii) otherwise was not effected through an established securities market or through a broker-dealer or matching agent which makes a market in Units or which provides a readily available, regular and ongoing opportunity to the holders of Units to sell or exchange their Units through a public means of obtaining or providing information of offers to buy, sell or exchange Units.

     7.2.5. All Units shall be subject to, and all documents of assignment and transfer evidencing such Units shall bear, the following legend condition:

     "IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES."

                                      B-59


wncnat6-6/05.lpa

     Such restriction shall be noted in the appropriate records of the Partnership, and no transfer of any interest in the Partnership shall be made except in compliance with the terms of such legend condition.

     7.2.6. No sale, exchange, transfer or assignment of any Unit shall be made to any Person who does not satisfy the investor suitability standards imposed by the Partnership in connection with the public Offering of the Units or such more restrictive standards, if any, as may be required under applicable state securities laws.

     7.2.7. No purported sale, exchange, assignment or transfer by a Limited Partner of any Unit after which any transferror or transferee would hold any fraction of a Unit, will be permitted or recognized (except for transfers by gift, inheritance, bequest or family dissolution, or transfers to Affiliates of the transferror).


     7.2.8. The General Partner (i) shall be entitled to make any reasonable inquiry of the Limited Partners and prospective Limited Partners in connection with the provisions of this Section 7.2, and (ii) may, in its sole discretion, on behalf of the Partnership, impose any restrictions on transfers of Units or any other additional procedures or requirements which it deems appropriate in order to prevent the Partnership from being treated for tax purposes as an association or as a publicly-traded partnership, or to give effect to the intent of this Section 7.2, and shall be permitted, in order to give effect to any such restriction, procedures or requirements, to amend this Agreement without the Consent of the Limited Partners. The General Partner shall give Notification to all Limited Partners in the event that sales, exchanges, transfers or assignments have generally been suspended.


     7.2.9. The General Partner will review from time to time the limitations and restrictions on the sale, exchange, transfer or assignment of Units and will eliminate or modify such limitations or restrictions to make them less restrictive if the Partnership shall have received an opinion of counsel that such elimination or modification may be made without material adverse tax consequences to the Partners.

     7.3.    Assignees and Assignment Procedure

     7.3.1. If a Limited Partner who is an individual dies or a court of competent jurisdiction adjudges him to be incompetent to manage his person or his property, such Limited Partner's executor, administrator, guardian, conservator or other legal representative may exercise all of such Limited Partner's rights for the purposes of settling his estate or administering his


                                      B-60


wncnat6-6/05.lpa
property, including any power under this Agreement to join with a proposed assignee in satisfying conditions precedent to the assignment of his Interest to such assignee and to such assignee becoming a Substitute Limited Partner. If a Limited Partner which is not an individual is dissolved or terminated, the powers of that Limited Partner may be exercised by its legal representative or successor. Notwithstanding the foregoing, the Partnership shall not be under any duty to recognize the authority of any such executor, administrator, guardian, conservator or other legal representative or successor's rights unless and until the Partnership shall have received such evidence of the authority of such party as counsel for the Partnership may request. The death, dissolution, adjudication of incompetence or bankruptcy of a Limited Partner shall not dissolve the Partnership.

     7.3.2. In order to give effect to the restrictions on transfer of Units contained in this Article 7, a purported or proposed assignment of a Unit shall not take effect for any purpose until it has been registered on the Partnership Register (the date of such registration being called the "Registration Date"). The General Partner shall not be under any duty to cause any assignment to be so registered until (i) the assigning Limited Partner and/or the proposed assignee, as applicable, shall have delivered to the Partnership a duly executed and acknowledged counterpart of the instrument of assignment, signed by both the assignor and the assignee, evidencing written acceptance by the assignee of all the terms and provisions of this Agreement and representing that the assignment was made in accordance with all applicable laws and regulations (including investment suitability requirements); (ii) the Partnership shall have received a fee in an amount established by it from time to time sufficient to reimburse it for all its actual costs in connection with such assignment, including, but not by way of limitation, any advice of counsel contemplated by this Agreement in connection with such assignment, and, if the Partnership has made an election under Section 754 of the Code, any incremental accounting fees resulting from compliance with Section 754 in connection with such assignment; provided, however, that the amount of such fee shall in no event exceed the lower of the Partnership's actual costs in connection with the transfer or $100; (iii) the Partnership shall have received such evidence of the authority of the parties to such assignment as counsel for the Partnership may request; (iv) if a Promissory Note of the transferror has not been paid in full, the Partnership shall have received a written statement signed by the assignee or transferee which acknowledges the material terms of the Promissory Note, including the payment due date, the status of payments, the Partnership's security interest in the Units, the terms of default, the consequences thereof, and the terms for curing the default; and (v) the Partnership shall have received such further evidence of compliance of such assignment with the terms and conditions of this Agreement and the Prospectus as the Partnership may reasonably request, including, but not by way of limitation, instruments complying with Section 13.3 and any required

                                      B-61


wncnat6-6/05.lpa
consent to such assignment of the Commissioner of Corporations of the State of California. The General Partner shall cause such an assignment, upon compliance with the foregoing conditions and the conditions of Section 7.2, to be registered on the Partnership Register not later than the last day of the calendar month following satisfaction of such conditions.

     7.3.3. Except as otherwise provided in this Section 7.3.3, if an assignment of a Unit is registered on the Partnership Register as provided in Section 7.3.2, the assignee of such Unit shall: (i) for the purposes of Sections 4.6.2 and 4.6.3, be recognized as a holder of the Unit as of the first day of the fiscal quarter following the fiscal quarter in which the Registration Date occurs; and (ii) for the purposes of Section 4.6.4, be recognized as a holder of the Unit as of the date specified by the parties in the instrument of assignment provided for in Section 7.3.2, or if no date is specified therein, the first day of the fiscal quarter following the fiscal quarter in which the Registration Date occurs.

     7.3.4. The rights of an assignee of a Unit who does not become a Substitute Limited Partner shall be limited to the right to receive his share of Cash Available for Distribution, Sale or Refinancing Proceeds, Profits and Losses for Tax Purposes and Tax Credits, as determined under Article 4. Any assignee of all or any of the Units of a Limited Partner who does not become a Substitute Limited Partner and desires to make a further assignment of any of such Units shall be subject to all the provisions of this Article 7 to the same extent and in the same manner as any Limited Partner desiring to make an assignment of his Units.

     7.3.5. Upon receipt of documents purporting to create or release a pledge or other security interest in a Limited Partner's Interest, the General Partner shall promptly cause such transaction to be registered on the Partnership Register. Any purported or proposed pledge of, or other security interest in, any Limited Partner's Interest shall not take effect for any purpose or be deemed perfected unless and until the same has been registered on the Partnership Register and shall be subject to any existing pledge and security interest granted to the Partnership pursuant to Section 13.1. The Partnership may charge a fee in an amount established by it from time to time sufficient to reimburse it for all its actual costs in connection with such pledge, including but not by way of limitation, any advice of counsel in connection with such pledge, and no pledge shall be effective until such fee is paid.


     7.3.6. The General Partner shall provide to each Limited Partner and registered pledgee, if any, from time to time the transaction statements required to be provided to such respective parties by the California Commercial Code.



                                      B-62


wncnat6-6/05.lpa

     7.4.    Substitute Limited Partners


     Subject to the Consent of the General Partner, which Consent may only be withheld for the purpose of preserving the Partnership's tax status or to avoid adverse legal consequences to the Partnership, the assignee of any Units duly transferred to him pursuant to this Section 7 shall be admitted to the Partnership as a Substitute Limited Partner upon satisfaction of the conditions contained in Section 13.3. The Partnership Register shall be amended not less often than quarterly to recognize the admission of Substitute Limited Partners.


                                     ARTICLE 8

                   DISSOLUTION AND WINDING-UP OF THE PARTNERSHIP

     8.1.    Events Causing Dissolution

     8.1.1. The Partnership shall dissolve and its affairs shall be wound up upon the happening of any of the following events: (i) an Event of Withdrawal shall occur as to a General Partner; (ii) the sale or other disposition of all the Local Limited Partnership Interests and other assets of the Partnership;
(iii) the election by the General Partner pursuant to Section 5.4.2, or the vote by the Limited Partners pursuant to Section 10.2.1(ii), to dissolve the Partnership; or (iv) the expiration of the term of the Partnership specified in
Section 2.6.

     8.1.2. Notwithstanding the foregoing, the Partnership shall not be terminated, liquidated or wound up upon the occurrence of an event specified in clause 8.1.1(i) above if (a) a remaining General Partner, if any, elects within 120 days after such an event to continue the business of the Partnership, or,
(b) if there is no remaining General Partner, a majority-in-interest of the Limited Partners agree in writing to continue the business of the Partnership and, within six months after the last remaining General Partner has ceased to be a General Partner, to admit one or more General Partners.

     8.1.3. Dissolution of the Partnership shall be effective on the day on which the event occurs giving rise to the dissolution, but the Partnership shall not terminate until the Partnership's Certificate of Limited Partnership shall have been canceled and the assets of the Partnership shall have been distributed as provided in Section 8.2. Notwithstanding the dissolution of the Partnership, until the termination of the Partnership the business and affairs of the Partnership shall continue to be governed by this Agreement.


                                      B-63


wncnat6-6/05.lpa

     8.2.    Liquidation

     8.2.1. Upon dissolution of the Partnership, unless the business of the Partnership is continued pursuant to Section 8.1, the General Partner shall liquidate the assets of the Partnership and apply and distribute the proceeds thereof as contemplated by this Section 8.2. After payment of liabilities owing to creditors of the Partnership, the General Partner shall set aside as a Reserve such amount as it deems reasonably necessary for any contingent liabilities or obligations of the Partnership. Said Reserve may be paid over by the General Partner to a bank, to be held in Temporary Investments for the purpose of paying any such contingent liabilities or obligations and, at the expiration of such period as the General Partner may deem advisable, the amount in such Reserve shall be distributed to the Partners in accordance with Section 4.2.2.

     8.2.2. Notwithstanding the foregoing, in the event the General Partner determines that an immediate sale of part or all of the Partnership assets would cause undue loss to the Partners, the General Partner, in order to avoid any such loss may, after having given Notification to all the Limited Partners, to the extent not then prohibited by applicable law, either defer liquidation of and withhold from distribution for a reasonable time any assets of the Partnership except those necessary to satisfy the Partnership's debts and obligations, or convey the remaining assets of the Partnership to a liquidating trust for the benefit of the Partners. In such event, the trustee will be a bank authorized to accept such trusts, having deposits insured by the Federal Deposit Insurance Corporation and having a combined capital and surplus of not less than $50,000,000; such trustee will liquidate such assets in an orderly manner and distribute the proceeds of such liquidation, net of costs associated therewith, to the Partners in accordance with Section 4.2. The fair market value of any assets conveyed to such liquidating trust shall be determined, promptly after such conveyance, by an independent appraiser to be selected by random number from a list of three qualified appraisers obtained by the General Partner from the American Institute of Real Estate Appraisers.

     8.2.3. The General Partner shall cause the business of the Partnership to be wound up and cause the cancellation of the Partnership's Certificate of Limited Partnership following the liquidation and distribution of all the Partnership's assets.



                                      B-64


wncnat6-6/05.lpa

                                     ARTICLE 9

                          BOOKS AND RECORDS, ACCOUNTING,
                           REPORTS, TAX ELECTIONS, ETC.

     9.1.    Books and Records

     (a) The General Partner shall cause the Partnership to keep and maintain full and complete books and records which shall include each of the following:

             (i) a current list (updated at least quarterly) of the full name and last known business or residence address and business telephone of each Partner set forth in alphabetical order together with the Capital Contribution and the share in Profits and Losses of each Partner (the "Participant List");

             (ii) a copy of the Certificate of Limited Partnership and all certificates of amendment thereto, together with executed copies of any powers of attorney pursuant to which any certificate has been executed;

             (iii) copies of the Partnership's Federal, state and local income tax information returns and reports, if any, for the six most recent taxable years;

             (iv) copies of the original of this Agreement and all amendments thereto;

             (v) financial statements of the Partnership for the six most recent fiscal years; and

             (vi) the Partnership's books and records for at least the current and past three fiscal years.

     (b) Upon the request of a Limited Partner, the General Partner shall within 10 days of the receipt of the request mail to the Limited Partner copies of the Participant List (which shall be on white paper in a readily readable form of no less than 10-point type), and the information set forth in Section 9.1(a)(ii) or
(iv) above and of the provisions of the Act described in Section 10.1.2 of this Agreement. A reasonable charge for copy work may be charged by the Partnership. Each Limited Partner shall have the right upon request and during normal business hours to inspect and copy any of the foregoing records at his own expense, and, upon request, to obtain from the General Partner copies of the Partnership's Federal, state and local income tax or information returns, promptly after such returns become available.

                                      B-65


wncnat6-6/05.lpa

     (c) If the Sponsor neglects or refuses to exhibit, produce or mail a copy of the Participant List as requested, the Sponsor shall be liable to any Limited Partner requesting the list for costs, including attorneys' fees, incurred by the Limited Partner for compelling the production of the Participant List, and for actual damages suffered by the Limited Partner by reason of such refusal or neglect. It shall be a defense that the actual purpose and reason for the requests for inspection or for a copy of the information is to secure the list of Limited Partners or other information for the purpose of selling such list or information or copies thereof, or of using the same for a commercial purpose other than in the interest of the requesting Person as a Limited Partner relative to the affairs of the Partnership. The Sponsor may require the Limited Partner requesting the Participant List to represent that the list is not requested for a commercial purpose unrelated to the Limited Partner's interest in the Partnership. The remedies provided hereunder to Limited Partners requesting copies of the Participant List are in addition to, and shall not in any way limit, other remedies available to Limited Partners under Federal law, or the laws of any state.

     9.2.    Accounting and Fiscal Year

     The books of the Partnership shall be kept on the accounting method selected by the General Partner. The fiscal year of the Partnership shall end on December 31 in each year, or on such other date as the General Partner determines.

     9.3.    Bank Accounts and Temporary Investments

     The bank accounts of the Partnership shall be maintained in banking institutions determined by the General Partner, and withdrawals shall be made only in the regular course of Partnership business on signatures determined by the General Partner. All deposits and other funds not needed in the operation of the business or not yet invested may be invested in Temporary Investments.

     9.4.    Reports

     9.4.1. Within 60 days after the end of each of the first three quarters of each fiscal year of the Partnership, the General Partner shall send to each Person who was a Limited Partner at any time during such quarter one or more reports which, taken together, provide the following information (which need not be audited): (i) a balance sheet as at the end of such quarter; (ii) a statement of operations for such quarter; (iii) a statement of cash flows for such quarter; (iv) a statement setting forth the amount of all fees and other compensation and distributions and reimbursed expenses paid by the Partnership for the quarter to the General Partner or any Affiliate of the General Partner;
(v) a report of the significant activities of the Partnership during the quarter; and (vi) until the Limited Partners' Capital

                                      B-66


wncnat6-6/05.lpa

Contributions (except for any amounts utilized to pay Organizational and Offering Expenses, Acquisition Fees, Acquisition Expenses or Operating Cash Expenses, or any amounts set aside for Reserves) are fully invested, a special report of Local Limited Partnership Interests acquired during the quarter, describing the terms of such investments. If the Partnership acquires a Local Limited Partnership Interest during the last quarter of any fiscal year, a report containing the information described in the preceding clause (vi) shall be sent on or before the date of transmission of the report for such year required by Section 9.4.3. Until all Promissory Notes have been paid in full, each quarterly report shall reflect any defaults in the payment of the Promissory Notes, actions taken by the Partnership in response to any defaults, and a discussion and analysis of the impact thereof on capital requirements of the Partnership.

     9.4.2. Within 75 days after the end of each calendar year, the General Partner shall provide to each Person who was a Limited Partner at any time during the fiscal year ending during that calendar year all tax information necessary for the preparation of his Federal and state income tax returns and other tax returns with regard to jurisdictions in which the Partnership or a Local Limited Partnership is formed or qualified or owns Properties.

     9.4.3. Within 120 days after the end of each fiscal year of the Partnership, the General Partner shall send to each Person who was a Limited Partner at any time during such fiscal year: (i) a balance sheet as of the end of such fiscal year and statements of operations, partners' equity and cash flows for such fiscal year prepared in accordance with generally accepted accounting principles and accompanied by an auditor's report containing an opinion of the Accountants; (ii) a report (which need not be audited) setting forth any distributions made to Persons who were Limited Partners at any time during the fiscal year, separately identifying distributions from (a) Cash Flow from Local Limited Partnership or Partnership operations during the fiscal year,
(b) Cash Flow from Local Limited Partnership or Partnership operations during a prior fiscal year which had been held as Reserves, (c) Sale or Refinancing Proceeds, and (d) amounts previously set aside as Reserves from Gross Proceeds;
(iii) a report of the significant activities of the Partnership during the year;
(iv) a special report setting forth the amount of all fees and other compensation and distributions and reimbursed expenses paid by the Partnership and the Local Limited Partnerships for the fiscal year to the General Partner or any Affiliate of the General Partner and the services performed in consideration therefor, which report shall be verified by the Accountants, with the method of verification to include, at a minimum, a review of the time records of individual employees, the costs of whose services were reimbursed, and a review of the specific nature of the work performed by each such employee, all in accordance with generally accepted auditing standards and, accordingly,


                                      B-67


wncnat6-6/05.lpa
including such tests of the accounting records and such other auditing procedures as the Accountants consider appropriate in the circumstances. The additional costs of such special report shall be itemized by the Accountants among all programs sponsored by the General Partner and its Affiliates on a program-by-program basis and may be reimbursed to the General Partner or its Affiliates to the extent that such reimbursement, when added to the cost for administrative services rendered, does not exceed the Competitive rate for such services. Until all Promissory Notes have been paid in full, such annual report shall reflect any defaults in the payment of the Promissory Notes, actions taken by the Partnership in response to any defaults, and a discussion and analysis of the impact thereof on capital requirements of the Partnership.

     9.5.    Depreciation and Other Tax Elections

     The Partnership may elect to use with respect to depreciable assets of the Partnership any depreciation method which is permitted by the Code and appropriate in the opinion of the General Partner. All other Federal income tax elections required or permitted to be made for or by the Partnership shall be made by the General Partner after consulting with the Accountants. The General Partner may, but shall not be under any duty to, cause the Partnership to make an election under Section 754 of the Code (or any successor provision thereto).

     9.6.    Designation of Tax Matters Partner

     The General Partner is hereby designated as the "Tax Matters Partner" of the Partnership under Section 6231(a)(7) of the Code and, in connection therewith and in addition to all powers given thereunto, shall have all other powers needed to fully perform as the Tax Matters Partner, including, without limitation, the power to retain all attorneys and accountants of its choice, the right to settle any audits without the consent of the Limited Partners and the right to challenge any final partnership administrative adjustment in a court action. The designation made in this Section is hereby expressly consented to by each Limited Partner as an express condition to becoming a Limited Partner. Expenses of any administrative proceedings undertaken by the Tax Matters Partner will be paid for out of Partnership assets. Each Limited Partner who elects to participate in the proceedings will be responsible for any expenses incurred by him in connection with his participation, and the cost of any resulting audits or adjustments of a Limited Partner's tax return will be borne solely by the affected Limited Partner. The General Partner is hereby designated as the "notice partner" under Section 6231(a)(8) of the Code to receive any notice provided by the Internal Revenue Service to the Limited Partners as a group in accordance with Section 6223(b)(2) of the Code.

                                      B-68


wncnat6-6/05.lpa

                                    ARTICLE 10

                  MEETINGS AND VOTING RIGHTS OF LIMITED PARTNERS

     10.1.   Meetings and Actions Without Meetings

     10.1.1. Meetings of the Limited Partners for any purpose may be called by the General Partner at any time, and shall be called by the General Partner upon receipt of a request in writing, containing a proposal for the holding of such a meeting, signed by 10% or more in interest of the Limited Partners and stating the purpose of the meeting. In addition, the General Partner may, and, upon receipt of a proposal in writing signed by the holders of 10% or more in interest of the Limited Partners shall, submit any matter (upon which the Limited Partners are entitled to act) to the Limited Partners for a vote by written Consent without a meeting.

     10.1.2. All meetings and actions of the Limited Partners shall be governed in all respects, including matters relating to notice, quorum, adjournment, proxies, record dates and actions without a meeting, by the provisions of
Section 15637 of the Act, as said Section 15637 shall be amended from time to time. Notwithstanding the foregoing, upon receipt of a written request for a Partnership meeting from one or more Limited Partners either in person or by certified mail stating the purpose(s) of the meeting, the General Partner shall provide all Limited Partners, within 10 days after receipt of said request, written notice (either in person or by certified mail) of the meeting and the purpose of such meeting to be held on a date not less than 15 days nor more than 60 days after receipt of said request, at a time and place convenient to the Limited Partners.

     10.2.   Voting Rights of Limited Partners

     10.2.1. The holders of a majority of the outstanding Units may, without the concurrence of the General Partner:

     (i) amend this Agreement, subject to the provisions of Section 12.1 hereof;

     (ii) dissolve the Partnership;

     (iii) remove the General Partner and elect a replacement General Partner;

     (iv) approve or disapprove the sale of all or substantially all of the assets of the Partnership in a single transaction other than in connection with the liquidation of the Partnership; or

                                      B-69


wncnat6-6/05.lpa

     (v) if the Partnership invests in a Local Limited Partnership of which the Local General Partner is a Sponsor, direct the General Partner (acting on behalf of the Partnership) to take any action permitted to be taken by the Partnership pursuant to the partnership agreement of the Local Limited Partnership.


     10.2.2. Notwithstanding any provision of the Act to the contrary, the Limited Partners shall only have the right to vote on the matters set forth in Paragraph 10.2.1. of this Agreement.

     10.2.3. In any vote of the Limited Partners, each Limited Partner shall be entitled to cast one vote for each Unit which he owns as of the designated record date. Notwithstanding any other provision of this Agreement, any Units held by the Sponsor will not be entitled to vote, and will not be considered to be "outstanding" Units for purposes of any vote, upon matters which involve a conflict between the interests of such Sponsor and the Partnership, including, but not limited to, any vote on the proposed removal of the General Partner or regarding any transaction between the Partnership and the Sponsor.

10.3. Limitations on Roll-Ups; Dissenters' Rights

     10.3.1. In connection with a proposed Roll-Up, an appraisal of all Partnership assets shall be obtained from a competent, Independent Expert. If the appraisal will be included in a prospectus used to offer the securities of a Roll-Up Entity, the appraisal shall be filed with the Securities and Exchange Commission and the states as an exhibit to the registration statement for the offering. Accordingly, an issuer using the appraisal shall be subject to liability for violation of Section 11 of the Securities Act of 1933 and comparable provisions under state laws for any material misrepresentations or material omissions in the appraisal. Partnership assets shall be appraised on a consistent basis. The appraisal shall be based on an evaluation of all relevant information, and shall indicate the value of the Partnership's assets as of a date immediately prior to the announcement of the proposed Roll-Up. The appraisal shall assume an orderly liquidation of Partnership assets over a 12-month period. The terms of the engagement of the Independent Expert shall clearly state that the engagement is for the benefit of the Partnership and its Limited Partners. A summary of the independent appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to the Limited Partners in connection with a proposed Roll-Up.

     10.3.2. In connection with a proposed Roll-Up, the Person sponsoring the Roll- Up shall offer to Limited Partners who vote "no" on the proposal the choice of:


                                      B-70


wncnat6-6/05.lpa

     (i) accepting the securities of the Roll-Up Entity offered in the proposed Roll-Up; or

     (ii) one of the following: (a) remaining as Limited Partners in the Partnership, and preserving their interests therein on the same terms and conditions as existed previously; or (b) receiving cash in an amount equal to the Limited Partners' pro-rata share of the appraised value of the net assets of the Partnership.

     10.3.3. The Partnership shall not participate in any proposed Roll-Up which would result in Limited Partners having democracy rights which are less than those provided for under this Agreement. If the Roll-Up Entity is a corporation, the voting rights of Limited Partners shall correspond to the voting rights provided for in this Agreement to the greatest extent possible.

     10.3.4. The Partnership shall not participate in any proposed Roll-Up which includes provisions which would operate to materially impede or frustrate the accumulation of shares by any purchaser of the securities of the Roll-Up Entity (except to the minimum extent necessary to preserve the tax status of the Roll-Up Entity). The Partnership shall not participate in any proposed Roll-Up which would limit the ability of a Limited Partner to exercise the voting rights of the securities of the Roll-Up Entity on the basis of the number of Units held by that Limited Partner.

     10.3.5. The Partnership shall not participate in any proposed Roll-Up in which Limited Partners' rights of access to the records of the Roll-Up Entity will be less than those provided for under this Agreement.

     10.3.6. The Partnership shall not participate in any proposed Roll-Up in which any of the costs of the transaction would be borne by the Partnership if the Roll-Up is not approved by the Limited Partners.

     10.3.7. In addition to those set forth above, Limited Partners who dissent with respect to a proposed Roll-Up will have the rights provided under Sections 15679.1 through 15679.14 of the Act.


                                    ARTICLE 11

                             SPECIAL POWER OF ATTORNEY

     Each Limited Partner, including each Additional Limited Partner and Substitute Limited Partner, by the execution of this Agreement, irrevocably

                                      B-71


wncnat6-6/05.lpa
constitutes  and  appoints  the  General   Partner,   with  full  power  of
substitution in the premises, his true and lawful attorney-in-fact with full power and authority in his name, place and stead to execute, acknowledge, deliver, swear to, file and record at the appropriate public offices any documents necessary or appropriate to carry out the provisions of this Agreement, including, but not limited to:

     (i) all certificates and other instruments (including counterparts of this Agreement), and any amendment thereof, which the General Partner deems appropriate in order to form, qualify or continue the Partnership as a limited partnership (or a partnership in which the Limited Partners will have limited liability comparable to that provided by the Act) in the State of California and in the jurisdictions in which the Partnership may conduct business or in which formation, qualification or continuation is, in the opinion of the General Partner, necessary or desirable to protect the limited liability of the Limited Partners;

     (ii) all amendments to this Agreement adopted in accordance with its terms, and all instruments which the General Partner deems appropriate to reflect a change or modification of the Partnership in accordance with the terms of this Agreement;

     (iii) all financing statements, continuation statements or other documents and amendments thereto which the General Partner deems appropriate to perfect or continue the perfection of the Partnership's security interest in his Units provided for in Section 13.1, and, if the Limited Partner is an Installment Contributor Limited Partner, Section 3.4.1(b), of this Agreement, and all instruments relating to the admission of any Additional or Substitute Limited Partner, including any amendment to this Agreement which substitutes as a Limited Partner the purchaser at a foreclosure sale of Units previously given as security by a defaulting Limited Partner for his Promissory Note; and

     (iv) all conveyances and other instruments which the General Partner deems appropriate to implement the provisions of this Agreement or to reflect the dissolution and winding up of the Partnership in accordance with the terms of this Agreement.

     The appointment by each of the Limited Partners of the General Partner as his attorney-in-fact shall be deemed to be a power coupled with an interest, in recognition of the fact that each of the Partners under this Agreement will be relying upon the power of the General Partner to act as contemplated by this Agreement in any filing and other action by it on behalf of the Partnership, and shall survive and shall not be affected by the subsequent bankruptcy, death, adjudication of incompetence or insanity, disability, incapacity or dissolution of any Person hereby giving the power nor by the transfer or assignment of all

                                      B-72


wncnat6-6/05.lpa
or any part of the Units of any such Person; provided, however, that in the event of the transfer by a Limited Partner of all of his Units, the foregoing power of attorney of a transferror Limited Partner shall survive the transfer only until the transferee is admitted to the Partnership as a Substitute Limited Partner and all required documents and instruments are duly executed, filed and recorded to effect the substitution.


                                    ARTICLE 12

                                    AMENDMENTS

     12.1.   Adoption of Amendments

     12.1.1. In addition to the amendments authorized herein, amendments may be made to this Agreement from time to time by a majority-in-interest of the Limited Partners, without the Consent of the General Partner; provided that no such amendment shall (a) in any manner allow the Limited Partners to take any action which would constitute their participation in the control of the Partnership's business within the meaning of Section 15632 of the Act, or otherwise cause the loss of their limited liability, nor (b) without the Consent of the General Partner, alter the rights, power, duties or compensation of the General Partner or any of its Affiliates or its (or any of its Affiliates') interest in Profits and Losses for Tax Purposes, Tax Credits, Cash Available for Distribution or Sale or Refinancing Proceeds or alter any of the provisions of Sections 3.6.2 or 6.6 or this Section 12.1.1.

     12.1.2. In addition to the amendments otherwise authorized herein, amendments may be made to this Agreement from time to time by the General Partner, without the Consent of any of the Limited Partners: (i) to add to the representations, duties or obligations of the General Partner or surrender any right or power granted to the General Partner herein, for the benefit of the Limited Partners; (ii) to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Agreement which will not be inconsistent with the provisions of this Agreement; and (iii) to delete or add any provision of this Agreement required to be deleted or added by the staff of the Securities and Exchange Commission or other Federal agency or by a state "Blue Sky" commissioner or similar official and deemed by the Commission, agency, commissioner or official to be for the benefit or protection of the Limited Partners.

     No amendment shall be adopted pursuant to this Section 12.1.2 (except under the preceding clause (iii)) unless its adoption: (i) is for the benefit of or

                                      B-73


wncnat6-6/05.lpa
not adverse to the interests of the Limited Partners; (ii) is consistent with Section 5.1 hereof; (iii) does not affect the distribution of Cash Available for Distribution or Sale or Refinancing Proceeds or the allocation of Profits and Losses for Tax Purposes or of Tax Credits among the Partners or between the Limited Partners as a class and the General Partner; and (iv) does not, in the opinion of counsel for the Partnership, affect the limited liability of the Limited Partners under the Act or the status of the Partnership as a partnership for Federal income tax purposes.

     In addition to the amendments otherwise authorized herein, notwithstanding the preceding paragraph, amendments may be made to this Agreement without the Consent of any Limited Partner with respect to the provisions of Article 4 of this Agreement in accordance with Section 4.4.1 and/or Section 4.4.2.

     12.2.   Filing of Required Documents

     In making any amendments, there shall be prepared and filed for recordation by the General Partner all documents and certificates required to be prepared and filed under the Act and under the laws of any other jurisdictions under the laws of which the Partnership is then formed or qualified.

     12.3.   Required Change of Partnership Name

     If at any time there is no General Partner which is an Affiliate of WNC & Associates, Inc., a California corporation (or any successor thereto), the Partnership shall forthwith change its name in such a manner as not to include the initials "WNC." All parties to this Agreement recognize that damages at law may be an inadequate remedy for breach of the foregoing covenant, and consent that the same may be enforced by specific performance, injunction or equitable remedy as well as in an action at law.


                                    ARTICLE 13

                             MISCELLANEOUS PROVISIONS

     13.1.   Security Interest and Right of Set-Off

     As security for any withholding tax or other liability or obligation to which the Partnership may be subject as a result of any act or status of any Limited Partner, or to which the Partnership becomes subject with respect to the Interest of any Limited Partner, the Partnership shall have (and each Limited Partner hereby grants to the Partnership) a security interest in all Cash

                                      B-74


wncnat6-6/05.lpa

Available for Distribution and Sale or Refinancing Proceeds distributable to the Limited Partner to the extent of the amount of the withholding tax or other liability or obligation.

     13.2.   Notices

     Except as otherwise specifically provided herein, all notices, demands or other communications hereunder shall be in writing and shall be deemed to have been given, if given in any manner specified in the definition of "Notification" herein, when dispatched, and shall be sent to the respective addresses referred to in such definition.

     13.3.   Execution


     Each Limited Partner, including any Additional Limited Partner and Substitute Limited Partner, additional General Partner and successor General Partner, shall become a Partner in the Partnership by signing counterpart signature pages to this Agreement or a power of attorney to the General Partner therefor, and any other instrument or instruments deemed necessary by the General Partner. By so signing, each Limited Partner, including any Additional Limited Partner and Substitute Limited Partner, additional General Partner or successor General Partner, as the case may be, shall be deemed to have adopted, and to have agreed to be bound by, all the provisions of this Agreement. A Person may be admitted as an Additional Limited Partner and shall become bound by this Agreement (i) if such Person (or a representative authorized by such Person orally, in writing or by other action such as payment for his Units) executes this Agreement or any other writing, including without limitation, the Investor Form included with the Prospectus, evidencing the intent of such Person to become an Additional Limited Partner or (ii) without such execution, if such Person (or a representative authorized by such Person orally, in writing or by other action such as payment for his Units) complies with the conditions for becoming an Additional Limited Partner as set forth in this Agreement and requests (orally, in writing or by other action such as payment for his Units) that the Partnership Register reflect such admission.


     13.4.   Binding Effect

     The covenants and agreements contained herein shall be binding upon, and inure to the benefit of, the heirs, executors, administrators, personal representatives, successors and assigns of the respective parties hereto.


                                      B-75


wncnat6-6/05.lpa

     13.5.   Applicable Law


     This Agreement shall be construed and enforced in accordance with the laws of the State of California; provided, however, that the provisions of this
Section 13.5 shall not govern causes of action based on alleged violations of Federal or state (other than the State of California) securities laws.


     13.6.   Counterparts

     This  Agreement  may be  executed  in  several  counterparts,  all of which
together  shall  constitute  one  agreement   binding  on  all  parties  hereto,
notwithstanding that all the parties have not signed the same counterpart.

     13.7.   Separability of Provisions

     Each provision of this Agreement shall be considered separable, and if for any reason any provision or provisions hereof are determined to be invalid and contrary to any existing or future law, no such invalidity shall impair the operation or affect those portions of this Agreement which are valid.

     13.8.   Captions

     Section titles and the table of contents are for convenience of reference only and shall not control or limit the meaning of this Agreement as set forth in the text hereof.

     13.9.   Mandatory Arbitration

     Except as provided in Article 6 hereof, mandatory arbitration shall not be required in connection with any dispute between a Limited Partner and the Sponsor or the Partnership. Nothing contained in this Section 13.9 shall apply to pre-existing contracts between Limited Partners and their broker-dealers.


                                      B-76


wncnat6-6/05.lpa

     13.10.  Partnerships Treated as Separate

     This Partnership Agreement shall apply to each Partnership separately, and each Partnership shall file its own Certificate of Limited Partnership.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

                                General Partner:

                                        WNC & Associates, Inc.,
                                        General Partner

                                        By:     /s/ John B. Lester, Jr.
                                                John B. Lester, Jr.,
                                                President

                                        Initial Limited Partner:

                                        /s/ John B. Lester, Jr.
                                        John B. Lester, Jr.

                                      B-77


wncnat6-6/05.lpa

                                    EXHIBIT C
                                                           INVESTOR FORM

WNC Housing Tax Credit Fund VI, L.P., Series __

Amount of Investment
______________ x $1,000  _________________
# Units                  Total Dollar Amount

Minimum Investments:  $5,000 ($2,000 for previous WNC investors);
Additional increments:  $1,000

____  New Account
____  Addition to Existing Fund VI Current Series Account
____ Initial Here if the investor is paying for his Units with a check for the total subscription amount.
____ Initial Here if the investor elects to use the installment payment. In such case he shall make a check for one-half of the total subscription amount (i.e., the number of Units subscribed above x $500) and pay the remaining half with interest pursuant to the terms of the Promissory Note on the reverse side hereof, which must be executed by the investor. An investor is eligible to use this installment payment method only if he is subscribing for at least 10 Units ($10,000).

Make Check Payable To:     National Bank of Southern California
                           WNC/HTCF VI

Submit To:                 National Bank of Southern California
                           4100 Newport Place, Suite 100
                           Newport Beach, CA  92660
                           Attention:  WNC Escrow Manager

INVESTOR INFORMATION

Investor  ____  Dr.   ____  Mr.   ____  Mrs.   ____  Ms. Social Security Number

-------------------------------------------------------------------------------
Investor  ____  Dr.   ____  Mr.   ____  Mrs.   ____  Ms. Social Security Number

-------------------------------------------------------------------------------
Entity Name                                      Taxpayer Identification Number

-------------------------------------            ------------------------------
Occupation                                       Income

-------------------------------------            ------------------------------

Mailing Address                              Residence Address
                                            (if different from mailing address)

-------------------------------------       -----------------------------------
City                                         City

-------------------------------------       -----------------------------------
State                      Zip               State                     Zip

-------------------------------------       -----------------------------------
Daytime Phone                               Daytime Phone
CONTINUED ON OTHER SIDE

LEGAL FORM OF OWNERSHIP

____ Individual ____ Community Property ____ Joint Tenants with Rights of Survivorship ____ Tenants in Common ____ Partnership (Copy of partnership agreement must be sent with this form.)
____ Corporate (Certified corporate resolution must be sent with this form.)
____ Revocable Trust (Trustee(s) is required to sign below. Copy of trust instrument must be sent with this form.)
____ Custodian for:  _______________________________________________
Under Uniform Gift to Minors Act of the State of ________________. The Units are being purchased in the State of _____________________.
         (Complete if different from the state of residence.)
____ Other (Specify.)

____ Check here if the investor is not a citizen of the United States.
____ Check here if the  investor  is subject to backup  withholding  pursuant to
Section 3406(a)(1)(C) of the Internal Revenue Code.

Investor Signature
Execution of the Investor Form below constitutes the undersigned's subscription for the number of Units indicated above and his acceptance and agreement to perform the terms and conditions of the Agreement of Limited Partnership included as Exhibit B to the Prospectus of WNC Housing Tax Credit Fund VI, dated June 23, 1997.

Signature of First Investor                     Date

-----------------------------------             ---------------------------
Signature of Second Investor                    Date

-----------------------------------             ---------------------------

In order to induce the General Partner to accept this subscription, investor represents by initialing in the space provided that investor has received a copy of the final Prospectus. ____________
                                                     (Initial Here)

Broker/Dealer Information
The undersigned represents that he has complied with the requirements of the Conduct Rules of the NASD with respect to the subscriber whose name appears on the above Investor Form and hereby certifies that he has reasonable grounds to believe on the basis of information obtained from the investor concerning his objectives, financial situation and needs and any other information known to the undersigned that the investment in the Units is suitable for the investor, and, in addition, has informed the investor as to the lack of liquidity and marketability of the Units. The undersigned warrants that a Prospectus was delivered to the subscriber not less than five days prior to submission of this subscription to the Series.


-----------------------------------                 ---------------------------
Account Executive                                   Broker/Dealer Firm

-------------------------------------------------------------------------------
Branch Office Address     ____ Please check if new address

-------------------------------------------------------------------------------
City                    State            Zip                             Phone

------------------------------------                   ------------------------
Account Executive's Signature and/or Branch Manager    Date

                                 PROMISSORY NOTE

$500 PER UNIT

FOR VALUE RECEIVED, the undersigned ("Maker"), promises, jointly and severally if more than one, to pay to the order of WNC Housing Tax Credit Fund VI, L.P., Series __, a California limited partnership ("Payee"), at the office of Payee, 3158 Redhill Avenue, Suite 120, Costa Mesa, California 92626-3416, or at such other location as Payee may from time to time designate, the principal sum of FIVE HUNDRED DOLLARS ($500), multiplied by the number of Units set forth in his Investor Form, together with interest on the unpaid principal balance from the date of the Maker's admission as a limited partner of the Payee until paid at the rate of ____% per annum. Said principal sum shall be payable in one installment as follows: (i) January 31, 1999, if Maker subscribes on or before June 30, 1988, (ii) June 30, 1999, if Maker subscribes between July 1, 1998 and December 31, 1998, or (iii) the later of the date of subscription or January 31, 2000, if Maker subscribes after December 31, 1998. Interest accrued to the principal installment payment date shall also be due and payable on such date.

This Promissory Note is delivered pursuant to the terms of the Agreement of Limited Partnership of Payee, and shall be governed by the following provisions:

1.      This Promissory Note shall be paid in lawful money of the United States.
2. The occurrence of any of the following shall constitute an "Event of Default":
        (a) Default in the payment of any amount payable hereunder when due, which default in payment is not cured within 30 days after such due date ("Payment Default"); or default in the performance of any other obligation of Maker under this Promissory Note;

        (b) A materially false or misleading omission or representation, statement, certificate, warranty or other assertion in the Investor Form or any other document executed by the Maker in connection with the purchase of Units of limited partnership interest in Payee;

        (c) The filing by, or against, the Maker of any proceeding under the Federal Bankruptcy Code;

        (d) An assignment for the benefit of creditors made by the Maker; or

        (e) The appointment of, or application for, a receiver or trustee by any party for all or any part of the assets of the Maker.

3. Upon the occurrence of an Event of Default, then at the option of Payee, the entire unpaid balance of principal on this Promissory Note, together with accrued interest and any other amounts due hereunder, shall be immediately due and payable.

4. In the event that any amount payable under this Promissory Note is not paid when due, a late charge in the amount of 5% of the late amount shall be due and payable in addition to the interest provided herein.

5. If this Promissory Note is not paid when due or if an Event of Default occurs, Maker promises to pay all costs of collection, including, but not limited to, reasonable attorneys' fees incurred by Payee on account of such collection whether or not suit is filed hereon.

6. In the event this Promissory Note is not paid when due or if an Event of Default occurs, Payee may set off all amounts owed to Payee under this Promissory Note against all distributions to which Maker is entitled relating to Maker's Units of limited partnership interest in Payee.

7. In the event of a Payment Default, Maker shall be given a notice by Payee of the Payment Default and the Payee's intent to foreclose on its security interest given by Maker to secure the payment of this Promissory Note. For a period of 30 days after such notice (the "Cure Period"), Maker shall be entitled to cure such Payment Default by paying the delinquent principal payment, with interest as provided in this Promissory Note, to the Payee. Prior to the expiration of the Cure Period, the Payee shall not be entitled to commence to foreclose its security interest in the Maker's Units of limited partnership interest in Payee and Maker's interest in Payee shall not be subject to any reduction as a result of such Payment Default. However, Payee may withhold any distributions otherwise payable or issuable to Maker pending the cure of the Payment Default prior to the expiration of the Cure Period. Any reduction in Maker's interest in Payee effective upon the expiration of the Cure Period will relate back and shall apply to and affect any withheld distributions. Upon expiration of the Cure Period Payee may commence to foreclose and foreclose its security interest in the Maker's Units of limited partnership interest in Payee.

8. This Promissory Note is made with full recourse to Maker, is by its terms not a negotiable instrument, is assignable only subject to the defenses Maker may have, is subject to venue for collection in the state in which Maker resides and may not be sold by Payee prior to its maturity. Subject to the foregoing, Payee may pledge and grant security interests in this Promissory Note as security for any obligation of Payee.

9. This Promissory Note shall be governed by, and construed in accordance with, the laws of the State of California.

10. Reference in this Promissory Note to "Payee" shall mean the original Payee hereunder so long as the Payee shall be the holder of this Promissory Note and thereafter shall mean any subsequent holder of the Promissory Note.

11. Time is of the essence of each obligation of Maker hereunder.

12. No delay or omission on the part of the Payee in exercising any rights hereunder or under the Agreement of Limited Partnership of Payee or any other instrument given to secure this Promissory Note shall operate as a waiver of such rights or any other right hereunder or under said instruments.

13. This Promissory Note may be prepaid in full at any time without premium or penalty; provided, however, that no partial prepayments shall be permitted.

14. Maker waives presentment, demand for payment, notice of dishonor, notice of protest, protest and all other notices or demands in connection with the delivery, acceptance, performance, default, endorsement or guaranty of this instrument, except as provided in paragraph 7 above.

                            This note is executed as of _______, 199__.

                                            ---------------------------
                                            Maker

                                            ---------------------------
                                            Maker

    No dealer, salesman or any other person has been authorized to give any information or to make any representations other than those contained in this Prospectus, and, if given or made, such information and representations must not be relied upon. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any state to any person to whom it is unlawful to make such offer. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Fund since the respective dates at which information is given herein, or the date hereof. However, if any material change occurs while this Prospectus is required by law to be delivered, this Prospectus will be amended or supplemented accordingly.

                                  TABLE OF CONTENTS


                                                                            Page
Summary of the Offering....................................................   10
Risk Factors...............................................................   23
Who Should Invest; Limitations on Use of Credits and Losses................   41
Estimated Use of Proceeds..................................................   47
Management Compensation....................................................   52
Conflicts of Interest......................................................   59
Fiduciary Responsibility...................................................   64
Investment Objectives and Policies.........................................   66
The Low Income Housing Credit..............................................   84
Other Government Assistance Programs.......................................  100
Management.................................................................  106
Prior Performance Summary..................................................  114
Federal Income Tax Considerations..........................................  121
State and Local Tax Considerations.........................................  164
Profits and Losses for Tax Purposes, Tax Credits and Cash Distributions....  165
Summary of Certain Provisions of the Partnership Agreement.................  170
Transferability of Units...................................................  174
Reports....................................................................  176
Terms of the Offering and Plan of Distribution.............................  177
Sales Material.............................................................  184
Management's Discussion and Analysis of Financial Condition................  184
Legal Matters..............................................................  186
Experts....................................................................  186
Further Information........................................................  186
Glossary...................................................................  187
Financial Statements....................................................... FS-i
Exhibit A - Prior Performance Tables.......................................  A-1
Exhibit B - Partnership Agreement..........................................  B-1
Exhibit C - Investor Form..................................................  C-1


         For a period of 90 days after the effective date of this Prospectus, all dealers effecting transactions in the registered securities, whether or not participating in the distribution, may be required to deliver a Prospectus. This obligation is in addition to the obligation of dealers to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                      WNC HOUSING TAX CREDIT FUND VI, L.P.,
                                    SERIES 5


                        Supplement Dated January 21, 1998
                        To Prospectus Dated June 23, 1997

         This Supplement is part of, and should be read in conjunction with, the Prospectus of WNC Housing Tax Credit Fund VI, L.P., Series 5 ("Series 5") dated June 23, 1997 (the "Prospectus"). This Supplement supersedes all previous supplements. Capitalized terms used but not defined in this Supplement have the meanings given to them in the Prospectus.

TABLE OF CONTENTS

                                                                          Page

Status of  Series  5 Offering............................................... 1
Local Limited Partnership Investments....................................... 2
Federal Income Tax Considerations........................................... 8
Profits, Losses and Tax Credits............................................. 9
Management.................................................................  9
Management's Discussion and Analysis of Financial Condition
  and Results of Operations ............................................... 10
Prior Performance Summary.................................................. 11
Financial    Statements...................................................FS-1
Prior Performance Tables.................................................. A-1
First Amendment to Partnership Agreement.................................. B-1

         As indicated in the chart which follows, the information presented herein either adds to or supersedes similar information included in the Prospectus, or constitutes information which has no corresponding information in the Prospectus.

Supplement Presentation                  Relationship to Prospectus Presentation

Status of Series 5 Offering              New Information
Local Limited Partnership Investments    New Information
Federal Income Tax Considerations        Adds to or supersedes "Federal Income
                                          Tax Considerations"
Profits, Losses and Tax Credits          Supersedes a portion of "Profits and
                                          Losses for Tax Purposes, Tax Credits
                                          and Cash Distributions"
Management                               Adds to "Management"
Management's Discussion and Analysis     Supersedes "Management's Discussion and
 Of Financial Condition and Results of     Analysis of Financial Condition"
 Operations
Prior Performance Summary                Adds to "Prior Performance Summary"
Financial Statements                     Adds to "Financial Statements"
Prior Performance Tables                 Adds to "Prior Performance Tables"
First Amendment to Partnership Agreement Adds to "Partnership Agreement"

STATUS OF SERIES  5 OFFERING

     As of the date hereof, Series 5 has received subscriptions in the amount of $10,375,780 (10,406 Units), of which $356,500 currently is represented by Promissory Notes.



                                        1
WNC6-12/SUPP12198

LOCAL LIMITED PARTNERSHIP INVESTMENTS


         Included herein is a discussion of nine Local Limited Partnership Interests acquired or identified for acquisition by Series 5. The Apartment
Complexes owned by these Local Limited Partnerships are located in six states and are being developed and constructed by seven different development teams. Each of the Apartment Complexes has received a reservation of Low Income Housing Credits. While the Fund Manager believes that Series 5 is reasonably likely to retain or acquire an interest in each of these Local Limited Partnerships, Series 5 may not do so as a result of the failure by a Local Limited Partnership to satisfy one or more conditions precedent to the payment of each installment payment, the inability of Series 5 to raise additional capital necessary to complete the purchase of the Local Limited Partnership Interests identified herein, the purchase of Local Limited Partnership Interests other than those identified herein, or other factors. Moreover, the terms of any acquisition may differ from those as described. Accordingly, investors should not rely on the ability of Series 5 to retain or acquire an investment in all these Local Limited Partnerships on the indicated terms in deciding whether to invest in Series 5.

         Series 5 has acquired a Local Limited Partnership Interest in Chillicothe Plaza Apartments, L.P., a Missouri limited partnership ("CHILLICOTHE"); and Spring Valley Terrace Apartments, L.L.C., an Arizona limited liability company ("SPRING VALLEY"). Series 5 expects to acquire a Local Limited Partnership Interest in Apartment Housing of Theodore, Ltd., an Alabama limited partnership ("APT. HOUSING"); Bradley Villas, Limited Partnership, an Arkansas limited partnership (ABRADLEY@); El Reno Housing Associates Limited Partnership, an Oklahoma limited partnership ("EL RENO"); Hughes Villas, L.P., an Arkansas limited partnership ("HUGHES"); Mark Twain Senior Community, L.P., a California limited partnership ("MARK TWAIN"); Murfreesboro Villas, L.P., an Arkansas limited partnership ("MURFREESBORO"); and Tulsa-Crestview Housing Partners, Ltd., a Texas limited partnership qualified to do business in Oklahoma ("TULSA-CRESTVIEW").

         APT. HOUSING owns the Harbor Run Apartments in Theodore, Alabama; BRADLEY owns the Bradley Villas Apartments in Bradley, Arkansas; CHILLICOTHE owns the Chillicothe Plaza Apartments in Chillicothe, Missouri; EL RENO owns the Ashton Place Retirement Community Apartments in El Reno, Oklahoma; HUGHES owns the Hughes Villas Apartments in Hughes, Arkansas; MARK TWAIN owns the Mark Twain Senior Community Apartments in Oakland, California; MURFREESBORO owns the Murfreesboro Villas Apartments in Murfreesboro, Arkansas; SPRING VALLEY owns the Spring Valley Terrace Apartments in Mayer, Arizona; and TULSA-CRESTVIEW owns the Crestview Duplexes in Tulsa, Oklahoma.

         The following tables contain information concerning the Apartment Complexes and the Local Limited Partnerships identified herein:



                                                                                                            LOCAL
                                                                                                            LIMITED
            PROJECT                   ACTUAL OR        ESTIMATED                                PERMANENT   PARTNER-
            NAME AND                  ESTIMATED        DEVELOP-                                 MORTGAGE    SHIP'S
LOCAL       NUMBER       LOCATION     CONSTRUCTION     MENT COST     NUMBER OF        BASIC     LOAN        ANTICIPATED YEAR CREDITS
LIMITED     OF           OF           COMPLETION       (INCLUDING    APARTMENT        MONTHLY   PRINCIPAL   TAX         TO BE FIRST
PARTNERSHIP BUILDINGS    PROPERTY     DATE             LAND COST)    UNITS            RENTS     AMOUNT      CREDITS (1) AVAILABLE


APT.        Harbor Run   Theodore     October 1998     $2,320,000    4 1BR units      $226      $341,000    $2,072,153     1998
HOUSING     Apartments   (Mobile                                     24 2BR units     $284      CB (2)
                         County),                                    12 3BR units     $319
            5 buildings  Alabama                                                                $815,000
                                                                                                AHFA
                                                                                                (3)


BRADLEY     Bradley      Bradley      January 1998     $1,013,574     8  2BR units    $331      $110,685    $867,500       1998
            Villas       (Lafayette                                  20  2BR units    $348      HB (4)
            Apartments   County),
                         Arkansas                                                               $400,000
            4 buildings                                                                         ADFA (5)


CHILLICOTHE Chillicothe  Chillicothe  June 1998        $1,900,000    24 2BR units     $300      $775,000    $1,554,768     1998
            Plaza        (Livingston                                  4 3BR units     $335      MHDC (6)
            Apartments   County),
                         Missouri
            7 buildings


EL RENO     Ashton       El Reno      August 1998      $5,266,619    60 1BR units     $387      $2,403,000  $4,406,215     1999
            Place        (Canadian                                   40 2BR units     $462      GAC(8)
            Retirement   County),
            Community    Oklahoma
            Apartments

            26 buildings
            (7)


HUGHES      Hughes Villa Hughes       September        $1,000,021    20 2BR units     $398      $384,000    $298,484       1997
            Apartments   (St. Francis 1996                                                      ADFA (9)
                         County),
            4 buildings  Arkansas                                                               $384,015
                                                                                                RD (10)


MARK        Mark Twain   Oakland      July 1996        $2,564,670    100 EfficiencY   $338-$407 $1,200,000  $1,019,835     1998
TWAIN       Senior       (Alameda                                    units            $415      HSA (12)
            Community    County),                                    6 1BR units
            Apartments   California                                                             $295,957
                                                                                                RACO(13)
            3 buildings
            (7)(11)

MURFREES-   Murfreesboro Murfreesboro March 1998       $1,279,746    10  2BR units    $258      $232,019    $1,116,770     1998
BORO        Villas       (Pike County),                              14  2BR units    $294      HB (14)
            Apartments   Arkansas
                                                                                                $400,000
            6 buildings                                                                         ADFA (5)


SPRING      Spring       Mayer        August 1998      $1,480,057    20 1 BR units    $140-$265 $162,000    $1,102,150     1998
VALLEY      Valley       (Yavapai                                                               WMB (15)
            Terrace      County),
            Apartments   Arizona                                                                $462,987
                                                                                                HAC (16)
            2 buildings

TULSA-      Crestview    Tulsa        September        $3,709,000    32 1BR units     $379      $1,070,000  $3,748,880     1998
CRESTVIEW   Duplexes     (Tulsa       1998                           24 2BR units     $463      MFCM (17)
                         County),
            29 buildings Oklahoma
            (7)




(1) Low Income Housing Credits are available over a 10-year period. For the year in which the credit first becomes available, Series 5 will receive only that percentage of the annual credit which corresponds to the number of months during which Series 5 was a limited partner of the Local Limited Partnership, and during which the Apartment Complex was completed and in service. See the discussion under "The Low Income Housing Credit" in the Prospectus.

(2) Colonial Bank (ACB@) will provide the first mortgage loan for a term of 20 years at an annual interest rate of 9.5%. Principal and interest will be payable monthly, based on a 40-year amortization schedule. Outstanding principal will be due upon maturity.

(3) Alabama Housing Finance Authority (AAHFA@), using HOME funds, will provide the second mortgage loan for a term of 40 years at an annual interest rate of 0.5%. Principal and interest will be payable monthly, based on a 40-year amortization schedule.

(4) Horizon Bank (AHB@) will provide the first mortgage loan for a term of 15 years at an annual interest rate of 9%. Principal and interest will be payable monthly, based on a 15-year amortization schedule.

(5) Arkansas Development Finance Authority (AADFA@), using HOME funds, will provide the second mortgage loan for a term of 35 years at an annual interest rate of 1%. Principal and interest will be payable annually, based on a 35-year amortization schedule.

(6) Missouri Housing Development Commission (AMHDC@) will provide the mortgage loan for a term of 35 years at an annual interest rate of 1%. Principal and interest will be payable monthly, based on a 35-year amortization schedule.

(7)  Property designed for senior citizens.

(8) Greystone & Co. (AGAC@) will provide the mortgage loan for a term of 18 years at an annual interest rate of 7.8%. Principal and interest will be payable monthly, based on a 30-year amortization schedule. Outstanding principal will be due upon maturity.

(9) ADFA will provide the first mortgage loan for a term of 30 years at an annual interest rate of 6%. Principal and interest will be payable monthly, based on a 30-year amortization schedule.

(10) Rural Development (ARD@) will provide the second mortgage loan for a term of 50 years at an annual interest rate of 1%. Principal and interest will be payable monthly, based on a 50-year amortization schedule.

(11) Rehabilitation property.

(12) Home Savings of America (AHSA@) will provide the first mortgage loan for a term of 15 years at an annual interest rate of 8.72%. Principal and interest will be payable monthly, based on a 30-year amortization schedule. Outstanding principal will be due upon maturity.

(13) Redevelopment Agency of the City of Oakland (ARACO@) will provide the second mortgage loan for a term of 30 years at an annual interest rate of 6%. Principal and interest will be payable from cash flow, based on a 30-year amortization schedule. Outstanding principal will be due upon maturity.

(14) Horizon Bank (AHB@) will provide the first mortgage loan for a term of 15 years at an annual interest rate of 10%. Principal and interest will be payable monthly, based on a 15-year amortization schedule.

(15) Washington Mutual Bank, FA (AWMB@) will provide the first mortgage loan for a term of 15 years at an annual interest rate equal to the rate established by the Federal Home Loan Bank of San Francisco Community Advance Program plus 2%. Principal and interest will be payable monthly, based on a 30-year amortization schedule. Outstanding principal will be due on maturity.

(16) Human Action for Chandler, an Arizona non-profit corporation dba Coordinated Community Services of Arizona (AHAC@), will provide the second mortgage loan for a term of 20 years at an annual interest rate of 1%. Principal and interest will be payable from available net cash flow. Outstanding principal will be due upon maturity.

(17) Multi Family Capital Markets (AMFCM@) will provide the mortgage loan for a term of 18 years at an annual interest rate of 8.3%. Principal and interest will be payable monthly, based on a 30-year amortization schedule. Outstanding principal will be due upon maturity.

Theodore (THEODORE): Theodore (population 6,500) is in Mobile County, in southern Alabama near the Gulf of Mexico, near the intersection of Interstate Highway 10 and U.S. Highway 90, approximately 20 miles southwest of Mobile. The major employers for Theodore residents are Mobile County School System, University of South Alabama and University of South Alabama Medical Facilities.

Bradley (BRADLEY): Bradley (population 600) is in Lafayette County, in southwestern Arkansas, near the Louisiana and Texas borders, at the intersection of State Highways 29 and 160, approximately 25 miles southeast of Texarkana. The major employers for Bradley residents are Falcon Products (chairs for hotels and restaurants) and Pilgrim=s Pride (chicken feed).

Chillicothe (CHILLICOTHE): Chillicothe (population 9,000) is the county seat of Livingston County, and is in north-central Missouri at the intersection of U.S. Highways 36 and 65, approximately 75 miles northeast of Kansas City. The major employers for Chillicothe residents are Hendrick Medical Center, Chillicothe School District, Donaldson Company (air filter manufacturing), and Lambert Manufacturing (gloves/hats).

El Reno (EL RENO): El Reno (population 16,000) is in Canadian County, in central Oklahoma, at the intersection of Interstate Highway 40 and U.S. Highway 81, approximately eight miles from the Oklahoma City limits and approximately 27 miles from the center of Oklahoma City. The major employers for El Reno residents are Federal Aviation Administration, CMI Corporation and Mustang Independent Schools.

Hughes (HUGHES): Hughes (population 1,800) is in St. Francis County, in east-central Arkansas, at the intersection of U.S. Highway 79 and State Highway 38, approximately 25 miles southwest of Memphis, Tennessee. The major employers for Hughes residents are Arkansas Sock and Rag and Bill=s Dollar Store.

Oakland (MARK TWAIN): Oakland (population 376,000) is in Alameda County in northern California, approximately 10 miles east of San Francisco. The major employers for Oakland residents are Kaiser Permanente, New United Motor Manufacturing, Inc. and the Port of Oakland.

Murfreesboro (MURFREESBORO): Murfreesboro (population 1,500) is in Pike County, in southwest Arkansas, at the intersection of State Highways 19 and 26, approximately 60 miles southwest of Little Rock. The major employers for Murfreesboro residents are Murfreesboro Diamond (newspaper) and Aalf=s Manufacturing Inc. (denim jeans).

Mayer (SPRING VALLEY): Mayer (population 1,800) is in Yavapai County in central Arizona on State Highway 69 near Interstate Highway 17, approximately 20 miles southeast of Prescott. The major employers for Mayer residents are Yavapai County, Yavapai Regional Medical Center, and Caradon Better Built.

Tulsa (TULSA-CRESTVIEW): Tulsa (population 500,000) is the county seat of Tulsa County, and is in eastern Oklahoma, at the intersection of Interstate Highway 44 and U.S. Highway 75. The major employers for Tulsa residents are American Airlines, Southwestern Bell, and Boeing North American.



                                                                         SHARING RATIOS:
                                        LOCAL                            ALLOCATIONS  (4)                 ESTIMATED
                                        GENERAL                          AND               SERIES 5'S     ACQUISITION
LOCAL        LOCAL                      PARTNER(S)'      SHARING         SALE OR           CAPITAL        FEES PAYABLE
LIMITED      GENERAL      PROPERTY      DEVELOPMENT      RATIOS:         REFINANCING       CONTRIBUTION   TO FUND
PARTNERSHIP  PARTNER(S)   MANAGER (1)   FEE (2)          CASH FLOW (3)   PROCEEDS (5)      (6)            MANAGER

APT.         Thomas H.    Apartment     $300,700         WNC: Greater    98.99/.01/1       $1,312,916     $122,000
HOUSING      Cooksey (7)  Services and                   of 15% or       50/50
                          Management                     $250
             Apartment    Co.                            LGP:  40% of
             Developers,  (8)                            the balance
             Inc. (7)                                    The balance:
                                                         50/50


BRADLEY      Billy Bunn   Bunn Real     $144,920         WNC: $500       99/1              $532,196         $49,000
             (9)          Estate and                     LGP: $1,000     50/50
                          Property                       The
                          Management                     balance:
                          Co. (10)                       50/50


CHILLICOTHE  MBL          The Remas     $231,000         WNC:            98.99/.01/1       $981,049        $91,000
             Development, Company                        Greater of      50/50
             Co. (11)     (12)                           15% or $500
                                                         LGP: 40% of
                                                         the balance
                                                         The
                                                         balance:
                                                         50/50


EL RENO      Cowen        Insignia      $689,212         WNC:            99.98/.01/.01     $3,039,985       $282,000
             Properties,  Residential                    Greater of      40/60
             Inc.         Group, L.P.                    20% or
             (13)         (14)                           $4,000
                                                         LGP: 40% of
                                                         the balance
                                                         The balance:
                                                         40/60

HUGHES       Billy Bunn   Southland     $161,000         WNC: $500       99/1              $177,300         $16,000
             (9)          Management                     LGP: $1,000     50/50
                          Co.                            The
                          (15)                           balance:
                                                         50/50

MARK         Thomas   P.  Professional  $133,553         WNC: 15%        98.99/.01/1       $683,290         $63,000
TWAIN        Lam (16)     Apartment                      LGP: 50%        50/50
                          Management                     The balance:
                          (17)                           50/50

MURFREESBO   MIDC         Bunn Real     $184,946         WNC: $500       99/1              $684,474         $63,000
             (18)         Estate and                     LGP: $1,000     50/50
                          Property                       The
                          Management                     balance:
                          Co. (10)                       50/50


SPRING       Spring       Kay-Kay       $219,137         WNC: $500       99.98/.01/.01     $716,254         $66,000
VALLEY       Valley       Realty                         LGP: $1,000     40/60
             Terrace,     Corp. (20)                     The
             Inc.                                        balance: HAC
             (19)


TULSA-       Grace        Barnes Real   $512,108         WNC:            98.99/.01/1       $2,523,437       $234,000
CRESTVIEW    Housing      Estate                         Greater of      20/80
             Partners,    Services,                      15% or
             Ltd.         Inc.                           $1,500
             (21)         (22)                           LGP: 40%
                                                         The
             Barnes                                      balance:
             Affordable                                  50/50
             Properties
             (21)

             New Faith
             Baptist
             Church
             (21)



(1) The maximum annual management fee payable to the property manager generally is determined pursuant to lender regulations. Each Local General Partner is authorized to employ either itself or one of its Affiliates, or a third party, as property manager for leasing and management of the Apartment Complex so long as the fee therefore does not exceed the amount authorized and approved by the lender for the Apartment Complex.

(2) Each Local Limited Partnership will pay its Local General Partner(s) or an Affiliate of its Local General Partner(s) a development fee in the amount set forth, for services incident to the development and construction of the Apartment Complex, which services include: negotiating the financing commitments for the Apartment Complex; securing necessary approvals and permits for the development and construction of the Apartment Complex; and obtaining allocations of Low Income Housing Credits. This payment will be made in installments after receipt of each installment of the capital contributions made by Series 5.

(3) Reflects the amount of the net cash flow from operations, if any, to be distributed to Series 5 ("WNC") and the Local General Partner(s) ("LGP") of the Local Limited Partnership for each year of operations. Generally, to the extent that the specific dollar amounts which are to be paid to WNC are not paid annually, they will accrue and be paid from sale or refinancing proceeds as an obligation of the Local Limited Partnership.

(4) Subject to certain special allocations, reflects the respective percentage interests in profits, losses and Low Income Housing Credits of (a) in the case of APT. HOUSING, CHILLICOTHE, EL RENO, MARK TWAIN, SPRING VALLEY and TULSA-CRESTVIEW (i) Series 5, (ii) WNC Housing, L.P., an Affiliate of the Sponsor which is the special limited partner, and (iii) the Local General Partner(s); and (b) in the case of BRADLEY, HUGHES and MURFREESBORO (i) Series 5 and (ii) the Local General Partner(s).

(5) Reflects the percentage interests of (i) Series 5 and (ii) the Local General Partner(s), in any net cash proceeds from sale or refinancing of the Apartment Complex, after payment of the mortgage loan and other Local Limited Partnership obligations (see, e.g., note 3), and the following, in the order set forth: the capital contributions of Series 5; the capital contribution of WNC Housing, L.P. (if applicable); and the capital contribution of the Local General Partner(s).

(6)  Series  5  will  make  its  capital  contributions  to  the  Local  Limited
Partnership in stages, with each contribution due when certain conditions regarding construction or operations of the Apartment Complex have been fulfilled. See "Investment Policies" and "Terms of the Local Limited Partnership Agreements" under "Investment Objectives and Policies" in the Prospectus.

(7) Thomas H. Cooksey has been involved in real estate development and apartment management since 1980 and is the general partner of partnerships that own apartment complexes located in 65 towns, principally in Alabama. Mr. Cooksey, age 56, has represented to Series 5 that, as of March 1, 1997, he had a net worth in excess of $10,000,000. Apartment Developers, Inc. was formed in 1993 by Mr. Cooksey, Charles Farrow, Jr. and Kay Wallace to act as a corporate general partner of the Local Limited Partnership which owns the Apartment Complex. Mr. Cooksey is the president and owner of the corporation. Apartment Developers, Inc. has represented to Series 5 that its shareholders= equity is nominal.

(8) Apartment Services and Management Co. was formed in 1986. Thomas H. Cooksey is president and owner of 50% of the corporation. Apartment Services and Management Co. manages in excess of 2,700 apartment units, more than 1,750 of which are Tax Credit units.

(9) Billy Bunn, age 45, has represented to Series 5 that, as of April 1, 1997, he had a net worth in excess of $2,000,000.

(10) Bunn Real Estate and Property Management Co. manages in excess of 100 apartment units, more than 25 of which are Tax Credit units.

(11) D. Kim Lingle is the president of MBL Development, Co., which has the primary goal of developing and constructing affordable housing. Ted Scwermer is vice president of MBL Development, Co. and is also the uncle of Mr. Lingle. Mr. Lingle and Mr. Scwermer have a background in banking and development. MBL Development, Co. has represented to Series 5 that, as of December 31, 1996, its total shareholder=s equity was in excess of $700,000.

(12) The Remas Company is owned by William F. Gillen, who has 26 years experience in multi-family and commercial property management. Prior to forming The Remas Company, Mr. Gillen was vice president of administration and operations of Midland Property Management, Inc., a Kansas City-based real estate development and property management firm, where he was employed for 14 years. The Remas Company currently manages seven apartment complexes including three government-subsidized properties.

(13) Cowen Properties, Inc. was formed by E. Allen Cowen, II, who has been involved in real estate development for over 27 years. In 1969 Mr. Cowen formed Allen Construction Company, which was principally involved in multi-family housing projects. He later formed Cowen Properties, Inc., which is primarily involved in Tax Credit housing. Mr. Cowen has developed 24 affordable housing properties. Mr. Cowen, age 53, has represented to Series 5 that, as of August 31, 1997, he had a net worth in excess of $1,200,000.

(14) Insignia Management Group was formed in 1990, with the acquisition of more than 48,000 apartment units in more than 30 states from U. S. Shelter Corporation. In January 1997, Insignia Management Group changed its name to Insignia Residential Group, L.P.

(15) Southland Management Co. manages in excess of 600 apartment units, more than 300 of which are Tax Credit units.

(16) Thomas P. Lam has been involved in real estate development and management for 20 years. He has developed 28 properties, including five affordable housing developments. Mr. Lam, age 59, has represented to Series 5 that, as of September 23, 1997, he had a net worth in excess of $1,600,000.

(17) Professional Apartment Management (APAM@) was formed in 1969. PAM provides management services for over 5,700 apartment units, more than 600 of which are Tax Credit units.

(18) Murfreesboro Industrial Development Corp. (AMIDC@) has represented to Series 5 that, as of July 1, 1997, it had a net worth in excess of $200,000.

(19) Spring Valley Terrace, Inc. is an Arizona corporation owned by HAC. Sam Cioffi is vice-president and director of HAC. Mr. Cioffi has more than 25 years' experience in housing and community development. Spring Valley Terrace, Inc. has represented to Series 5 that, as of September 30, 1997, it had a nominal net worth. Construction completion and operating deficit guarantees will be provided by HAC. HAC has represented to Series 5 that, as of June 30, 1997, it had unrestricted net assets of approximately $200,000 and temporarily restricted net assets of approximately $3,400,000.

(20) Kay-Kay Realty Corp. is an Arizona corporation which has been managing properties for 18 years in Arizona. The company currently manages ten properties consisting of 560 units. Four of the properties are Tax Credit properties.

(21) Grace Housing Partners, Ltd. was formed in 1996 solely for the purpose of  serving as one of the  general  partners  of  TULSA-CRESTVIEW.  The  general partner of Grace Housing Partners, Ltd. is Aslan Real Estate, Ltd. Barnes Properties, Inc. dba Barnes Affordable Properties was formed in 1983 to own, manage, finance, develop and design multi-family and luxury master-planned communities. Arthur Barnes, chairman of the board, has 36 years' experience in real estate. New Faith Baptist Church was formed in 1979. Grace Housing Partners, Ltd., Barnes Affordable Properties and New Faith Baptist Church have represented to Series 5 that their respective net worths are nominal. Construction completion and operating deficit guarantees will be provided by Bruce A. Hall, Robert Voelker, and Aslan Real Estate, Ltd. Mr. Hall, age 41, has represented to Series 5 that, as of July 31, 1997, he had a net worth in excess of $800,000. Mr. Voelker, age 39, has represented to Series 5 that, as of September 3, 1997, he had a net worth in excess of $700,000. Aslan Real Estate, Ltd. has represented to Series 5 that, as of March 31, 1997, it had a net worth in excess of $2,000,000.

(22) Barnes Real Estate Services, Inc. was formed as DMB Investments,  Inc.
in 1990 to provide management for all phases of multi-family developments. Barnes Real Estate Services, Inc. currently manages in excess of 2,250 apartment units, more than 1,260 of which are Tax Credit units.

FEDERAL INCOME TAX CONSIDERATIONS

Tax Legislation

         On August 5, 1997, President Clinton signed into law the Taxpayer Relief Act of 1997 (the A1997 Act@). The 1997 Act includes many provisions, only a few of which are directly applicable to an investment in Series 5. The provisions of the 1997 Act that are material to an investment in Series 5 are summarized below.

         Tax Rates. The 1997 Act includes provisions that reduce the tax imposed on most net capital gains. See AFederal Income Tax Considerations - Other Important Tax Considerations - Tax Rates@ in the Prospectus. These provisions utilize a two-tier approach to taxation of net capital gains.

         In the first tier, the maximum tax rate on net capital gains for individuals is reduced from 28% to 20%; the rate for individuals who would pay a 15% tax on net capital gains is reduced to 10%. Effective July 29, 1997, these new rates apply to assets held for more than 18 months. Assets held for more than 12 but less that 18 months may qualify for the maximum tax rate of 28%.

         In the second tier, which is effective for any taxable year beginning after December 31, 2000, the 20% rate is reduced to 18% for assets held more than five years; the 10% rate is reduced to 8% for assets held more than five years whenever acquired.

         These preferential rates do not apply to collectibles (e.g., fine art and jewelry), certain qualified small business stock, and certain gains on the sale of depreciable real property. In the case of a sale of depreciable real property, the taxation scheme is as follows: (i) the excess of accelerated depreciation over straight-line depreciation is taxed at ordinary income rates (there will be no such excess in the case of the sale of an Apartment Complex),
(ii) the balance of the depreciation is taxed at a top rate of 25%, and (iii) the balance of the gain is subject to the net capital gains rates described in the preceding paragraphs.

         The rates described above generally apply for purposes of both the regular tax and the alternative minimum tax.

         Alternative Minimum Tax. The corporate alternative minimum tax (see AFederal Income Tax Considerations - Other Important Tax Considerations Alternative Minimum Tax@ in the Prospectus) is repealed for small business corporations for taxable years ending after December 31, 1997. A corporation is a small business corporation in 1998 if its average gross receipts for the prior three years was less than $5,000,000. A corporation that meets the $5,000,000 test initially will be treated as a small business corporation in future years if its average gross receipts does not exceed $7,500,000.

         Another amendment made by the 1997 Act will reduce the impact of the alternative minimum tax. For assets placed in service after December 31, 1998, depreciation lives for regular tax purposes will also be used for alternative minimum tax purposes. See AFederal Income Tax Considerations - Other Important Tax Considerations - Alternative Minimum Tax@ in the Prospectus.

         General Business Tax Credit Limitations. As set forth in the Prospectus, the ability of taxpayers to use Tax Credits is subject to an annual limitation on the allowance of aggregate general business tax credits (which includes Tax Credits). See AFederal Income Tax Considerations - General Business Tax Credit Limitations@ in the Prospectus. Effective for business tax credits arising in taxable years beginning after December 31, 1997, business tax credits limited by this rule are first carried back one year and then forward 20 years. Under prior law, such credits were first carried back three years and then forward 15 years.

Tax Shelter Registration Number

         The taxpayer identification number and tax shelter registration number of Series 5 are 33-0745418 and 97175000054, respectively. See AFederal Income Tax Considerations - Tax Shelter Registration@ in the Prospectus.

PROFITS, LOSSES AND TAX CREDITS

         Pursuant to the power granted to it in Section 12.1.2 of the Partnership Agreement, the General Partner has amended the Partnership Agreement to provide that all items of Profits for Tax Purposes, Losses for Tax Purposes and Tax Credits which, under the Partnership Agreement would have been allocated 99% to the Unitholders and 1% to the General Partner, will instead be allocated 99.9% to the Unitholders and 0.1% to the General Partner. See AFirst Amendment to Partnership Agreement@ included herein as Exhibit B.

MANAGEMENT

WNC Management, Inc.

     WNC Management, Inc., a California corporation which is wholly-owned by WNC & Associates, Inc., was organized in 1997 to manage certain of the properties invested in by partnerships sponsored by WNC & Associates, Inc. (including, possibly, Series 5 and Series 6). The officers and directors of WNC Management,

Inc. are as follows: Thomas J. Riha (Chief Executive Officer/Director), David N.
Shafer    (Secretary/Director),    Theodore    M.    Paul    (Chief    Financial
Officer/Director), and Wilfred N. Cooper, Jr. (Director).

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Liquidity and Capital Resources

         Series 5 is raising equity capital from investors by means of its Offering, and is applying such capital to the purchase price and acquisition fees and costs of Local Limited Partnership Interests, Reserves and expenses. As of August 29, 1997, Series 5 had received cash subscription funds of $1,400,000, thereby satisfying the minimum Offering condition. As of September 30, 1997 and January 21, 1998, Series 5 had received and accepted subscription funds in the amounts of $3,216,000 (3,216 Units), and $10,375,780 (10,406 Units),
respectively, of which $356,500 currently is represented by Promissory Notes.

         All of the proceeds from the sale of Units have been committed to the purchase price and acquisition fees and costs of nine Local Limited Partnership Interests, Reserves and expenses of this Offering. Series 5 requires a total of approximately $14,184,000 in this regard. As of September 30, 1997, Series 5 had made no capital contributions to Local Limited Partnerships.

         As of September 30, 1997, Series 5 was indebted to WNC & Associates, Inc. in the amount of approximately $240,000. The component items of such indebtedness were as follows: accrued acquisition fees of approximately $125,000 and advances to pay front-end fees of approximately $115,000.

         Overall, as reflected in its Statement of Cash Flows, Series 5 had a net increase in cash and cash equivalents of approximately $2,159,000 for the period July 15, 1997 (date operations commenced) to September 30, 1997. This increase in cash consisted of cash provided by (used in) operating activities, investing activities and financing activities, of approximately $(0), ($98,000), and $2,257,000, respectively. Cash provided from financing activities consisted of Capital Contributions from Limited Partners of approximately $2,498,000 less offering expenses of approximately $241,000. Cash used by investing activities consisted entirely of the payment of capitalized acquisitions costs of approximately $98,000. Cash provided and used by the operating activities of Series 5 was minimal compared to its other activities. No cash was provided from operations and cash used in operations consisted primarily of payments for operating fees and expenses.

         It is not expected that any of the Local Limited Partnerships in which Series 5 will invest will generate cash from operations sufficient to provide distributions to the Limited Partners in any significant amount. Such cash from operations, if any, would first be used to meet operating expenses of Series 5, including the payment of the Asset Management Fee.

         The investments of Series 5 will not be readily marketable and may be affected by adverse general economic conditions which, in turn, could substantially increase the risk of operating losses for the Apartment Complexes, the Local Limited Partnerships and Series 5. These problems may result from a number of factors, many of which cannot be controlled. See ARisk Factors@ in the Prospectus. Nevertheless, the Fund Manager anticipates that capital raised from the sale of the Units will be sufficient to fund the future investment commitments and proposed operations of Series 5.

         Series 5 will establish working capital Reserves of at least 3% of Capital Contributions, an amount which is anticipated to be sufficient to satisfy general working capital and administrative expense requirements of Series 5, including payment of the Asset Management Fee and expenses attendant to the preparation of tax returns and reports to the Limited Partners and other investor servicing obligations of Series 5. Liquidity would, however, be adversely affected by unanticipated or greater than anticipated operating costs. Liquidity could also be affected by defaults or delays in payment of the Promissory Notes, from which a portion of the working capital Reserves is expected to be funded. To the extent that working capital Reserves are insufficient to satisfy the cash requirements of Series 5, it is anticipated that additional funds would be sought through bank loans or other institutional financing. The Fund Manager may also apply any cash distributions received from the Local Limited Partnerships for such purposes or to replenish or increase working capital Reserves.

     Under the Partnership Agreement, Series 5 does not have the ability to assess the Limited Partners for additional Capital Contributions to provide capital if needed by Series 5 or Local Limited Partnerships. Accordingly, if circumstances arise that cause the Local Limited Partnerships to require capital in addition to that contributed by Series 5 and any equity of the Local General Partners, the only sources from which such capital needs will be able to be satisfied (other than the limited Reserves available at the Series 5 level) will be (i) third-party debt financing (which may not be available if, as expected, the Apartment Complexes owned by the Local Limited Partnerships are already substantially leveraged), (ii) additional equity contributions or advances of the Local General Partners, (iii) other equity sources (which could adversely affect the interest of Series 5 in Tax Credits, cash flow and/or proceeds of sale or refinancing of the Apartment Complexes and result in adverse tax consequences to the Limited Partners), or (iv) the sale or disposition of the Apartment Complexes (which could have the same adverse effects as discussed in
(iii)  above).  There can be no  assurance  that funds from any of such  sources would be readily available in sufficient amounts to fund the capital requirements of the Local Limited Partnerships in question. If such funds were not available, the Local Limited Partnerships would risk foreclosure on their Apartment Complexes if they were unable to renegotiate the terms of their first mortgages and any other debt secured by the Apartment Complexes to the extent the capital requirements of the Local Limited Partnerships relate to such debt. See "Risk Factors - Investment Risks - Risks Associated with Use of Leverage" and "Investment Objectives and Policies B Use of Leverage" in the Prospectus.

         The capital needs and resources of Series 5 are expected to undergo major changes during its first several years of operations as a result of the completion of its Offering of Units and its acquisition of investments. Thereafter, the capital needs and resources of Series 5 are expected to be relatively stable over the holding periods of the investments, except to the extent of proceeds received in payment of Promissory Notes and disbursed to fund the deferred obligations of Series 5.

Results of Operations

         As reflected on its Statements of Operations, Series 5 had no material operations for the period July 15, 1997 (date operations commenced) to September 30, 1997.

PRIOR PERFORMANCE SUMMARY

         The Sponsor directly and through its Affiliates has had significant prior experience in the syndication and management of real estate programs. From its formation through July 31, 1997, the Sponsor and its Affiliates have raised equity from more than 12,200 investors to acquire interests in more than 500 properties located in 37 states and one territory, and representing more than $840,000,000 in aggregate acquisition costs. The information which follows contains discussions as of July 31, 1997 of all of the prior real estate investment programs sponsored the Sponsor and its Affiliates.

         In addition to the Syndicated Partnerships for which the Sponsor has performed syndication and related services for third parties as discussed under "Management" in the Prospectus, as of July 31, 1997 the Sponsor and its Affiliates had sponsored a total of 14 public and 49 non-public real estate programs (excluding Series 5). As of July 31, 1997, one of the non-public real estate programs had not sold its limited partnership interests; the other partnerships had raised an aggregate of approximately $282,083,000 from approximately 11,700 investors. These 62 programs invested in a total of 452 apartment properties at an aggregate acquisition cost of approximately $758,000,000 in the following jurisdictions:

         Alabama           (16)     Montana                   (1)
         Arizona           (7)      Nebraska                  (8)
         Arkansas          (12)     New Mexico                (15)
         California        (103)    North Carolina            (29)
         Florida           (5)      Ohio                      (4)
         Georgia           (6)      Oklahoma                  (9)
         Idaho             (1)      Oregon                    (5)
         Illinois          (15)     Pennsylvania              (1)
         Indiana           (4)      South Carolina            (14)
         Iowa              (8)      South Dakota              (1)
         Kansas            (3)      Tennessee                 (26)
         Kentucky          (2)      Texas                     (87)
         Louisiana         (13)     U. S. Virgin Islands      (1)
         Maryland          (2)      Virginia                  (5)
         Michigan          (3)      West Virginia             (1)
         Minnesota         (1)      Wisconsin                 (18)
         Mississippi       (10)     Wyoming                   (1)
         Missouri          (15)

         Of these 62 partnerships, 12 public and 34 private real estate programs commenced their offerings during the 10-year, seven-month period beginning January 1, 1987 (the "Prior Programs"). See "Public Programs Sponsored" and "Private Programs Sponsored" below. The Prior Programs were organized to invest in apartment complexes (by acquiring limited partnership interests in other limited partnerships which owned the apartment complexes) benefitting from Low Income Housing Credits and, in most instances, one or more other forms of Government Assistance. See "Government Assistance Programs." As will be the case with respect to the Apartment Complexes in which the Partnership will invest, management and operational control of the properties in which the Prior Programs have invested is exercised by the general partners of the local limited partnerships.

Public Programs Sponsored

         The 12 public Prior Programs are WNC Housing Tax Credit Fund, L.P. ("HTCF"); WNC California Housing Tax Credits, L.P. ("CHTC"); WNC Housing Tax Credit Fund II, L.P. ("HTCFII"); WNC California Housing Tax Credits II, L.P. ("CHTCII"); WNC Housing Tax Credit Fund III, L.P. ("HTCFIII"); WNC California Housing Tax Credits III, L.P. ("CHTCIII"); WNC Housing Tax Credit Fund IV, L.P., Series 1 ("HTCFIV-1"); WNC Housing Tax Credit Fund IV, L.P., Series 2
("HTCFIV-2");   WNC   California   Housing  Tax  Credits  IV,  L.P.,   Series  4
("CHTCIV-4"); WNC California Housing Tax Credits IV, L.P., Series 5 ("CHTCIV-5"); WNC Housing Tax Credit Fund V, L.P., Series 3 ("HTCFV-3"); and WNC Housing Tax Credit Fund V, L.P., Series 4 ("HTCFV-4"). Each of the public Prior Programs had completed its offering as of July 31, 1997.

         Through July 31, 1997, the 12 public Prior Programs had raised an aggregate of approximately $152,022,000 in capital contributions from an aggregate of approximately 9,300 investors and invested in a total of 217 apartment properties located in the following jurisdictions:

         Alabama           (14)     Mississippi      (7)
         Arizona           (3)      Missouri         (5)
         Arkansas          (5)      Nebraska         (7)
         California        (48)     New Mexico       (8)
         Florida           (1)      North Carolina   (15)
         Georgia           (2)      Ohio             (4)
         Idaho             (1)      Oklahoma         (3)
         Illinois          (8)      Oregon           (3)
         Indiana           (4)      South Carolina   (1)
         Iowa              (7)      South Dakota     (1)
         Kansas            (2)      Tennessee        (6)
         Kentucky          (1)      Texas            (41)
         Louisiana         (3)      Virginia         (4)
         Maryland          (1)      Wisconsin        (11)
         Michigan          (1)

         The aggregate mortgage debt encumbering the properties was approximately $265,077,000 and the aggregate acquisition cost of the properties was approximately $376,448,000. At the times of the Prior Programs' investments therein 77 of the properties were existing apartment complexes and 140 were under development or construction by the local partnerships which own them.

         All of the public Prior Programs have as their principal investment objective providing Federal Low Income Housing Credits to their investors, and CHTC, CHTCII, CHTCIII, CHTCIV-4 and CHTCIV-5 have the additional objective of providing California Low Income Housing Credits.

         Certain information with regard to the public Prior Programs is set forth in the tables which follow:



                             Federal Credit Programs

                                                                                                          Federal
Offering       Partnership                                       Credits Received Per $10,000 Investment  Credit Years
Commencement   Name            Total      1996    1995    1994     1993    1992    1991     1990   1989   Remaining(1)
------------   ----            -----      ----    ----    ----     ----    ----    ----     ----   ----   ------------

1989           HTCF          $10,170    $1,410  $1,410  $1,410   $1,410  $1,410  $1,400   $1,640     $80     5
1990           HTCFII          9,010     1,450   1,450   1,460    1,380   1,210   1,300      760      --     7
1992           HTCFIII         5,000     1,570   1,520   1,190      680      40      --       --      --     9
1993           HTCFIV-1        2,690     1,360   1,010     320       --      --      --       --      --     10
1994           HTCFIV-2        1,960     1,050     700     210       --      --      --       --      --     10
1995           HTCFV-3           650       620      30      --       --      --      --       --      --     11
1996           HTCFV-4           140       140      --      --       --      --      --       --      --     12(2)

                     Federal and California Credit Programs

                                                                                                          Federal
Offering       Partnership                                       Credits Received Per $10,000 Investment  Credit Years
Commencement   Name            Total      1996    1995    1994     1993    1992    1991     1990   1989   Remaining(1)
------------   ----            -----      ----    ----    ----     ----    ----    ----     ----   ----   ------------

1989           CHTC          $13,660    $  990   $ 990  $1,180   $1,720  $2,360  $2,590   $2,270   $1,560     5
1991           CHTCII          9,770     1,530   2,060   1,940    1,780   1,810     650       --       --     4(2)
1993           CHTCIII         4,630     1,970   1,800     800       60      --      --       --       --     10
1994           CHTCIV-4        2,050     1,340     710      --       --      --      --       --       --     10
1995           CHTCIV-5           --        --      --      --       --      --      --       --       --     11

(1)  As of December 31, 1996.
(2) These Prior Programs will generate a small amount of Tax Credits for four years beyond the stated number of years due to increases in qualified basis

Private Programs Sponsored


As of July 31, 1997, the 34 private Prior Programs involved an aggregate of approximately $122,169,000 in commitments for capital contributions payable in installments from an aggregate of approximately 1,500 investors. These private Prior Programs invested in a total of 190 apartment properties located in the following jurisdictions:

               Alabama              (2)              Missouri             (7)
               Arizona              (3)              Montana              (1)
               Arkansas             (7)              Nebraska             (1)
               California           (43)             New Mexico           (6)
               Florida              (4)              North Carolina       (12)
               Georgia              (3)              Oklahoma             (3)
               Illinois             (6)              Oregon               (2)
               Iowa                 (1)              Pennsylvania         (1)
               Kentucky             (1)              South Carolina       (7)
               Louisiana            (7)              Tennessee            (18)
               Maryland             (1)              Texas                (40)
               Michigan             (1)              Virginia             (1)
               Minnesota            (1)              Wisconsin            (7)
               Mississippi          (3)              Wyoming              (1)

         The   aggregate   mortgage  debt   encumbering   the   properties   was
approximately $227,111,000 and the aggregate acquisition cost of the properties was approximately $319,984,000.

         All of the 34 private Prior Programs have as their principal investment objective providing Federal Low Income Housing Credits to their investors, and 13 of the 34 programs have the additional objective of providing California Low Income Housing Credits.

     Certain additional information with regard to the 34 private Prior Programs formed to provide Low Income Housing Credits is set forth in the tables which follow:



                             Federal Credit Programs

Offering                                                                                                                Federal
Commence- Partnership                                 Credits Received Per $10,000  Investments                         Credit Years
ment      Name               Totals    1996   1995    1994    1993    1992    1991  1990(3)     1989     1988   1987    Remaining(2)

1987      Pepper Tree (4)   $13,650  $1,470  1,470  $1,470  $1,470   $1,470  $1,470   $2,370   $1,530   $  900  $  30   2
1987      East Bay           13,940   1,360  1,350   1,360   1,360    1,360   1,360    1,670    1,700    1,400  1,020   1
1987      Sequoia Manor      13,440   1,370  1,370   1,370   1,370    1,350   1,380    2,220    1,460    1,340    210   2
1987      Bayou              12,890   1,290  1,290   1,290   1,290    1,290   1,290    2,110    1,400    1,330    310   1
1987      Laurel Hill        12,770   1,320  1,320   1,320   1,320    1,320   1,300    2,090    1,320    1,230    230   2(5)
1988      Ridgetop           12,310   1,390  1,390   1,390   1,390    1,390   1,390    2,250    1,500      220      --  2(6)
1989      Alta Mesa          10,410   1,320  1,320   1,320   1,320    1,320   1,320    1,950      540       --      --  4
1990      WNC-90              8,240     990  1,400   1,400   1,400    1,400   1,400      250       --       --      --  4
1991      Shelter Resource
                       XIX    7,920   1,440  1,440   1,440   1,440    1,440     720       --       --       --      --  5
1991      WNC Tax Credits
                       XX     8,240   1,460  1,460   1,460   1,460    1,460     940       --       --       --      --  5
1991      WNC Tax Credits
                       XXI    6,520   1,360  1,360   1,360   1,360    1,030      50       --       --       --      --  6
1992      WNC Tax Credits
                       XXII   6,730   1,410  1,410   1,410   1,410    1,090      --       --       --       --      --  6
1992      WNC Tax Credits
                       XXIII  6,440   1,400  1,400   1,400   1,370      870      --       --       --       --      --  6
1992      WNC Tax Credits
                       XXV    5,060   1,380  1,380   1,280     870      150      --       --       --       --      --  8
1993      WNC Tax Credits
                       XXVI   4,820   1,330  1,330   1,320     840       --      --       --       --       --      --  7
1993      WNC Tax Credits
                       XXVIII 3,350   1,300  1,300     640     110       --      --       --       --       --      --  8
1993      WNC Tax Credits
                       XXIX   3,220   1,290  1,110     790      30       --      --       --       --       --      --  9
1994      WNC Tax Credits
                       XXX    2,330   1,220  1,000     110      --       --      --       --       --       --      --  9
1994      ITC I               2,860   1,670    780     410      --       --      --       --       --       --      --  10
1995      ITC II                660     590     70      --      --       --      --       --       --       --      --  11

                     Federal and California Credit Programs

Offering                                                                                                                Federal
Commence-  Partnership                                      Credits Received Per $10,000 Investment(1)                  Credit Years
ment       Name             Totals    1996    1995     1994    1993     1992   1991     1990(3)  1989     1988    1987  Remaining(2)

1987       Beech Villa     $17,750  $1,360  $1,360   $1,350  $1,350   $1,350   $1,350   $2,670   $3,210   $3,210  $540    1
1988       Elmwood Villa    17,030     990     990      990     990    1,330    2,610    4,010    3,460    1,660     --   3
1988       Poplar Villa     16,650     970     970      970     970      970    2,280    3,420    3,410    2,690     --   1
1988       Olive Tree       16,490     970     970      970     970      970    1,620    3,990    3,310    2,720     --   2
1988       Pine Rock        15,530     940     940      940     880    1,220    3,280    3,810    3,240      280     --   3
1988       Mesa Verde       15,030   1,020   1,030    1,030   1,030    1,870    1,690    3,610    2,760      990     --   3
1988       Sunfield         14,310   1,340   1,340    1,340   1,340    1,340    1,650    3,090    2,080      790     --   3
1988       Foxglove         11,880   1,360   1,360    1,360   1,550    2,020    2,020    1,920      290       --     --   4
1989       Elliot Place     14,160   1,200   1,200    1,200   1,200    1,670    2,460    3,200    2,030       --     --   4
1990       Wheatridge       10,880   1,120   1,120    1,120   1,480    2,240    2,230    1,570       --       --     --   5
1992       WNC Tax Credits
                    XXIV     8,590   1,260   1,740    2,180   2,180    1,230       --       --       --       --     --   6
1993       WNC Tax Credits
                    XXVII    6,070   1,560   1,750    1,740   1,020       --       --       --       --       --     --   8

(1)  Represents  the  return  received  by  investors   utilizing
     deferred payment purchase plans. In many instances the respective returns to cash investors were higher than those listed above inasmuch as the use of deferred payment purchase notes entailed the payment of interest.
(2)  As of December 31, 1996.
(3) In 1990 certain partnerships were permitted to, and did, elect to utilize 150% of the Federal Low Income Housing Credit otherwise allowable for 1990.
(4) Pepper Tree originally offered Federal Tax Credits only. After the investors were admitted to the Prior Program, the Local General Partners obtained California Low Income Housing Credits as well, which are not reflected in this chart.
(5) These Prior Programs will generate a small amount of Tax Credits for five years beyond the stated number of years due to increases in qualified basis
(6) These Prior Programs will generate a small amount of Tax Credits for four years beyond the stated number of years due to increases in qualified basis

Additional Information

          In a prior private program sponsored in 1981, WNC & Associates, Inc., became successor managing general partner in 1989 after the original managing general partner had misappropriated partnership accounts. Thereafter, using the proceeds from an RD loan, the property was substantially rehabilitated and continues to be owned and operated by the prior program. In a private program sponsored in 1996, a Local General Partner was removed by the Sponsor in 1997 after construction defects were discovered and the Local General Partner declared bankruptcy. The prior program purchased the bridge loan at its face value upon maturity thereof and construction has since been completed using other funds loaned by the Sponsor and the prior program. The Sponsor anticipates that the property will be listed for sale after receipt of a commitment for permanent financing. In a public program sponsored in 1993, a Local General Partner was removed by the Sponsor in 1997 after the Local General Partner violated provisions of the Local Limited Partnership Agreement. The remaining Local General Partner, which is an agency of the county in which the property is located, will be replaced by the Sponsor or an experienced non-profit agency. And in 1997 five properties owned by four prior private programs and developed by the same Local General Partner were the subject of notices of adjustment wherein the IRS claims that development fees to the Local General Partner were not property includable in the depreciable basis of the respective properties. Each of the Local Limited Partnerships and the prior private programs has filed a petition for readjustment before the United States Tax Court.

          Additional information with regard to certain of the Prior Programs is set forth in Tables I, II, III and V which comprise Exhibit A to this Supplement. Reference also is made to Table VI which describes in greater detail the properties in which these Prior Programs have invested. Table IV has been omitted since none of the prior programs has completed operations.

          There will be made available to any prospective investor upon request and without charge, a copy of Table VI and upon request, for a reasonable fee, copies of the most recent report on Form 10-K filed by any of the public Prior Programs with the Securities and Exchange Commission.

                              FINANCIAL STATEMENTS


                                      INDEX
                                                                           Page

WNC Housing Tax Credit Fund VI, L.P., Series 5
  Balance Sheet, September 30, 1997 (Unaudited)............................FS-2
  Statement of Operations For the Period July 15, 1997
    (date operations commenced) to September 30, 1997 .....................FS-3
  Statement of Partners' Equity for the Period July 15, 1997
    (date operations commenced) to September 30, 1997  ....................FS-4
  Statement of Cash Flows For the Period July 15, 1997
    (date operations commenced) to September 30, 1997  ....................FS-5
  Notes to Financial Statements  ..........................................FS-7

  Proforma Balance Sheet, September 30, 1997 (Unaudited)  .................FS-11
  Proforma Statement of Operations for the Period July 15, 1997
    (date operations commenced) to September 30, 1997 (Unaudited) .........FS-12
  Notes to Proforma Financial Statements  .................................FS-13

WNC & Associates, Inc.
  Independent Auditors' Report  ...........................................FS-15
  Consolidated Balance Sheet, August 31, 1997  ............................FS-16
  Notes to Consolidated Balance Sheet  ....................................FS-17


wnc6-12/fs.1
                                      FS-1

                          WNC HOUSING TAX CREDIT FUND VI, L.P., SERIES 5
                                (A California Limited Partnership)
                                (A Development-Stage Partnership)

                                          BALANCE SHEET
                                        September 30, 1997

                                              ASSETS

Cash and cash equivalents                     $               2,158,837
Subscriptions receivable - Note 4                               689,000
Investment in limited
 partnerships - Note 2                                          231,569
Other assets
                                                                    129
                                               $              3,079,535
                                                   ====================


                                 LIABILITIES AND PARTNERS' EQUITY

Liabilities:
Accrued fees and expenses due to
 general partner and affiliates - Note 3       $                239,578
                                                 ----------------------


Partners' equity (deficit):
 General partner
                                                                 (3,371)
 Original limited partner
                                                                  1,000
 Limited partners (25,000 units
  authorized, 3,216 units issued
  and outstanding)                                            2,842,328

Total partners' equity                                        2,839,957
                                                  ---------------------
                                               $              3,079,535
                                                  =====================

                                            UNAUDITED
                          See Accompanying Notes to Financial Statements

                 WNC HOUSING TAX CREDIT FUND VI, L.P., SERIES 5
                       (A California Limited Partnership)
                        (A Development-Stage Partnership)

                             STATEMENT OF OPERATIONS

 For the Period July 15, 1997 (date operations commenced) to September 30, 1997


Interest income                                  $
                                                                    129

Operating expenses:
Amortization
                                                                     289
Other expense
                                                                      43

                                                                     332

Net loss                                         $
                                                                   (203)

Net loss allocated to:
  General partner                                $
                                                                     (2)

  Limited partners                               $
                                                                   (201)

Net loss per weighted limited partner
   Unit (1,369)                                  $
                                                                  (0.15)





                                    UNAUDITED
                 See Accompanying Notes to Financial Statements




                         WNC HOUSING TAX CREDIT FUND VI, L.P., SERIES 5
                               (A California Limited Partnership)
                               (A Development-Stage Partnership)
                                 STATEMENT OF PARTNERS' EQUITY

 For the Period July 15, 1997 (date operations commenced) to September 30, 1997


                                               Original
                               General          Limited          Limited
                               Partner          Partner          Partner             Total
                              -----------     ------------    ---------------    --------------


Equity (deficit),
December  31, 1996          $               $               $                  $

Capital contributions                               1,000          3,216,000         3,217,100
                                     100

Offering expenses                                                  (343,471)         (346,940)
                                 (3,469)

Capital issued
for        notes                                                    (30,000)          (30,000)
receivable

Net loss                           (2)                                 (201)             (203)
                              -------         --------------  -------  -----     ------- -----


Equity (deficit),
  September 30, 1997        $    (3,371)    $       1,000   $     2,842,328    $    2,839,957
                              ==========        =========       ===========      ============




                                           UNAUDITED
                         See Accompanying Notes to Financial Statements

                                             FS-4

                 WNC HOUSING TAX CREDIT FUND VI, L.P., SERIES 5
                       (A California Limited Partnership)
                        (A Development-Stage Partnership)
                             STATEMENT OF CASH FLOWS

 For the Period July 15, 1997 (date operations commenced) to September 30, 1997

Cash flows used by operating activities:
  Net loss                                                 $              (203)
    Adjustments to reconcile net loss to net
        cash used in operating activities:
        Amortization                                                        289
        Change in other assets                                            (129)
             Net cash used in operating activities                         (43)
                                                                     ----------

Cash flows used by investing activities:
  Acquisition fees and costs                                           (98,000)
             Net cash used in investing activities                     (98,000)

Cash flows provided by financing activities:
  Capital contributions                                               2,498,100
  Offering expenses                                                   (241,220)
             Net cash provided by financing activities                2,256,880
                                                                      ---------

Net increase in cash and cash equivalents
                                                                      2,158,837
Cash and cash equivalents, beginning of period
                                                                              -

Cash and cash equivalent, end of period                     $         2,158,837
                                                                      =========





                                    UNAUDITED
                 See Accompanying Notes to Financial Statements

                 WNC HOUSING TAX CREDIT FUND VI, L.P., Series 5
                       (A California Limited Partnership)
                        (A Development-Stage Partnership)

                       STATEMENT OF CASH FLOWS (CONTINUED)

 For the Period July 15, 1997 (date operations commenced) to September 30, 1997


SUPPLEMENTAL DISCLOSURE OF NONCASH FINANCING AND INVESTING ACTIVITIES:

During the period July 15, 1997 (date operations commenced) to September 30, 1997 the Partnership incurred, but did not pay, $239,578 of payables to affiliates for acquisitions costs, and fees and offering expenses (see Note 3).


During the period July 15, 1997 (date  operations  commenced)  to September  30,
1997,   $689,000  and  $30,000  of  capital   contributions   were  recorded  as
subscriptions receivable and notes receivable, respectively.












                                    UNAUDITED
                 See Accompanying Notes to Financial Statements

                 WNC HOUSING TAX CREDIT FUND VI, L.P., Series 5
                       (A California Limited Partnership)
                        (A Development-Stage Enterprise)

                          NOTES TO FINANCIAL STATEMENTS
                               September 30, 1997

NOTE 1 -SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization
WNC Housing Tax Credit Fund VI, L.P., Series 5 (the "Partnership") was formed under the California Revised Limited Partnership Act on March 3, 1997 and commenced operations on July 15, 1997. The Partnership was formed to invest primarily in other limited partnerships which will own and operate multi-family housing complexes that will qualify for low income housing credits.

The information contained in the following notes to the financial statements is condensed from that which would appear in the annual financial statements; accordingly, the financial statements included herein should be reviewed in conjunction with the financial statements and related notes thereto contained in the Partnership's Annual Report. The Partnership commenced operations July 15, 1997, consequently there is no Annual Report for prior years.

In the opinion of the management, the accompanying unaudited financial statements contain all adjustments (consisting of only normal recurring accruals) necessary to present fairly the financial position as of September 30, 1997 and the results of operations and changes in cash flows for the period July 15, 1997 (date operations commenced) to September 30, 1997. Accounting measurements at interim dates inherently involve greater reliance on estimates than at year end. The results of operations for the interim period presented are not necessarily indicative of the results for the entire year.

The general partner of the Partnership is WNC & Associates, Inc. (the "General Partner"). Wilfred N. Cooper, Sr., through the Cooper Revocable Trust, owns just less than 70% of the outstanding stock of WNC & Associates, Inc. John
B. Lester, Jr. is the original limited partner of the Partnership and owns, through the Lester Family Trust, just less than 30% of the outstanding stock of WNC & Associates, Inc.

Pursuant to the Partnership's Agreement of Limited Partnership, the Partnership is authorized to sell 25,000 units of limited partnership interest in the Partnership ("Units"), of which 3,216 Units in the amount of $3,216,000 had been sold as of September 30, 1997.

Allocations Under the Terms of the Partnership Agreement

The General Partner has a 1% interest in operating profits and losses, taxable income and loss and in cash available for distribution from the Partnership. The limited partners will be allocated the remaining 99% of these items in proportion to the number of their respective units.

After the limited partners have received sale or refinancing proceeds equal to their capital contributions and their return on investment (as defined in the Partnership's Agreement of Limited Partnership) and the General Partner has received a subordinated disposition fee (as described in Note 3 below) any additional sale or refinancing proceeds will be distributed 90% to the limited partners (in proportion to the number of their respective Units) and 10% to the General Partner.

                 WNC HOUSING TAX CREDIT FUND VI, L.P., Series 5
                       (A California Limited Partnership)
                        (A Development-Stage Enterprise)

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                               September 30, 1997

NOTE 1 -SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Method of Accounting For Investment in Limited Partnerships
The Partnership accounts for its investments in limited partnerships using the equity method of accounting, whereby the Partnership adjusts its investment balance for its share of each limited partnership's results of operations and for any distributions received. Costs incurred by the Partnership in acquiring the investments in limited partnerships are capitalized as part of the investment.

Losses from the limited partnerships will not be recognized to the extent that the individual investment balance would be adjusted below zero.

Cash and Cash Equivalents
The Partnership considers all bank certificates of deposit with a maturity of less than three months to be cash equivalents.

Offering Expenses
Offering expenses consist of underwriting commissions, legal fees, printing, filing and recordation fees, and other costs incurred with selling Units. The General Partner is obligated to pay all offering and organization costs in excess of 14.5% (including sales commissions) of the total offering proceeds. Offering expenses are reflected as a reduction of partners' capital.

Organization Costs
Organization costs will be amortized on the straight-line method over 60 months.

NOTE 2 - INVESTMENT IN LIMITED PARTNERSHIPS

The following is a summary of the investment in limited partnerships and reconciliation to the limited partnership accounts as of September 30, 1997:


       Investment balance,
         beginning of period               $              0
       Acquisition fees and costs                   231,858
       Amortization of capitalized
         acquisition costs                            (289)
       Investment balance,
         end of period                        $    231,569
                                               ===========

                 WNC HOUSING TAX CREDIT FUND VI, L.P., Series 5
                       (A California Limited Partnership)
                        (A Development-Stage Enterprise)

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                               September 30, 1997


NOTE 3- RELATED PARTY TRANSACTIONS

Under the terms of its Agreement of Limited Partnership, the Partnership is obligated to the General Partner or its affiliates for the following items:

         Acquisition fees up to 7% of the gross proceeds from the sale of Units. Acquisition fees of $223,020 were incurred during the period July 15, 1997 (date operations commenced) to September 30, 1997.

         An annual management fee not to exceed .2% of the Partnership's invested assets (defined by the Partnership's Agreement of Limited
     Partnership as the Partnership's capital contributions to limited partnerships plus its allocable percentage of the permanent financing of the limited partnerships). The Partnership has incurred no such fees during the period July 15, 1997 (date operations commenced) to September 30, 1997.

         A subordinated disposition fee in an amount equal to 1% of the sales price of real estate sold. Payment of this fee is subordinated to the limited partners receiving a return on investment (as defined in the Partnership's Agreement of Limited Partnership) and is payable only if services are rendered in the sales effort.

Accrued fees and advances due to affiliates of the General Partner included in the accompanying balance sheet consists of the following at September 30, 1997:

                                                                     1997
         Acquisition fees                                         $  125,020
         Advances made for acquisition costs, organizational,
         offering and selling expenses                               114,558
                                                                  __________
         Total accrued fees and advances                          $  239,578
                                                                  ==========

                 WNC HOUSING TAX CREDIT FUND VI, L.P., Series 5
                       (A California Limited Partnership)
                        (A Development-Stage Enterprise)

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                               September 30, 1997


NOTE 4 - SUBSCRIPTION AND INVESTOR NOTES RECEIVABLE

During the period July 15, 1997 (date operations commenced) to September 30, 1997, the Partnership accepted $30,000 in promissory notes from limited partners. Limited partners who subscribe for ten or more Units may elect to pay 50% of the purchase price therefor in cash upon subscription and the remaining 50% by the delivery of a promissory note bearing fixed interest at the rate of 5.54% per annum. Interest rates are established quarterly. Principal and interest are due (i) January 31, 1999 if the investor subscribes on or before June 30, 1998, (ii) June 30, 1999 if the investor subscribes between July 1, 1998 and December 31, 1998 or (iii) January 31, 2000 if the investor subscribes after December 31, 1998. This amount is presented as a reduction in partners' equity.

Subscriptions receivable presented on the accompanying balance sheet of $689,000 were received subsequent to September 30, 1997 and accordingly have been classified as an asset.

NOTE 5 - INCOME TAXES

The Partnership will not make a provision for income taxes since all income and losses will be allocated to the Partners for inclusion in their respective returns.

                 WNC HOUSING TAX CREDIT FUND VI, L.P., Series 5
                       (A California Limited Partnership)
                        (A Development-Stage Enterprise)
                             PROFORMA BALANCE SHEET
                               September 30, 1997


                                     ASSETS

                                     Historical       Proforma         Proforma
                                     Balance          Adjustments       Balance

Cash                                 $2,158,837       $4,154,520
                                                        (340,865)
                                                         445,000     $6,417,492


Subscriptions receivable                689,000         (445,000)       244,000

Investment in limited partnerships      231,569        6,985,436
                                                         340,865      7,557,870

Other assets                                129                0            129
                                     __________      ___________    ___________

                                     $3,079,535      $11,139,956    $14,219,491
                                     ==========       ==========     ==========


                        LIABILITIES AND PARTNERS' CAPITAL
LIABILITIES:

Notes payable to limited partnerships $      -        $6,985,436     $6,985,436

Accrued fees and expenses due to
general partner and affiliates          239,578                0        239,578
                                        _______        _________      _________
                                        239,578        6,985,436      7,225,014
                                        _______        _________      _________

PARTNERS' EQUITY
  General partner                        (3,371)          (6,848)       (10,219)
  Original limited partner                1,000                           1,000
  Limited partners                    2,842,328        4,161,368      7,003,696
                                      _________        _________      _________

     Total partners' equity           2,839,957        4,154,520      6,994,477
                                      _________        _________      _________

                                     $3,079,535      $11,139,956    $14,219,491
                                     ==========       ==========     ==========

                                  - Unaudited -

             See Accompanying Notes to Proforma Financial Statements
                                      FS-11

Wnc6-12/n65pro96

                 WNC HOUSING TAX CREDIT FUND VI, L.P., SERIES 5
                       (A California Limited Partnership)
                        (A Development-Stage Enterprise)

                        PROFORMA STATEMENT OF OPERATIONS

            For the Period July 15, 1997 (date operations commenced)
                              to September 30, 1997




                                  Historical         Proforma           Proforma
                                   Balance         Adjustments          Balance

Interest income                   $   129                              $    129
                                   -------                              -------

Operating expense
Amortization                          289                                   289
Legal and accounting                   43                                    43
                                    ------                              -------

Total operating expense               332                                   332
                                     ----                                   ---

Loss from operations                 (203)                                 (203)

Equity in income
of limited partnerships                 -              1,070              1,070
                                 ---------             -----              -----

 Net income (loss)                $  (203)          $  1,070           $    867
                                   =======           =======            =======

                                  - Unaudited -

             See Accompanying Notes to Proforma Financial Statements

                 WNC HOUSING TAX CREDIT FUND VI, L.P., SERIES 5
                       (A California Limited Partnership)
                        (A Development-Stage Enterprise)
                     NOTES TO PROFORMA FINANCIAL STATEMENTS


NOTE 1 - GENERAL

The information contained in the following notes to the proforma financial statements is condensed from that which appears in the financial statements. Accordingly, these proforma financial statements should be reviewed in conjunction with the financial statements and related notes thereto contained in the WNC Housing Tax Credit Fund VI, L.P., Series 5 financial statements dated September 30, 1997. WNC Housing Tax Credit Fund VI, L.P., Series 5 is referred to in these notes as the "Partnership."

NOTE 2 - INTRODUCTION TO PROFORMA ADJUSTMENTS

As of September 30, 1997, the Partnership was not admitted as majority limited partner in any limited partnerships. Subsequent to September 30, 1997, the Partnership has acquired a limited partnership interest in two limited partnerships, Chillicothe Plaza Apartments, LP (Chillicothe) and Spring Valley Terrace Apartments LLC (Spring Valley) and is negotiating to acquire limited partnership interests in five other partnerships. The investments commit the Partnership to capital contributions as follows:


 CHILLICOTHE                                            $      981,049
 APT HOUSING THEODORE                                        1,312,916
 BRADLEY                                                       532,196
 HUGHES                                                        235,110
 MURFREESBORO                                                  684,474
 SPRING VALLEY                                                 716,254
 TULSA-CRESTVIEW                                             2,523,437
                                                             ---------

                                                         $   6,985,436

     In accordance with Article 11, Proforma Financial Information of Regulation S-X of the Securities and Exchange Commission, the accompanying proforma balance sheet was computed assuming that the limited partnerships discussed above were acquired at the end of the period presented. The first adjustment to cash and the adjustment to partners' equity of $4,154,520 reflects the net proceeds from October 1 to December 19, 1997 from issuance of 5,107 units of limited partners' capital ($5,076,795 less notes receivable of $237,500, and commissions and offering costs of $684,775.) The third adjustment to cash and the adjustment to subscriptions receivable of $445,000 reflects the collection of subscriptions receivable from

                 WNC HOUSING TAX CREDIT FUND VI, L.P., SERIES 5

                       (A California Limited Partnership)
                        (A Development-Stage Enterprise)
               NOTES TO PROFORMA FINANCIAL STATEMENTS (Continued)




NOTE 2 - INTRODUCTION TO PROFORMA ADJUSTMENTS (Continued)

the above subscriptions. The adjustment to investment in limited partnerships and notes payable to limited partnerships of $6,985,436 reflects the Partnership's acquisition of the seven limited partnership interests as if the Partnership's date of acquisition was September 30, 1997. The second adjustment to investment in limited partnerships and the second adjustment to cash of $340,865 reflects the acquisition fee for the acquisition of the identified limited partnerships.

Six of the seven apartment complexes were under construction or rehabilitation during the period presented and had no operations which should be reported. Hughes Villa had operations during the period presented (July 15, 1996 to September 30, 1996), and proforma income of $1,070 has been recorded in the Proforma Statement of Operations. The Partnership uses the equity method of accounting to account for its investments in these local limited partnerships.

                          INDEPENDENT AUDITORS' REPORT


The Board of Directors
WNC & Associates, Inc.


We have audited the consolidated balance sheet of WNC & Associates, Inc. and subsidiaries (the "Company") as of August 31, 1997. This consolidated balance sheet is the responsibility of the Company's management. Our responsibility is to express an opinion on this consolidated balance sheet based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated balance sheet referred to above presents fairly, in all material respects, the financial position of WNC & Associates, Inc. and subsidiaries as of August 31, 1997 in conformity with generally accepted accounting principles.





                                                         CORBIN  & WERTZ

Irvine, California
November 5, 1997

Wnc6-12/fs.15

                     WNC & ASSOCIATES, INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEET

                              As Of August 31, 1997



                                     ASSETS

Cash                                                         $         259,554
Fees receivable, net                                                   179,646
Loans to property developers                                           674,846
Offering costs advanced                                                518,079
Due from partnerships                                                1,958,933
Advances to partnerships                                               117,571
Deferred income taxes                                                  180,527
Property and equipment, net                                            365,532
Other assets                                                           318,785
                                                              ----------------

                                                             $       4,573,473
                                                              ================
                      LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
   Notes payable to bank                                     $         600,000
   Accounts payable and accrued expenses                               416,684
   Income tax payable                                                  335,427
   Interest payable                                                     16,200
   Due to partnership                                                   30,000
   Accumulated losses of partnerships in excess
    of investments                                                     367,701
   Capitalized lease obligations                                        98,469
                                                                     _________
         Total liabilities                                           1,864,481
                                                                     _________
Commitments and contingencies

Stockholders' equity:
   Preferred stock, no par value, 1,000,000 shares
    authorized, no shares issued                                             -
   Common stock, no par value, 1,000,000 shares
    authorized, 104,750 issued and outstanding                         177,677
   Retained earnings                                                 2,531,315
                                                                     _________
         Total stockholders' equity                                  2,708,992
                                                                     _________
                                                             $       4,573,473
                                                                     =========

      See accompanying notes to consolidated financial statements

                     WNC & ASSOCIATES, INC. AND SUBSIDIARIES

                       NOTES TO CONSOLIDATED BALANCE SHEET

                              As Of August 31, 1997



NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

WNC & Associates, Inc. (a California corporation) (the "Company"), acts as a corporate general partner and syndicator of both public and private placement real estate partnerships (the "Partnerships"), which invest in apartment complexes throughout the United States, the majority of which are government assisted apartment complexes that qualify for low income housing tax credits.

The Company is the general partner of various limited partnerships which own government assisted housing apartment complexes (either directly or indirectly through other partnership interests). The majority of the Partnerships' apartment complexes are subsidized through various United States governmental low-income housing programs. The Company's interest in the profits and losses of each Partnership, as general partner, varies between one-quarter and five percent.

Principles of Consolidation

The accompanying consolidated balance sheet includes the accounts of the Company and its wholly owned subsidiaries, WNC Capital Corporation and WNC Management, Inc. All significant intercompany accounts and transactions have been eliminated in consolidation.

WNC Capital Corporation was incorporated in California on February 23, 1994 and is registered with the Securities and Exchange Commission as a broker/dealer in securities. WNC Capital Corporation does not carry customers' accounts or hold securities for the accounts of its customers. WNC Capital Corporation provides wholesaling services to affiliates of the Company. WNC Management, Inc. was incorporated in California on April 28, 1997 and is in the business of providing property management services to government assisted apartment complexes. WNC Management, Inc. provides management services to affiliates of the Company.

Use of Estimates

The preparation of the consolidated balance sheet in conformity with generally accepted accounting principles requires management to make estimates and assumptions that effect the reported amounts of assets and liabilities, as well as disclosure of contingent assets and liabilities at the date of the financial statements. Actual results could materially differ from those estimates.

Continued
                                     FS-17

                     WNC & ASSOCIATES, INC. AND SUBSIDIARIES

                              As Of August 31, 1997


NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

Fair Value of Financial Instruments

The consolidated balance sheet contains financial instruments whereby the fair market value of the financial instruments could be different than those recorded on a historical basis in the accompanying consolidated balance sheet. The Company's financial instruments consist of cash, fees receivable, loans to property developers, offering costs advanced, due from and advances to Partnerships, notes payable to bank, accounts payable and due to Partnership. Management believes that the carrying amounts of the Company's financial instruments generally approximate their fair market values at August 31, 1997. In the case of certain financial instruments which are non-interest bearing, it was not practical to determine fair values due to the lack of a market for such financial instruments.

Concentration of Credit Risk

The Company, at times, maintains cash balances at certain financial institutions in excess of the federally insured amounts.

Risks and Uncertainties

Net Capital Requirements

WNC Capital Corporation, as a broker-dealer, is required under provisions of Rule 15c-1 of the Securities and Exchange Act of 1934 to maintain a ratio of aggregate indebtedness to net capital, as defined, not to exceed 15 to 1. The basic concept of the rule is liquidity, its objective being to require a broker or dealer to have, at all times, sufficient liquid assets to cover its current indebtedness. WNC Capital Corporation is also required to maintain a minimum net capital of $5,000 or 6-2/3% of aggregate indebtedness, as defined, whichever is greater. At August 31, 1997, WNC Capital Corporation had net capital of $52,770 which is $40,113 in excess of the required minimum capital and a ratio of aggregate indebtedness to net capital of 3.60 to 1.

Continued
                                     FS-18

Registration

WNC Capital Corporation must register with state departments which govern compliance with securities laws in which it does business. Various regulatory requirements exist in each state with which WNC Capital Corporation must comply. Because of the various compliance laws, there is a risk that one or more regulatory authorities could determine that WNC Capital Corporation has not complied with securities laws necessary for it to conduct business in a given state. Regulatory actions, if ever taken, could have a material adverse effect on WNC Capital Corporation's financial condition.

Fees Receivable

Fees receivable consist of syndication fees due from various Partnerships in which the Company acts as general partner. Certain syndication fees are received by the Company from the Partnerships as the limited partners make their capital contributions to the Partnerships.

Loans to Property Developers

Loans to property developers are comprised of amounts loaned to, or deposits made on behalf of, the general partners of limited partnerships in which the Partnerships have or will have an equity interest. All such loans receivable are secured by the respective general partners interest in the limited partnerships. In the event a property is not acquired, deposits may not be refunded to the Company. Accordingly, such amounts are written off in the period determined by management that a property will not be acquired and the deposit will not be refunded.

Offering Costs Advanced

Offering costs advanced represent funds that the Company advances to the Partnerships for certain costs and expenses to produce the offering materials and to qualify the partnership interests for sale under the various state or federal securities laws. Such advances are repaid to the Company out of the Partnerships' initial capital proceeds, and may be subject to limitations, as defined, in the individual partnership agreements.

Continued

Due From Partnerships

Due from Partnerships consists of amounts advanced to Partnerships which invest in apartment complexes. Such amounts are invested by the Partnerships in apartment complexes as capital contributions pursuant to partnership agreements. Such amounts are non-interest bearing and are due upon the Partnerships collection of proceeds from sales of Partnership units. As of July 31, 1997, the Company had amounts due from two Partnerships which represent 72% and 27%, respectively, of the total due from Partnerships.

During 1997, the Company loaned $1,035,509 to a Partnership which invested the funds into a property in Mississippi which was under construction. During fiscal 1997, it was determined by the Company that the property under construction had certain structural defects which resulted in material cost overruns. Management determined the estimated possible impairment of this loan to be $500,000. Accordingly, such was reserved for during the year ended August 31, 1997. See Litigation (see Note 8).

Organization Costs

Organization costs consist principally of legal and regulatory fees incurred to incorporate WNC Capital Corporation and obtain the necessary approvals to commence operations. These costs, totaling $14,797, are being amortized over a five-year period on the straight-line basis and are included in other assets in the accompanying consolidated balance sheet. Accumulated amortization at August 31, 1997 was $10,369.

Property and Equipment

Property and equipment and improvements which extend the economic life of assets are recorded at cost and are depreciated using the straight-line method over the estimated useful life of the related asset, generally from three to five years. Leasehold improvements and capitalized leases are amortized over the shorter of the life of the lease or estimated useful life of the related asset.

Continued

Investments in Partnerships

The Company records its investment in the Partnerships using the equity method, which recognizes the Company's proportionate share of income or loss as an increase or decrease in the investment in the Partnership. As the Company acts as the General Partner, for those Partnerships where recourse losses have occurred in excess of the Company's investment, amounts are recorded as accumulated losses of Partnerships in excess of investments.

Revenue Recognition

Syndication fees, which represent fees for selecting, evaluating, structuring, negotiating and closing Partnership investments in apartment complexes, are recognized at the time the Partnerships' initial capital offerings are completed and the Company's contractual obligations have been fulfilled. Syndication fees receivable that are scheduled to be collected more than one year from the Company's year end are discounted to reflect their present value.

Management fees, which represent an annual fee for providing administrative and management services for Partnerships and their investments, are recognized as earned and to the extent that such fees are deemed to be collectible, generally on a cash basis.

Commission revenue earned and related expenses associated with the operations of WNC Capital Corporation are recorded when the related services are performed.


Continued

Income Taxes

The Company accounts for income taxes under the provisions of Statement of Financial Accounting Standards No. 109 (SFAS 109), "Accounting For Income Taxes." Under the asset and liability method of SFAS 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under SFAS 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized as income in the period that includes the enactment date.

NOTE 2 - FEES RECEIVABLE

Aggregate annual future minimum collections as of August 31, 1997 total $179,646 and are all collectible in 1998. At August 31, 1997, fees receivable from three Partnerships represented 45%, 32%, and 19%, respectively, of total fees receivable.

NOTE 3 - LOANS TO PROPERTY DEVELOPERS

Loans to property developers consist of the following as of August 31, 1997:

Notes receivable  due November 1997,  with interest
at the Company's  borrowing rate (8.75% at August 31,
1997) secured by the borrowers interest in the
properties to be constructed for which amounts are borrowed.     $     150,300

Notes  receivable past due,  generally with interest
at the Company's  borrowing rate secured by the borrowers
interest in the properties to be constructed for
which amounts are borrowed.                                            524,546
                                                                      ________
                                                             $         674,846
                                                                      ========

The Company has loans to two property developers at August 31, 1997 which represent 49% and 42%, respectively, of total loans to property developers.

Continued

NOTE 4 - PROPERTY AND EQUIPMENT

Property and equipment consists of the following as of August 31, 1997:

Furniture, fixtures and computer software             $         401,937
Leasehold improvements                                           61,801
Equipment under capital leases (see Note 8)                     205,019
                                                                _______
                                                                668,757

Less: accumulated depreciation and amortization                (303,225)
                                                               _________
                                                      $         365,532
                                                               =========
NOTE 5 - OTHER ASSETS

Other assets as of August 31, 1997 consists of the following:

Real estate joint venture costs                       $         182,230
Due from officers and stockholders (Note 9)                      92,000
Deposits, advances and other                                     40,127
Organization costs                                                4,428
                                                                _______
                                                      $         318,785
                                                                =======
NOTE 6 - NOTES PAYABLE

On April 15, 1997 the Company renewed and changed the terms of its previous line-of-credit with a bank. The renewal created two lines-of-credit. One line-of-credit allows for borrowings of up to $1,500,000 at the bank's index rate plus 0.25% (8.75% at August 31, 1997) and is unsecured. There were $600,000 of borrowings under this arrangement as of August 31, 1997. The other line-of-credit allows for borrowings of up to $2,500,000 at the bank's index rate plus 0.25% (8.75% at August 31, 1997) and is secured by assignment of the Company's interest in Partnership properties to be acquired for which amounts are borrowed and is personally guaranteed by the majority stockholder of the Company. There were no amounts outstanding under this arrangement as of August 31, 1997.

NOTE 7 - INCOME TAXES

The deferred tax asset of $180,527 as of August 31, 1997 represents primarily the tax effect of the temporary difference between the treatment of the reserve for an advance due from a partnership (see Note 1) for financial statement purposes and for tax return purposes.

NOTE 8 - COMMITMENTS AND CONTINGENCIES

Leases

The Company leases office space, automobiles and furniture under operating leases and certain equipment under capital leases. Aggregate monthly capital lease payments amount to $3,631 as of August 31, 1997. The leases are noncancellable and require future minimum lease payments as follows:

   Years Ending                           Capitalized        Operating Leases
    August 31,                              Leases
-------------------                    ------------------    ------------------

   1998                              $           52,089    $           141,730
   1999                                          30,504                131,713
   2000                                          14,059                 38,811
   2001                                          12,564                 15,132
   2002                                           5,235                  8,827
                                      -----------------     ------------------

Total minimum lease payments                    114,451    $           336,213
                                                            ==================

Less: amounts representing interest
 at rates ranging from 9.5% to 12.5%            (15,982)
                                      -----------------

Present value of future minimum
 capitalized lease obligations       $           98,469
                                      =================

Guarantees

The Company is a guarantor of certain bank loans made to the Partnerships. There were no amounts outstanding on such loans as of August 31, 1997.

                    WNC & ASSOCIATES, INC. AND SUBSIDIARIES

                             As of August 31, 1997


NOTE 8 - COMMITMENTS AND CONTINGENCIES, continued

Litigation

The Company serves as a limited and general partner to a certain limited partnership. The Company loaned to the limited partnership $1,035,509 for development of the property. The developed property incurred significant cost overruns due to defects in construction. As a result of such defects, the Company removed and replaced the local general partner. In this capacity, construction was completed by the Company. The limited partnership has filed suit against the architects and contractors. There have been various claims filed against the limited partnership and certain liens placed on the property. The ultimate outcome of the aforementioned actions are unknown at this time. The Company has reserved $500,000 of its due from partnerships in connection with various claims filed. Management of the Company does not believe that the additional effect on the consolidated balance sheet upon the ultimate disposition of the aforementioned actions will be material.

Equity Participation Agreement

The Company has an equity participation agreement with a key officer of the Company and his spouse. This agreement provided for an investment of $80,000 by the Company to acquire a 50% interest in certain property, which was later converted into real property for rental purposes, owned by the key officer and his spouse. Pursuant to terms of this agreement, all income and losses arising from the operations of the rental property, including the allocation of income and losses upon a sale or refinance shall be allocated 50% to the Company and 50% to the key officer and his spouse.

Due From Officers and Stockholders

In April, 1993, an officer and the Company's majority stockholder borrowed $55,000. This note bears interest at 7.5% per annum. The maturity date of the note was extended along with accrued interest to March 31, 1998. The note, together with accrued interest, is included in other assets in the accompanying consolidated balance sheet.

During 1994, an officer and stockholder of the Company borrowed $25,000. This note bears interest at 7.5% per annum. The maturity date of the note was extended along with accrued interest to March 31, 1998. The note, together with accrued interest, is included in other assets in the accompanying consolidated balance sheet.

                                    EXHIBIT A
                            PRIOR PERFORMANCE TABLES


         The tables set forth below present financial information with respect to programs which were sponsored by the Sponsor. Each of these programs is considered to have investment objectives similar to those of the Fund in that they each own interests in local limited partnerships which own properties generating low income housing credits or, in the case of Shelter Resource Fund, benefitting from some other form of Government Assistance. However, the principal investment objective of Shelter Resource Fund was to provide income tax losses which its investors could use to offset income from other sources. None of these tables is covered by the reports of independent public accountants set forth in this document.

         For additional information as to the investment objectives and policies of such prior programs see "Prior Performance Summary." Additional information concerning prior performance is included in Part II of the Registration
Statement of the Fund and for the public programs in the Form 10-K annual reports. Copies of these 10-K Forms are available to any investor upon request to the Sponsor. Any such request should be directed to 3158 Redhill Avenue, Suite 120, Costa Mesa, California 92626.

         The purpose of the tables is to provide information on the prior performance of these partnerships so as to permit a prospective purchaser of the Units to evaluate the experience of the Sponsor in sponsoring such limited partnerships. The tables consist of:

         Table I           Experience in Raising and Investing Funds
         Table II          Compensation to Sponsor
         Table III         Operating Results of Prior Programs
         Table V           Sales or Disposals of Properties

         Tables IV has been omitted since none of the prior programs which were sponsored by the Sponsor have completed operations.

Definitions

The following terms used in the prior performance tables have the following meanings:

"Acquisition Cost" includes all costs related to the acquisition of partnership interests, including equity contributions, acquisition and selection fees payable to the general partners and other fees and expenses incident to the acquisition of partnership interests.

"Capital Contributions" represents the contributions by investors in the prior partnerships.

"GAAP" means generally accepted accounting principles.

"Months to Invest 90% of Amount Available for Investment" means the length of time, in months, from the offering date to the date of the closing of properties which, in the aggregate, represented the investment commitment of 90% of the amount available for investment.

"Percent leverage" means mortgage financing divided by total acquisition costs.

         IT SHOULD NOT BE ASSUMED THAT INVESTORS IN THIS OFFERING WILL EXPERIENCE RETURNS, IF ANY, COMPARABLE TO THOSE EXPERIENCED BY INVESTORS IN THE PARTNERSHIPS DESCRIBED IN THE FOLLOWING TABLES. INVESTORS WILL NOT HAVE ANY INTEREST IN ANY OF THE PARTNERSHIPS DESCRIBED IN THE TABLES OR IN ANY OF THE PROPERTIES OWNED BY THE LOCAL LIMITED PARTNERSHIPS IN WHICH THOSE PARTNERSHIPS HAVE INVESTED AS A RESULT OF THE ACQUISITION OF UNITS.

                                     TABLE I

TABLE I provides information regarding the raising and investing of funds by partnerships sponsored by the Sponsor which raised funds during the three-year and six-month period ended June 30, 1997. The table presents the aggregate dollar amount of the offering, the percentage of dollars raised which were used to pay offering costs, establish reserves and acquire investments, as well as information regarding percent of leverage and the timing for both raising and investing funds. The information concerns investor capital contributions as the sole source of funds for investment and excludes the nominal capital contributions by the general partners.


                                     TABLE I

                            EXPERIENCE IN RAISING AND
                           INVESTING FUNDS (January 1,
                              1994 - June 30, 1997)



                                           CHTC III          %                        HTCF IV-1         %

Dollar amount offered                     $30,000,000                               $10,000,000
                                          ===========                               ===========

Dollar amount raised                       18,000,000       100.0                    10,000,000       100.0

Less offering expenses:
  Selling commissions & discounts
   paid to non-affiliates                   1,440,000         8.0                       750,000         7.5
  Organizational expenses (a)                 909,000         5.0                       686,300         6.9

Reserves                                      855,000         4.8                       280,600         2.8
                                              -------         ---                       -------         ---

Percent invested as of
  close of offering                        14,796,000        82.2                     8,283,100        82.8

Acquisition costs:
  Prepaid items and fees
   related to purchase of
   property                                   104,000         0.6                        34,100         0.3
  Cash down payments (b)                   13,072,000        72.6                     7,449,000        74.5
  Acquisition fees                          1,620,000         9.0                       800,000         8.0
  Other                                        ------         -.-                        ------         -.-
                                           ----------         ---                    ----------         ---

Total acquisition cost                     14,796,000        82.2                     8,283,100        82.8

Percentage leverage (mortgage
  financing divided by total
  acquisition cost)                               64%                                       77%

Date offering began                              2/93                                     10/93

Length of offering (months)                        17                                         9

Months to invest 90% of
  amount available for
  investment (measured from
  beginning of offering)                           17                                         9
-------------------------------

(a) Consists of estimated legal, accounting, printing and other organization and offering expenses paid by the partnership directly or indirectly through the sponsor.
(b) Represents the capital contributions of the partnership paid or the required payments to be paid to the local limited partnerships.

                                      A-4
                                   UNAUDITED




                                     TABLE I

                            EXPERIENCE IN RAISING AND
                                 INVESTING FUNDS
                        (January 1, 1994 - June 30, 1997)



                                                              HTCF IV-2         %                CHTC IV-4        %


Dollar amount offered                                       $20,000,000                        $25,000,000
                                                            ===========                        ===========

Dollar amount raised                                         15,241,000     100.0               11,099,000    100.0

Less offering expenses:
  Selling      commissions     &
discounts                                                     1,000,500       6.6                  554,000      4.9
   paid to non-affiliates (c)                                   969,900       6.4                  827,000      7.5
  Organizational expenses (a)

Reserves                                                        241,600       1.7                  387,000      3.5
                                                                -------       ---                  -------      ---

Percent invested as of
  close of offering                                          13,029,000      85.3                9,331,000     84.1

Acquisition costs:
  Prepaid items and fees
   related to purchase of
   property                                                     136,000       0.9                   80,000      0.7
  Cash down payments (b)                                     11,835,000      77.5                8,590,000     77.4
  Acquisition fees                                            1,058,000       6.9                  661,000      6.0
  Other                                                          ------       -.-                   ------      -.-
                                                            -----------       ---              -----------      ---

Total acquisition cost                                       13,029,000      85.3                9,331,000     84.1

Percentage leverage (mortgage
  financing divided by total
  acquisition cost)                                                 66%                                60%

Date offering began                                                9/94                               9/94

Length of offering (months)                                          13                                 12

Months to invest 90% of
  amount available for
  investment (measured from
  beginning of offering)                                             17                                 15
-------------------------------

(a) Consists of estimated legal, accounting, printing and other organization and offering expenses paid by the partnership directly or indirectly through the sponsor.
(b) Represents the capital contributions of the partnership paid or the required payments to be paid to the local limited partnerships.
(c) Selling commissions were first paid to an affiliated broker-dealer which reallowed all selling commissions to non-affiliates.

                                      A-5
                                   UNAUDITED




                                     TABLE I


                            EXPERIENCE IN RAISING AND
                           INVESTING FUNDS (January 1,
                              1994 - June 30, 1997)



                                         HTCF V-3       %      HTCFV-4 (d)(e)       %         CHTC IV-5(d)    %

Dollar amount offered                  $25,000,000               $25,000,000                 25,000,000
                                       ===========               ===========                 ==========

Dollar amount raised                    17,559,000    100.0       21,920,450    100.0         6,253,000   100.0

Less offering expenses:
  Selling commissions & discounts
   paid to non-affiliates (c)            1,058,700      6.0        1,570,450      7.2           296,000     4.7
   Organizational expenses (a)           1,062,900      6.1        1,320,000      6.0           475,000     7.6


Reserves                                   349,000      2.0        3,166,480     14.4         1,462,500    23.4
                                           -------      ---        ---------     ----         ---------    ----

Percent invested as of
  close of offering                     15,088,400     85.9       15,863,520     72.4         4,019,500    64.3

Acquisition costs:
  Prepaid items and fees
   related to purchase of
   property                                 80,000      0.5          120,000      0.6             8,000     0.1
  Cash down payments (b)                 14,000000     79.7       14,093,520     64.3         3,689,500    59.1
  Acquisition fees                       1,008,400      5.7        1,650,000      7.5           322,000     5.1
  Other                                     ------      -.-          -------      -.-             -----     -.-
                                       -----------      ---        ---------      ---         ---------    ----

Total acquisition cost                  15,088,400     85.9       15,863,520     72.4         4,019,500    64.3

Percentage leverage (mortgage
  financing divided by total
  acquisition cost)                            70%                       54%                        49%


Date offering began                           7/95                      7/96                      11/95

Length of offering (months)                     11                        13                          7

Months to invest 90% of
  amount available for
  investment (measured from                     21                       N/A                        N/A
  beginning of offering)
-------------------------------

(a) Consists of estimated legal, accounting, printing and other organization and offering expenses paid by the partnership directly or indirectly through the sponsor.
(b) Represents the capital contributions of the partnership paid or the required payments to be paid to the local limited partnerships.
(c) Selling commissions were first paid to an affiliated broker-dealer which reallowed all selling commissions to non-affiliates.
(d)      Not all properties have been identified as of June 30, 1997.
(e) As of July 11, 1997, the date the final capital contributions were received.

                                      A-6
                                   UNAUDITED




                                     TABLE I

                            EXPERIENCE IN RAISING AND
                                 INVESTING FUNDS
                       (January 1, 1994 - June 30, 1997)


                     P   R   I  V  A  T  E  O  F  F  E  R  I  N  G S



                                         Two                             One                         Two
                                    Partnerships                     Partnership                Partnerships
                                    Organized in                    Organized in                Organized in
                                         1994             %              1995           %            1997

Dollar amount offered                 $13,177,000                    $15,000,000                  $47,000,000
                                      ===========                    ===========                  ===========

Dollar amount raised                   13,177,000     100.0           15,000,000    100.0          46,278,066    100.0

Less offering expenses:
  Selling commissions & discounts
   paid to non-affilated (c)              475,866       3.6              337,500      2.2           1,057,500      2.3
  Organizational expenses (a)             354,314       2.7              337,500      2.2           1,057,500      2.3
  Reserves                                391,800       3.0              591,000      4.0           1,143,666      2.5
                                          -------       ---              -------      ---           ---------      ---

Percent invested as of
  close of offering                    11,955,020      90.7           13,734,000     91.6          43,019,400     93.0

Acquisition costs:
  Prepaid items and fees
    related to purchase of
    property                               ------       -.-              150,000      1.0
  Cash down payments (b)               11,141,539      84.5           12,984,000     86.6          40,859,400     88.3
  Acquisition fees                        655,000       5.0              600,000      4.0           1,880,000      4.1
  Other                                   158,481       1.2           -----           -.-             280,000
                                          -------       ---           ----------      ---             -------
                                                                                                                  0 .6

Total acquisition cost                 11,955,020      90.7           13,734,000     91.6          43,019,400     93.0

Percent leverage (mortgage
  financing divided by total
  acquisition cost)                           72%                            60%                          58%

Date offering began                       Various                           3/95                      Various

Length of offering (months)                     3                              7                            7

Months to invest 90% of
  amount available for
  investment (measured from
  beginning of offering)                        3                             11                            7
------------------------------

(a) Consists of estimated legal, accounting, printing and other organization and offering expenses paid by the partnership directly or indirectly through the sponsor.
(b) Represents the capital contributions of the partnership paid or the required payments to be paid to the local limited partnerships.
(c) Selling commissions were first paid to an affiliated broker-dealer which reallowed all selling commissions to non-affiliates


                                      A-7
                                   UNAUDITED

                                    TABLE II

TABLE II presents information concerning the cumulative compensation paid to the Sponsor for the period from January 1, 1994 to June 30, 1997 with respect to programs presented in TABLE I and on an aggregate basis with respect to all other programs which have been sponsored by the Sponsor.

                                    TABLE II

                             COMPENSATION TO SPONSOR
                        (January 1, 1994 - June 30, 1997)



                                       HTCF V-3      HTCF V-4(b)     CHTC IV-5
                                       --------      -----------     ---------



Date offering commenced                    7/95             7/96         11/95

Dollar amount raised                 17,559,000      $21,920,450    $6,253,000

Amount paid to sponsor from
  proceeds of offering: (a)
     Underwriting fees                        0                0             0
     Acquisition fees                 1,008,400        1,272,416       322,000
     Syndication fee                          0                0             0
     Other                                    0          219,200         7,200

Dollar amount of cash generated
  from (used in) operations before
  deducting payments to sponsor          54,519           38,895        82,546

Amount paid to sponsor from
operations:                                   0                0             0
   Property management fees                   0                0             0
   Partnership management fees                0                0             0
   Reimbursements                             0                0             0
   Leasing commissions

Dollar amount of property sales and
  refinancing    before    deducting
payments to sponsor:                          0                0             0
     Cash                                     0                0             0
     Notes

Amount paid to sponsor from property
sales and refinancing:
     Real estate commissions                  0                0             0
     Incentive fee                            0                0             0
     Other                                    0                0             0
------------------------------------
(a) Represents amounts paid to sponsor which were not reallowed to non-affiliates.
(b) As of July 11, 1997, the date the final capital contributions were received.

                                      A-9
                                   UNAUDITED

                                    TABLE II

                             COMPENSATION TO SPONSOR
                        (January 1, 1994 - June 30, 1997)



                                      HTCF IV-1       HTCF IV-2       CHTC IV-4



Date offering commenced                   10/93            9/94            9/94

Dollar amount raised                $10,000,000     $15,241,000     $11,099,000

Amount paid to sponsor from
  proceeds of offering: (a)
     Underwriting fees                        0               0               0
     Acquisition fees                   800,000       1,058,000         655,000
     Syndication fee                          0               0               0
     Other                                    0               0          12,800

Dollar amount of cash generated
  from (used in) operations before
  deducting payments to sponsor          94,526         253,321         232,799

Amount paid to sponsor from
operations:                                   0               0               0
   Property management fees              15,000         123,250          45,000
   Partnership management fees                0               0               0
   Reimbursements                             0               0               0
   Leasing commissions

Dollar amount of property sales and
  refinancing before deducting
  payments to sponsor:                        0               0               0
     Cash                                     0               0               0
     Notes

Amount paid to sponsor from property
 sales and refinancing:
     Real estate commissions                  0               0               0
     Incentive fee                            0               0               0
     Other                                    0               0               0
-----------------------------------

(a) Represents amounts paid to sponsor which were not reallowed to non-affiliates


                                      A-10
                                   UNAUDITED

                                    TABLE II

                             COMPENSATION TO SPONSOR
                        (January 1, 1994 - June 30, 1997)



                                            CHTC III            Other Public
                                                                Programs (a)

Date offering commenced                         2/93                 Various

Dollar amount raised                     $18,000,000             $23,221,500

Amount paid to sponsor from
  proceeds of offering: (c)
     Underwriting fees                             0                       0
     Acquisition fees                        868,500                 283,746
     Syndication fee                               0                       0
     Other                                         0                       0

Dollar amount of cash generated
  from (used in) operations before
  deducting payments to sponsor              283,053                (13,167)

Amount   paid   to   sponsor    from
operations:                                        0                       0
   Property management fees                  200,000                 270,065
   Partnership management fees (b)                 0                       0
   Reimbursements                                  0                       0
   Leasing commissions

Dollar amount of property sales and
  refinancing    before    deducting
payments
  to sponsor:                                      0                  51,407
     Cash                                          0                       0
     Notes

Amount paid to sponsor from property
 sales and refinancing:
     Real estate commissions                       0                       0
     Incentive fee                                 0                       0
     Other                                         0                       0
------------------------------------

(a)   Includes six public programs.
(b) Partnership management fees were paid from partnership reserves in the instances where amounts paid to sponsor from operations exceed dollar amount of cash generated from operations.
(c) Represents amounts paid to sponsor which were not reallowed to non-affiliates


                                      A-11
                                   UNAUDITED



                                    TABLE II

                             COMPENSATION TO SPONSOR
                        (January 1, 1994 - June 30, 1997)



             ----------------------------P  R  I  V  A  T  E O F F E R I N G S---------------------



                                               Two                One             Two               All
                                          Partnerships        Partnership     Partnerships         Other
                                          Organized in       Organized in     Organized in        Private
                                               1994               1995            1997      Partnership(a)


Date offering commenced                         Various              3/95          Various      1993 & prior

Dollar amount raised                        $13,177,000       $15,000,000      $46,278,066               N/A

Amount paid to sponsor from
  proceeds of offering: (c)
     Underwriting fees                                0                 0                0               N/A
     Acquisition fees                           655,000           600,000        1,526,135               N/A
     Syndication fee                                  0                 0                0               N/A
    Other                                             0                 0           90,387               N/A

Dollar amount of cash generated
  from (used in) operations before
  deducting payments to sponsor               (217,838)           470,148        (408,798)               N/A

Amount paid to sponsor from operations:
   Property management fees                           0                 0                0                 0
   Partnership management fees (b)               50,000                 0                0           373,210
   Reimbursements                                     0                 0                0                 0
   Leasing commissions                                0                 0                0                 0

Dollar amount of property sales and
  refinancing before deducting payments
  to sponsor:
     Cash                                             0                 0                0                 0
     Notes                                            0                 0                0                 0


Amount paid to sponsor from property
  sales and refinancing:
     Real estate commissions                          0                 0                0                 0
     Incentive fee                                    0                 0                0                 0
     Other                                            0                 0                0                 0
------------------------------------

(a)  Includes 43 private programs sponsored since January 1984.
(b) Partnership management fees were paid from partnership reserves in the instances where amounts paid to sponsor from operations exceed dollar amount of cash generated from operations.
(c) Represents amounts paid to sponsor which were not reallowed to non-affiliates


                                      A-12
                                   UNAUDITED

                                    TABLE III

TABLE III presents the operating results for all partnerships sponsored by the Sponsor which closed during the five years and six months ended June 30, 1997. The prior partnerships are structured as investment partnerships acquiring interests in operating partnerships. The investment partnerships account for such investments using the equity method of accounting which recognizes each of such partnership's pro rata share of the operating partnership's total income or loss. Revenues generated by the investment partnerships consist substantially of interest on short-term investments. This interest income generally decreases after the initial two years of operations as funds available for investment decrease. This decrease in funds arises from the investment partnership's payments of capital contributions due.

The prior public partnerships presented, one of the prior private partnerships closed in 1994 and all of the prior private partnerships closed in 1995 and 1997 report on a GAAP basis, and, accordingly, "Cash generated (or used) from operations" is per each program's Statement of Cash Flows. The remaining prior private programs maintain their books and records on the tax basis of accounting and not on a GAAP basis, and "Cash generated (or used) from operations" for such programs is per their respective books and records. The significant difference is that depreciation expense on a tax basis as compared to a GAAP basis is greater in the early years of operations.

Other information included in the table includes data on cash generated from operations and tax and cash distribution information per $1,000 invested, including Tax Credit allocations.



                                    TABLE III
                       OPERATING RESULTS OF PRIOR PROGRAMS


                                  /------------------------------------------- HTCF II ----------------------------------------\



                                         1992        1993        1994       1995        1996     1997 (a)



Gross revenue                        $ 23,054  $   11,193   $   9,287  $  11,368   $  10,157    $  4,567
Less:
 Operating expenses                   145,784     154,060     157,875    163,151     212,809      84,966
 Interest                                   0           0           0          0           0           0
 Depreciation and amortization         23,584      22,079      23,905     23,266      21,352      10,676
Equity in losses in local
 partnerships                         551,431     634,893     544,630    602,163     568,488     156,000
                                      -------     -------     -------    -------     -------     -------

Net income (loss)-GAAP basis         (697,745)   (799,839)   (717,123)  (777,212)   (792,492)   (247,075)

Taxable loss from operations         (824,186)   (888,131)   (818,566)  (858,138)   (841,068)   (272,400)

Cash generated (used)from operations    6,481      (8,894)     40,620     (5,443)    (41,630)     (8,103)
Cash generated from sales                   0           0           0          0           0           0
Cash generated from refinancing             0           0           0          0           0           0

Less: Cash distributions to investors       0           0           0          0           0           0

Cash generated  (deficiency) after
cash distributions and special items    6,481      (8,894)     40,620     (5,443)    (41,630)     (8,103)


TAX  AND  DISTRIBUTION  DATA  PER
$1,OOO INVESTED


Federal income tax results
  Ordinary income (loss)
     From operations                    (116)       (125)       (116)       (121)       (119)        (39)
     From gain on sale                     0           0           0           0           0           0

Federal tax credits                      121         138         146         145          145        N/A
California tax credits                     0           0           0           0            0          0

Cash distributions to investors            0           0           0           0            0          0

Amount (in percentage terms)
 remaining invested in program
 properties at end of year
 (original total acquisition costs of
 properties retained divided by total
 original acquisition costs of
 all properties)                          100         100         100        100          100         100
 --------------------------------

(a)   Six months ended June 30, 1997.
N/A The amount of tax credits is not available until the preparation of the partnership's 1997 tax returns.


                                   UNAUDITED



                                                                  TABLE III
                                                       OPERATING RESULTS OF PRIOR PROGRAMS



                                                  /------------------------- CHTC II ----------------------\



                                         1992        1993        1994        1995         1996      1997(c)


Gross revenue                      $   72,092     133,580      61,226      52,399       24,231       8,084
Less:
 Operating expenses                   105,481     158,082     355,671     251,425      234,202     136,493
 Interest                                   0           0           0           0            0           0
 Depreciation and amortization         32,961      52,480      47,565      54,836       54,836      27,434
Equity in losses in local
 partnerships                         731,542   1,081,114   1,194,095   1,579,652    1,128,793     553,600
                                     --------   ---------   ---------   ---------    ---------     -------

Net income (loss) - GAAP basis       (800,049) (1,158,096) (1,536,105) (1,833,514) (1,393,600)   (709,443)

Taxable loss from operations         (794,969) (1,208,709) (1,425,376) (2,079,433) (1,851,598)   (782,161)

Cash generated (used)from operations    3,637    (221,444)     42,033     (68,921)    (46,174)    (39,312)
Cash generated from sales                   0           0           0           0           0           0
Cash generated from refinancing             0           0           0           0           0           0

Less: Cash distributions to investors       0           0           0           0           0           0

Cash generated  (deficiency) after
cash distributions and special items    3,637   (221,444)      42,033     (68,921)    (46,174)    (39,312)

TAX AND DISTRIBUTION DATA PER $1,OOO INVESTED


Federal income tax results
  Ordinary income (loss)
     From operations                   (a)(75)        (68)        (80)       (116)        (103)        (44)
     From gain on sale                      0           0           0           0            0           0

Federal tax credits                       (a)52        74          85         107          116         N/A
California tax credits                   (a)129       104         109          99           37         N/A

Cash distributions to investors           (b)44         0           0           0            0           0

Amount (in percentage terms)
 remaining invested in program
 properties at end of  year
 (original total acquisition costs of
 properties retained divided by total
 original aquisition costs of
 all properties)                             100       100        100         100          100         100
 --------------------------------

(a) Tax losses and tax credits allocated to an investor in 1992 (second year of operations) are dependent upon an investor's entry date.
    Amount shown is that allocated to initial investors.
(b) This amount was distributed from CHTCII's reserves to investors who purchased their units prior to January 1, 1991.
(c) Six months ended June 30, 1997.
N/A The amount of tax credits is not available until the preparation of the partnership's 1997 tax returns.


                                   UNAUDITED

                                   TABLE III

                       OPERATING RESULTS OF PRIOR PROGRAMS




                                     /------------------------------------- HTCF III ----------------------------------------\



                                       1992(a)        1993        1994         1995            1996       1997(c)
                                       -------        ----        ----         ----           -----      -------

Gross revenue                        $  45,236   $ 137,116    $ 87,521    $  57,741       $  16,756    $   6,153
Less:
   Operating expenses                   13,036     120,054     313,134      314,320         394,781      164,320
   Interest                                679           0           0            0               0            0
   Depreciation and amortization         3,394      24,478      45,274       47,176          47,176       23,624
Equity in losses in local partnerships  68,933     779,251    1,323,487   1,312,540       1,406,638      695,000
                                        ------    ---------  ----------   ---------       ---------      -------

Net income (loss) - GAAP basis         (40,806)   (786,667)  (1,594,824) (1,616,295)     (1,831,839)    (876,791)

Taxable loss from operations           (36,895)   (850,051)  (1,594,118) (1,715,667)     (1,820,369)    (906,076)

Cash generated (used)from operations    53,333    (393,615)     (38,224)    (16,170)        (73,931)      (9,667)
Cash generated from sales                    0           0            0           0               0            0
Cash generated from refinancing              0           0            0           0               0            0

Less: Cash distributions to investors        0           0            0           0               0            0

Cash generated (deficiency) after cash
 distributions and special items        53,333    (393,615)     (38,224)    (16,170)        (73,931)      (9,667)


TAX AND DISTRIBUTION DATA PER $1,OOO INVESTED

Federal income tax results
  Ordinary income (loss)
     From operations                     (b)(9)     (b)(77)       (105)        (113)          (120)          (60)
     From gain on sale                       0           0           0            0              0             0

Federal tax credits                       (b)4       (b)68         119          152            157           N/A
California tax credits                       0           0           0            0              0             0

Cash distributions to investors              0           0           0            0              0             0

Amount (in percentage terms)
 remaining invested in program
 properties at end of year
(original total acquisition costs
 of total properties retained
 divided by total original
 acquisition costs of all
 properties)                               100         100         100          100            100           100

--------------------------------

(a)  Partial year of operations.
(b) Tax losses and tax credits allocated to an investor in the first two years are dependent upon an investor's entry date. Amount shown is that allocated to initial investors.
(c)  Six months ended June 30, 1997.
N/A The amount of tax credits is not available until the preparation of the partnership's 1997 tax returns.


                                   UNAUDITED

                                   TABLE III
                       OPERATING RESULTS OF PRIOR PROGRAMS




                                      /---------------------------------- CHTC III ----------------------------------\



                                        1993(a)           1994          1995         1996         1997(c)
                                        -------           ----          ----         ----         ------

Gross revenue                         $  22,885     $  156,271    $  145,959    $  74,947      $  24,552
Less:
   Operating expenses                     7,204         86,306       193,916       214,737       109,048
   Interest                                   0              0             0             0             0
   Depreciation and amortization              0         41,757        57,466        57,933        29,298
Equity in losss in local partnerships    33,260        352,511     1,155,114     1,132,216       554,000
                                         ------       --------     ---------     ---------       -------

Net income (loss) - GAAP basis          (17,579)      (324,303)   (1,260,537)   (1,329,939)     (667,794)

Taxable loss from operations            (30,475)      (388,247)   (1,279,818)   (1,523,381)     (747,328)

Cash generated (used) from operations    (9,831)      (225,005)       437,400     (143,337)        13,995
Cash generated from sales                     0              0             0             0             0
Cash generated from refinancing               0              0             0             0             0

Less: Cash distributions to investors         0              0             0             0             0

Cash generated (deficiency) after cash
 distributions and special items         (9,831)      (225,005)       437,400     (143,337)        13,995

TAX AND DISTRIBUTION DATA PER $1,OOO INVESTED

Federal income tax results
  Ordinary income (loss)
     From operations                      (b)(6)        (b)(28)          (70)          (84)          (41)
     From gain on sale                        0              0             0             0             0

Federal tax credits                        (b)6          (b)32            95           112           N/A
California tax credits                        0          (b)48            85            85           N/A

Cash distributions to investors               0              0             0             0             0

Amount (in percentage terms)
 remaining invested in program
 properties at end of year
(original total acquisition costs of
 properties retained divided by
 total original acquisition costs
 of all properties)                         100            100           100           100           100

--------------------------------

(a) Partial year of operations.
(b) Tax losses and tax credits allocated to an investor in the first two years are dependent upon an investor's entry date. Amount shown is that allocated to initial investors.
(c) Six months ended June 30, 1997.
N/A The amount of tax credits is not available until the preparation of the partnership's 1997 tax returns.


                                   UNAUDITED


                                    TABLE III
                       OPERATING RESULTS OF PRIOR PROGRAMS



                                     /-----------------------------HTCF IV-1-------------------------------\


                                        1994(a)          1995       1996(d)     1997(c)
                                        -------          ----       -------     -------

Gross revenue                         $  85,261      $ 66,645     $ 51,654    $ 16,388
Less:
   Operating expenses                    47,149        53,536       51,467      29,009
   Interest                                   0             0            0           0
   Depreciation and amortization         20,797        30,926       31,032      15,470
Equity in losses in local partnerships  413,316       727,986      837,908     592,300
                                        -------       -------      -------     -------

Net income (loss) - GAAP basis         (396,001)     (745,803)    (868,753)   (620,391)

Taxable loss from operations           (417,185)     (874,044)    (982,635)    (725,857)

Cash generated (used) from operations    46,649        19,058        6,440        7,379
Cash generated from sales                     0             0            0            0
Cash generated from refinancing               0             0            0            0

Less: Cash distributions to investors         0             0            0            0

Cash generated (deficiency) after cash
 distributions and special items         46,649        19,058        6,440        7,379

TAX AND DISTRIBUTION DATA PER $1,OOO INVESTED

Federal income tax results
  Ordinary income (loss)
     From operations                    (b)(59)          (87)         (97)         (72)
     From gain on sale                       0             0            0            0

Federal tax credits                       (b)32           101          136         N/A
California tax credits                        0             0            0           0

Cash distributions to investors               0             0            0           0

Amount (in percentage terms)
 remaining invested in program
 properties   at  end   of   year
 (original total acquisition costs of
 properties retained divided by total
 original acquisition costs of
 all properties)                            100           100          100          100

--------------------------------

(a)  Partial year of operations.
(b) Tax losses and tax credits allocated to an investor in the first year are dependent upon an investor's entry date. Amount shown is that allocated to initial investor.
(c)  Six months ended June 30, 1997.
(d)  Based on trial balance.  Final audit not yet completed.
N/A The amount of tax credits is not available until the preparation of the partnership's 1997 tax returns.

                                      A-18
                                   UNAUDITED



                                   TABLE III
                       OPERATING RESULTS OF PRIOR PROGRAMS

                                     /-------------------HTCT VI-2--------------\


                                         1994(a)          1995         1996        1997(c)
                                   -------------  ------------  ------ -----       -------

Gross revenue                         $    3,475      $179,927     $ 161,610    $  43,489
Less:
   Operating expenses                     27,269        57,965        60,777       37,395
   Interest                                    0        39,148         5,350            0
   Depreciation and amortization           1,638        26,208        40,109        20,363
Equity in losses in local partnerships   240,698       628,521       628,631       425,200
                                        --------       -------       -------       -------

Net income (loss) - GAAP basis          (266,130)     (571,915)     (573,257)     (439,469)

Taxable loss from operations            (228,979)     (702,048)     (641,050)     (483,400)

Cash generated (used) from operations    (25,518)       62,653        60,895        32,041
Cash generated from sales                      0             0             0             0
Cash generated from refinancing                0             0             0             0

Less: Cash distributions to investors          0             0             0             0

Cash generated (deficiency) after cash
 distributions and special items         (25,518)       62,653        60,895        32,041

TAX AND DISTRIBUTION DATA PER $1,OOO INVESTED

Federal income tax results
  Ordinary income (loss)
     From operations                     (b)(82)       (b)(58)          (41)          (31)
     From gain on sale                        0             0             0             0

Federal tax credits                        (b)21         (b)70           105          N/A
California tax credits                         0             0             0            0

Cash distributions to investors                0             0             0            0

Amount (in percentage terms)
 remaining invested in program
 properties at end of year
 (original total acquisition costs of
 properties retained divided by
 total original acquisition costs
 of all properties)                           100           100           100           100

--------------------------------

(a) Partial year of operations.
(b) Tax losses and tax credits allocated to an investor in the first two years are dependent upon an investor's entry date. Amount shown is that allocated to initial investor.
(c) Six months ended June 30, 1997.
N/A The amount of tax credits is not available until the preparation of the partnership's 1997 tax returns.


                                   UNAUDITED



                                   TABLE III
                       OPERATING RESULTS OF PRIOR PROGRAMS



                                                  /-----------------------------CHTC IV-4-------------------------\



                                                          1994(a)             1995           1996           1997(c)
                                                          -------             ----           ----           -------

Gross revenue                                          $    1,613     $    160,888     $   147,254       $   41,899
Less:
   Operating expenses                                      13,399           41,325          51,488           25,668
   Interest                                                     0           79,853               0                0
   Depreciation and amortization                                0           16,056          24,865           12,705
Equity in losses in local partnerships                     (2,212)         100,224         528,288          234,600
                                                          -------          -------         -------         --------

Net income (loss) - GAAP basis                             (9,574)         (76,570)       (457,387)        (231,074)

Taxable loss from operations                              (11,786)         (60,108)       (566,147)        (250,561)

Cash generated (used) from operations                       1,602           26,322          95,766           64,109
Cash generated from sales                                       0                0               0                0
Cash generated from refinancing                                 0                0               0                0

Less: Cash distributions to investors                           0                0               0                0

Cash generated (deficiency) after cash
 distributions and special items                            1,602           26,322          95,766           64,109

TAX AND DISTRIBUTION DATA PER $1,OOO INVESTED

Federal income tax results
  Ordinary income (loss)
     From operations                                      (b)(12)           (b)(9)            (49)             (22)
     From gain on sale                                         0                0               0                0

Federal tax credits                                            0            (b)18              64              N/A
California tax credits                                         0            (b)53              70              N/A

Cash distributions to investors                                0                0               0                0

Amount (in percentage terms)
 remaining invested in program
 properties   at  end   of   year
 (original total acquisition costs
  of properties retained divided by
  total original acquisition costs
  of all properties                                          100              100             100              100

--------------------------------

(a)  Partial year of operations.
(b) Tax losses and tax credits allocated to an investor in the first two years are dependent upon an investor's entry date. Amount shown is that allocated to initial investors.
(c)  Six months ended June 30, 1997.
N/A The amount of tax credits is not available until the preparation of the partnership's 1997 tax returns.



                                   UNAUDITED


                                    TABLE III
                       OPERATING RESULTS OF PRIOR PROGRAMS





                                    /----------------------------HTCF V-3-----------------------\


                                                1995(a)              1996                1997 (d)
                                                -------              -----               --------

Gross revenue                                $    3,487          $   209,940            $   70,711
Less:
   Operating expenses                            12,379               69,130                36,035
   Interest                                           0                    0                     0
   Depreciation and amortization                    454               23,436                17,978
Equity in losses in local partnerships              343              185,071               223,400
                                                  -----              -------               -------

Net income (loss) - GAAP basis                    9,689             (67,697)             (206,702)

Taxable income (loss) from operations             2,522            (128,969)             (248,971)

Cash generated (used) from operations             3,402              34,885               162,232
Cash generated from sales                             0                   0                     0
Cash generated from refinancing                       0                   0                     0

Less: Cash distributions to investors                 0                   0                     0

Cash generated  (deficiency) after cash
 distributions and special items                  3,402              34,885               162,232

TAX AND DISTRIBUTION DATA PER $1,OOO INVESTED

Federal income tax results
  Ordinary income (loss)
     From operations                               (b)2              (b)(26)                  (14)
     From gain on sale                                0                   0                     0

Federal tax credits                                (b)3                (b)62                   N/A
California tax credits                                0                    0                     0

Cash distributions to investors                    (c)5                    0                     0

Amount (in percentage terms)
 remaining invested in program
 properties   at   end   of   year
 (original total acquisition costs of
 properties retained divided by total
 original acquisition costs of
 all properties)                                    100                  100                   100

--------------------------------

(a) Partial year of operations.
(b) Tax income (losses) and tax credits allocated to an investor in the first two years are dependent upon an investor's entry date.
    Amount shown is that allocated to initial investors.
(c) This amount was distributed in 1995 by the general partner.
(d) Six months ended June 30, 1997.
N/A The amount of tax credits is not available until the preparation of the partnership's 1997 tax returns.



                                      A-21
                                   UNAUDITED


                                    TABLE III
                       OPERATING RESULTS OF PRIOR PROGRAMS



                                       /-----------HTCF V-4------------\       /------------CHTC IV-5----------\

                                               1996 (a)           1997                1996 (a)         1997
                                             ---------            ----                --------         ----
                                                                                                           (c)

Gross revenue                                 $   15,529      $   54,513           $    54,573      $   35,491
Less:
   Operating expenses                             30,183          15,640                 1,393          13,802
   Interest                                            0               0                     0               0
   Depreciation and amortization                   2,851          15,640                 7,753           5,494
Equity in losses in local partnerships            29,329          18,000                  (15)          30,774
                                                  ------        --------                ------          ------

Net income (loss) - GAAP basis                   (46,834)         (8,115)               45,442         (14,579)

Taxable income (loss) from operations            (23,166)        (14,775)               45,427         (17,527)

Cash generated (used) from operations              4,010          44,679               159,328          16,748
Cash generated from sales                              0               0                     0               0
Cash generated from refinancing                        0               0                     0               0

Less: Cash distributions to investors                  0               0                     0               0

Cash generated (deficiency) after cash
distributions and special items                    4,010          44,679               159,328          16,748

TAX AND DISTRIBUTION DATA PER $1,OOO INVESTED

Federal income tax results
  Ordinary income (loss)
     From operations                                (b)5          (b)(1)                 (b)10            (b)2
     From gain on sale                                 0              0                      0               0

Federal tax credits                                (b)14             N/A                     0             N/A
California tax credits                                 0             N/A                     0             N/A

Cash distributions to investors                        0               0                     0               0

Amount (in percentage terms)
 remaining invested in program
 properties   at  end   of   year
(original total acquisition costs
 of properties retained divided by
 total original acquisition costs
 of all properties)                                  100             100                   100             100

--------------------------------

(a) Partial year of operations.
(b) Tax income (losses) and tax credits allocated to an investor in the first two years are dependent upon an investor's entry date.
    Amount shown is that allocated to initial investors.
(c) Six months ended June 30, 1997.
(d) Based on trial balance.  Final audit not yet completed.
N/A The amount of tax credits is not available until the preparation of the partnership's 1997 tax returns.


                                      A-22
                                   UNAUDITED




                                    TABLE III
                       OPERATING RESULTS OF PRIOR PROGRAMS



                                                                  FOUR PRIVATE
                                       /------------------------------OFFERINGS CLOSED DURING 1992-------------\



                                        1992(a)        1993        1994        1995        1996     1997(c)
                                        -------        ----        ----        ----        -----    -------

Gross revenue                         $ 179,081   $ 394,031   $ 261,322   $ 219,584    $ 110,265   $ 27,348
Less:
   Operating expenses                     9,951      12,208       9,958      15,822       20,825     28,679
   Interest                              38,574      40,265      20,139      13,392            0          0
   Depreciation and amortization              0       1,346       2,619       3,518        9,006      4,953
Equity in losses in local partnerships  535,833     967,507   1,098,116   1,129,379    1,097,925    530,845
                                        -------    ---------  ----------- -----------   ---------    -------

Net income (loss) - Tax basis          (405,277)   (627,295)   (869,510)   (942,527)  (1,017,491)  (537,129)

Cash generated (used) from operations   (31,736)    (28,897)     (6,385)      1,999       89,440     (1,331)
Cash generated from sales                     0           0           0           0            0          0
Cash generated from refinancing               0           0           0           0            0          0

Less: Cash distributions to investors         0           0           0           0            0          0

Cash generated (deficiency) after cash
 distributions and special items        (31,736)    (28,897)     (6,385)      1,999       89,440     (1,331)

TAX AND DISTRIBUTION DATA PER $1,OOO INVESTED

Federal income tax results
  Ordinary income (loss)
     From operations                    (b)(47)        (73)       (110)       (114)       ( 123)       ( 65)
     From gain on sale                       0           0           0           0            0           0

Federal tax credits                         63         122         134         136          136         N/A
California tax credits                     104          92          92          49            0         N/A

Cash distributions to investors              0           0           0           0            0           0

Amount (in percentage terms)
 remaining invested in program
 properties at end of year
 (original total acquisition costs
 of properties retained divided
 by total original acquisition
 costs of all properties)                  100         100         100         100          100         100

--------------------------------

(a) Partial year of operations.
(b) Tax loss and tax credits allocated to an investor in the first year are dependent upon an investor's entry date. Amount shown is that allocated to initial investors.
(c) Six months ended June 30, 1997.
N/A The amount of tax credits is not available until the preparation of the partnership's 1997 tax returns.


                                   UNAUDITED



                                    TABLE III
                       OPERATING RESULTS OF PRIOR PROGRAMS



                                                                    FOUR PRIVATE
                                   /------------------OFFERINGS CLOSED DURING 1993----------------------\



                                        1993(a)         1994         1995            1996        1997(c)
                                        ------          ----         ----            ----        ------

Gross revenue                        $  130,878      $332,016   $ 242,791       $ 147,841      $  82,018
Less:
   Operating expenses                     2,834        16,958      10,944          23,613         24,830
   Interest                               6,111        14,094      14,427               0              0
   Depreciation and amortization         13,808        12,262      15,457          13,863          6,932
Equity in losses in local partnerships  435,734       959,693     878,965         805,025        394,453
                                       --------       -------     -------         -------        -------

Net income (loss) - Tax basis          (327,609)     (670,691)   (677,002)       (694,660)      (344,197)

Cash generated (used) from operations   121,645       302,422       6,094         124,228         57,188
Cash generated from sales                     0             0           0               0              0
Cash generated from refinancing               0             0           0               0              0

Less: Cash distributions to investors         0             0           0               0              0

Cash generated  (deficiency) after
cash distributions and special items    121,645       302,422       6,094         124,228         57,188

TAX AND DISTRIBUTION DATA PER $1,OOO INVESTED

Federal income tax results
  Ordinary income (loss)
     From operations                    (b)(48)          (113)       (112)          (114)           (57)
     From gain on sale                       0              0           0              0              0

Federal tax credits                          49           101         126            130            N/A
California tax credits                       46            46          46             27            N/A

Cash distributions to investors               0             0           0              0              0

Amount (in percentage terms)
 remaining invested in program
 properties at end of year
(original total acquisition costs
 of properties retained divided
 by total original acquisition
 costs of all properties)                   100           100         100            100            100

--------------------------------

(a) Partial year of operations.
(b) Tax loss and tax credits allocated to an investor in the first year are dependent upon an investor's entry date. Amount shown is that allocated to initial investors.
(c) Six months ended June 30, 1997.
N/A The amount of tax credits is not available until the preparation of the partnership's 1997 tax returns.



                                   UNAUDITED


                                   TABLE III
                       OPERATING RESULTS OF PRIOR PROGRAMS








                                                                           TWO PRIVATE
                                    /------------------------------OFFERINGS CLOSED DURING 1994-------------------------------\



                                                              1994(a)              1995           1996       1997(c)
                                                              -------              ----           ----       -------

Gross revenue                                               $   7,619        $  112,058     $   67,700     $   7,619
Less:
   Operating expenses                                         111,523            36,529         54,699       111,523
   Interest                                                         0                 0              0             0
   Depreciation and amortization                                1,305            12,906         37,940         1,305
Equity in losses in local partnerships                        129,352           861,238      1,285,203       129,352
                                                            ---------           -------      ---------       -------

Net income (loss) - Tax basis for WNC Tax Credits XXX        (234,561)         (798,615)    (1,310,142)     (234,561)
 GAAP basis for ITC I
Cash generated (used) from operations                         (39,826)          (61,055)        13,001       (39,826)
Cash generated from sales                                           0                 0              0             0
Cash generated from refinancing                                     0                 0              0             0

Less:  Cash distributions to investors                              0                 0              0             0

Cash generated (deficiency) after cash
 distributions and special items                              (39,826)          (61,055)        13,001       (39,826)

TAX AND DISTRIBUTION DATA PER $1,OOO INVESTED

Federal income tax results
  Ordinary income (loss)
     From operations                                          (b)(76)             (101)          (158)        (b)(76)
     From gain on sale                                             0                 0              0              0

Federal tax credits                                               31                90            126           N/A
California tax credits                                             0                 0              0             0

Cash distributions to investors                                    0                 0              0             0

Amount (in percentage terms) remaining
invested in program properties at end of
year (original total acquisition costs
of properties  retained divided by total
original acquisition costs of
all properties)                                                  100               100            100           100
--------------------------------

(a) Partial year of operations.
(b) Tax loss and tax credits allocated to an investor in the first year are dependent upon an investor's entry date. Amount shown is that allocated to initial investors.
(c) Six months ended June 30, 1997.
N/A The amount of tax credits is not available until the preparation of the partnership's 1997 tax returns.


                                   UNAUDITED


                                    TABLE III
                       OPERATING RESULTS OF PRIOR PROGRAMS








                                                ONE  PRIVATE                                TWO PRIVATE
                                      ---OFFERING CLOSED DURING 1995---          ---OFFERINGS CLOSED DURING 1997---




                                        1995(a)           1996       1997 (c)               1997(a) (c)
                                      ---------          -----      --------               -----------


Gross revenue                        $   58,335     $  138,052    $   18,704                $   40,196
Less:
   Operating expenses                   126,526        102,922        52,314                    25,232
   Interest                                   0              0             0                   674,920
   Depreciation and amortization          6,099         32,616        11,500                    21,168
Equity in losses in local partnerships  161,903        453,545       243,400                   166,300
                                      ---------      ---------      --------                   -------

Net income (loss) - GAAP basis         (236,193)      (451,031)     (288,510)                 (847,424)

Taxable loss from operations           (146,497)      (716,986)     (378,510)                 (832,397)

Cash generated (used) from operations   (74,596)       (44,733)      (40,282)                  (26,232)
Cash generated from sales                     0              0             0                         0
Cash generated from refinancing               0              0             0                         0

Less: Cash distributions to investors         0              0             0                         0

Cash generated (deficiency) after cash
 distributions and special items        (74,596)       (44,733)      (40,282)                  (26,232)

TAX AND DISTRIBUTION DATA PER $1,OOO INVESTED

Federal income tax results
  Ordinary income (loss)
     From operations                     (b)(10)           (48)          (25)                  (b)(145)
     From gain on sale                        0              0             0                         0

Federal tax credits                        (b)7             59           N/A                       N/A
California tax credits                        0              0             0                       N/A

Cash distributions to investors               0              0             0                         0

Amount (in percentage terms)
 remaining invested in program
 properties at end of year
 (original total acquisition costs of
 properties retained divided by total
 original acquisition costs of
 all properties)                            100            100           100                       100

--------------------------------

(a) Partial year of operations.
(b) Tax loss and tax credits allocated to an investor in the first year are dependent upon an investor's entry date. Amount shown is that allocated to initial investors.
(c) Six months ended June 30, 1997.
N/A The amount of tax credits is not available until the preparation of the partnership's 1997 tax returns.


                                   UNAUDITED

                                     TABLE V

TABLE V presents the sales or disposals of property by partnerships sponsored by the Sponsor during the three years and six months ended June 30, 1997. The two sales were in Shelter Resource Fund which is presented in TABLE II under other public programs.

                                   UNAUDITED

                                     TABLE V

                        SALES OR DISPOSALS OF PROPERTIES
                        (January 1, 1994 - June 30, 1997





                            SHELTER RESOURCE FUND(e)




                                       FOLSOM GARDEN I       FOLSOM GARDEN II

Date property acquired                   11/30/83               11/30/83
Date of sale                              1/30/97(a)             1/30/97(a)


Selling Price, Net of Closing Costs and
GAAP Adjustments:

Cash received (disbursed) net of closing
 costs                                   $(216,345)               $117,454
Mortgage balance and accrued interest at
 time of sale                             1,918,394              1,586,941
Purchase money mortgage taken back
 by program                                       0                      0
Adjustments resulting from application
 of GAAP                                          0                      0
Total                                   1,702,049(b)           1,704,395(b)

Cost of  Properties  Including  Closing and
Soft Costs

Original mortgage financing              1,200,000              1,200,000
Total acquisition cost, capital
 improvement, closing and soft costs(c)    369,716                362,120
Total                                    1,569,716              1,562,120

Excess (Deficiency) of Property
 Operating Cash Receipts Over Cash
 Expenditures(d)                          $(27,339)              $140,954

---------------------------------

(a) Sales were not to related parties.
(b) Allocation of taxable income between ordinary and capital will not be known until the preparation of the partnership's 1997 tax return.
    Neither sale will be reported as an installment sale.
(c) Amounts shown do not include pro rata share of original offering costs.
(d) Costs incurred in the administration of the partnership and not related to the operation of the property are not included.
(e) All figures based on trial balances.  Final audit not yet completed.

                                   UNAUDITED

                                                                  EXHIBIT B



                 WNC HOUSING TAX CREDIT FUND VI, L.P., SERIES 5

                               FIRST AMENDMENT TO

                        AGREEMENT OF LIMITED PARTNERSHIP



         The AGREEMENT OF LIMITED PARTNERSHIP of WNC HOUSING TAX CREDIT FUND VI, L.P., SERIES 5 dated as of March 3, 1997 among WNC & Associates, Inc., as General Partner, John B. Lester, Jr., as Initial Limited Partner, and those Persons admitted to the Partnership as Additional Limited Partners, is hereby amended by the General Partner pursuant to the power granted it in Section
12.1.2 of such Partnership Agreement as follows:

1. Section 4.3.1 thereof shall be amended to read in its entirety as follows:

         4.3.1. Unless Section 4.3.3 applies, if there is an aggregate Loss remaining, such remaining aggregate Loss shall be allocated:

         (i) First, to the extent of the positive Capital Account balances of the Partners, in such manner and amount as is necessary to cause such balances, as so adjusted, to be in the ratio of 99.9% to the Limited Partners and 0.1% to the General Partner until such balances are reduced to zero;

         (ii) Second, to the extent of the excess of Partnership Minimum Gain over the aggregate negative Capital Account balances of the Partners with such balances, to the General Partner and the Limited Partners in such manner and amount as is necessary to cause their negative Capital Account balances, as so adjusted, to be in the ratio of 99.9% to the Limited Partners and 0.1% to the General Partner; and

         (iii) Third, to the General Partner.

2. Section 4.3.2 thereof shall be amended to read in its entirety as follows:

wnc6-12/exhib.b

         4.3.2. Unless Section 4.3.3 applies, if there is an aggregate Profit remaining, such remaining aggregate Profit shall be allocated:

         (i) First, in the event that the Limited Partners have an aggregate positive Capital Account balance and the General Partner has a negative Capital Account balance or vice versa, to the class of Partners with and to the extent of such negative balances;

         (ii) Second, to the extent of the aggregate negative Capital Account balances of the Partners, to the Limited Partners and the General Partner in such manner and amount as is necessary to cause the negative Capital Account balances of such Partners, as so adjusted, to be in the ratio of 99.9% to the Limited Partners and 0.1% to the General Partner; and

         (iii) Third, to the Limited Partners to the extent that their positive Capital Account balances are less than their Adjusted Capital Contributions.

3. Section 4.4.1(i) thereof shall be amended to read in its entirety as follows:

         4.4.1.(i) The provisions of this Agreement related to the maintenance of Capital Accounts, the allocation of Profits and Losses for Tax Purposes and Tax Credits and the distribution of cash and property to the Partners are intended to comply with the requirements of Treasury Regulation Section 1.704-1(b) by causing the amount of such Profits and Losses for Tax Purposes to be allocated among the Partners' Capital Accounts so that the amount in their Capital Accounts as of the end of each fiscal year of the Partnership is equal to the Partners' Deemed Liquidation Distributions. Where there would be no Deemed Liquidation Distribution to the Partners, such provisions are intended to comply with the above-referenced Treasury Regulations by (a) limiting the maximum negative balance in the Capital Accounts of the Limited Partners, as a class, to an amount not in excess of their aggregate share (determined in accordance with Treasury Regulation Section 1.704-2(g)) of Partnership Minimum Gain, (b) allocating the Partnership's aggregate Nonrecourse Deductions to cause the negative Capital Account balances of the Limited Partners, as a class, and the General Partner to be in the ratio of 99.9% to the Limited Partners and 0.1% to the General Partner, and (c) allocating to the Partners an amount of gross income or gain of the Partnership to the extent necessary to cause the Partnership to comply with clauses (a) and (b) of this sentence at the end of each fiscal year of the Partnership. In addition, such provisions are intended to cause the amount distributable to each Partner in an actual distribution pursuant to Section 4.2.2 to equal the amount that would be distributable to each Partner if Section 4.2.1 rather wnc6-12/exhib.b than Section 4.2.2 applied to such distribution.

4. Section 4.4.3(ix) thereof shall be amended to read in its entirety as follows:

         (ix)  Except  as  otherwise  expressly  provided  herein,   Nonrecourse
Deductions shall be allocated 99.9% to the Limited Partners and 0.1% to the General Partner.

5. Section 4.5.1 thereof shall be amended to read in its entirety as follows:

         4.5.1. Except as provided in Section 4.5.2, in accordance with Treasury Regulation Section 1.704-1(b)(4)(ii), all expenditures giving rise to the allowance of any Tax Credits shall be allocated among the Partners in the manner in which the deductions arising from such expenditures are allocated among the Partners for the relevant taxable year, it being the intention of the Partners that such expenditures, including, without limitation, expenditures giving rise to the allowance of Low Income Housing Credits, be allocated 99.9% to the Limited Partners, as a class, and 0.1% to the General Partner.

         IN WITNESS WHEREOF, the undersigned have executed this First Amendment to Partnership Agreement as of August 29, 1997.

                                     WNC & ASSOCIATES, INC.
                                     General Partner


                                     By:  /s/ JOHN B. LESTER, JR.
                                              John B. Lester, Jr.,
                                              President
wnc6-12/exhib.b

                      WNC HOUSING TAX CREDIT FUND VI, L.P.,
                                    SERIES 5


                        Supplement Dated March 31, 1998
                        To Prospectus Dated June 23, 1997

         This Supplement is part of, and should be read in conjunction with, the Prospectus of WNC Housing Tax Credit Fund VI, L.P., Series 5 ("Series 5") dated June 23, 1997 (the "Prospectus"), and the Supplement to Prospectus dated January 21, 1998. Capitalized terms used but not defined in this Supplement have the meanings given to them in the Prospectus.

TABLE OF CONTENTS

                                                                      Page
Status of Series 5 Offering..............................................1
Local Limited Partnership Investments....................................1
Terms of the Offering and Plan of Distribution...........................1
Financial Statements..................................................FS-1

STATUS OF SERIES 5 OFFERING

     As of the date hereof, Series 5 has received subscriptions in the amount of $14,946,405 (15,001 Units), of which $473,300 currently is represented by Promissory Notes.

LOCAL LIMITED PARTNERSHIP INVESTMENTS

         In addition to CHILLICOTHE and SPRING VALLEY, as of the date hereof Series 5 has acquired EL RENO, HUGHES and MARK TWAIN, three of the seven Local Limited Partnership Interests identified for acquisition in the Supplement dated January 21, 1998. A fourth Local Limited Partnership Interest identified therein, TULSA-CRESTVIEW, will not be acquired by Series 5, and Series 5 has requested return of its loan to TULSA-CRESTVIEW. Inasmuch as HUGHES and MARK TWAIN had operations prior to Series 5's investment therein, certain financial statements are provided for such Local Limited Partnerships herein under "Financial Statements."

TERMS OF THE OFFERING AND PLAN OF DISTRIBUTION

         County Bank, a California banking corporation which is not an Affiliate of Series 5 or the General Partner, has purchased 830 Units, which represents approximately 5.5% of the Units outstanding as of the date hereof.

                              FINANICAL STATEMENTS

                                      INDEX

                                                                          Page

WNC Housing Tax Credit Fund VI, L. P., Series 5

Pursuant to Rule 3-14(a)(2) of Regulation S-X, there is presented a statement of estimated taxable operating results to Series 5 from the Local Limited
Partnerships for which audited income statements have been provided below pursuant to Rule 3-14(a)(1).

  Estimated Taxable Operating Results for the Twelve Months
    Ended February 28, 1998..............................................FS-2

Pursuant to Rule 3-14(a)(1) of Regulation S-X, certain audited statements are required to be presented for two of the Local Limited Partnerships. The Fund Manager is not aware of any material factors relating to these Local Limited Partnerships which would cause the audited financial statements listed below not to be necessarily indicative of future operating results. The financial statements are as follows:

  Hughes Villa Limited Partnership

         Independent Auditors' Report.....................................FS-3
         Statement of Income (Loss) Year Ended December 31, 1997..........FS-4
         Notes to Statement of Income (Loss)..............................FS-5

  Mark Twain Senior Community Limited Partnership

         Independent Auditors' Report.....................................FS-7
         Historical Summary of Gross Income and Direct
           Operating Expenses for the Year Ended December 31, 1997........FS-8
         Notes to Historical Summary    ..................................FS-9

                 WNC HOUSING TAX CREDIT FUND VI, L.P., Series 5
                       (A California Limited Partnership)
                       ESTIMATED TAXABLE OPERATING RESULTS
                  FOR THE TWELVE MONTHS ENDED FEBRUARY 28, 1998


INTRODUCTORY PARAGRAPH

The following Estimate of Taxable Operating Results was prepared by the General Partner and represents the General Partner's estimated taxable operating results of the Partnership for the twelve months ended February 28, 1998. Accordingly, the estimate reflects the General Partner's judgement, based on present circumstances, of the expected conditions and the Partnership's expected course of action.

Estimated operating results of the limited partnerships consist of the actual tax losses for the limited partnership that the Partnership has acquired that has operations for the period.

Cash to be made available from operations is not material.

There will usually be differences between estimates and actual results because events and circumstances frequently do not occur as expected. Those differences may be material. Accordingly, investors should not assume that the results estimated below will actually be achieved.


PARTNERSHIP INTEREST INCOME                                           $10,000
EQUITY IN LOSS FROM LIMITED PARTNERSHIPS                             (110,000)
PARTNERSHIP OPERATING EXPENSES                                          3,000
                                                                    ---------
ESTIMATED TAXABLE LOSS                                              (103,000)
                                                                    =========

ESTIMATED TAXABLE LOSS ALLOCABLE  TO:
  General Partner                                              $      (1,000)
                                                                    =========
  Limited Partner                                                 $ (102,000)
                                                                    =========

ESTIMATED TAXABLE LOSS PER $1,000 INVESTED                      $        (13)
                                                                  ===========

                          INDEPENDENT AUDITORS' REPORT


Partners
Hughes Villa Limited Partnership
Hughes, Arkansas

         We have audited the accompanying Statement of Income (Loss) of HUGHES VILLA LIMITED PARTNERSHIP for the year ended December 31, 1997. This financial statement is the responsibility of the Partnership's management. Our responsibility is to express an opinion on this financial statement based on our audit.

         We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Statement of Income is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Statement of Income. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Statement of Income. We believe that our audit of the Statement of Income (Loss) provides a reasonable basis for our opinion.

         In our opinion, the Statement of Income (Loss) referred to above presents fairly, in all material respects, the results of the operations of HUGHES VILLA LIMITED PARTNERSHIP for the year ended December 31, 1997, in conformity with generally accepted accounting principles.

                                                     /s/ BERRY & CACCAMISI, P.C.

February 26, 1998

                        HUGHES VILLA LIMITED PARTNERSHIP
                           STATEMENT OF INCOME (LOSS)
                          YEAR ENDED DECEMBER 31, 1997


REVENUES
         Rental Income                                     $  99,636
         Other Income                                            916
                                                           ---------

                  Total Revenue                            $ 100,552
                                                            --------

EXPENSES
         Administrative                                    $   6,481
         Utilities                                             2,578
         Management Fees                                       8,400
         Maintenance                                           7,742
         Taxes                                                   831
         Insurance                                             6,903
         Interest                                             31,999
         Depreciation                                         39,128
         Incentive Management Fee                              1,000
                                                           ---------

                  Total Expenses                           $ 105,062
                                                            --------

NET LOSS                                                   $(  4,510)
                                                            ---------








See accompanying Notes to Financial Statements.

                        HUGHES VILLA LIMITED PARTNERSHIP
                       NOTES TO STATEMENT OF INCOME (LOSS)
                          YEAR ENDED DECEMBER 31, 1997



(1)      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         The Partnership was formed as a limited partnership under the laws of the State of Arkansas for the purpose of acquiring land and developing, constructing, owning, and operating a 20-unit apartment project in Hughes, Arkansas. The project will provide housing to tenants under the FmHA Section 515 Program. Construction was completed and rental operations begun in October, 1996.

         The Partnership is engaged in the business of leasing apartment units to qualified individuals. The Partnership grants credit in the form of rent to customers, substantially all of whom are located within the Hughes, Arkansas area. Therefore, the Partnership's ability to collect rents on a timely basis depends to some extent on local economic conditions.

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         Buildings and sitework are depreciated over twenty-seven and one-half years using the straight-line method. Furnishings and appliances are depreciated over seven years using the straight-line method.

         The Partnership is not subject to federal or state income taxes; however, it must file informational income tax returns and the partners must take any income or loss of the Partnership into consideration when filing their respective tax returns.

                        HUGHES VILLA LIMITED PARTNERSHIP
                 NOTES TO STATEMENT OF INCOME (LOSS) (Continued)
                          YEAR ENDED DECEMBER 31, 1997


(2)      LONG-TERM DEBT

         The Partnership has a permanent mortgage with the Arkansas Development Finance Authority. The 6.00% mortgage is payable in monthly installments of $2,021 over a 50 year period. This non-recourse mortgage is collateralized by the land and buildings.

         The Partnership has a second permanent mortgage with USDA, Rural Development. The 7.25% mortgage will be payable in monthly installments of $818 over a 50 year period. The Partnership will receive an interest credit reducing the effective interest rate to 1% as long as the Project meets the USDA, Rural Development tenant eligibility requirements. The non-recourse mortgage is collateralized by the land and buildings.

         Maturities of both loans are as follows:

                  1998                      $        2,206
                  1999                               2,353
                  2000                               2,511
                  2001                               2,679
                  2002                               2,859
                  Thereafter                       754,967
                                                   -------

                                                $  767,575



(3)      RELATED PARTY TRANSACTIONS

         By Partnership agreement, the General Partner received a $1,000 incentive management fee during 1997. This fee is not a project expenditure and is payable from the annual return to owner distribution allowed by USDA, Rural Development.

                          INDEPENDENT AUDITORS' REPORT


To the Partners
Mark Twain Senior Community Limited Partnership
(A California Limited Partnership)
Oakland, CA


We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses (Historical Summary) of Mark Twain Senior Community Limited Partnership (A California Limited Partnership), for the year ended December 31, 1997. This Historical Summary is the responsibility of the Partnership's management. Our responsibility is to express an opinion on this Historical Summary based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the registration statement on Form S-11, as amended, of WNC Housing Tax Credit Fund VI, L.P., Series 5) as described in Note 1 and is not intended to be a complete presentation of the Partnership's revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in
Note 1 of Mark Twain Senior Community Limited Partnership for the year ended December 31, 1997, in conformity with generally accepted accounting principles.


                                                            /S/ Burke & Rea



Stockton, California
March 26, 1998

                 MARK TWAIN SENIOR COMMUNITY LIMITED PARTNERSHIP
                       (A California Limited Partnership)

                       HISTORICAL SUMMARY OF GROSS INCOME
                          AND DIRECT OPERATING EXPENSES
                      For the Year Ended December 31, 1997


INCOME
     Rental and service income                                    $     520,092
     Interest Income - project operations                                   420
                                                                     ----------

                   Total revenues                                 $     520,512
                                                                   -------------

OPERATING EXPENSES
         Advertising                                              $       5,144
         Miscellaneous renting expenses                                     328
         Caterer expenses                                                95,352
         Food - miscellaneous                                               108
         Wages and payroll                                              155,081
         Office supplies                                                    377
         Legal expense                                                       60
         Bookkeeping / accounting services                                1,125
         Telephone and answering service                                  7,020
         Miscellaneous administrative expenses                            7,390
         Electricity & gas                                               36,741
         Water                                                            7,354
         Exterminating payroll / contract                                 1,274
         Garbage and trash removal                                        7,206
         Security payroll / contract                                      3,290
         Repairs material                                                 6,508
         Repairs contract                                                 4,696
         Vehicle and maintenance equipment o & r                          7,310
         Miscellaneous operating and maint. expenses                      2,547
         Real estate taxes                                               26,871
         Payroll taxes                                                   14,283
         Miscellaneous taxes, licenses, and permits                       3,284
         Property and liability insurance                                11,512
         Workman's compensation                                           6,579
         Health insurance and other employee benefits                     1,902
         Other insurance                                                  1,137
                                                                          -----

                   Total operating expenses                       $     414,479
                                                                  -------------

OTHER EXPENSES
     Interest expense - mortgage                                  $     130,085
     Amortization                                                         3,195
     Limited partnership tax                                                800
                                                                     ----------
         Sub-total other expenses                                 $     134,080
                                                                     ----------

                   Total expenses                                 $     548,559
                                                                  -------------

                   Net income (loss)                               $    (28,047)
                                                                  =============

See Notes to Historical Summary.

                - MARK TWAIN SENIOR COMMUNITY LIMITED PARTNERSHIP
                       (A California Limited Partnership)

                           NOTES TO HISTORICAL SUMMARY




NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      A  summary   of  the   Partnership's   significant   accounting   policies
      consistently applied in the preparation of the accompanying Historical Summary follows.

      PRINCIPLES OF REPORTING

      In accordance with Securities and Exchange Commission Regulation S-X, Rule 3-14, the Historical Summary of Gross Income and Operating Expenses excludes items not comparable to the proposed future operations of the property.

      The Historical Summary is not intended to be a complete presentation of the Partnership's revenues and expenses and accordingly, depreciation expense has been excluded from the Historical Summary of Gross Income and Operating Expenses.

      METHOD OF ACCOUNTING

      The Partnership uses the accrual method of accounting, which reflects revenue when earned, which may be prior to receipt, and expenses as incurred, which may be prior to payment. Rental income reflects the gross potential rent that may be earned less vacancies.

      INCOME TAXES

      No provision or benefit for income taxes has been included in this Historical Summary since taxable income or loss passes through to, and is reportable by, the partners individually.

      ESTIMATES

      The preparation of Historical Summary in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures.

      AMORTIZATION

      Deferred charges are amortized over the following estimated useful lives using the straight-line method:


                                                           Years

              Deferred debt expense                        15
              Tax credit-monitoring fee                    15


NOTE 2 - ORGANIZATION

      Mark Twain Senior Community Limited Partnership is a California Limited Partnership which was formed in July 1992, to acquire, rehabilitate, and operate a 106-unit apartment complex, known as Mark Twain Senior Apartments, located in Oakland, California. The Partnership was created to provide affordable housing to qualified individuals and families.

                           NOTES TO HISTORICAL SUMMARY




NOTE 3 - INTEREST INCURRED, EXPENSED AND CAPITALIZED

      Mortgage interest expense incurred during 1997 consisted of the following:

                  Home Savings of America               $    113,680
                  City of Oakland                             16,405

      Total interest expense incurred and expensed      $    130,085


      Long-term debt consists of two permanent loans, Home Savings of America in face amount of $2,145,000 and City of Oakland in the face amount of $298,916.

      MORTGAGE PAYABLE - HOME SAVINGS

      Under the terms of the 15-year Promissory Note with Home Savings of America, the loan provides for an interest rate of 8.72% and monthly payments of $9,414.71 commencing on June 1, 1996, and continuing through May 2011.

      MORTGAGE PAYABLE - CITY OF OAKLAND

      Under the terms of the 350-month Promissory Note with the City of Oakland, the loan provides for an interest rate of 6.0% and monthly payments of $1,810.59 commencing on March 1, 1997, and continuing through April 2026.

      The apartment complex is pledged as collateral for the mortgages and is secured by deeds of trust, assignment of rents, security agreements and fixture filings against the property.


NOTE 4 - RELATED PARTY TRANSACTIONS

      MANAGEMENT FEE

      The Partnership paid the general partner, Marilyn S. Lam, a management fee during 1997 in the amounts of $30,000, for her services rendered in connection with the leasing and operation of the project. The fee was paid and included as wages and payroll expense in the Historical Summary. The wages paid for these services is approximately 5.8% of the project's rental income.


NOTE 5 - SUBSEQUENT EVENT

      On January 14, 1998, WNC Housing Tax Credit Fund VI, L.P., Series 5, acquired a 98.9% limited partnership interest of Mark Twain Senior Community Partnership.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 35. Financial Statements and Exhibits.

         (a)      Financial Statements

         The Index under the heading "Financial Statements" included in the Prospectus is hereby incorporated herein by reference.

         The Index under the heading "Financial Statements" included in the Supplement dated January 21, 1998 is hereby incorporated herein by reference.

         The Index under the heading "Financial Statements" included in the Supplement dated March 31, 1998 is hereby incorporated herein by reference.

         (b)      Exhibits.

                  1.1      Selling Agreement (1)

                  1.2      Selected Dealers Agreement (1)

                  1.3      Investor Form (filed as Exhibit C to the
                           Prospectus)

                  3.1 Agreement of Limited Partnership (filed as Exhibit B to the Prospectus)

                  3.2 First Amendment to Agreement of Limited Partnership (filed as Exhibit B to the Supplement dated January 21, 1998)

                  5.1      Opinion of Counsel (1)

                  8.1      Opinion of Tax Counsel (1)

                  10.1     Escrow Agreement (1)

                  10.2 Amended and Restated Agreement of Limited Partnership of Chillicothe Plaza Apts., L.P. (2)

                  10.3 Amended and Restated Operating Agreement of Spring Valley Terrace Apartments, L.L.C. (3)

                  10.4 Amended and Restated Agreement of Limited Partnership of El Reno Housing Associates Limited Partnership (4)

                  10.5 Second Amended and Restated Agreement of Limited Partnership of Hughes Villas Limited Partnership
                           (4)

                                      II-1
wncnat6-9/34.rs

                  10.6 First Amendment to Second Amended and Restated Agreement of Limited Partnership of Hughes Villas Limited Partnership (5)

                  10.7 Amended and Restated Agreement of Limited Partnership of Mark Twain Senior Community Limited Partnership (5)

                  23.1 Consent of Derenthal & Dannhauser as to securities opinion is set forth in Exhibit 5.1 to this Registration Statement (1)

                  23.2 Consent of Derenthal & Dannhauser as to tax opinion is set forth in Exhibit 8.1 to this Registration Statement (1)

                  23.3     Superseded
                  and
                  23.4

                  23.5     Consents of Corbin & Wertz

                  23.6     Consent of Berry & Caccamisi, P.C.

                  23.7     Consent of Burke & Rea

                  25.1 Power of attorney is included in signature page contained in Part II of this Registration Statement

         ---------------------------------------

         (1) Included in Pre-Effective Amendment No. 1 to the Registration Statement on Form S-11.

         (2)      Included in the Current Report on Form 8-K dated November
                  5, 1997.

         (3) Included in Post-Effective Amendment No. 1 to the Registration Statement on Form S-11.

         (4)      Included in the Current Report on Form 8-K dated January
                  15, 1998.

         (5) Included in Amendment No. 1 the Current Report on Form 8-K/A dated January 15, 1998.

                                      II-2
wncnat6-9/34.rs

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrants certify that they have reasonable grounds to believe that they meet all of the requirements for filing on Form S-11 and have duly caused this amendment to Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Costa Mesa, State of California, on the 31st day of March, 1998.

                                        WNC HOUSING TAX CREDIT FUND V, L.P.,
                                            SERIES 5 and SERIES 6

                                        By:  WNC & ASSOCIATES, INC.,
                                                General Partner

                                                By:  /s/ JOHN B. LESTER, JR.
                                                         John B. Lester, Jr.,
                                                         President




                                      II-3
wncnat6-9/34.rs

       Pursuant to the requirements of the Securities Act of 1933, this amendment to Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


SIGNATURE                  CAPACITY                               DATE


WILFRED N. COOPER, SR. *   Director and chief                  March 31, 1998
Wilfred N. Cooper, Sr.     executive officer of
                           WNC & Associates, Inc.


/s/ JOHN B. LESTER, JR.    Director, president,                March 31, 1998
John B. Lester, Jr.        chief operating officer
                           and secretary of WNC &
                           Associates, Inc.


WILFRED N. COOPER, JR. *   Director and                        March 31, 1998
Wilfred N. Cooper, Jr.     senior vice president
                           of WNC & Associates,
                           Inc.

DAVID N. SHAFER  *         Director and                        March 31, 1998
David N. Shafer            senior vice president
                           of WNC & Associates,
                           Inc.


THEODORE M. PAUL *         Chief financial officer             March 31, 1998
Theodore M. Paul           and chief accounting
                           officer of WNC &
                           Associates, Inc.



* /s/ JOHN B. LESTER, JR.
 By:  John B. Lester, Jr.,
      as attorney-in-fact




                                      II-4
wncnat6-9/34.rs

                                INDEX TO EXHIBITS


Exhibit
 Number                        Exhibit Description


23.5                           Consents of Corbin & Wertz

23.6                           Consent of Berry & Caccamisi, P.C.

23.7                           Consent of Burke & Rea